As filed with the U.S. Securities and Exchange Commission on February 13, 2025

Registration No. 333-281225

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 4

to

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RYOJBABA CO., LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Japan	8742	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

RYOJBABA CO., LTD.

4-3-1, Ohashi, Minami-Ku

Fukuoka-Shi, Fukuoka, 815-0033, Japan

Telephone: +81 (92) 553-0344

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, Florida 33401 Telephone: (561) 514-0936	Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 Telephone: (202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus does not constitute an offer to sell or a solicitation of an offer to purchase securities in any jurisdiction where offer or sale is not authorized.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 13, 2025

RYOJBABA CO., LTD.

1,250,000 Common Shares

We are offering 1,250,000 common shares, no par value. This is our initial public offering. Prior to the offering, there has been no public market for our common shares. We expect the initial public offering price to be between $4.00 and $5.00 per share. For purposes of this prospectus, the assumed initial public offering price per share is $4.00, the low-end of the anticipated price range.

We are also seeking to register (i) warrants to purchase 87,500 common shares (or warrants to purchase 100,625 common shares if the underwriters exercise the over-allotment option in full) (the “Representative’s Warrants”), being issued to the representative of the underwriters (the “Representative”) in connection with the offering, as well as (ii) 87,500 common shares (or 100,625 common shares if the underwriters exercise the over-allotment option in full) issuable upon exercise of the Representative’s Warrants at an exercise price of $4.00 per share (100% of the assumed initial public offering price).

We intend to apply to list our common shares on the NYSE American (the “NYSE American”) or The Nasdaq Capital Market (the “Nasdaq”) under the symbol “RYOJ”. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the NYSE American or the Nasdaq. We cannot guarantee that we will be successful in listing our common shares on the NYSE American or the Nasdaq; however, we will not complete this offering unless we are so listed.

Currently, Ryoji Baba, our Chief Executive Officer and a member of our board of directors, beneficially owns a total of 8,024,000 common shares, which represents approximately 80.2% of the voting power of our outstanding common shares, directly and indirectly through Miracle Exploration Technologies Limited. Following this offering, Mr. Baba will control approximately 71.3% of the voting power of our outstanding common shares if all the common shares in this offering are sold (or 70.2% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full). As a result of his voting power, he will be able to control any action requiring the general approval of our shareholders, including the election of our board of directors, the adoption of amendments to our articles of incorporation and the approval of any merger or sale of substantially all of our assets. If we are approved to list our common shares on the NYSE American or the Nasdaq, we will be a “controlled company” as defined in Section 801(a) of the NYSE American or Rule 5615(c)(1) of the Nasdaq listing standards because more than 50% of our voting power will be held by Mr. Baba after the offering. As a “controlled company,” we are exempt by Section 801(a) of the NYSE American or Rule 5615(c)(2) of the Nasdaq listing standards from the requirements of Sections 802(a), 804, and 805 of the NYSE American or Rule 5605(b), (d) and (e) of the Nasdaq listing standards that would otherwise require us to have (i) a majority of the board of directors consist of “independent” directors under the listing standards of the NYSE American or the Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the requirements of the NYSE American or the Nasdaq, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of the NYSE American or the Nasdaq. Consequently, we are exempt from independent director requirements of Sections 802(a), 804, and 805 of the NYSE American or Rule 5605(b), (d) and (e) of the Nasdaq listing standards, except for the requirements under Section 802(c) of the NYSE American or Rule 5605(b)(2) of the Nasdaq thereof pertaining to executive sessions of independent directors and those under Section 803(B)(2) of the NYSE American or Rule 5605(c)(2)(A) of the Nasdaq pertaining to the Audit Committee. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE American or the Nasdaq. See “Prospectus Summary—Implications of Being a Controlled Company.”

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary— Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our common shares involves a high degree of risk. Before purchasing any shares, potential investors should carefully read the discussion of the material risks of investing in our common shares under the heading “Risk Factors” beginning on page 13 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or recognized the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share		Total
Public offering price	$	[●]	$	[●]
Underwriting discounts and commissions (1)	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Webull Financial LLC, the Representative of the underwriters. We have also agreed to issue warrants to the Representative. We have also agreed to reimburse the Representative for certain accountable expenses. See “Underwriting” beginning on page 127 of this prospectus for additional information regarding the compensation payable to the underwriters.

We have granted a 45-day option to the underwriters to purchase up to 187,500 additional common shares solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting cash discounts and commissions payable by us will be $402,500, and the total proceeds to us, before expenses, will be $4,597,500.

Delivery of the common shares is expected to be made on or about [●], 2025.

The date of this prospectus is               , 2025

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to provide you with information that is different, and neither we nor the underwriters take any responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us. We are offering to sell our common shares, and seeking offers to buy our common shares, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, our common shares in any jurisdiction where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of our common shares. Our business, results of operations, financial condition, or prospects may have changed since those dates.

Before you invest in our common shares, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

For investors outside of the United States: Neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.

Notice to prospective investors in Japan: Our common shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of our common shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

i

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	the size and growth potential of the markets for our products or services, and our ability to serve those markets;

●	the rate and degree of market acceptance of our products or services;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations and our future financial performance;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to continue to meet the NYSE American or the Nasdaq requirements;

●	our ability to meet our other financial operating objectives;

●	the availability of qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and new business opportunities;

●	ability to secure intellectual property rights over our proprietary services;

●	our ability to be successful in new markets;

●	ability to respond and adapt to changes in technology and customer behavior;

●	ability to develop, maintain and enhance a strong brand;

●	our ability to avoid infringement of intellectual property rights; and

●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, potential investors should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ii

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to the “Company,” “we,” “us,” “our,” and similar references refer to rYojbaba Co., Ltd., a joint stock corporation with limited liability organized under the laws of Japan, and its subsidiaries.

Our functional currency is the Japanese yen (which we refer to as “¥”). Our reporting currency is the U.S. dollar. The terms “$” refer to U.S. dollars, the legal currency of the United States. Consistent with ASC 830, the reporting currency is converted at the following rates:

($1 = ¥)	December 31, 2023	December 31, 2022	December 31, 2021	June 30, 2023	June 30, 2024
Current JPY: US$1 exchange rate	¥141.83	¥132.70	¥115.17	¥144.99	¥161.07
Average JPY: US$1 exchange rate	¥140.67	¥131.62	¥109.90	¥135.00	¥152.36

We make no representation that the Japanese yen or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Japanese yen, as the case may be, at any particular rate or at all.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (which we refer to as “U.S. GAAP”). Our fiscal year ends on December 31 of each year as does our reporting year. Therefore, any references to 2023 and 2022 are references to the fiscal and reporting years ended December 31, 2023 and 2022, respectively. Our most recent fiscal year ended on December 31, 2023. See Note 2 in our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022, included elsewhere in this prospectus for a discussion of the basis of presentation of financial statements.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP measures, we also use EBITDA and EBITDA Margin, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures”, in various places in this prospectus. These financial measures are presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with U.S. GAAP, and should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. EBITDA and EBITDA Margin may differ from similarly titled measures presented by other companies.

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, useful lives of property and equipment, the recoverability of long-lived assets, provision necessary for contingent liabilities and implicit interest rate of operating leases and financing leases. Actual results could differ from those estimates.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Operating Results” for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with U.S. GAAP.

MARKET AND INDUSTRY DATA

This prospectus contains references to market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos, and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements and related notes included elsewhere in this prospectus. This summary is not complete and does not contain all of the information that potential investors should consider before deciding whether to invest in our common shares. For a more complete understanding of us and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors,” Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and related notes. Unless the context otherwise requires, “rYojbaba,” the “Company,” “we,” “us,” and “our,” refer to rYojbaba Co., Ltd., a Japanese corporation, and its subsidiary, Sakai Seikotsuin Nishi Co., Ltd., a Japanese corporation (“Sakai”).

Company Overview

Our primary mission is to improve and restore physical and mental health diminished by work related stress through our consulting and health services. We believe that work-induced stress is a serious and growing problem as profits over people dominate all sectors of contemporary business culture.

We believe that work-related stress not only affects the health and well-being of individual employees, but also reduces employee productivity. This negative impact of work-related stress occurs when work demands exceed a person’s capacity and ability to meet those demands. We believe that the main work-related stressors include corporate culture, bad management practices, job content and demands, physical work environment, relationships at work, changes in management, lack of support, role conflict and trauma. Some of the factors that commonly cause work-related stress include long hours, heavy workload, changes within the company, tight deadlines, changes to duties, job insecurity, insufficient compensation, lack of autonomy, boring work, insufficient skills for the job, over-supervision, inadequate working environment, lack of proper resources, lack of equipment, few promotional opportunities, harassment, discrimination, and poor relationships with colleagues or bosses.

The signs or symptoms of work-related stress can be physical, psychological, and behavioral. Physical symptoms include fatigue, muscular tension, headaches, heart palpitations, sleeping difficulties, such as insomnia, gastrointestinal upsets, such as diarrhea or constipation, and dermatological disorders. Psychological symptoms include depression, anxiety, discouragement, irritability, pessimism, feelings of being overwhelmed and unable to cope, and cognitive difficulties, such as a reduced ability to concentrate or make decisions. Behavioral symptoms include an increase in sick days or absenteeism, aggression, diminished creativity and initiative, a decline in work performance, problems with interpersonal relationships, mood swings and irritability, lower tolerance of frustration and impatience, disinterest, and isolation.

We are engaged in two primary businesses in Japan:

(1)

Consulting Services. We provide labor and corporate consulting services to foster constructive employment relationships between companies and their employees. More specifically, we provide consulting services to labor unions as well as to companies wishing to build constructive relationships with labor unions. We provide consulting services to (i) labor unions to increase their membership rate, (ii) companies to support the practice of whistleblowing and stress checks, and (iii) both companies and labor unions to resolve disputes in a constructive manner.

(2)	Health Services. As of February 13, 2025, we provide health services through 28 osteopathic clinics and two osteopathic beauty salons to alleviate physical ailments primarily created by work related stress. We directly operate all of our clinics and salons (no clinics or salons are franchised as of the date of this prospectus).

For the fiscal years ended December 31, 2023 and 2022, we generated revenues of $10,963,365 (87% attributable to health services and 13% attributable to consulting services) and $10,486,584 (96% attributable to health services and 4% attributable to consulting services), respectively, we reported net income of $770,571 and net loss of ($452,546), respectively, and cash flow from operating activities of $388,989 and $1,166,433, respectively. For the six months ended June 30, 2024, we generated revenues of $5,196,844 (81% attributable to health services and 19% attributable to consulting services), net income of $398,528, and net cash provided in operating activities of $411,823. As stated in the unaudited consolidated financial statements, as of June 30, 2024, we had retained earnings of $693,728.

Labor Industry

Labor rights are an important social issue due to the historical vulnerability of the status and authority of the labor class. Labor unions strive to bring economic justice to the workplace by representing the collective interests of workers in negotiations with employers. However, labor unions in Japan have struggled with a gradual decline in membership in the past few decades. The overall unionization rate hit a low of 16.3% in 2023, with membership at 12.4% for women and 8.4% for part-time workers. We believe Japan’s labor unions have not been successful because they do not have enough members, legislators have not passed effective laws, and the Japanese courts have historically supported the business owners.

The results of an online survey on labor unions, conducted by the Japanese Trade Union Confederation (Rengō) in late October 2022, implicitly shows that a majority of working people in Japan do not view labor unions as organizations that can help them. The online survey was based on 2,000 valid responses from individuals aged 15 or older nationwide. In response to the survey’s question about work-related dissatisfaction, the most common problem cited was low wages (32.9%), followed by poor coworker relations (18.1%) and uncertainty about the future of one’s company (16.0%). Approximately two out of three respondents were dissatisfied with their jobs in some way, while 32.0% said they had no particular complaint. When those who were dissatisfied with their workplace or job were asked what they had done to resolve the problem, the majority of them, at 58.9%, said they had done nothing. In other words, we believe that most continue to work with a sense of dissatisfaction. Among those who took action, 20.3% consulted with a family member and 15.1% consulted with the human resource department or a supervisor, while just 3.0% consulted a labor union.

1

In Japan, the term “black corporation,” which is a Japanese term for an exploitative employment system, began to be used in the late 2000s to refer collectively to companies that engage in activities that violate compliance with Labor Standards Act in Japan, such as extremely long working hours, nonpayment of overtime wages and salaries. This has now become a well-established term in Japanese society. Depression due to overtime work, death from overwork, nonpayment of overtime wages, various types of harassment in the workplace, and other such problems caused by harsh working environments and working conditions have become major social problems in Japan in recent years.

In 2018, the Japanese government passed an initiative entitled “Work Style Reform” aimed at “reducing long working hours”, “improving work efficiency”, “securing workforce” and “enabling flexible ways of working.” Pursuant to “Work Style Reform,” employees cannot be required to perform overtime exceeding 100 hours in any one month, or 80 hours or more averaged over a reference period of two to six months, or 720 hours a year.

However, as Japanese labor-related laws and regulations are complex and have a wide scope of application, and are frequently revised, dealing with these labor-related issues is getting more difficult for companies and labor unions. As such, we believe that the need for consulting services like ours, that provide appropriate knowledge on and solutions for labor problems and related laws, is expected to continue.

Our consulting services are led by our Chief Executive Officer, Ryoji Baba, a skilled and experienced Japanese Labor and Social Security Attorney and a Certified Administrative Procedures Legal Specialist. A Certified Administrative Procedures Legal Specialist is a person with national qualification who can file government licenses and permits, draft documents, and provide legal advice around such interactions as well as assist foreign nationals in all aspects of their lives in Japan, including residence, naturalization, study abroad, employment, marriage, and setting up a business. Mr. Baba specializes in various social insurance systems and administrative laws, with knowledge of Labor Laws in Japan. We believe that Mr. Baba’s knowledge and experience in labor laws gives us an advantage over other consulting companies.

Since October 2021, our Company has provided insightful and prompt consulting services to labor unions aiming to reach solutions that we believe are beneficial to labor unions, companies, and their employees. Ryoji Baba, our Chief Executive Officer, has been providing consulting services since January 2009. Accordingly, we believe that we have significant experience with the potential causes of problems that could occur among laborers. Furthermore, this experience has led to an increase in the number of customers seeking our corporate consulting services. As a result, we are able to assist in efforts to prevent and resolve problems between laborers and companies and contribute to the resulting improved productivity of our clients. We believe we have established a good reputation and maintain a strong relationship with the top executives of our clients due to the effectiveness of our consulting services to such clients, which in turn has led to high unit price consulting contracts (representative of the type of contracts found in our consulting service business) such as 300,000 yen per month.

Sometimes we receive “spot revenues” from clients (while we did not receive any spot revenues during years ended December 31, 2023 and 2022, we received $715,042 during the six months ended June 30, 2024) which are subsidies paid by the government to clients that have applied for subsidies upon the occurrence of social problems impacting the clients. The social problems that the Japanese government subsidies are targeting are the same problems as the labor rights our consulting services specialize in.

The types of Japanese government subsidies include: (1) a “career-up” subsidy targeted at addressing the disparity between permanent employees and temporary employees in their wages and treatment; (2) an employment adjustment subsidy targeted at helping companies maintain their employment levels during a business downturn due to economic crises, natural disasters, and pandemics; (3) a human resource development support subsidy targeted at addressing the lack of employees’ skills and knowledge and decreasing the inconsistency between employees’ skills and employers’ expectation; and (4) a business restructuring subsidy targeted at helping companies transform their business models in response to economic shifts and the impact of the COVID-19.

By supporting our customers and utilizing these subsidies, our clients can promote temporary employees and ensure stabilized employment, maintain employment levels even during a business downturn, enhance their employees’ skills and restructure their business models, with limited costs. We believe this ultimately leads to constructive employment relationships between companies and their employees, which is one of the main goals in our consulting services.

In addition to the application support and our advice on how to utilize them, we provide comprehensive strategies to solve the labor and management issues that our customers face. This allows our customers to improve their working environment, strengthen their competitiveness, and aim for sustainable growth.

The process through which our clients apply for and obtain Japanese government subsidies is as follows: (1) we assist our client in preparing and submitting an application to the government for such subsidy, (2) if the application is approved, the government notifies the client of the approval and sends the client the subsidy payment, (3) we submit an invoice to the client for our consulting services, and (4) the client pays remuneration for our service.

We believe the significant difference between our Company and our competitors is our ability to provide impartial services that are not tailored specifically to the employer or the employee. For example, typically a hired professional is expected to solve the issue only for its client, rather than provide a solution that addresses the concerns of all the parties involved, which only protects the rights of one party, the employee or the employer. Based on this understanding, we have developed consulting and other services that are beneficial for both the employer side (companies) and the employee side (labor unions). In other words, we believe we have substantial experience in providing consulting services to both employers and employees rather than specializing in either side. To clarify further, we do not provide consulting services to both parties at the same time as that would be a conflict of interest.

Osteopathic Industry

Osteopathy medicine is a system of medical practice that emphasizes a holistic and comprehensive approach to patient care and utilizes the manipulation of musculoskeletal tissues along with other therapeutic measures to prevent and treat injury and disease. Judo therapy is a form of osteopathic medicine practiced in Japan.

According to a 2022 survey by the Yano Economic Research Institute, the judo therapy, acupuncture, moxibustion and massage market is estimated to increase by 5.3% year-over-year to 968 billion yen in 2021, and the number of patients visiting osteopathic clinics has almost returned to the level before the COVID-19 pandemic.

The number of osteopathic clinics in Japan exceeded 50,000 in 2023; in 2000, the number was 24,500, and in just 20 years, the number of osteopathic clinics has almost doubled. In recent years, the number of osteopathic clinics increased by 287 clinics (0.6%) from 50,077 at the end of 2018 to 50,364 at the end of 2020. The reason for the increase in the number of osteopathic clinics is that the number of training schools for judo therapists increased from 25 in 2000 to 109 in 2015, which increased the number of fields in which nationally certified therapists could work.

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With the increase in the number of osteopathic clinics, differentiation has become important to attract customers. Since most of the customers attending osteopathic clinics are over 30 years old, we believe osteopathic clinic companies have been offering homogenized products according to their customer’s age, namely “posture improvement” menus. This product homogenization offered by our competitors is favorable to our Company, as we are providing tailor-made treatment menus to suit each individual and each individual symptom based on our knowledge and experience that we have accumulated over many years.

On January 5, 2015, Sakai Enterprise Co., Ltd. was founded by Masataka Sakai in Japan. The name of Sakai Enterprise Co., Ltd. was changed to Sakai Seikotsuin Co., Ltd. on October 1, 2019 and the name of Sakai Seikotsuin Co., Ltd. was changed to rYojibaba Co., Ltd. on October 22, 2021. On October 23, 2021, Ryoji Baba and other existing shareholders acquired all the issued and outstanding shares of rYojibaba Co., Ltd. from Mr. Sakai and the Company commenced its consulting business operations. In January 2022, rYojibaba Co., Ltd. acquired Sakai Seikotsuin Nishi Co., Ltd., which operates osteopathic clinics, from Mr. Sakai, who founded Sakai Seikotsuin Nishi Co., Ltd. in Japan on August 26, 2010. The name of rYojibaba Co., Ltd. was changed to rYojbaba Co., Ltd. on March 31, 2022. We currently directly operate 28 Sakai Seikotsuin osteopathic clinics and two Speed Kogao osteopathic beauty salons. We provide an extensive menu of treatments to alleviate pain and have gained a large number of individual clients. We also offer services to treat injuries and pain suffered by athletes. As a result, the range of client ages and the types of pain that can be addressed are wide, which we believe is different from the client groups of competitive companies. Of the 28 Sakai Seikotsuin osteopathic clinics currently operated by our wholly owned subsidiary Sakai Seikotsuin Nishi Co., Ltd., (i) four branch osteopathic clinics commenced operations during the period of 1989 to 2008, (ii) 15 branch osteopathic clinics commenced operations during the period of 2009 to 2018, and (iii) eight branch osteopathic clinics commenced operations during the period of 2019 to present. We believe the significant difference between our Company and other competitive companies is that we are able to serve a wide range of patients, from young to old, and from amateur athletes to professional athletes, because of the wealth of knowledge we have developed from integrative medicine.

As of February 13, 2025, our osteopathic clinics have a repeat customer rate of over 80%. During the fiscal year ended December 31, 2023, (i) the annual average number of visits is 22.1 times per customer (i.e., the aggregate number of annual visits of 457,376 divided by medical records of 20,738) and (ii) the number of unique customers who visited our osteopathic clinics only once (i.e., one-off customers) and were not repeat customers is 1,571. During the fiscal year ended December 31, 2022, (i) the annual average number of visits is 22.3 times per customer (i.e., the aggregate number of annual visits of 477,229 divided by medical records of 21,432) and (ii) the number of unique customers who visited our osteopathic clinics only once (i.e., one-off customers) and were not repeat customers is 1,786.

As of February 13, 2025, our beauty salons have a repeat customer rate of over 10%. During the fiscal year ended December 31, 2023, (i) the period average number of visits is 5.5 times per customer (i.e., the aggregate number of annual visits of 26,635 divided by medical records of 4,827) and (ii) the number of unique customers who visited our beauty salons only once (i.e., one-off customers) and were not repeat customers is 3,061. During the period from September 2022 (acquisition of the beauty salons) through December 31, 2022, (i) the period average number of visits is 4.5 times per customer (i.e., the aggregate number of annual visits of 10,699 divided by medical records of 2,390) and (ii) the number of unique customers who visited our beauty salons only once (i.e., one-off customers) and were not repeat customers is 948.

Although we have no franchisee osteopathic clinics or franchisee beauty salons as of February 13, 2025, we intend to develop a franchise business as to osteopathic clinics and beauty salons in the future.

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Organizational Structure

The following diagram reflects our current organizational structure as of the date of this prospectus:

* “Other Shareholders” include 27 other existing shareholders. Mr. Baba, Mr. Saito, and the Other Shareholders own 8,024,000 common shares, 640,000 common shares and 1,336,000 common shares, shares, respectively.

Strengths

Labor and Consulting Services

We believe our strengths within our labor and corporate consulting services business are as follows:

(1) Our profitable labor consulting services has a high customer retention rate, which reduces our advertising and other costs;

(2) Our strong relationship with CEOs, CFOs or the other upper management level employees of each client;

(3) Our knowledge of and experience in identifying the causes of potential problems among laborers, results in consulting contracts at higher unit prices;

(4) We assist in the formation of labor unions without union dues, which reduces the financial burden on the members, resulting in higher membership rates;

(5) We developed and launched new consulting services, through which we consult on whistleblower systems and conduct stress checks; and

(6) We provide services that contribute to the activities of both companies and labor unions.

Osteopathic Services

We believe our strengths within our osteopathic services business are as follows:

(1) Long standing business;

(2) Multifaceted approach to medical treatment; and

(3) Applying osteopathic techniques to beauty treatments.

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Our Strategies

Consulting Services

We are pursuing the following strategies to grow our consulting services business:

(1) Offering more consulting services to employers and employees;

(2) Growing our customer base;

(3) Expanding our consulting business through IT platform implementation;

(4) Strengthening our foundation to serve more customers by hiring additional consultants and administrative staff; and

(5) Opportunistically pursuing strategic acquisitions.

Osteopathic Services

We are pursuing the following strategies to grow our osteopathic services business:

(1) Expanding stores nationwide;

(2) Promoting franchising and overseas expansion through business packaging;

(3) Managing cost optimization through operations improvement; and

(4) Selectively pursuing acquisitions.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). For so long as we remain an emerging growth company, we will not be required to, among other things:

●	present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

●	disclose certain executive compensation related items; and

●	seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to our Company as a foreign private issuer.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three- year period.

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In addition, we report in accordance with SEC rules and regulations applicable to a “foreign private issuer.” As a foreign private issuer, we will take advantage of certain provisions under the rules that allow us to follow the laws of Japan for certain corporate governance matters. Even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations with respect to a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (which we refer to as “Regulation FD”), which regulates selective disclosures of material information by issuers.

As a foreign private issuer, we have four months after the end of each fiscal year to file our annual report on Form 20-F with the SEC. In addition, our executive officers, directors, and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.

Foreign private issuers, like emerging growth companies, are exempt from certain more stringent executive compensation disclosure rules. As such, even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

(i)	the majority of our executive officers or directors are U.S. citizens or residents;

(ii)	more than 50% of our assets are located in the United States; or

(iii)	our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Implications of Being a Controlled Company

The “controlled company” exception to rules of the NYSE American or the Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of the NYSE American or the Nasdaq. As of the date of this prospectus, Ryoji Baba, the Chief Executive Officer and a director of the Company, beneficially owned an aggregate of 8,024,000 common shares, which represents approximately 80.2% of the voting power of our outstanding common shares, directly and indirectly through Miracle Exploration Technologies Limited, a stock corporation incorporated in Micronesia. Following this offering, Mr. Baba will control approximately 71.3% of the voting power of our outstanding common shares if all the common shares in this offering are sold (or 70.2% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full). Accordingly, if we obtain listing on the NYSE American or the Nasdaq, we will be a “controlled company” within the meaning of the corporate governance rules of the NYSE American or the Nasdaq. Controlled companies are exempt from the corporate governance rules of the NYSE American or the Nasdaq requiring that listed companies have (i) a majority of the board of directors consist of “independent” directors under the listing standards of the NYSE American or the Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the requirements of the NYSE American or the Nasdaq, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of the NYSE American or the Nasdaq. We currently utilize and presently intend to continue to utilize these exemptions. As a result, we may not have a majority of independent directors, our nomination and corporate governance committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE American or the Nasdaq. See also “Management – Foreign Private Issuer Status and Controlled Company Exemption.”

Corporate Information

On January 5, 2015, Sakai Enterprise Co., Ltd. was founded by Masataka Sakai in Japan. The name of Sakai Enterprise Co., Ltd. was changed to Sakai Seikotsuin Co., Ltd. on October 1, 2019 and the name of Sakai Seikotsuin Co., Ltd. was changed to rYojibaba Co., Ltd. on October 22, 2021. On October 23, 2021, Ryoji Baba and other existing shareholders acquired all the issued and outstanding shares of rYojibaba Co., Ltd. from Mr. Sakai and the Company commenced its consulting business operations. In January 2022, rYojibaba Co., Ltd. acquired Sakai Seikotsuin Nishi Co., Ltd., which operates osteopathic clinics, from Mr. Sakai, who founded Sakai Seikotsuin Nishi Co., Ltd. in Japan on August 26, 2010. The name of rYojibaba Co., Ltd. was changed to rYojbaba Co., Ltd. on March 31, 2022. Of the 28 Sakai Seikotsuin osteopathic clinics currently operated by our wholly owned subsidiary Sakai Seikotsuin Nishi Co., Ltd., the oldest clinic was founded by Mr. Sakai in 1989 in Fukuoka City. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our principal place of business is located on the 4-3-1, Ohashi, Minami-Ku, Fukuoka-Shi, Fukuoka, 815-0033, Japan, and our telephone number is +81 (92) 553-0344. Our website is https://ryojbaba.com. Information on our website or accessible via our website is not reflected in this prospectus and is not part of this prospectus. Any information on our website should not be considered part of this prospectus. The address of our website is included in this prospectus for informational purposes only.

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THE OFFERING

Issuer:	rYojbaba Co., Ltd.

Securities offered by us:	1,250,000 common shares (or up to 1,437,500 shares if the underwriters exercise the over-allotment option in full) based on an assumed initial public offering price per share of $4.00, the low-end of the anticipated price range.

Public offering price:	For purposes of this prospectus, the assumed initial public offering price per common share is $4.00 (which is the low-end of the price range set forth on the cover page of this prospectus). The actual offering price per common share will be determined between the underwriters and us based on market conditions at the time of pricing. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Over-allotment option:	We have granted to the underwriters an option to purchase up to an additional 187,500 common shares (15% of the number of common shares sold in this offering) exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common shares outstanding before this offering:	10,000,000 common shares(1)

Common shares expected to be outstanding immediately after this offering:	11,250,000 common shares (or 11,437,500 common shares if the underwriters exercise in full their option to purchase additional common shares).

Controlled Company:	Following this offering, Ryoji Baba will control approximately 71.3% of the voting power of our outstanding capital stock if all the common shares being offered in this offering are sold (or 70.2% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full). As a result, if we obtain listing on the NYSE American or the Nasdaq, we will be a “controlled company” under the NYSE American or the Nasdaq corporate governance standards. Under these standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. See “Management – Board Committees and Director Independence - Controlled Company and Director Independence”.

Representative’s Warrants:	The registration statement of which this prospectus is a part also registers for sale warrants to purchase 87,500 common shares (7.0% of the common shares sold in this offering) to be issued to Webull Financial LLC as Representative of the underwriters (referred to in this prospectus as the Representative) and/or its affiliates (or warrants to purchase 100,625 common shares if the underwriters exercise the over-allotment option in full) and the common shares issuable upon exercise of such warrants, as a portion of the underwriting compensation payable in connection with this offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the registration statement, at an exercise price of $4.00 (100% of the assumed public offering price of the common shares). Please see “Underwriting— Representative’s Warrants” for a description of these warrants.

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Use of proceeds:	We expect to receive net proceeds from this offering of $3,894,210 (or $4,584,210 if the underwriters exercise the over-allotment option in full) after deducting estimated underwriting discounts and commissions of $350,000 (or $402,500 if the underwriters exercise the over-allotment option in full) (7.0% of the gross proceeds of the offering) and after our offering expenses, estimated at $755,790 (or $763,290 if the underwriters exercise the over-allotment option in full). We intend to use the net proceeds from this offering to fund working capital and general corporate purposes, which may include implementation and development of an information technology (IT) platform for our labor consulting services, hiring of additional consultants and an expansion abroad of consulting business as well as an expansion of our osteopathic clinics and osteopathic beauty salons through mergers and acquisitions and franchising. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page 13 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common shares.

Listing:	We intend to apply to list our common shares on the NYSE American or the Nasdaq under the symbol “RYOJ”. There is no assurance that our listing application will be approved by the NYSE American or the Nasdaq. The approval of our listing on the NYSE American or the Nasdaq is a condition of closing. If our application to the NYSE American or the Nasdaq is not approved or we otherwise determine that we will not be able to secure the listing of the common shares on the NYSE American or the Nasdaq, we will not complete the offering.

Lock-Ups:	We, all of our directors and executive officers, and holders of our outstanding securities (or securities convertible into our common shares) have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares without the prior written consent of the Representative for a period of twelve (12) months from the consummation of the offering, subject to certain limited exceptions. See “Underwriting—Lock-Up Agreements.”

Dividend policy:	We have not paid annual dividends to shareholders in the past. Following our public offering, the payment of future dividends on our common shares, if any, will be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on many factors on which the common shareholders may determine not to do so.

(1) Unless we indicate otherwise, all information in this prospectus:

●	is based on 10,000,000 common shares issued and outstanding as of February 13, 2025;

●	assumes no exercise by the underwriters of the option to purchase up to an additional 187,500 common shares to cover over-allotments, if any;

●	excludes the number of common shares underlying 300,000 stock acquisition rights (with an exercise price of ¥1 ($0.01) per common share) equal to 3.0% of the issued and outstanding common shares on a fully diluted basis as of the day prior to the successful listing on the NYSE American or the Nasdaq, subject to adjustment as provided in the stock acquisition rights agreement; and

●	excludes 100,625 common shares underlying the warrants to be issued to the Representative and/or its affiliates in connection with this offering (assuming the underwriters exercise the over-allotment option in full).

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SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA

The following tables set forth our selected consolidated financial information and operating data as of and for the years ended December 31, 2023 and 2022, and the six months ended June 30, 2024 and 2023. You should read the following selected consolidated financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, and the sections entitled “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each of which are included elsewhere in this prospectus.

Our selected consolidated statements of operations and comprehensive income information and operating data for the years ended December 31, 2023 and 2022, and our related selected consolidated balance sheets information as of December 31, 2023 and 2022, have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022, prepared in accordance with U.S. GAAP, which are included elsewhere in this prospectus.

Our selected consolidated statements of operation and comprehensive income information and operating data for the six months ended June 30, 2024 and 2023, and our related selected consolidated balance sheets information as of June 30, 2024 have been derived from our unaudited consolidated financial statements for the six months ended June 30, 2024 and 2023, prepared in accordance with U.S. GAAP, which are included elsewhere in this prospectus.

Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.

Consolidated statements of operations and comprehensive income information:

	Year Ended December 31,
(In dollars)	2023($)	2022($)

Revenues	10,963,365	10,486,584
Cost of revenues	7,248,298	8,415,630
Gross profit	3,715,067	2,070,954

Operating expenses
Payroll expenses	605,394	745,005
General and administrative expenses	1,695,164	1,482,269
Depreciation and amortization	39,320	80,999
Rent and lease	69,988	63,333
Impairment on goodwill	-	245,667
Total operating expenses	2,409,866	2,617,273

Income (loss) from operations	1,305,201	(546,319)

Other income (expenses)
Interest income	12,762	8,268
Other income	161,890	69,290
Interest expenses	(92,930)	(104,269)
Total other income (expenses)	81,722	(26,711)
Loss before income taxes	1,386,923	(573,030)
Income tax benefit	616,352	(120,484)
Net income (loss)	770,571	(452,546)
Other comprehensive loss	(49,159)	(167,960)
Comprehensive income (loss)	721,412	(620,506)

Consolidated balance sheets information:

	As of December 31,
(In dollars)	2023($)	2022($)

Cash and cash equivalents	4,775,736	5,433,190
Total assets	18,001,363	20,789,026
Working capital (1)	1,910,026	3,327,033
Total liabilities	16,614,443	20,123,518
Accumulated earnings (deficit)	295,200	(475,371)
Total shareholders’ equity	1,386,920	665,508

Consolidated statements of operations and comprehensive income information:

	Six Months Ended June 30, (Unaudited)
(In dollars)	2024($)	2023($)

Revenues	5,196,844	5,951,953
Cost of revenues	3,260,249	3,643,110
Gross profit	1,936,595	2,308,843

Operating expenses
Payroll expenses	369,676	330,781
General and administrative expenses	911,057	907,803
Depreciation and amortization	13,460	11,723
Rent and lease	45,289	45,738
Total operating expenses	1,339,482	1,296,045

Income from operations	597,113	1,012,798

Other income (expenses)
Interest income	20	23
Other income	85,428	134,007
Interest expenses	(40,812)	(49,118)
Total other income	44,636	84,912
Income before income taxes	641,749	1,097,710
Income tax expense	243,221	568,763
Net income	398,528	528,947
Other comprehensive loss	(187,222)	(92,867)
Comprehensive income	211,306	436,080

Consolidated balance sheets information:

	Six Months Ended June 30,
(In dollars)	2024($)	2023($)

Cash and cash equivalents	4,057,553	4,383,164
Total assets	15,361,184	18,179,791
Working capital (1)	1,271,506	3,345,851
Total liabilities	13,762,958	17,078,203
Accumulated earnings	693,728	53,576
Total shareholders’ equity	1,598,226	1,101,588

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(1)	Working capital (deficit) represents total current assets less total current liabilities.

SUMMARY OF RISK FACTORS

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

Risks Related to Our Company

●	We may need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current shareholders’ ownership interests.

●	There is a risk that we will be a passive foreign investment company (which we refer to as “PFIC”) for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. holder.

●	It may not be possible for investors to effect service of process within the United States upon all of our directors (except for Ferdinand Groenewald), corporate auditors and executive officers, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

●	Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.

●	Substantially all of our revenues are generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

●	Risks related to our expansion into new geographic markets could adversely affect our business, financial condition, and operating results.

●	As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable SEC and the NYSE American or the Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

●	If we fail to obtain necessary funds for our operations, we will be unable to maintain and improve our services, other businesses, and technology, and we will be unable to develop and commercialize our services, other businesses, and technologies.

●	We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks such as COVID-19, political events, war, and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures.

●	The COVID-19 pandemic may continue to adversely impact our operations, demand for our services and our operating results.

Risks Related to Our Labor Consulting Business

●	Our inability to retain our senior management team would be detrimental to the success of our labor consulting business.

●	Our inability to hire and retain talented people in the labor consultancy industry where there is great competition for talent could have a serious negative effect on our prospects and results of operations.

●	If we are unable to manage the growth of our labor consulting business successfully, we may not be able to sustain profitability.

●	Our financial results could suffer if we are unable to achieve or maintain adequate utilization and suitable billing rates for our labor consultants.

●	A significant portion of our revenues are derived from a limited number of clients, and our engagement agreements for our labor consulting services, including those related to our largest clients, are non-recurring and can be terminated by our clients with little or no notice and without penalty, which may cause our operating results to be unpredictable.

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●	Our ability to maintain and attract new business depends upon our reputation, the professional reputation of our labor consultants and the quality of our services.

●	The consulting services industry is highly competitive, and we may not be able to compete effectively.

●	Additional hiring of labor consultants and any acquisitions of groups of labor consultants could disrupt our operations, increase our costs or otherwise harm our business.

●	The profitability of our fixed-fee engagements with clients for our consulting services may not meet our expectations if we underestimate the cost of these engagements.

●	Revenues from our performance-based engagements for our labor consulting services are difficult to predict, and the timing and extent of recovery of our costs is uncertain.

●	Conflicts of interest could preclude us from accepting engagements thereby causing decreased utilization and revenues.

●	Expanding our service offerings or number of offices may not be profitable.

●	Our engagements could result in professional liability, which could be very costly and hurt our reputation.

Risks Related to Our Osteopathic Clinic and Osteopathic Beauty Salon Business

●	We may not achieve our development goals as to our osteopathic clinic business, which could adversely affect our operations and financial results.

●	We are actively expanding in Japan and potentially will expand into overseas markets our osteopathic clinic business, and we may be adversely affected if Japanese and global economic conditions and financial markets deteriorate.

●	Our system-wide osteopathic clinic and osteopathic beauty salon base is geographically concentrated in the Kyusyu area of Japan, especially in Fukuoka Prefecture, and we could be negatively affected by conditions specific to that region.

●	Our success depends substantially on the value of our brands.

●	The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

●	Changes in regulatory requirements, or in application of current regulatory requirements, to our osteopathic clinics and osteopathic beauty salons may have an adverse effect on our business and results of operations.

●	We may suffer losses from liability or other claims if our clinic services cause harm to customers.

●	If we or our prospective franchisees face labor shortages or increased labor costs as to our osteopathic clinics and osteopathic beauty salons, our results of operations and our growth could be adversely affected.

●	Substantially all of our revenues are generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

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●	Contracts with customers under the age of 18, who are considered minors, may be terminated if we cannot obtain a consent from their parents or guardians.

Risks Related to the Osteopathic Services Industry

●	We are vulnerable to changes in consumer preferences and economic conditions that could harm our osteopathic clinic and osteopathic beauty salon business, financial condition, results of operations and cash flow.

●	We may not be able to compete successfully with other osteopathic clinic businesses, which could materially and adversely affect our results of operations.

●	Negative publicity could reduce sales at some or all of our osteopathic clinics and osteopathic beauty salons.

●	We conduct business in a heavily regulated industry, and if we fail to comply with applicable healthcare laws and government regulations, we could incur financial penalties, become excluded from participating in government healthcare programs, be required to make significant operational changes or experience adverse publicity, which could harm our business.

●	We are potentially subject to government regulations, and we may experience delays in obtaining required regulatory approvals, if required, to market our proposed businesses.

●	Legislative or governmental administrative reforms to the reimbursement systems in Japan in a manner that significantly reduces reimbursement for our services could have a material adverse effect on our business, financial condition or results of operation.

●	We may suffer losses from liability or other claims if our clinic services cause harm to customers.

Risks Related to Our Indebtedness

●	Our level of indebtedness could materially and adversely affect our business, financial condition and results of operations.

●	Our outstanding debt agreements may limit our flexibility in operating and expanding our business.

General Risk Factors

●	We may face strong competition from other providers in our service areas, which could materially and adversely affect our results of operations.

●	Litigation involving our Company may occur and affect our operation.

●	Third party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

●	Cybersecurity breaches and other disruptions could compromise our information, result in the unauthorized disclosure of confidential guest, employee, Company and/or business partners’ information, damage our reputation, and expose us to liability, which could negatively impact our business.

●	Matters relating to employment and labor law may adversely affect our business.

●	The impact of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending on us is currently unknown, but may harm our business.

Risks Related to This Offering and Ownership of Our Common Shares

●	Even if the common shares are listed on the NYSE American or the Nasdaq, there can be no assurance that we will be able to comply with NYSE American’s or the Nasdaq’s continued listing standards.

●	The price of our common shares could be subject to rapid and substantial volatility.

●	The price of the common shares may fluctuate substantially.

●	As a controlled company, we are not subject to all of the corporate governance rules of the NYSE American or the Nasdaq.

●	If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority shareholders from influencing significant corporate decisions and may result in conflicts of interest.

●	We may incur significant taxation from an investigation by the tax authority in Japan.

●	We may face restrictions on foreign investment related to Foreign Exchange and Foreign Trade Act in Japan.

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RISK FACTORS

An investment in the common shares is highly speculative and involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including the audited financial statements and the related notes included in this prospectus, before deciding whether to invest in the common shares. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the market price of the common shares could decline, and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to our Company

We may need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current shareholders’ ownership interests.

Our future capital requirements will depend on many factors, including the speed and geographic area of labor consulting, osteopathic clinic and other business growth, progress and results of our businesses, the number and development requirements of other business that we pursue, and the costs of commercialization activities, including marketing and sales. Because of the numerous risks and uncertainties associated with the development and commercialization of our businesses, we are unable to reasonably estimate the amounts of increased capital outlays and operating expenditures that our business will require. It is likely that we will need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

●	pursuing growth opportunities;

●	acquiring complementary businesses;

●	making capital improvements to our infrastructure;

●	hiring additional qualified management and key employees;

●	responding to competitive pressures;

●	complying with regulatory requirements; and

●	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity-linked securities may dilute our current shareholders’ ownership in us and could also result in a decrease in the market price of the common shares. The terms of those securities issued by us in future capital transactions may be more favorable to new investors and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of the common shares.

Furthermore, any debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business, and we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition. Thus, holders of the common shares bear the risk that our future offerings may reduce the market price of the common shares and dilute their shareholdings in us.

If we fail to obtain necessary funds for our operations, we will be unable to maintain and improve our services, other businesses, and technology, and we will be unable to develop and commercialize our services, other businesses, and technologies.

Our present and future capital requirements depend on many factors, including:

●	future revenues and profits generated from the expected launch of new services;

●	the level of research and development investment required to develop our services, and maintain and improve our technology positions;

●	our ability and willingness to enter into new agreements with strategic partners and the terms of these agreements;

●	the costs of recruiting and retaining qualified personnel;

●	the time and costs involved in obtaining regulatory approvals should such be required; and

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●	the costs of filing, prosecuting, defending, and enforcing trademark, patent claims and other intellectual property rights.

If we are unable to obtain the funds necessary for our operations, we will be unable to develop and commercialize our services and technologies, which would materially and adversely affect our business, liquidity, and results of operations.

We may acquire other companies in pursuit of growth, which may divert our management’s attention, result in dilution to our shareholders and consume resources that are necessary to sustain our business.

As part of our business strategy, we regularly review potential strategic transactions, including potential acquisitions, dispositions, consolidations, joint ventures, or similar transactions. Negotiating these transactions can be time-consuming, difficult, and expensive, and our ability to complete these transactions may be subject to conditions or approvals that are beyond our control, including anti-takeover and antitrust laws in various jurisdictions. Consequently, these transactions, even if undertaken and announced, may not close. We may decide to issue common shares as consideration to acquire other companies which would result in dilution to our existing shareholders’ ownership interests in our Company.

An acquisition, investment or new business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, services, products, personnel or operations of acquired companies. Moreover, the anticipated benefits of any merger, acquisition, investment, or similar partnership may not be realized or we may be exposed to unknown liabilities, including litigation against the companies we may acquire, for example from failure to identify all of the significant risks or liabilities associated with the target business. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs. Any of these risks could materially and adversely affect our business, financial condition, results of operations and prospects.

Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) may continue to adversely impact our business.

During 2021, the Japanese Government issued several series of Declaration of Emergency, whereby the Japanese Government requested the closing of non-essential activities and businesses across the country as a pre-emptive safeguard against the COVID-19 pandemic. This adversely impacted businesses across the nation, particularly in the retail segment in which we operate.

Our osteopathic clinics and osteopathic beauty salons are designated as medical institutions by the Japanese Government, which enabled us to continue operating. Notwithstanding, during 2021, the COVID-19 pandemic and the Japanese Government-driven or voluntary closure of workplaces and public spaces, the reluctance or inability to commute on public transportation, shop, or enjoy outdoor leisure activities had affected our business operations and liquidity position.   During years 2021 and 2020, the pandemic resulted in a decline in the number of clients seeking the assistance of the Company to resolve labor relation issues and resulted in a decline in the number of patients visiting the osteopathic clinics and osteopathic beauty salons. Since those declarations were fully lifted in September 2021, the Japanese Government has not issued any further declarations as of the date of this prospectus. The adverse impact on our operations and liquidity positions due to COVID-19 significantly diminished in 2022 and thereafter as the restrictions on people’s activities had eased.

The future effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic (including any resurgences), impact of the new COVID-19 variants and the rollout of COVID-19 vaccines, and the level of social and economic restrictions imposed in the United States and abroad in an effort to curb the spread of the virus, all of which are uncertain and difficult to predict considering the rapidly evolving landscape.

Possible areas that may be affected include, but are not limited to, disruption to the Company’s ability to make investments through its subsidiaries, negative impact to revenue related to its labor consulting and health service businesses, negative impact on its workforce, unavailability of professional services and other resources, disruption to credit markets necessary for success of the Company’s business model, and the decline in value of assets held by the Company’s subsidiaries. Employees could be medically or mentally affected by the pandemic and may be required to work remotely, particularly given the potential for complete or partial lockdown. This situation could cause a reduction in productivity or the inability to complete critical tasks for the Company. General employment in the region may suffer if the pandemic continues. Some local governments may propose rent or eviction moratoria, or similar programs of rent abatement, in response to the sudden upturn in unemployment. Any of these factors could cause a future decline in both labor consulting and health services negatively impacting the Company’s income and cash flow from its labor consulting and health service businesses.

The continued impact of COVID-19 and the imposition of related public health measures have resulted in, and are expected to continue to result in, increased volatility and uncertainty in the broader economy. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business, results of operations, financial condition or liquidity.

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There is a risk that we will be a passive foreign investment company (which we refer to as “PFIC”) for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. holder.

A non-U.S. corporation, such as our Company, is classified as a PFIC for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either:

(i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or

(ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.

The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the market price of the common shares in this offering, a decrease in the market price of the common shares may also cause us to be classified as a PFIC for the current or any future taxable year. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year. We believe we were not a PFIC in prior taxable year 2023 because less than 75% of our gross income was passive income and less than 50% of the average value of our assets consisted of assets that would produce passive income in 2023.

If we are a PFIC for any taxable year during which a U.S. holder (as defined below) owns common shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Certain Tax Considerations — Certain U.S. Federal Income Tax Considerations for U.S. Holders” for further information. We have not determined, if we were to be classified as a PFIC for a taxable year, whether we will provide information necessary for a U.S. holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. holders should assume that they will not be able to make a qualified electing fund election with respect to the common shares. The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of our common shares.

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It may not be possible for investors to effect service of process within the United States upon all of our directors (except for Ferdinand Groenewald), corporate auditors, and executive officers, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

We are a joint stock corporation organized under Japanese law. All of our directors, corporate auditors and executive officers reside in Japan, except for Ferdinand Groenewald, who we intend to appoint as an independent director effective upon the successful listing of our common shares on the NYSE American or the Nasdaq and who resides in the United States, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Japan, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States. A Japanese court may refuse to apply provisions of U.S. securities laws in original actions, or to enforce judgments of U.S. courts that are based on such provisions, if it considers such provisions to be contrary to the public policy of Japan. The United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters, and a Japanese court may deem that there is not sufficient basis for the reciprocity on the enforcement of judgments. Therefore, if you obtain a civil judgment by a U.S. court, you may not be able to enforce it in Japan.

Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.

Our articles of incorporation and the Companies Act of Japan (which we refer to as the “Companies Act”) govern our corporate affairs. Legal principles relating to matters such as the validity of corporate procedures, directors’ fiduciary duties and obligations, and shareholders’ rights under Japanese law may be different from, or less clearly defined than, those that would apply to a company incorporated in any other jurisdiction. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the laws of other countries. For example, under the Companies Act, only holders of 3% or more of our total voting rights or our outstanding shares are entitled to examine our accounting books and records. Furthermore, there is a degree of uncertainty as to what duties the directors of a Japanese joint stock corporation may have in response to an unsolicited takeover bid, and such uncertainty may be more pronounced than that in other jurisdictions.

As a foreign private issuer, we will follow Japanese law and corporate practice in lieu of the corporate governance provisions set out under NYSE American Company Guide Part 8 and Nasdaq Rule 5600, the requirement in Nasdaq Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in NYSE American Company Guide Part 6 and Nasdaq Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under NYSE American Company Guide Part 8 and Nasdaq Rule 5600 are exempt from Japanese law requirements:

●	NYSE American Section 802(A) and Nasdaq Rule 5605(b)(1) require that at least a majority of a listed company’s board of directors be independent directors. Under our current corporate structure, the Companies Act does not require independent directors.

●	NYSE American Section 803(B)(2) and Nasdaq Rule 5605(c)(2)(A) require a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, a company may have a statutory auditor or a board of auditors. We have a three-member Board of Corporate Auditors, each member of which will meet the requirements of Rule 10A-3 under the Exchange Act. See “Management—Board of Corporate Auditors” below for additional information.

●	NYSE American Section 805 and Nasdaq Rule 5605(d) require, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Our board of directors will collectively participate in the discussions and determination of compensation for our executive and directors (subject to the maximum aggregate compensation amount resolved by our shareholders meetings), and other compensation related matters. Likewise, our corporate auditors discuss and determine compensation of each corporate auditor (subject to the maximum aggregate compensation amount resolved by our shareholders meetings) without involvement of our board of directors.

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●	NYSE American Section 804 and Nasdaq Rule 5605(e) require that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. Our board of directors will not have a standalone nomination and corporate governance committee. Our board of directors will collectively participate in the nomination process of potential directors and corporate auditors (in the cases of corporate auditors, consent of board of corporate auditors is required) and oversee our corporate governance practices.

●	NYSE American Section 123 and Nasdaq Rule 5620(c) provide a one-third quorum requirement applicable to shareholder meetings. In accordance with Japanese law and generally accepted business practices, our articles of incorporation provide that there is no quorum requirement for a general resolution of our shareholders. However, under the Companies Act and our articles of incorporation a quorum of not less than one-third or more of the total number of voting rights is required in connection with the election of directors, corporate auditors and certain other matters.

The Company intends to avail itself of these exemptions. More specifically, the Company will not have a compensation committee or a nominating and corporate governance committee. Therefore, for as long as the Company remains a “foreign private issuer,” the Company will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If at any time the Company ceases to be a “foreign private issuer” under the rules of the NYSE American or the Nasdaq, the Company intends to avail itself of the “controlled company” exception to the rules of the NYSE American or the Nasdaq.

The “controlled company” exception to rules of the NYSE American and the Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of the NYSE American and Nasdaq, respectively. Following this offering, Ryoji Baba will control approximately 71.3 of the voting power of our outstanding shares if all the common shares being offered are sold (or 70.2% of our outstanding voting power if the underwriters exercise the over-allotment option in full). Accordingly, we expect to be a “controlled company” within the meaning of the corporate governance standards of the NYSE American and the Nasdaq.

As a “controlled company” (which is a company of which more than 50% of the voting power is held by an individual, group or another company), we may elect not to comply with certain corporate governance standards, including the requirements: (1) that a majority of our board of directors consist of independent directors; (2) that our board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. For so long as we qualify as a controlled company, we may take advantage of these exemptions. Accordingly, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements.

In the event that we cease to be a “foreign private issuer” under the rules of the NYSE American or the Nasdaq and cease to be a “controlled company” and our common shares continue to be listed on the NYSE American or the Nasdaq, the Company’s board of directors will take all action necessary to comply with the corporate governance rules of the NYSE American or the Nasdaq, including, but not limited to, establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

We are implementing new growth strategy, priorities and initiatives and any inability to execute and evolve our strategy over time could adversely impact our financial condition and results of operations.

We seek to accelerate the growth of our business through expansion of current services as well as development of new services including the opening of new osteopathic clinics. Our ability to develop new services and clinics is dependent upon a number of factors, many of which are beyond our control, including the risk of:

●	limited availability of financing for our Company at acceptable rates and terms;

●	development costs exceeding budgeted or contracted amounts;

●	in new geographic markets where we have limited or no existing locations, the inability to successfully expand or acquire critical market presence for our brands, acquire name recognition, successfully market our products or attract new customers;

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●	inability to obtain all required permits;

●	changes in laws, regulations and interpretations;

●	general economic and business conditions;

●	challenge of identifying, recruiting and training skilled and qualified management and other employees necessary to meet staffing needs;

●	challenge of maintaining healthy work environment with a decent work and life balance for employees due to long working hours with possible physical exhaustion based on client demands;

●	cash flow problems due to negotiations with insurance companies and payment delays;

●	inability to identify, or the unavailability of, suitable sites at acceptable cost and other leasing or purchase terms;

●	developed properties not achieving desired revenue or cash flow levels once opened;

●	negative impact of a new clinic upon sales at nearby existing clinics;

●	challenge of developing in areas where competitors are more established or have greater penetration or access to suitable development sites;

●	incurring substantial unrecoverable costs in the event a development project is abandoned prior to completion;

●	impairment charges resulting from underperforming clinics or decisions to curtail or cease investment in certain locations or markets;

●	operating cost levels that reduce the demand for, or raise the cost of, developing new clinics;

●	inability to identify and compete for available and suitable sites;

●	difficulties to reach acceptable agreements regarding the lease or purchase of locations;

●	delays in completion of construction;

●	insufficiency of finance required to acquire and operate a clinic, including construction and opening costs, which includes access to build-to-suit leases at favorable interest and capitalization rates;

●	unforeseen engineering or environmental problems with leased premises; and

●	impact of inclement weather, natural disasters and other calamities.

Although we manage our growth and development activities to help reduce such risks, we cannot provide assurance that our present or future growth and development activities will perform in accordance with our expectations. Our inability to expand in accordance with our plans or to manage the risks associated with our growth could have a material adverse effect on our results of operations and financial condition.

As part of our longer-term growth strategy, we plan to enter new geographical markets primarily in Asia where we have little or no prior operating experience. The challenges of entering new markets include difficulties in hiring experienced personnel; consumer unfamiliarity with our brand; and different competitive and economic conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than in our existing markets. Consumer recognition of our brand has been important in the success of both our consulting services and osteopathic services in our existing markets. Introduction of our services in new markets may take longer to reach anticipated sales and profit levels and may have higher construction, occupancy and operating costs than existing osteopathic clinic and osteopathic beauty salon locations, thereby negatively affecting our operating results. Any failure on our part to recognize or respond to these challenges may adversely affect the success of any new osteopathic clinic and osteopathic beauty salon and other businesses.

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Risks related to our expansion into new geographic markets could adversely affect our business, financial condition, and operating results.

Currently, substantially all of our operations are in Japan. However, we plan to expand to new geographic markets in the future and, therefore, will be subject to the following risks associated with such planned expansion into new geographical markets:

●	Unforeseen developments and conditions, including terrorism, war, epidemics, and international tensions and conflicts;
●	Supply chain disruptions;
●	Inability to access supplies;
●	Imposition of sanctions against countries where we may expand operations to or specific companies or individuals with whom we may do business, or retaliatory sanctions on companies by such countries in which we may expand operations to;
●	Nationalization or confiscation of assets by foreign governments, and imposition of additional or new tariffs, quotas, trade barriers, regulations, and similar restrictions on our operations expanded internationally;
●	Inflation or deflation;
●	Fluctuations in currency values;
●	Sudden changes in foreign currency exchange controls;
●	Noncompliance with a variety of foreign laws and regulations;
●	Failure to properly implement changes in tax laws and the interpretation of those laws;
●	Failure to develop and maintain data management practices that comply with laws related to cybersecurity, privacy, data localization, and data protection;
●	Discriminatory or conflicting fiscal or trade policies;
●	Difficulties enforcing contractual rights in certain jurisdictions;
●	Uncollectible accounts and longer collection cycles that may be more prevalent in foreign countries;
●	Ineffective or delayed implementation of appropriate controls, policies, and processes across our diverse operations and employee base

Substantially all of our revenues are generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

Our functional currency is Japanese yen and reporting currency is US dollar. Substantially all of our revenues are generated in Japan, but we adopt US dollar as reporting currency. We are exposed to fluctuations in the foreign currency exchange rate. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies which, among other factors, may be influenced by governmental policies and domestic and international economic and political developments. Any significant change in the value of the currencies of the countries in which we do business against the Japanese yen could adversely affect our financial condition and results of operations due to translational and transactional differences in exchange rates.

We cannot predict the effects of exchange rate fluctuations upon our future operating results because of the number of currencies involved, the amount of our revenues that will be generated in other countries, the variability of currency exposures, and the potential volatility of currency exchange rates. We do not take any actions to manage our foreign currency exposure, such as entering into hedging transactions.

As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable SEC and the NYSE American or the Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer exempts us from compliance with certain SEC laws and regulations and certain regulations of the NYSE American or the Nasdaq, including certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. Further, consistent with corporate governance practices in Japan, we do not have a standalone compensation committee or nomination and corporate governance committee under our board. In addition, we are not required under the Exchange Act to file current reports and financial statements with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we are generally exempt from filing quarterly reports with the SEC. Also, we are not required to provide the same executive compensation disclosures regarding the annual compensation of our five most highly compensated senior executives on an individual basis as are required of U.S. domestic issuers. As a foreign private issuer, we are permitted to disclose executive compensation on an aggregate basis and need not supply a Compensation Discussion & Analysis, as is required for domestic companies. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and accommodations will reduce the frequency and scope of information and protections to which you are entitled as an investor. For a detailed description of our home country corporate governance practices see “Management - Foreign Private Issuer Status and Controlled Company Exemption” on page 100 of this prospectus.

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Risks Related to Our Labor Consulting Business

Our inability to retain our senior management team would be detrimental to the success of our labor consulting business.

We rely heavily on our senior management team, including Ryoji Baba, our Chief Executive Officer, and our ability to retain them is particularly important to the future success of our labor consulting business. Given the highly specialized nature of our labor consulting services, these people must have a thorough understanding of our service offerings as well as the skills and experience necessary to manage an organization consisting of a diverse group of professionals. In addition, we rely on our senior management team to generate and market our business. Further, in light of our limited operating history, our senior management’s personal reputations and relationships with our clients are a critical element in obtaining and maintaining client engagements. We do not enter into non-solicitation and non-competition agreements with our senior management team and other key personnel. Accordingly, members of our senior management team and our other key personnel are not contractually prohibited from leaving or joining one of our competitors, and some of our clients could choose to use the services of that competitor instead of our services. If one or more members of our senior management team leave and we cannot replace them with a suitable candidate quickly, we could experience difficulty in securing and successfully completing engagements and managing our labor consulting business properly, which could harm our business prospects and results of operations.

Our inability to hire and retain talented people in the labor consultancy industry where there is great competition for talent could have a serious negative effect on our prospects and results of operations.

Our business involves the delivery of professional labor consulting services and is highly labor-intensive. Our success depends largely on our general ability to attract, develop, motivate and retain highly skilled labor consultants. The loss of a significant number of our consultants or the inability to attract, hire, develop, train and retain additional skilled personnel could have a serious negative effect on us, including our ability to manage, staff and successfully complete our existing engagements and obtain new engagements. Qualified labor consultants are in great demand, and we face significant competition for both senior and junior consultants with the requisite credentials and experience. Our principal competition for talent comes from other consulting firms and technical advisory firms, as well as from organizations seeking to staff their internal professional positions. Many of these competitors may be able to offer significantly greater compensation and benefits or more attractive lifestyle choices, career paths or geographic locations than we do. Therefore, we may not be successful in attracting and retaining the skilled labor consultants we require to conduct and expand our operations successfully. Increasing competition for these labor consultants may also significantly increase our labor costs, which could negatively affect our margins and results of operations.

If we are unable to manage the growth of our labor consulting business successfully, we may not be able to sustain profitability.

In the future, we plan to increase the number of our labor consultants, and may not be able to successfully manage a significantly larger workforce. Additionally, our significant growth has placed demands on our management and our internal systems, procedures and controls and will continue to do so in the future. To successfully manage growth, we must add administrative staff and periodically update and strengthen our operating, financial, accounting and other systems, procedures and controls, which will increase our costs and may adversely affect our gross profits and our ability to sustain profitability if we do not generate increased revenues to offset the costs. This need to augment our support infrastructure due to growth is compounded by our decision to become a public reporting company and the increased expense that will arise in complying with existing and new regulatory requirements. As a public company, our information and control systems must enable us to prepare accurate and timely financial information and other required disclosure. If we discover deficiencies in our existing information and control systems that impede our ability to satisfy our reporting requirements, we must successfully implement improvements to those systems in an efficient and timely manner.

Our financial results could suffer if we are unable to achieve or maintain adequate utilization and suitable billing rates for our labor consultants.

Our profitability depends to a large extent on the utilization and billing rates of our labor consultants. Utilization of our labor consultants is affected by a number of factors, including:

●	the number and size of client engagements;
●	the timing of the commencement, completion and termination of engagements, which in many cases is unpredictable;
●	our ability to transition our consultants efficiently from completed engagements to new engagements;

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●	the hiring of additional consultants because there is generally a transition period for new consultants that results in a temporary drop in our utilization rate;
●	unanticipated changes in the scope of client engagements;
●	our ability to forecast demand for our services and thereby maintain an appropriate level of consultants; and
●	conditions affecting the industries in which we practice as well as general economic conditions.

The billing rates of our labor consultants that we are able to charge are also affected by a number of factors, including:

●	our clients’ perception of our ability to add value through our services;
●	the market demand for the services we provide;
●	introduction of new services by us or our competitors;
●	our competition and the pricing policies of our competitors; and
●	general economic conditions.

If we are unable to achieve and maintain adequate utilization as well as maintain or increase the billing rates for our consultants, our financial results could materially suffer.

A significant portion of our revenues are derived from a limited number of clients, and our engagement agreements for our labor consulting services, including those related to our largest clients, are non-recurring and can be terminated by our clients with little or no notice and without penalty, which may cause our operating results to be unpredictable.

As a consulting firm, we have derived, and expect to continue to derive, a significant portion of our revenues from a limited number of clients. Our ten largest clients accounted for 4.3% of our revenues in the partial year ended December 31, 2022 and 12% of our revenues in the year ended December 31, 2023. Our clients typically retain us on a non-recurring engagement-by-engagement basis, rather than under fixed-term contracts, and the volume of work performed for any particular client is likely to vary from year to year, and a major client in one fiscal period may not require or decide to use our services in any subsequent fiscal period. Accordingly, the failure to obtain new large engagements or multiple engagements from existing or new clients could have a material adverse effect on the amount of revenues we generate.

In addition, almost all of our engagement agreements are non-recurring and can be terminated by our clients with little or no notice and without penalty. In client engagements that involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of an engagement or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our services or the progress of the engagement. When engagements are terminated, we lose the associated future revenues, and we may not be able to recover associated costs or redeploy the affected employees in a timely manner to minimize the negative impact. In addition, our clients’ ability to terminate engagements with little or no notice and without penalty makes it difficult to predict our operating results in any particular fiscal period.

Our ability to maintain and attract new business depends upon our reputation, the professional reputation of our labor consultants and the quality of our services.

As a consulting services firm, our ability to secure new consulting engagements is subject to numerous factors, such as delivering consistent, high-quality consulting services to our clients, and tailoring our consulting services to the changing needs of our client, as well as depending heavily upon our reputation and the individual reputations of our labor consultants. Any factor that diminishes our reputation or that of our consultants, including not meeting client expectations or misconduct by our consultants, could make it substantially more difficult for us to attract new engagements and clients. Similarly, because we obtain many of our new engagements from former or current clients or from referrals by those clients or by law firms that we have worked with in the past, any client that questions the quality of our work or that of our consultants could impair our ability to secure additional new engagements and clients.

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The consulting services industry is highly competitive, and we may not be able to compete effectively.

Our consulting services are led by our Chief Executive Officer, Ryoji Baba, a skilled and experienced Japanese Labor and Social Security Attorney and a Certified Administrative Procedures Legal Specialist. The consulting services industry in which we operate includes a large number of participants and we may face competition from other Labor and Social Security Attorneys offices. In addition, because there are relatively low barriers to entry, we expect to continue to face additional competition from new entrants into the business operations consulting industries. Labor and Social Security Attorneys are primarily involved in providing labor consulting services, and the number of registered Labor and Social Security Attorneys has been increasing year by year. These competitors may generate greater revenues and have greater name recognition than we do. Our ability to compete also depends in part on the ability of our competitors to hire, retain and motivate skilled consultants, the price at which others offer comparable services and our competitors’ responsiveness to their clients. If we are unable to compete successfully with our existing competitors or with any new competitors, our financial results will be adversely affected.

The market for our services is also characterized by rapidly changing needs for information and analysis. To maintain our competitive position, we must continue to anticipate the needs of our clients, develop, enhance and improve our existing services, as well as new services to address those needs, deliver all services in a timely, user-friendly and state of the art manner, and appropriately position and price new services relative to the marketplace and our costs of developing them. Any failure to achieve successful client acceptance of new services could have a material adverse effect on our business, results of operations and financial position. Additionally, significant delays in new service releases or significant problems in creating new services could materially adversely affect our business, results of operations and financial position.

Technology is rapidly evolving, and if we do not continue to develop new products and service offerings in response to these changes, our business could suffer.

Disruptive technologies, including in the areas of artificial intelligence and machine learning, are rapidly changing the environment in which we, our clients, and our competitors operate and could affect the nature of how we generate revenue. We believe we will need to continue to respond to and anticipate these changes by enhancing our service offerings to maintain our competitive position. However, we may not be successful in responding to these forces and enhancing our service offerings on a timely basis, and any enhancements we develop may not adequately address the changing needs of our clients. Our future success will depend upon our ability to develop and introduce in a timely manner new or enhance existing offerings that address the changing needs of this constantly evolving marketplace. Failure to develop services that meet the needs of our clients in a timely manner could have a material adverse effect on our business, results of operations, and financial position.

Additional hiring of labor consultants and any acquisitions of groups of labor consultants could disrupt our operations, increase our costs or otherwise harm our business.

Our business strategy is dependent in part upon our ability to grow by hiring individuals or groups of labor consultants and by potentially acquiring complementary businesses. The market for highly skilled workers and leaders in our industry is extremely competitive. We may be unable to identify, hire, acquire or successfully integrate new consultants and complementary businesses without substantial expense, delay or other operational or financial problems. Competition for future hiring and acquisition opportunities in our markets could increase the compensation we offer to potential consultants or the price we pay for businesses we wish to acquire. In addition, we may be unable to achieve the financial, operational and other benefits we anticipate from any hiring or acquisition. Hiring additional consultants or acquiring complementary businesses could also involve a number of additional risks, including:

●	the diversion of management’s time, attention and resources from managing and marketing our Company;
●	the failure to retain key acquired personnel;
●	potential impairment of existing relationships with our clients, such as client satisfaction or performance problems, whether as a result of integration or management difficulties or otherwise;
●	the creation of conflicts of interest that require us to decline or resign from engagements that we otherwise could have accepted;
●	the potential need to raise significant amounts of capital to finance a transaction or the potential issuance of equity securities that could be dilutive to our existing shareholders;
●	increased costs to improve, coordinate or integrate managerial, operational, financial and administrative systems; and

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●	difficulties in integrating diverse backgrounds and experiences of consultants, including if we experience a transition period for newly hired consultants that results in a temporary drop in our utilization rates or margins.

If we fail to successfully address these risks, our ability to compete may be impaired.

The profitability of our fixed-fee engagements with clients for our consulting services may not meet our expectations if we underestimate the cost of these engagements.

Fixed-fee engagements for our labor consulting services generated approximately 13.1% and 4.3% of our revenues for the years ended December 31, 2023 and 2022, respectively. When making proposals for fixed-fee engagements, we estimate the costs and timing for completing the engagements. These estimates reflect our best judgment regarding the efficiencies of our methodologies and consultants as we plan to deploy them on engagements. Any increased or unexpected costs or unanticipated delays in connection with the performance of fixed-fee engagements, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would have an adverse effect on our profit margin.

Revenues from our performance-based engagements for our labor consulting services are difficult to predict, and the timing and extent of recovery of our costs is uncertain.

From time to time, we enter into engagement agreements for labor consulting services under which our fees include a significant performance-based component. Performance-based fees are contingent on the achievement of specific measures, such as our clients meeting cost-saving or other contractually defined goals. The achievement of these contractually-defined goals is often impacted by factors outside of our control, such as the actions of our client or third parties. Because performance-based fees are contingent, revenues on such engagements, which are recognized when all revenue recognition criteria are met, are not certain and the timing of receipt is difficult to predict and may not occur evenly throughout the year. While performance-based fees comprised 0.0% of our revenues for each of the years ended December 31, 2023 and 2022, we intend to continue to enter into performance-based fee arrangements and these engagements may impact our revenues to a greater extent in the future. Should performance-based fee arrangements represent a greater percentage of our business in the future, we may experience increased volatility in our working capital requirements and greater variations in our quarter-to-quarter results, which could affect the price of our common shares. In addition, an increase in the proportion of performance-based fee arrangements may offset the positive effect on our operating results from increases in our utilization rate or average billing rate per hour.

Conflicts of interest could preclude us from accepting engagements thereby causing decreased utilization and revenues.

Our engagement agreement with a client or other business reasons may preclude us from accepting engagements with our clients’ competitors or adversaries. As we increase the size of our operations, the number of conflict situations can be expected to increase. Moreover, in many industries in which we provide services, there has been a continuing trend toward business consolidations and strategic alliances. These consolidations and alliances reduce the number of companies that may seek our services and increase the chances that we will be unable to accept new engagements as a result of conflicts of interest. If we are unable to accept new engagements for any reason, our consultants may become underutilized, which would adversely affect our revenues and results of operations in future periods.

Expanding our service offerings or number of offices may not be profitable.

We may choose to develop new service offerings or open new offices because of market opportunities or client demands. Developing new service offerings involves inherent risks, including:

●	our inability to estimate demand for the new service offerings;
●	competition from more established market participants;
●	a lack of market understanding; and
●	unanticipated expenses to recruit and hire qualified consultants and to market our new service offerings.

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In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market. If we cannot manage the risks associated with new service offerings or new locations effectively, we are unlikely to be successful in these efforts, which could harm our ability to sustain profitability and our business prospects.

Our engagements could result in professional liability, which could be very costly and hurt our reputation.

Our engagements typically involve complex analyses and the exercise of professional judgment. As a result, we are subject to the risk of professional liability. If a client questions the quality of our work, the client could threaten or bring a lawsuit to recover damages or contest its obligation to pay our fees. Litigation alleging that we performed negligently or breached any other obligations to a client could expose us to significant legal liabilities and, regardless of outcome, is often very costly, could distract our management and could damage our reputation. We are not always able to include provisions in our engagement agreements that are designed to limit our exposure to legal claims relating to our services. Even if these limiting provisions are included in an engagement agreement, they may not protect us or may not be enforceable under some circumstances. In addition, we carry professional liability insurance to cover many of these types of claims, but the policy limits and the breadth of coverage may be inadequate to cover any particular claim or all claims plus the cost of legal defense. For example, we provide services on engagements in which the impact on a client may substantially exceed the limits of our errors and omissions insurance coverage. If we are found to have professional liability with respect to work performed on such an engagement, we may not have sufficient insurance to cover the entire liability.

Risks Related to Our Osteopathic Clinic and Osteopathic Beauty Salon Business

We may not achieve our development goals as to our osteopathic clinic business, which could adversely affect our operations and financial results.

Our number of directly-operated osteopathic clinics has increased from 26 as of December 31, 2022 to 27 as of June 30, 2024. We intend to continue our growth either through developing additional directly-operated osteopathic clinics or through new osteopathic clinic development by acquisition, both in existing markets and in new markets, particularly in Japan. We do not intend to open new osteopathic beauty salons currently. The rapid development of the osteopathic clinics involves substantial risks, including the risk of:

●	limited availability of financing for our Company at acceptable rates and terms;

●	development costs exceeding budgeted or contracted amounts;

●	delays in completion of construction;

●	the inability to identify, or the unavailability of, suitable sites at acceptable cost and other leasing or purchase terms;

●	developed properties not achieving desired revenue or cash flow levels once opened;

●	the negative impact of a new osteopathic clinic upon sales at nearby existing osteopathic clinics;

●	the challenge of developing in areas where competitors are more established or have greater penetration or access to suitable development sites;

●	incurring substantial unrecoverable costs in the event a development project is abandoned prior to completion;

●	impairment charges resulting from underperforming osteopathic clinics or decisions to curtail or cease investment in certain locations or markets;

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●	in new geographic markets where we have limited or no existing locations, the inability to successfully expand or acquire critical market presence for our brands, acquire name recognition, successfully market our products or attract new customers;

●	operating cost levels that reduce the demand for, or raise the cost of, developing new osteopathic clinics;

●	the challenge of identifying, recruiting and training qualified osteopathic clinic management;

●	the inability to obtain all required permits;

●	changes in laws, regulations and interpretations; and

●	general economic and business conditions.

Although we manage our growth and development activities to help reduce such risks, we cannot provide assurance that our present or future growth and development activities will perform in accordance with our expectations. Our inability to expand in accordance with our plans or to manage the risks associated with our growth could have a material adverse effect on our results of operations and financial condition.

We are actively expanding in Japan and potentially will expand into overseas markets our osteopathic clinic business, and we may be adversely affected if Japanese and global economic conditions and financial markets deteriorate.

We intend to proactively expand our business into new regions of Japan. We also intend to explore growth opportunities in overseas markets (such as United States and Southeast Asia) where we seek low cost of entry and believe there is an economic staying power of our osteopathic clinic brand. As a result, our financial condition and results of operations may be materially affected by general economic conditions and financial markets in Japan and foreign countries, which would be influenced by the changes of various factors. These factors include fiscal and monetary policies, and laws, regulations, and policies on financial markets. In the event of an economic downturn in Japan, consumer spending habits could be adversely affected, and we could experience lower than expected net sales, which could force us to delay or slow our growth strategy and have a material adverse effect on our business, financial condition, profitability, and cash flows. In addition, we could be impacted by labor shortages in Japan or other markets. The deterioration of Japanese and global economic conditions, or financial market turmoil, could result in a worsening of our liquidity and capital conditions, an increase in our credit costs, and, as a result, adversely affect our business, financial condition, and results of operations.

Our system-wide osteopathic clinic and osteopathic beauty salon base are geographically concentrated in the Kyusyu area of Japan, and we could be negatively affected by conditions specific to those regions.

Approximately 85% of our directly-operated osteopathic clinics and osteopathic beauty salons were located in the Kyusyu area of Japan as of December 31, 2023. Of those, about 69% are located in Fukuoka Prefecture. Adverse changes in demographic, unemployment, economic, regulatory, or weather conditions or natural disasters affecting the Kyusyu region of Japan have had, and may continue to have, material adverse effects on our business. As a result of our concentration in this market, we have been, and in the future may be, disproportionately affected by these adverse conditions compared to other chain osteopathic clinics with a greater national footprint.

In addition, our competitors could open additional osteopathic clinics in Fukuoka Prefecture of Japan, which could result in reduced market share for us and may adversely impact our profitability. According to the 2022 statistical data from the Ministry of Health, Labour and Welfare of Japan, Fukuoka Prefecture ranked second in the number of new openings of osteopathic clinics in Japan from 2020 to 2022 (Statistics on Judo Therapist Facilities, Zenkoku Jusei Shinkyu Kyodo Kumiai, 2023).

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Our success depends substantially on the value of our brands.

Our success is dependent, in large part, upon our ability to maintain and enhance the value of our brands, our customers’ connection to our brands, and a positive relationship with our prospective franchisees. Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive considerable negative publicity, including via social media, or result in litigation. Some of these incidents may relate to the way we manage our relationship with our prospective franchisees, our growth strategies, our development efforts, or the ordinary course of our, or our prospective franchisees’, business. Other incidents may arise from events that are or may be beyond our ability to control and may damage our brands, such as actions taken (or not taken) by one or more prospective franchisees or their employees relating to health, safety, welfare, or otherwise; litigation and claims; security breaches or other fraudulent activities associated with our payment systems; and illegal activity targeted at us or others. Consumer demand for our products and services and our brands’ value could diminish significantly if any such incidents or other matters erode consumer confidence in us or our products or services, which would likely result in lower sales and, ultimately, lower royalty income, which in turn could materially and adversely affect our business and operating results.

The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

We regard our trademarks, trade secrets, know-how, and similar intellectual property as critical to our success. We have registered 13 trademarks as of December 31, 2023, and other names and logos used by our Company as trademarks with the Japan Patent Office. Such trademarks are not currently registered in any other jurisdiction. Our principal intellectual property rights include copyrights in our website, rights to our domain name https://ryojbaba.com, and trade secrets and know-how with respect to our training, servicing, sales and marketing and other aspects of our business. The success of our business strategy depends on our continued ability to use our existing intellectual property in order to increase brand awareness and develop our branded services. If our efforts to protect our intellectual property are not adequate, or if any third party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded services to achieve and maintain market acceptance. There can be no assurance that all the steps we have taken to protect our intellectual property in Japan or outside Japan in relevant foreign countries will be adequate. If any of our trademarks, trade secrets or other intellectual property are infringed, our business, financial condition and results of operations could be materially adversely affected.

Changes in regulatory requirements, or in application of current regulatory requirements, to our osteopathic clinics and osteopathic beauty salons may have an adverse effect on our business and results of operations.

Our osteopathic and beauty salon services include some services, including judo therapy and acupuncture, which are regulated by the laws and regulations such as Judo Therapist Act and the Act on Practitioners of Massage, Acupressure, Acupuncture and Moxibustion. Changes in the application of current regulatory requirements to our currently regulated services of our osteopathic clinics and osteopathic beauty salons may increase costs of performing such services. We also provide other services, such as massage of calves, pelvic tilt correction and hunchback correction, which are not currently regulated by the laws and regulations of Japan. If the Japanese Government decides in the future to regulate these unregulated services, our costs associated with licensing and training staff to perform such services, as well as any additional wages required for hiring licensed staff, as necessary, to perform such services could add to our expenses reducing our profit margin adversely effecting our results of operation.

We may suffer losses from liability or other claims if our clinic services cause harm to customers.

Although we screen our customers for major illnesses and injury, our services offered at the osteopathic could potentially cause harm or injury to customers. Unexpected and undesirable side effects caused by such services for which we have not provided sufficient warnings, which may have been performed negligently, could result in the discontinuance of our osteopathic clinic services or prevent us from achieving or maintaining market acceptance of our services. Such side effects or injury incidents could also expose us to liability lawsuits. We currently maintain a comprehensive general liability policy; however, if any general liability lawsuits or claims are successfully brought against us, we could suffer from increased insurance premiums. Moreover, if damages exceed our policy limits, we may incur substantial financial losses. These claims could cause negative publicity regarding our Company, or brand, which could in turn harm our reputation and net revenue, which could have a material adverse effect on our business, financial condition, profitability, and cash flows.

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If we or our prospective franchisees face labor shortages or increased labor costs as to our osteopathic clinics or osteopathic beauty salons, our results of operations and our growth could be adversely affected.

Labor is a primary component in the cost of operating our directly-operated and prospective franchised osteopathic clinics and our directly-operated osteopathic beauty salons. As of February 13, 2025, we had 123 full-time employees for osteopathic clinics and osteopathic beauty salons, 69.2% and 9.8% of which were judo therapists and acupuncture and moxibustion therapists, respectively, who provide services to customers directly. Additionally, 8.2% of our staff are both judo therapists and acupuncture and moxibustion therapists. If we or our prospective franchisees face labor shortages or increased labor costs because of increased competition for employees, higher employee-turnover rates, or increases in the relevant minimum wage, change in employment status standards, or other employee benefits costs (including costs associated with health insurance coverage or workers’ compensation insurance), our and our prospective franchisees’ operating expenses could increase, and our growth could be adversely affected.

If such events occur, we may be unable to increase our prices in order to pass future increased labor costs on to our customers, in which case our margins would be negatively affected. Also, reduced margins of prospective franchisees could make it more difficult to sell franchises. If prices are increased by us and our prospective franchisees to cover increased labor costs, the higher prices could adversely affect transactions which could lower sales and thereby reduce our margins and the royalties that we receive from prospective franchisees.

In addition, our success depends in part upon our and our prospective franchisees’ ability to attract, motivate and retain a sufficient number of well-qualified osteopathic clinic operators, management personnel and other employees, including judo therapists and acupuncture and moxibustion therapists. Qualified individuals needed to fill these positions can be in short supply in some geographic areas. In addition, osteopathic clinics have traditionally experienced relatively high employee turnover rates. Our and our prospective franchisees’ ability to recruit and retain such individuals may delay the planned openings of new osteopathic clinics or result in higher employee turnover in existing osteopathic clinics or osteopathic beauty salons, which could increase our and our prospective franchisees’ labor costs and have a material adverse effect on our business, financial condition, results of operations or cash flows. If we or our prospective franchisees are unable to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected. Competition for these employees could require us or our prospective franchisees to pay higher wages, which would also result in higher labor costs and adversely affect our results of operation.

Substantially all of our revenues are generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

Our functional currency is the Japanese yen and reporting currency is the U.S. dollar. Substantially all of our revenues are generated in Japan, but an increase in our international presence could expose us to fluctuations in foreign currency exchange rates. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies which, among other factors, may be influenced by governmental policies and domestic and international economic and political developments. If our non-Japanese revenues increase substantially in the future, any significant change in the value of the currencies of the countries in which we do business against the Japanese yen could adversely affect our financial condition and results of operations due to translational and transactional differences in exchange rates.

We cannot predict the effects of exchange rate fluctuations upon our future operating results because of the number of currencies involved, the amount of our revenues that will be generated in other countries, the variability of currency exposures, and the potential volatility of currency exchange rates. We do not take actions to manage our foreign currency exposure, such as entering into hedging transactions.

Contracts with customers under the age of 18, who are considered minors, may be terminated if we cannot obtain a consent from their parents or guardians.

Unmarried persons under the age of 18 are considered minors in Japan. There are no specific laws or regulations prohibiting treatment to minors without their parents’ consent. However, minors may not enter into contractual relationships without a parent’s (or guardian’s) permission. Therefore, as a general rule, if a minor enters into a contract without parental consent, they can cancel the contract (Japanese Minor’s Right of Rescission). We ordinarily conduct medical consultations with our customers who are minors with their parent or guardian present so that we can obtain their consent to provide our treatment. However, if the parent or guardian does not agree to the treatment method or the terms of the contract, we may have no choice but to terminate the contract.

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Risks Related to Our Relationships with Prospective Franchisees of Our Osteopathic Clinics in the Future

The financial performance of our prospective franchisees can negatively impact our business.

We do not have franchised clinics as of February 13, 2025. However, we might derive revenues associated with our prospective franchised locations from royalty fees and other fees to prospective franchised locations in the future. Therefore, our financial results might be dependent in part upon the operational and financial success of our prospective franchisees. We have established operational standards and guidelines for our direct operating clinics; and we believe that the prepared materials might be applicable to our prospective franchisees. However, we might have limited control over how our prospective franchisees’ businesses are operated. While we are responsible for ensuring the success of our entire system of osteopathic clinics and for taking a longer-term view with respect to system improvements, our prospective franchisees have individual business strategies and objectives, which might conflict with our interests. Our prospective franchisees may not be able to secure adequate financing to continue operating their osteopathic clinics. If they incur too much debt or if economic or sales trends deteriorate such that they might be unable to repay existing debt, our prospective franchisees could experience financial distress or even bankruptcy. If a significant number of prospective franchisees become financially distressed, it could harm our operating results through reduced royalty revenues, and the impact on our profitability could be greater than the percentage decrease in the royalty revenues. Closure of prospective franchised osteopathic clinics would reduce our royalty revenues and could negatively impact margins, because we may not be able to reduce fixed costs which we continue to incur.

We have limited control with respect to the operations of our prospective franchisees, which could have a negative impact on our business.

We do not have franchised clinics as of June 2024. However, prospective franchisees will be independent business operators and not our employees. Though we have established operational standards and guidelines, they would own, operate and oversee the daily operations of their osteopathic clinic locations. We might provide training and support to prospective franchisees and set and monitor operational standards, but the quality of franchised osteopathic clinics might be diminished by any number of factors beyond our control. Consequently, prospective franchisees may not successfully operate osteopathic clinics in a manner consistent with our standards and requirements or may not hire and train qualified managers and other osteopathic clinic personnel, including medical therapists. If prospective franchisees do not operate to our expectations, our image and reputation, and the image and reputation of other prospective franchisees, may suffer materially, and prospective franchise-wide sales could decline significantly, which would reduce our royalty revenues, and the impact on profitability could be greater than the percentage decrease in royalties and fees.

In addition, our prospective franchisees might be subject to the same general economic risks as our Company, and their results are influenced by competition for both guests and therapists, market trends, price competition and disruptions in their markets due to severe weather and other external events. Like us, they might rely on external vendors for some critical functions and to protect their company data. They might also be limited in their ability to open new locations by an inability to secure adequate financing, especially since many of them are small businesses with much more limited access to financing than our Company. They might experience financial distress as a result of over- leveraging, which could negatively affect our operating results as a result of delayed payments to us.

We will rely on prospective franchise agreements that could be breached and may be difficult to enforce, which could result in prospective franchisees improperly managing osteopathic clinics.

Although we believe that we will take reasonable steps to protect the quality of services provided at our prospective franchised locations, including the prospective use of franchise agreements with detailed and rigorous obligations on the part of prospective franchisees, the agreements might be difficult and costly to enforce. Although we seek to require strict adherence to properly structured franchise agreements, disputes might arise related to revenue, financing, or intellectual property rights associated with our prospective franchise. If a dispute arises, a court may determine that a third party’s rights were infringed. In addition, enforcement of our rights can be costly and unpredictable. We might also rely on trade secrets and proprietary know-how that we seek to protect in part by confidentiality agreements with our prospective franchisees, employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we might still face the risks that:

●	these agreements may be breached;

●	these agreements may not provide adequate remedies for the applicable type of breach;

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●	our trade secrets or proprietary know-how will otherwise become known; and

●	our competitors will independently develop similar technology or proprietary information.

We might rely in part on the financial health of our prospective franchisees. If we do not monitor them appropriately, it could adversely affect our operations and financial results if they experience financial hardship.

We might rely in part on our prospective franchisees and the manner in which they operate their locations to develop and promote our business. It is possible that some prospective franchisees could file for bankruptcy or become delinquent in their payments to us, which could have a significant adverse impact on our business due to loss or delay in payments of royalties and other fees. Bankruptcies by our prospective franchisees could negatively impact our market share and operating results as we may have fewer well-performing osteopathic clinics, and adversely impact our ability to attract new prospective franchisees.

Franchisees might not hire qualified managers or may not successfully operate osteopathic clinics in a manner consistent with our standards and requirements. The failure of prospective franchisees to operate prospective franchises successfully could have a material adverse effect on us, our reputation, our brand and could materially adversely affect our business, financial condition, results of operations and cash flows.

Premature termination of prospective franchise agreements can cause losses.

Our prospective franchise agreements might be subject to premature termination in certain circumstances, such as failure of a prospective franchisee to cure a monetary default or abandonment of the prospective franchise. If terminations occur for this or other reasons, we may need to enforce our right to damages for breach of contract and related claims, which may cause us to incur significant legal fees and expenses and/or to take back and operate such osteopathic clinics as directly-operated. Any damages we ultimately collect could be less than the projected future value of the fees and other amounts we would have otherwise collected under the prospective franchise agreement. In addition, with many of our brands, we remain liable under the lease and, therefore, will be obligated to pay rent or enter into a settlement with the landlord, and we may not be made whole by the prospective franchisee. A significant loss of prospective franchise agreements due to premature terminations could hurt our financial performance or our ability to grow our business.

The interests of our prospective franchisees may conflict with ours in the future and we could face liability from our prospective franchisees or related to our relationship with our prospective franchisees.

Prospective franchisees, as independent business operators, might from time to time disagree with us and our strategies regarding the business or our interpretation of our respective rights and obligations under the respective prospective franchise agreements and the terms and conditions of the prospective franchisee/franchisor relationship. This may lead to disputes with our prospective franchisees, and we expect such disputes to occur from time to time in the future as we continue to offer prospective franchises. Such disputes may result in legal action against us. To the extent we have such disputes, the attention, time and financial resources of our management and our prospective franchisees will be diverted from our osteopathic clinics and other businesses, which could have a material adverse effect on our business, financial condition, results of operations and cash flows even if we have a successful outcome in the dispute.

We are subject to various Japanese laws that may affect our relationship with our prospective franchisees.

Various Japanese laws govern our relationship with our prospective franchisees. A prospective franchisee and/or a government agency might bring legal action against us based on the prospective franchisee/franchisor relationships that could result in the award of damages to prospective franchisees and/or the imposition of fines or other penalties against us.

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The Japanese Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of 1947, as amended) (which we refer to as the “Antimonopoly Act”) prohibits any activities that inappropriately induce or mislead customers to enter into a business relationship by demonstrating seemingly preferable trade terms and conditions that could create a false impression over other competitor franchisors. The Japan Fair Trade Commission (which we refer to as the “JFTC”), which enforces the Antimonopoly Act and other Japanese antitrust laws, set forth “Guidelines Concerning the Franchise System Under the Antimonopoly Act” which suggest that a franchisor adequately disclose and explain material trade terms to a potential prospective franchisee (willing to join the prospective franchise relationship) to prevent any material terms and conditions inappropriately inducing or misleading such potential franchisee. In addition, when a franchisor markets its franchise, in the event a franchisor provides a prospective franchisee with an estimate of the revenue or profit that might possibly be earned upon becoming a franchisee, such estimated revenue or profit must be based on a reasonable method of calculation and established facts, such as the results of an existing franchise operating in a similar environment. The franchisor is required to present to the prospective franchisee such methods and facts. If the JFTC finds that any of our activities violate the Antimonopoly Act, including any “deceptive customer inducement”, then the JFTC may order us to cease and desist from engaging in such unlawful activities, delete any relevant unlawful clauses from the franchise contract, or carry out any other measures necessary to eliminate such unlawful activities.

In the event the JFTC suspects any violation of the Antimonopoly Act or alleges our Company has misled or wrongly induced based on any particular trade terms, our Company could be exposed to risks including governmental action against our Company.

Risks Related to the Osteopathic Services Industry

We are vulnerable to changes in consumer preferences and economic conditions that could harm our osteopathic clinic and osteopathic beauty salon business, financial condition, results of operations and cash flow.

Osteopathic clinic and osteopathic beauty salon businesses depend on discretionary consumer spending and are often affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends. Factors such as traffic patterns, weather, local demographics, and the type, number and locations of competing osteopathic clinics may adversely affect the performance of individual locations. In addition, economic downturns, rapid inflation, tight labor market conditions and the resulting increase of general wage levels and increases in osteopathic clinic lease expenses could harm the medical industry in general and our osteopathic clinic locations in particular. Adverse changes in any of these factors could reduce consumer traffic or impose practical limits on pricing that could harm our business, financial condition, results of operations and cash flow.

In order to mitigate these economic and inflationary pressures, the Company plans to transform and continue operating our business efficiently in a sustainable manner aiming to survive the constantly-changing business cycles and guard against the adverse macro-economic conditions like inflationary pressure weighing on the retail sector. To this end we aim to take multitude of strategic initiatives as follows:

Operation initiatives:

●	Provide quality upscale treatment services to enhance the customer experience and increase repeat ratio in pursuit of maximizing their “lifetime value;”
●	Run effective and efficient advertising and marketing campaigns to better control cost of customer acquisition;
●	Monitor continuously key performance indicators like the number of osteopathic clinics, sales per customer, repeat ratio, number of new customers, etc.;
●	Achieve economy of scale and streamline operation, resulting in improved profitability;
●	Invest in employees to ensure quality service; and
●	Transition to digitalized data-driven management.

Finance initiatives:

●	Working capital management to improve operating cash flow;
●	Debt restructuring to enhance financial resiliency and optimize cost of capital; and
●	Improved financial forecasting and planning for securing sufficient cash position with a view to internally and externally balanced funding mix in order to maintain the firm’s financial health even during a severe economic downturn.

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There can be no assurance that consumers will continue to regard our brand of osteopathic clinics or osteopathic beauty salons favorably or that we will be able to develop new services that appeal to consumer preferences. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions. If we are unable to adapt to changes in consumer preferences and trends, we may lose customers and our revenues may decline.

We may not be able to compete successfully with other osteopathic clinic businesses, which could materially and adversely affect our results of operations.

We may not be able to compete successfully with other osteopathic clinic businesses. Intense competition in the medical industry could make it more difficult to expand our business and could also have a negative impact on our operating results if customers favor our competitors, or if we are forced to change our pricing and other marketing strategies.

The osteopathic industry, particularly in Japan, is intensely competitive. In addition, the Fukuoka area of Japan, the one of the primary markets in which we compete, contains what we believe to be one of the most competitive osteopathic markets in Japan. Fukuoka Prefecture ranks within the top 10 in Japan in terms of the number of osteopathic clinics, according to the statistics of the Ministry of Health, Labour and Welfare in 2022 (Statistics on Judo Therapist Facilities, Zenkoku Jusei Shinkyu Kyodo Kumiai, 2023). We expect competition in this market to continue to be intense because osteopathic clinics are comparatively inexpensive to start and operate, and new competitors are regularly entering the market. Competition in our industry is primarily based on price, convenience, quality of service, brand recognition, and location of the osteopathic clinics. If our directly-operated and prospective franchised osteopathic clinics cannot compete successfully with other osteopathic clinic companies in new and existing markets, we could lose customers and our revenues could decline. Our directly-operated and prospective franchised osteopathic clinics compete with national and regional osteopathic clinic chains for customers, osteopathic clinic locations and qualified management and other staff, including licensed judo therapists and acupuncture and moxibustion therapists. Some of our competitors may have substantially greater financial and other resources, may have been in business longer, may have greater brand recognition, or may be better established in the markets where our osteopathic clinics are located or are planned to be located. Any of these competitive factors may materially adversely affect our business, financial condition or results of operations.

Negative publicity could reduce sales at some or all of our osteopathic clinics or osteopathic beauty salons.

Although we actively screen all personnel and staff members, including judo therapists and acupuncture and moxibustion therapists, who interact with customers, we cannot guarantee that our staff or customers will not engage in illegal or inappropriate behavior that could have a negative effect on our brand image, as well as the health and well- being of our customers or staff, as the case may be. In addition, negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. Any such negative impact of adverse publicity relating to one osteopathic clinic may extend far beyond the osteopathic clinic involved, especially due to the high geographic concentration of many of our osteopathic clinics or osteopathic beauty salons, to affect some or all of our other osteopathic clinics or osteopathic beauty salons, including our prospective franchised osteopathic clinics. The risk of negative publicity is particularly great with respect to our prospective franchised osteopathic clinics because we are limited in the manner in which we can regulate them, especially on a real-time basis, and negative publicity from our prospective franchised osteopathic clinics may also significantly impact directly-operated osteopathic clinics. In addition, the medical industry can often be held under legal and legislative scrutiny as a result of some fringe osteopathic clinic businesses that engage in illegal or anti-social activities.

Employee claims against us based on, among other things, wage and hour violations, discrimination, harassment, wrongful termination, or similar claims may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. Certain types of employee claims, such as tort claims, could be asserted against us by employees of our prospective franchisees. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

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We conduct business in a heavily regulated industry, and if we fail to comply with applicable healthcare laws and government regulations, we could incur financial penalties, become excluded from participating in government healthcare programs, be required to make significant operational changes or experience adverse publicity, which could harm our business.

The Japanese healthcare industry is heavily regulated and closely scrutinized by government and local authorities. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payers, our contractual relationships with our customers, our marketing activities and other aspects of our operations.

Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect our business. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. New or changed healthcare laws, regulations or standards may harm our business. A review of our business by judicial, law enforcement, regulatory or accreditation authorities could result in challenges or actions against us that could harm our business and operations.

We are potentially subject to government regulations, and we may experience delays in obtaining required regulatory approvals, if required, to market our proposed businesses.

Various aspects of our operations are or may become subject to Japanese law or the laws of another relevant country or jurisdiction, any of which may change from time to time. Costs arising out of any regulatory developments could be time-consuming, expensive and could divert management resources and attention and, consequently, could adversely affect our business operations and financial performance.

Delays in regulatory clearance, approval, limitations in regulatory approval and withdrawals of regulatory approval, if any are required, may have a negative impact on our results. If we experience significant delays in obtaining any regulatory approvals, our business development costs will increase and or our ability to commercialize future businesses will be adversely affected.

Legislative or governmental administrative reforms to the reimbursement systems in Japan in a manner that significantly reduces reimbursement for our services could have a material adverse effect on our business, financial condition or results of operation.

Approximately 40% of our revenue from the osteopathic clinic services for the year ended December 31, 2023 was generated from health insurance payments on behalf of customers covering our services to such customers, and the treatments facilitated by our services are dependent on the coverage decisions and reimbursement policies established by government healthcare programs and private healthcare insurers. These policies affect which products and services customers purchase and the prices they are willing to pay. Reimbursement varies and can significantly impact the acceptance of new services and technologies. Even if we develop or offer a promising new service, we may find limited demand for the service unless appropriate reimbursement approval is obtained from private and governmental third-party payors. Further legislative or administrative reforms to the reimbursement systems in Japan in a manner that significantly reduces reimbursement for our services could have a material adverse effect on our business, financial condition, or results of operations.

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Risks Related to Our Indebtedness

Our level of indebtedness could materially and adversely affect our business, financial condition and results of operations.

The total debt outstanding under our credit facilities as of June 30, 2024 was $6.5 million (¥1,046 million) on a consolidated basis. Our indebtedness could have significant effects on our business, such as:

●	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy and other purposes;

●	requiring us to dedicate a substantial portion of our cash flow from operations to pay principal and interest on our debt, which would reduce availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes;

●	making us more vulnerable to adverse changes in general economic, industry and competitive conditions, in government regulation and in our business by limiting our ability to plan for and react to changing conditions;

●	diluting the economic and voting rights of our existing shareholders or reduce the market price of the common shares or both upon redemption of the convertible bonds; and

●	placing us at a competitive disadvantage compared with our competitors that have less debt.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Our outstanding debt agreements may limit our flexibility in operating and expanding our business.

As of June 30, 2024, we had a total of 18 loans with seven Japanese financial institutions for an aggregate principal amount of $4.3 million (¥697 million) on a consolidated basis. None of the loan agreements contain any material financial covenants. However, 14 loan agreements have Junichi Watanabe, our CEO of Sakai Seikotsuin Nishi Co., Ltd., and Masataka Sakai, our Director of Sakai Seikotsuin Nishi Co., Ltd., as personal guarantors of such debt obligations of our Company. If we release them from such a guarantor burden, the lenders may request us to provide them with alternative collateral and/or seek additional negative covenants on the existing loan agreements. This could limit our discretion to invest, utilize, and/or dispose of our assets for business.

Furthermore, the potential restrictive covenants to be contained in our existing and future loan agreements may restrict our access to future debt financing, on which our business operations and expansion plans, in part, depend. If our revenues decrease materially or we experience a significant increase in our interest expenses, we may not have enough available cash or be able to raise additional funds on satisfactory terms, if at all, through equity or debt financings to make any required prepayment or repay such indebtedness at the time any such event of default occurs. In such an event, we may be required to delay, limit, reduce or terminate our business development or expansion efforts. Our business, financial condition and results of operations could be materially adversely affected as a result.

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Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowings with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt.

Our policies do not limit us or our subsidiary entities from incurring debt. We intend to borrow as much as possible. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants.

Risks Related to our Corporate Structure

Investors will not receive the benefit of the regulations provided to investment companies.

Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 percent of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an “investment company” within the meaning of the Investment Company Act of 1940. The investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted.

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

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General Risk Factors

We may face strong competition from other providers in our service areas, which could materially and adversely affect our results of operations.

Both osteopathic clinic industry and labor consulting market are highly competitive and increased competitive pressures could reduce our share of the markets and adversely affect our business, financial position, results of operations and cash flows.

As for osteopathic clinic industry, competition is primarily based on price, convenience, quality of service, brand recognition, and location of the clinics. If our clinics cannot compete successfully with competitors in new and existing markets, we could lose customers and our revenues could decline. Our clinics compete with other osteopathic clinics and chains for customers, locations and qualified management and other staff, including licensed judo therapists and acupuncture therapists.

In labor consulting market, we may face competition from other Labor and Social Security Attorney offices and related services. In addition, new technologies and digitization may lead to more automated solutions.

In both industries, some of our competitors may have substantially greater financial and other resources, may have greater brand recognition, or may be better established in the markets where our clinics and services are located or are planned to be located. Any of these competitive factors may materially adversely affect our business, financial condition or results of operations.

In the case of changes in related laws and regulations, our operations could be adversely affected.

Changes in labor laws and labor standards laws and the introduction of new laws can affect rules and requirements of the industry. To cope with this, companies must keep abreast of the latest laws and regulations and provide appropriate advice to their clients.

In the osteopathic clinic industry, changes in licensing systems, judo therapist qualification requirements, and insurance systems could affect our operations. In addition, measures must be taken when new laws or changes in laws occur with regard to medical fee billing procedures and compliance with the Personal Information Protection Law.

Failure to adequately manage legal risks and violations of laws and regulations can have a negative impact on a Company’s reputation and credibility.

Significant additional government regulations or new laws and regulations may have a significant impact on our business, financial condition, operating results, or cash flows.

Various Japanese labor laws regulate relation with employees and have impact on operating costs. Employees or contract employees are concerned by these laws in general.

Significant additional government regulations or new laws and regulations, such as employer contributions, obligation to raise minimum wage, change in employment status conditions and other changes in labor laws regarding Minimum Wage Act, Social Security, Unemployment Insurance, and Industrial Accident Compensation Insurance may have a significant impact on our business, financial condition, operating results, or cash flows.

In addition, the Company shall be subject to claims by employees, in particular, discrimination, harassment, unfair dismissal, or violations of Labor Laws in the ordinary course of our business operations. These claims, litigation costs, and settlement money could adversely affect our business, brand image, employee recruitment, financial condition, operating results, or cash flow.

Litigation involving our Company may occur and affect our operation.

If the labor consulting advice or information we provide is inaccurate, misleading, or incomplete, our clients may suffer damages. In such cases, a risk of litigation or claims for damages may occur from the client. Supporting, recommending, or facilitating illegal or unlawful labor practices creates the risk of litigation from related clients or employees. Examples include advising on illegal human resource practices and providing labor advice related to discrimination and harassment. Litigation risk arises when a contract is established between us and a client and the provision of certain services is agreed upon, and a breach or non-fulfillment of the contract occurs. The client may claim to have suffered damages as a result of the breach of contract and may take legal action. It is important for labor consulting firms to establish a relationship of trust with their clients. However, the risk of litigation from clients may arise if misuse, abuse, or leakage of clients’ confidential or personal information occurs.

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In the osteopathic clinic business, if a patient is not satisfied with the results or effectiveness of treatment, he or she may file a lawsuit alleging malpractice or medical error. Disputes may arise regarding the treatment process, or the medical services provided. If a patient is injured or an accident occurs during treatment or therapy at an osteopathic clinic, the patient or his/her representative may file a lawsuit alleging negligence or breach of duty of care. If a patient’s personal information is leaked or improperly managed, the patient may file a lawsuit for invasion of privacy or information leakage. It is important to comply with privacy laws and related regulations. Risk of lawsuits from employees exists if there are disputes or violations of labor contracts or working conditions with employees. Litigation related to wrongful termination, improper working conditions, harassment, etc. may occur.

We depend on key members of our management and advisory team and will need to add and retain additional leading experts.

We are highly dependent on our executive officers, including our Chief Executive Officer, Mr. Ryoji Baba, and our Chief Financial Officer, Satoshi Saito, and other key management and technical personnel.

Furthermore, our ability to manage our labor consulting business and manage our store expansion will require us to continue to train, motivate, and manage our associates. We will need to attract, motivate, and retain additional qualified executive, managerial, and merchandising personnel and store associates. Competition for this type of personnel is intense, and we may not be successful in attracting, assimilating, and retaining the personnel required to grow and operate our business profitably. We presently do not maintain a “key person” life insurance policy for our executive officers. There can be no assurance that we will be able to retain our existing personnel, including our Chief Executive Officer, Chief Financial Officer, and other key management personnel, or attract additional qualified employees. The loss of key personnel or the inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, financial condition and results of operation.

Third party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, patents and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us or our prospective franchisees if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in osteopathic clinic, and other revenues. If the intellectual property became subject to third party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We and our prospective franchisees rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our osteopathic clinics and osteopathic beauty salons. We use several cloud services for different business purposes. Our and our prospective franchisees’ operations depend upon our and our prospective franchisees’ ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems, network infrastructure, or servers of the cloud services we use that cause an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, or a material network breach in security of these systems as a result of cyber-attack or any other failure to maintain a continuous and secure cyber network could further result in substantial harm, or in delays in customer service and reduce efficiency in our and our prospective franchisees’ operations. This could include the theft of our intellectual property or trade secrets, or the improper use of personal information or other “identify theft.” While we utilize our personnel, as well as a variety of hardware and software, to monitor our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful. Any such claim, proceeding or action by a regulatory authority, or any adverse publicity resulting from these allegations, could adversely affect our business and results of operations.

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Cybersecurity breaches and other disruptions could compromise our information, result in the unauthorized disclosure of confidential guest, employee, Company and/or business partners’ information, damage our reputation, and expose us to liability, which could negatively impact our business.

In the ordinary course of our business, we collect, process, and store sensitive and confidential data, including our proprietary business information and that of our guests, suppliers and business partners, and personally identifiable information of our guests and employees, in our external data centers and on our networks. For example, our customers are asked to complete a survey prior to first receiving services at our osteopathic clinics. The surveys contain questions requesting private health-related information of our osteopathic clinic patrons. In connection with credit and debit card sales, we and our prospective franchisees transmit confidential credit and debit card information by way of secure private retail networks.

The secure processing, maintenance, and transmission of this information is critical to our operations. We rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential information. Despite the security measures we have in place and continual vigilance in regard to the protection of sensitive information, our systems and those of our third-party service providers may be vulnerable to security breaches, attacks by hackers, acts of vandalism, computer viruses, misplaced or lost data, human errors, or other similar events. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations, damage our reputation, and cause a loss of confidence in our business, products, and services, which could adversely affect our business, financial condition, profitability, and cash flows.

Furthermore, although we currently carry cyber liability insurance, such insurance has limited coverage to cover liabilities incurred by breaches of our customers’ data caused by security breaches, attacks by hackers, acts of vandalism, computer viruses, misplaced or lost data, human errors, or other similar events. A significant claim not covered by our insurance, in full or in part, may result in significant expenditures by us. Moreover, we may not be able to maintain insurance policies in the future at reasonable costs or on acceptable terms, which may adversely affect our business and the trading price of the common shares.

Our business involves significant risks and uncertainties that may not be covered by insurance.

We endeavor to obtain insurance coverage from established insurance carriers to cover certain risks and liabilities related to our business. However, the amount of insurance coverage that we maintain may not be adequate to cover all claims or liabilities. For example, although we currently carry cyber liability insurance, such insurance has limited coverage. See risk factor titled “Cybersecurity breaches and other disruptions could compromise our information, result in the unauthorized disclosure of confidential guest, employee, Company and/or business partners’ information, damage our reputation, and expose us to liability, which could negatively impact our business.” Furthermore, existing coverage may be canceled while we remain exposed to the risk and it is not possible to obtain insurance to protect against all operational risks, natural hazards, and liabilities. We cannot provide assurance that our insurance policies will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. A successful liability claim could result in substantial cost to us. Even if we are fully insured as it relates to a claim, the claim could nevertheless diminish our brand and reputation and divert management’s attention and resources, which could have a negative impact on our business, financial condition, and results of operations.

Matters relating to employment and labor law may adversely affect our business.

Various Japanese labor laws govern our relationships with our employees and affect operating costs. These laws include employment classifications of employee, independent contractor, or contract worker; minimum wage requirements; employer contributions to social security, unemployment insurance, and workers’ accident compensation insurance, and other wage and benefit requirements. Significant additional government regulations and new laws, including mandating increases in minimum wages, changes in employment status requirements, or other labor law changes could materially affect our business, financial condition, operating results or cash flow. Additionally, if our or our prospective franchisees’ employees unionize, it could materially affect our business, financial condition, operating results or cash flow.

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We are also subject in the ordinary course of business to employee claims against us based, among other things, on discrimination, harassment, wrongful termination, or violation of labor laws. Such claims could also be asserted against us by employees of our prospective franchisees. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business, brand image, employee recruitment, financial condition, operating results or cash flows.

If the benefits of any proposed acquisition do not meet the expectations of investors, shareholders or financial analysts, the market price of our common shares may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our common shares prior to the closing of the proposed acquisition may decline. The market values of our common shares at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our common shares irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Changes to accounting rules or regulations may adversely affect our business, financial condition or results of operations.

Changes to existing accounting rules or regulations may impact our business, financial condition or results of operations. Other new accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. For instance, accounting regulatory authorities have recently issued new accounting rules which require lessees to capitalize operating leases in their financial statements in the next few years. When adopted, such change would require us to record significant operating lease obligations on our balance sheet and make other changes to our financial statements. This and other future changes to accounting rules or regulations could materially adversely affect our business, financial condition or results of operations.

Upon becoming a public company, we will incur significantly increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

Upon becoming a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

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The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 20-F or the first annual report on Form 20-F following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the value of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve our existing, and implement new, operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on the value of our securities, and could adversely affect our ability to access the capital markets.

We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks such as COVID-19, political events, war, and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures.

Our headquarters, osteopathic clinic and osteopathic beauty salon locations and other businesses, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, typhoons, tsunamis, tornadoes, fires or earthquakes, as well as global pandemics such as COVID-19. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures and even nuclear leaks, as a result of the concentration of our osteopathic clinics and our osteopathic beauty salons, may disrupt our and our prospective franchisees’ business and may adversely affect our and our prospective franchisees’ ability to sell services. Our business may be harmed if our or our prospective franchisees’ ability to sell services is impacted by any such events, any of which could influence customer trends and purchases and negatively impact our and our prospective franchisees’ revenues, properties or operations.

In addition, if we experience the effects of other events, such as natural or other disasters, we could suffer physical damage to one or more of our or our prospective franchisees’ properties, the temporary closure of some or all of our directly-operated osteopathic clinics and franchised osteopathic clinics, the temporary lack of an adequate work force in a market, temporary or long-term disruption in the transport of goods, delay in the delivery of goods and supplies to our directly-operated and franchised osteopathic clinics, disruption of our technology support or information systems, or fuel or electricity shortages or dramatic increases in fuel or electricity prices, all of which would increase the cost of doing business. These events also could have indirect consequences such as increases in the costs of insurance or taxes if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect our operations and our financial results.

Our management does not have experience managing a U.S. public company and our current resources may not be sufficient to fulfill our public company obligations.

Following the closing of this offering, we will be subject to various regulatory requirements, including those of the SEC and the NYSE American or the Nasdaq. These requirements include recordkeeping, financial reporting and corporate governance rules and regulations. Our management team does not have experience in managing a U.S. public company and, historically, has not had the resources typically found in a public company. Our internal infrastructure may not be adequate to support our increased reporting obligations and we may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome our lack of experience or employees. Our business, financial condition or results of operations could be adversely affected if our internal infrastructure is inadequate, including if we are unable to engage outside consultants or are otherwise unable to fulfill our public company obligations.

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Our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act. If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on our business and the market price of our securities.

As a public company, we will have significant requirements for enhanced financial reporting and internal controls and will be required to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. If we identify material weaknesses in our internal control over financial reporting, if we are unable to establish or maintain appropriate internal financial reporting controls and procedures or comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, it could result in material misstatements in our consolidated financial statements and harm our operating results.

Our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that eventually we will be required to meet. Our internal controls over financial reporting have weaknesses and conditions that require correction or remediation. For each of the years ended December 31, 2023 and 2022, we identified two material weaknesses in our assessment of the effectiveness of disclosure controls and procedures. We (i) lack of well-established procedures to identify and approve related party transactions and (ii) lack of sufficient financial reporting and accounting personnel to formalize, design, implement and operate key controls over financial reporting process in order to report financial information in accordance with U.S. GAAP and SEC reporting requirements. We plan on contracting with an outside certified public accountant to assist us in maintaining our disclosure controls and procedures and the preparation of our financial statements for the foreseeable future. We also plan on increasing the size of our accounting staff at the appropriate time for our business and its size to ameliorate our concern that we do not effectively segregate certain accounting duties or have adequate staffing. We believe the foregoing actions would resolve these material weaknesses in disclosure controls and procedures. However, there can be no assurances as to the timing of any such actions or that we will be able to do so. Any failure by us to implement the changes necessary to maintain an effective system of internal controls could harm our operating results materially and cause investors and financial analysts to lose confidence in our reported financial information. Any such loss of confidence in the investment community would have a negative effect on the trading and price of our common shares.

Because currently we do not have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls.

Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could materially adversely affect us and lead to a decline in the market price of our common shares.

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As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls in our annual reports on Form 20-F (commencing with the filing for the year ended 2024), we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We qualify as an “emerging growth company” as defined in the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the fiscal year in which the market value of our common shares that are held by non-affiliates is at least $700.0 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs.

Until such time, however, we cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

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Risks Related to this Offering and Ownership of the Common Shares

Even if the common shares are listed on the NYSE American or the Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of the NYSE American or the Nasdaq.

Prior to this offering, there has been no public market for our common shares. As a condition to consummating this offering, our common shares offered in this prospectus must be listed on the NYSE American or the Nasdaq. Accordingly, in connection with the filing of the registration statement of which this prospectus forms a part, we intend to apply to list our common shares on the NYSE American or the Nasdaq under the symbol “RYOJ.” Assuming that our common shares are listed, after the consummation of this offering there can be no assurance any broker will be interested in trading our common shares. Therefore, it may be difficult to sell your common shares if you desire or need to sell them. Our underwriters are not obligated to make a market in our common shares, and even if it makes a market, it can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common shares will develop or, if developed, that such market will continue.

Once our common shares are approved for listing on the NYSE American or the Nasdaq, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying the continued listing requirements of the NYSE American or the Nasdaq. Our failure to continue to meet these requirements may result in our common shares being delisted from the NYSE American or the Nasdaq.

The price of our common shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our common shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the common shares.

In addition, if the trading volumes of the common shares are low, people buying or selling in relatively small quantities may easily influence prices of the common shares. This low volume of trades could also cause the price of the common shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of the common shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the common shares. As a result of this volatility, investors may experience losses on their investment in the common shares. A decline in the market price of the common shares also could adversely affect our ability to sell additional common shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the common shares will develop or be sustained. If an active market does not develop, holders of the common shares may be unable to readily sell the common shares they hold or may not be able to sell their common shares at all.

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Even if the common shares are approved for listing on the NYSE American or the Nasdaq, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying the NYSE American’s continued listing requirements. Our failure to continue to meet these requirements may result in the common shares being delisted from the NYSE American or the Nasdaq.

The price of the common shares may fluctuate substantially, and you could lose all or part of your investment.

The price for the common shares in this offering will be determined by us and the Representative of the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. You may not be able to sell your common shares at or above the offering price or at any other price or at the time that you would like to sell. You should consider an investment in the common shares to be risky, and you should invest in the common shares only if you can withstand a total loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of the common shares to fluctuate, in addition to the other risks mentioned in this section of the prospectus, are:

●	any failure to meet or exceed revenue and financial projections we provide to the public;

●	actual or anticipated variations in our quarterly financial condition and operating results or those of other companies in our industry;

●	our failure to meet or exceed the estimates and projections of the investment community;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	additions or departures of our key management personnel;

●	issuances by us of debt or equity securities;

●	litigation involving our Company, including shareholder litigation; investigations or audits by regulators into the operations of our Company; or proceedings initiated by our competitors, franchisees, or customers;

●	changes in the market valuations of similar companies;

●	common shares price and volume fluctuations attributable to inconsistent trading volume levels of the common shares;

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●	significant sales of the common shares by our insiders or our shareholders in the future;

●	the trading volume of the common shares in the United States; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for the common shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their common shares and may otherwise negatively affect the liquidity of the common shares. Future market fluctuations may also materially adversely affect the market price of the common shares.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against that company. Any such class action suit or other securities litigation would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, could materially adversely affect our business, financial condition, results of operations and prospects.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of the common shares and trading volume could decline.

The trading market for the common shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If few or no securities or industry analysts cover us, the trading price for the common shares would be negatively impacted. If one or more of the analysts who covers us downgrades the common shares, publishes incorrect or unfavorable research about our business, ceases coverage of our Company, or fails to publish reports on us regularly, demand for the common shares could decrease, which could cause the price of the common shares or trading volume to decline.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the common shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our businesses and cause the price of the common shares to decline.

As a controlled company, we are not subject to all of the corporate governance rules of the NYSE American or the Nasdaq.

The “controlled company” exception to the rules of the NYSE American or the Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group or another company, is considered a “controlled company,” meaning we will be exempt from corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees of directors are determined or recommended to our board of directors by independent members of our board of directors. As of the date of this prospectus, Ryoji Baba beneficially owns an aggregate of 8,024,000 shares of our common shares, including 4,813,000 shares held directly and 3,211,000 shares held indirectly through Miracle Exploration Technologies Limited, which represents 80.2% of the voting power of our outstanding capital stock. Following this offering, Mr. Baba will control approximately 71.3% of the voting power of our outstanding capital stock if all the common shares being offered are sold (or 70.2% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full). If we obtain listing on the NYSE American or the Nasdaq, we will be a “controlled company” within the meaning of the corporate governance rules of the NYSE American or the Nasdaq. We intend to utilize these exemptions. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE American or the Nasdaq. See “Management—Foreign Private Issuer Status and Controlled Company Exemption”.

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If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority shareholders from influencing significant corporate decisions and may result in conflicts of interest.

As of the date of this prospectus, Ryoji Baba beneficially owns an aggregate of 8,024,000 shares of our common shares, including 4,813,000 shares held directly and 3,211,000 shares held indirectly through Miracle Exploration Technologies Limited, which represents 80.2% of the voting power of our outstanding capital stock. Following the completion of this Offering, Mr. Baba will control approximately 71.3% of the voting power of our outstanding common shares if all the common shares being offered are sold (or 70.2% of our outstanding voting power if the underwriters’ option to purchase additional shares is exercised in full). As a result, management will have majority voting power over all matters requiring shareholder votes, including: the election of directors; mergers, consolidations, and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation; and our winding up and dissolution.

This concentration of voting power may delay, deter or prevent acts that would be favored by our other shareholders. The interests of management may not always coincide with our interests or the interests of our other shareholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, management may seek to cause us to take courses of action that, in their judgment, could enhance their investment in us, but which might involve risks to our other shareholders or adversely affect us or our other shareholders, including investors in this offering. As a result, the market price of our common shares could decline or shareholders might not receive a premium over then-current market price of our common shares upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our common shares because investors may perceive disadvantages in owning shares in a company with significant shareholders. See “Management - Compensation of our Executive Officers, Directors and Corporate Auditors” and “Description of Share Capital.”

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Our common shares may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common shares may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common shares will not be considered “penny stock” following this offering since they will be listed on the NYSE American or the Nasdaq, if we are unable to maintain that listing and our common shares is no longer listed on the NYSE American or the Nasdaq, unless we maintain a per-share price above $5.00, our common shares will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

● If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

● If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common shares and may affect your ability to resell our common shares.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common shares will not be classified as a “penny stock” in the future.

If you purchase common shares in this offering, you will experience immediate dilution.

If you purchase common shares in this offering, you will experience immediate dilution of $3.77 per common share in the net tangible book value of your common shares after giving effect to this offering at an assumed public offering price of $4.00 per common share because the price that you pay will be substantially greater than the net tangible book value per common share that you acquire. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus titled “Dilution.”

If the benefits of any proposed acquisition do not meet the expectations of investors, shareholders or financial analysts, the market price of our common shares may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our common shares prior to the closing of the proposed acquisition may decline. The market values of our common shares at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

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In addition, broad market and industry factors may materially harm the market price of our common shares irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The payment of future dividends on our common shares, if any, must be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on many factors on which the common shareholders may determine not to do so.

The payment of future dividends on our common shares, if any, must be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our common shareholders may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business. Therefore, you may not receive any dividends on your common shares for the foreseeable future, and the success of an investment in the common shares will depend upon any future appreciation in its value. Moreover, any ability to pay may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries. Consequently, investors may need to sell all or part of their holdings of our common shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the common shares will appreciate in value or even maintain the price at which our shareholders have purchased the common shares.

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Sales of a substantial number of our common shares in the public markets by our existing shareholders in the future could cause the price of the common shares to fall.

Sales of a substantial number of our common shares in the public market in the future or the perception that these sales might occur, could depress the market price of the common shares and could impair our ability to raise capital through the sale of additional equity securities from time to time. We are unable to predict the effect that any such sales may have on the prevailing market price of the common shares.

The future issuance of additional common shares in connection with our stock acquisition rights or other incentives, convertible bonds, acquisitions or otherwise may adversely affect the market of the common shares.

As of February 13, 2025, we had 300,000 common shares issuable upon exercise of outstanding stock acquisition rights at a weighted average exercise price of ¥1($0.01) per share. If and when these stock acquisition rights are exercised for our common shares, the number of common shares outstanding will increase. Such an increase in our outstanding securities, and any sales of such shares, could have a material adverse effect on the market for the common shares, and the market price of the common shares.

We currently plan to continue granting stock acquisition rights and other incentives so that we can continue to secure talented personnel in the future. Any common shares issued in connection with the exercise of outstanding stock acquisition rights would dilute your ownership interest.

The right of holders of common shares to participate in any future rights offerings may be limited, which may cause dilution to their holdings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make any such rights available to the holders of common shares in the United States unless we register such rights and the securities to which such rights relate under the Securities Act or an exemption from the registration requirements is available. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act.

Risks Related to Tax

We may incur significant taxation from an investigation by the tax authority in Japan.

In Japan, every two to five years, the Japanese tax authority investigates Japanese companies to check the tax filing and determine whether their tax treatment is appropriate. If the tax authority investigates our tax treatment and determines our tax treatment is not appropriate, or if we and the tax authority have different views on tax treatments, we may have to pay a burden taxation. These additional taxes may materially and adversely impact our financial condition and the results of operations in future periods.

Risks Related to Restrictions on Foreign Investment

We may face restrictions on foreign investment related to Foreign Exchange and Foreign Trade Act in Japan.

If we develop a new business or plan a merger or acquisition, we will have to consider the impact from restrictions of foreign investment under the Foreign Exchange and Foreign Trade Act, as amended (the “FEFTA”), in Japan. We intend to apply to list our common shares, not American Depository Receipt, on the NYSE American or the Nasdaq. In this case, an investment in our Company may be deemed as an inward direct investment as set forth in the FEFTA. When it is applicable, certain acquisitions of shares in Japan from foreign investors may be subject to prior notification or a post-investment report. Under the FEFTA, when foreign investors acquire our common shares in a transaction that is considered as an inward direct investment or a specified acquisition, they are required to file a notification or report with the Japanese government via the Bank of Japan, subject to limited exemptions. Therefore, if we develop a new business or plan a merger or acquisition in the future, we will have to consider the impact from restriction of foreign investment in Japan, and if there is any impact due to the application of this regulation, we may have to forego such new business or plans, which may materially and adversely impact our financial condition and results of operations in future periods.

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USE OF PROCEEDS

We estimate that we will receive approximately $3.9 million in net proceeds from the assumed sale of 1,250,000 common shares offered by us in this offering (or approximately $4.6 million if the underwriters exercise in full their option to purchase up to 187,500 additional common shares from us), based on an assumed public offering price of $4.00 per common share (which is the low-end of the price range set forth on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and offering expenses of approximately $1.1 million payable by us if the underwriters do not exercise the over-allotment option (approximately $1.2 million payable by if the underwriters exercise the over-allotment option in full).

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include implementation and development of an information technology (IT) platform for our labor consulting services, hiring of additional consultants and an expansion abroad of consulting business as well as an expansion of our osteopathic clinics and osteopathic beauty salons through mergers and acquisitions and franchising.

We have no agreements or commitments for particular uses of the net proceeds from this offering, and our management will have discretion in allocating the net proceeds. We do not plan on using the proceeds of this offering to expand internationally. In addition, as of the date of this prospectus, we have not identified any particular business which we may want to finance the acquisition with the proceeds of the offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our businesses.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share (which is the low-end of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by approximately $1.15 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of shares we are selling in this offering. An increase (decrease) of 100,000 in the number of shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $0.368 million, assuming the assumed initial public offering price of $4.00 per shares (which is the low-end of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us. Any increase or decrease in the estimated proceeds from the offering is not expected to have a material effect on our operations given the discretion we will have in the application and use thereof.

We believe that our funds and the net proceeds from this offering will be sufficient to continue our businesses and operations as currently conducted through 2024; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

The intended use of proceeds in this section takes into account the potential impacts of COVID-19.

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DIVIDEND POLICY

We have never paid annual dividends to shareholders. The payment of future dividends on our common shares, if any, will be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our common shareholders or our directors may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Currently, there are no restrictions on payment of dividends under our existing debt agreements. However, Articles 446 and 461 of Companies Act in Japan set forth the regulations for restricting dividend payments and companies are required to calculate distributable amount of dividend accordingly. See “Description of Share Capital—Dividend Rights” for calculating distributable amount of dividends. The Companies Act in Japan specifically prohibits dividend payment exceeding the distributable amount. Currently, we believe that we have a sufficient distributable amount based on the calculation in accordance with the provision of the Companies Act in order to pay future dividends on our common shares. See “Risk Factors—Risks Related to this Offering and Ownership of the Common Shares—The payment of future dividends on our common shares, if any, will be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on many factors on which the common shareholders may determine not to do so.”

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt, and capitalization as of June 30, 2024:

●	on an actual basis; and

●	on a pro forma basis to give effect to the above and the assumed issuance of 1,250,000 common shares in this offering at an assumed initial public offering price of $4.00 per share, after deducting underwriting discounts and commissions of $350,000 and estimated offering expenses of $755,790 payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds”, “Selected Consolidated Financial Information and Operating Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this prospectus.

	As of June 30, 2024
(In dollars, except share amounts)	Actual	Pro Forma(1)
	(Unaudited)
Cash and cash equivalents	$4,057,553	$7,951,763

Current portion of long-term debts, net	1,208,534	1,208,534
Long-term debts, net	4,042,494	4,042,494

Shareholders’ equity:
Common shares, 40,000,000 shares, with no par value, authorized, 10,000,000 shares issued and outstanding, on an actual basis; and 11,250,000 shares issued and outstanding, on a pro forma basis	41,549	41,549
Additional paid-in capital	1,350,005	5,244,215
Accumulated earnings	693,728	693,728
Accumulated other comprehensive loss	(487,056)	(487,056)
Total shareholders’ equity	1,598,226	5,492,436
Total capitalization	$6,849,254	$10,743,464

(1)	The pro forma information above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing. The number of common shares to be outstanding immediately after this offering is based on the assumed issuance of 1,250,000 common shares in this offering and does not include (i) up to 187,500 common shares issuable upon the exercise in full by the underwriters of their option to purchase additional common shares from us based upon an assumed offer and sale of 1,250,000 common shares at an assumed public offering price of $4.00 per share (which is the low-end of the price range set forth on the cover page of this prospectus), (ii) the number of common shares underlying 300,000 stock acquisition rights (with an exercise price of ¥1($0.01) per common share) equal to 3.0% of the issued and outstanding common shares on a fully diluted basis as of the day prior to the successful listing on the NYSE American or the Nasdaq, subject to adjustment as provided in the stock acquisition rights agreement; and (iii) up to an aggregate of 87,500 common shares underlying the Representative’s Warrants to be issued to the Representative in connection with this offering (assuming the underwriters exercise the over-allotment option in full).

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DILUTION

Purchasers of common shares in this offering will experience immediate and substantial dilution to the extent of the difference between the initial public offering price per common share paid by the purchasers of the common shares in this offering and the pro forma, as adjusted net tangible book value per common share immediately after, and giving effect to, this offering. Dilution results from the fact that the initial public offering price per common share in this offering is substantially in excess of the net tangible book value per common share attributable to the issued and outstanding common shares held by our existing shareholders.

Our historical net tangible book value per common share is determined by dividing our net tangible book value, which is the book value of our total assets less the book value of our goodwill, intangible assets, deferred initial public offering costs and total liabilities, by the number of outstanding common shares. As of June 30, 2024, the historical net tangible book value of our common shares was $(833,241), or $(0.08) per common share.

After giving effect to the (i) assumed sale by us of 1,250,000 common shares in this offering at an assumed initial public offering price of $4.00 per common share (which is the low-end of the price range set forth on the cover page of this prospectus), and (ii) receipt by us of the net proceeds of this offering, after deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2024 would have been $3,060,969 or $0.27 per common share. The pro forma net tangible book value per common share immediately after the offering is calculated by dividing the pro forma net tangible book value of $3,060,969 by 11,250,000 common shares (which is the pro forma common shares outstanding as of June 30, 2024). The difference between the initial public offering price per common share and the pro forma net tangible book value per common share represents an immediate increase in net tangible book value of $0.36 per common share to our existing shareholders, and an immediate dilution in net tangible book value of $3.73 per common share to purchasers of common shares in this offering.

The following table illustrates this dilution to purchasers in this offering on a per common share basis (in $):

Assumed initial public offering price per common share		$4.00

Net tangible book value per common share before this offering (as of June 30, 2024)	$(0.08)

Increase in net tangible book value per common share attributable to purchasers in this offering	$0.36

Pro forma net tangible book value per common share immediately after this offering		$0.27

Dilution in pro forma net tangible book value per common share to purchasers in this offering		$3.73

The following table summarizes, as of June 30, 2024, on the pro forma basis described above, the differences between the number of common shares purchased from us, the total consideration paid to us in cash, and the weighted average price per common share that our existing shareholders and the new purchasers in this offering paid. The total consideration below is based on an assumed initial public offering price of $4.00 per common share (which is the low-end of the price range set forth on the cover page of this prospectus), before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Common Shares		Total Consideration		Weighted Average Price
(In US dollars, except % and share amounts)	Number	Percentage	Amount	Percentage	per Share
Existing shareholders	10,000,000	88.89%	$41,549	0.82%	$0.004
New investors	1,250,000	11.11%	$5,000,000	99.18%	$4.000
Total	11,250,000	100.00%	$5,041,549	$100.00%	$0.448

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The table and information above assume no exercise by the underwriters of their option to purchase additional common shares in this offering. If the underwriters exercise in full their option to purchase up to 187,500 additional shares from us based upon an assumed offer and sale of 1,250,000 common shares at an offering price of $4.00 per shares, the pro forma net tangible book value per share immediately after this offering would be $0.29 per share, and the dilution in pro forma net tangible book value per share to purchasers in this offering would be $3.71 per share, in each case assuming an assumed initial public offering price of $4.00 per share (which is the low-end of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Based upon an assumed offer and sale of 1,250,000 common shares at an offering price of $4.00 per common share (which is the low-end of the price range set forth on the cover page of this prospectus), if the underwriters exercise in full their option to purchase up to 187,500 additional common shares from us, the number of common shares underlying the common shares held by purchasers in this offering would be increased to 1,437,500 common shares, or 12.57% of the total number of common shares outstanding immediately after this offering, and the percentage of common shares held by our existing shareholders would be reduced to 87.43% of the total number of common shares outstanding immediately after this offering.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per common share (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by approximately $1.15 million, assuming the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of common shares we are selling in this offering. An increase (decrease) of 100,000 in the number of common shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $0.368 million, assuming the assumed initial public offering price of $4.00 per common share (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us. Any increase or decrease in the estimated proceeds from the offering is not expected to have a material effect on our operations given the discretion we will have in the application and use thereof.

The foregoing tables and calculations are based on the number of common shares that will be outstanding immediately following the offering, and exclude (i) up to 187,500 common shares issuable upon the exercise in full by the underwriters of their option to purchase additional common shares from us based upon an assumed public offering price of $4.00 per share (which is the low-end of the price range set forth on the cover page of this prospectus), (ii) the number of common shares underlying 300,000 stock acquisition rights (with an exercise price of ¥1($0.01) per common share) equal to 3.0% of the issued and outstanding common shares on a fully diluted basis as of the day prior to the successful listing on the NYSE American or the Nasdaq, subject to adjustment as provided in the stock acquisition rights agreement, and (iii) up to an aggregate of 100,625 common shares underlying the Representative’s Warrants to be issued to the Representative in connection with this offering (assuming the underwriters exercise the over-allotment option in full).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarize the significant factors affecting our operating results, financial condition, liquidity, and cash flows for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The forward-looking statements contained herein are based on management’s judgment, assumptions made by management and information currently available to it. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors, including those described below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Business Overview

Our primary mission is to improve and restore physical and mental health diminished by work related stress through our consulting and health services. We believe that work-induced stress is a serious and growing problem as profits over people dominate all sectors of contemporary business culture.

We are engaged in two primary businesses in Japan:

(1)

Consulting Services. We provide labor and corporate consulting services to foster constructive employment relationships between companies and their employees. More specifically, we provide consulting services to labor unions as well to as companies wishing to build constructive relationships with labor unions. We provide consulting services to (i) labor unions to increase their membership rate, (ii) companies to support the practice of whistleblowing and stress checks, and (iii) both companies and labor unions to resolve disputes in a constructive manner.

(2)	Health Services. As of February 13, 2025, we provide health services through 28 osteopathic clinics and two osteopathic beauty salons to alleviate physical ailments primarily created by work related stress. We directly operate all of our clinics and salons (no clinics or salons are franchised as of the date of this prospectus).

For the fiscal years ended December 31, 2023 and 2022, we generated revenues of $10,963,365 (87% attributable to health services and 13% attributable to consulting services) and $10,486,584 (96% attributable to health services and 4% attributable to consulting services), respectively, we reported net income of $770,571 and net loss of ($452,546), respectively, and cash flow from operating activities of $388,989 and $1,166,433, respectively. For the six months ended June 30, 2024, we generated revenues of $5,196,844 (81% attributable to health services and 19% attributable to consulting services), net income of $398,528, and net cash provided in operating activities of $411,823. As stated in the unaudited consolidated financial statements, as of June 30, 2024, we had retained earnings of $693,728.

The following table provides revenue summary for the periods indicated:

	Years ended
	December 31,
(In thousands)	2023	2022
Consulting Services	$1,439	$447
Health services	9,524	10,040
	$10,963	$10,487

	Six Months ended
	June 30,
(In thousands)	2024	2023
Consulting Services	$1,012	$784
Health services	4,185	5,168
	$5,197	$5,952

As of June 30, 2024, the osteopathic clinics and osteopathic beauty salons have 27 and three locations, respectively, across Japan, located within the country’s major cities.

Key Financial Definitions

Revenue. Revenue consists of the following items: revenue from consulting services and health services (directly-operated osteopathic clinics and osteopathic beauty salons).

Cost of Revenue. The total cost of delivering services to customers consists of the following items: cost of goods sold, salon operating cost, salaries for therapists, legal and welfare expenses, provision for paid annual leave, travelling expenses, salon rent, depreciation and amortization and others.

Operating expenses. Operating expenses includes the costs to sell and deliver services and the costs to manage the Company as follows: directors’ compensations, salaries and allowances, bonuses, legal welfare expenses, provision for paid annual leave, recruiting expenses, travel expenses, advertising expenses, rent, taxes and duties, commission fees, compensations, depreciation and amortization, provision for doubtful accounts, and others.

Non-U.S. GAAP Measures

To supplement its financial data presented on a basis consistent with U.S. GAAP, this prospectus contains certain non-GAAP financial measures, including EBITDA. The Company has included these non-GAAP financial measures because they are financial measures used by management to evaluate the Company’s core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments. These measures exclude certain expenses that are required under U.S. GAAP. The Company excludes these items because they are non-recurring or non-cash expenses that are determined based in part on the Company’s underlying performance.

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EBITDA. We define EBITDA as net income (loss), adjusted to exclude: (i) interest income and expense, (ii) income tax expense, and (iii) depreciation and amortization. Management considers EBITDA to be a measurement of performance which provides useful information to both management and investors. EBITDA should not be considered an alternative to net income or other measurements under U.S. GAAP. EBITDA is not calculated identically by all companies and, therefore, our measurements of EBITDA may not be comparable to similarly titled measures reported by other companies.

We use EBITDA to enhance our understanding of our operating performance, which represents our views concerning our performance in the ordinary, ongoing and customary course of our operations. We historically have found it helpful, and believe that investors have found it helpful, to consider an operating measure that excludes certain expenses relating to transactions not reflective of our core operations. Our management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not direct consequences of the performance of the Company and are not within the management’s control. Therefore, our management believes that excluding these expenses facilitates comparisons of our operational results and financial performances in different periods, as well as comparisons against similarly determined non-GAAP financial measures of comparable companies.

The information about our operating performance provided by this financial measure is used by our management for a variety of purposes. We regularly communicate EBITDA results to our board of directors and we discuss with the board our interpretation of such results. We also compare our EBITDA performance against internal targets as a key factor in evaluating our periodic operating performance at consolidated level, largely because we believe that this measure is indicative of how the fundamental business is performing and is being managed.

EBITDA Margin. EBITDA margin is calculated by dividing EBITDA for a period by total revenue for the same period.

Note Regarding Non-GAAP Financial Measures

EBITDA and EBITDA Margin are not financial measures presented in accordance with U.S. GAAP. The Company believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing its financial performance and results of operations as the Company’s board of directors and management use EBITDA and EBITDA Margin to assess its financial performance, because it allows them to compare the Company’s operating performance on a consistent basis across periods by removing the effects of the Company’s capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team. Net income/loss is the U.S. GAAP measure most directly comparable to EBITDA and EBITDA Margin. The Company’s non-GAAP financial measures should not be considered as alternatives to the most directly comparable U.S. GAAP financial measure. Each of these non-GAAP financial measures has important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measures. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with U.S. GAAP. Because EBITDA and EBITDA Margin may be defined differently by other companies in the Company’s industry, the Company’s definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Key Performance Indicators

In assessing the performance of our business, we consider several key performance indicators used by management. We receive monthly performance reports from our consulting services business and the clinics and salons which include key performance indicators as set forth below. We believe these indicators provide us with useful data with which to measure our performance and to measure the performance of our consulting services business and our clinics and salons.

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The key performance indicators for our consulting services business include:

●

Referenceable Customers. Maintaining positive customer references is critical to the success of our consulting service business. Not only does this result in repeat business from satisfied customers, but these customers are also a great tool for prospecting new clients for us. In particular, we have a strong relationship with CEO/CFO or the other executive level employees of each customer. In addition, these upper management level employees know the potential customer’s management each other, and most often introduce new customers (“Referenceable Customer”) within their network to us.

We had six and 11 referenceable customers for the years ended December 31, 2022 and 2023 respectively.

The key performance indicators for our clinics and salons include:

●	Number of Clinics and Salons with Data. The number of clinics and salons for which comparable financial and customer data is available.

●	Total Customers Served. The number of customers serviced at clinics and salons (other than clinics and salons in which our point-of-sale system is not installed and therefore, comparative financial and customer data is not available).

●	Sales Per Customer. The ratio of total clinics and salons sales to number of treated customers at clinics and salons (other than a few clinics and salons for which comparative financial and customer data is not available).

●	Repeat Ratio. The ratio of repeat customer visits to total customer visits in the applicable month or other stated period for all clinics and salons for which comparable financial and customer data is available.

As of the dates indicated, the number of Company directly-operated osteopathic clinics and osteopathic beauty salons are as follows:

	Years Ended December 31,
	2023	2022
Company directly-operated osteopathic clinics	28	26
Company directly-operated osteopathic beauty salons	6	6

	Six Months Ended June 30,
	2024	2023
Company directly-operated osteopathic clinics	27	27
Company directly-operated osteopathic beauty salons	3	6

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The following table and charts set forth our monthly key performance indicators from January 1, 2022 to June 30, 2024, as realized for company directly-operated clinics and salons with data:

Osteopathic clinics

	Number of Clinics with Data	Total Customers Served	Sales Per Customer (USD)	Sales Per Customer (JPY)	Repeat Ratio
January 2022	25	39,474	$19.1	¥2,516	86.6%
February 2022	26	36,048	$18.9	¥2,485	85.5%
March 2022	26	42,163	$18.6	¥2,443	87.9%
April 2022	26	43,470	$18.2	¥2,401	87.5%
May 2022	26	42,146	$18.9	¥2,484	87.1%
June 2022	26	43,248	$19.8	¥2,604	86.5%
July 2022	26	40,860	$19.8	¥2,609	85.7%
August 2022	26	37,368	$19.7	¥2,592	84.3%
September 2022	26	38,377	$20.4	¥2,679	86.3%
October 2022	26	41,162	$20.3	¥2,674	86.8%
November 2022	26	40,465	$20.3	¥2,670	87.4%
December 2022	26	38,524	$20.4	¥2,691	86.9%
January 2023	26	35,100	$19.1	¥2,683	84.8%
February 2023	26	36,579	$18.2	¥2,565	84.1%
March 2023	26	40,921	$18.1	¥2,539	86.1%
April 2023	26	38,160	$18.8	¥2,643	85.9%
May 2023	27	39,686	$18.2	¥2,562	86.0%
June 2023	27	40,758	$17.6	¥2,476	85.5%
July 2023	27	39,213	$17.8	¥2,505	85.1%
August 2023	27	36,823	$17.7	¥2,496	84.4%
September 2023	28	40,338	$17.6	¥2,482	85.0%
October 2023	28	40,933	$18.5	¥2,609	85.1%
November 2023	28	38,955	$18.3	¥2,580	84.9%
December 2023	28	38,380	$17.4	¥2,442	86.7%
January 2024	28	35,538	$16.5	¥2,513	85.0%
February 2024	28	36,777	$15.9	¥2,428	85.1%
March 2024	28	39,093	$16.9	¥2,569	85.7%
April 2024	28	39,852	$16.5	¥2,512	85.9%
May 2024	28	41,397	$17.7	¥2,694	85.5%
June 2024	28	39,507	$16.2	¥2,464	84.8%

Osteopathic Beauty Salons

	Number of Salons with Data	Total Customers Served	Sales Per Customer (USD)	Sales Per Customer (JPY)	Repeat Ratio
September 2022	6	2,144	$57.6	¥7,579	12.8%
October 2022	6	2,902	$64.5	¥8,492	17.0%
November 2022	6	2,800	$60.4	¥7,953	13.8%
December 2022	6	2,853	$104.5	¥13,754	16.8%
January 2023	6	2,559	$37.3	¥5,248	9.8%
February 2023	6	2,546	$48.7	¥6,854	5.2%
March 2023	6	3,062	$25.7	¥3,618	6.6%
April 2023	6	2,743	$28.6	¥4,025	6.2%
May 2023	6	2,682	$33.7	¥4,745	5.0%
June 2023	6	2,395	$31.4	¥4,417	3.5%
July 2023	6	2,292	$42.4	¥5,966	4.6%
August 2023	6	2,078	$35.4	¥4,976	3.7%
September 2023	6	1,897	$33.8	¥4,759	4.1%
October 2023	6	1,640	$28.6	¥4,019	3.6%
November 2023	6	1,487	$44.2	¥6,224	5.5%
December 2023	6	1,264	$55.8	¥7,856	6.2%
January 2024	5	1081	$62.5	¥9,526	8.3%
February 2024	5	911	$34.8	¥5,301	8.2%
March 2024	5	1,035	$60.7	¥9,249	5.5%
April 2024	4	854	$75.9	¥11,570	5.3%
May 2024	3	718	$79.1	¥12,045	7.9%
June 2024	3	660	$73.8	¥11,239	11.7%

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Factors Impacting our Operating Results

We expect that our results of operations will be affected by a number of factors and will primarily depend on the global economy, issues related to the COVID-19 pandemic in Japan and elsewhere, general market conditions, customer preference, and the competitive environment.

Our revenues, operating results and financial performance are impacted by a multitude of factors, including, but not limited to:

Business Environment. According to the report by Yano Economic Research Institutes in 2022, the osteopathic, the osteopathic market continues to see industry consolidation in Japan and notable category entrants from low-price, high turnover service providers, athletic and personal training services, and body stretching. We anticipate that market share will be further transferred to the category leaders in the industry, as smaller, private operators sell their businesses for retirement and/or market competition reasons. We believe that we stand to benefit from these industry trends.

Our Achievements. To date, we have not engaged in price competition, which we believe will damage the reputation of our industry in the long run. The increase in revenue per customer is due to providing quality services. The year over year comparison between the years ended December 31, 2023 and 2022 for osteopathic clinics shows that our average revenue per customer had decreased by 0.9%, from ¥2,571 ($18.9) to ¥2,549 ($17.5). In the future, we may raise the prices of our services over time to keep up with increases in minimum wage and to maintain an appropriate margin. Our repeat ratio was 86.7% in December 2023 compared to 86.9% in December 2022. During the fiscal year ended December 31, 2023, (i) the annual average number of visits is 22.1 times per customer (i.e., the aggregate number of annual visits of 457,376 divided by medical records of 20,738 and (ii) the number of unique customers who visited our clinic only once (i.e., one-off customers) and were not repeat customers is 1,571. During the fiscal year ended December 31, 2022, (i) the annual average number of visits is 22.3 times per customer (i.e., the aggregate number of annual visits of 477,229 divided by medical records of 21,432) and (ii) the number of unique customers who visited our clinic only once (i.e., one-off customers) and were not repeat customers is 1,786. As a result of our organic development and further consolidation through acquisitions, the number of directly operated clinics in our group increased to 28 as of December 31, 2023 from 26 in the same month of 2022. Total customers served was 38,380 in December 2023 and 38,524 in December 2022.

As of February 13, 2025, our beauty salons have a repeat customer rate of over 10%. During the fiscal year ended December 31, 2023, (i) the period average number of visits is 5.5 times per customer (i.e., the aggregate number of annual visits of 26,635 divided by medical records of 4,827) and (ii) the number of unique customers who visited our beauty salons only once (i.e., one-off customers) and were not repeat customers is 3,061. During the period from September 2022 (acquisition of the beauty salons) through December 31, 2022, (i) the period average number of visits is 4.4 times per customer (i.e., the aggregate number of annual visits of 24,427 divided by medical records of 5,579) and (ii) the number of unique customers who visited our beauty salons only once (i.e., one-off customers) and were not repeat customers is 3,581.

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Assessment of Impact of the COVID-19 to the Company’s Business Operations, Liquidity, and Capital Resources

During 2021, the Japanese Government issued several series of Declaration of Emergency, whereby the Japanese Government requested the closing of non-essential activities and businesses across the country as a pre-emptive safeguard against the COVID-19 pandemic. This adversely impacted businesses across the nation, particularly in the retail segment in which we operate.

Our osteopathic clinics and osteopathic beauty salons are designated as medical institutions by the Japanese Government, which enabled us to continue operating. Notwithstanding, during 2021, the COVID-19 pandemic and the Japanese Government-driven or voluntary closure of workplaces and public spaces, the reluctance or inability to commute on public transportation, shop, or enjoy outdoor leisure activities has affected our business operations and liquidity position. During years 2021 and 2020, the pandemic resulted in a decline in the number of clients seeking the assistance of the Company to resolve labor relation issues and resulted in a decline in the number of patients visiting the osteopathic clinics and osteopathic beauty salons.

Since those declarations were fully lifted in September 2021, the Japanese Government has not issued any further declarations as of the date of this prospectus. The adverse impact on our operations and liquidity positions due to COVID-19 significantly diminished in 2022 and thereafter as the restrictions on people’s activities had eased.

Fluctuation in Number of Served Customers and Sales Per Customer during the COVID-19 Pandemic

The COVID-19 pandemic forced us to shorten hours of some clinics in the Fukuoka area in 2020 because some premises were shut down in response to the declaration of a state of emergency and ensuing local government requests. To tackle the adverse impact, we applied for a government subsidy that came to the rescue of small and medium sized enterprises suffering from a sharp dip in sales revenue and got reimbursed for the loss due to the pandemic. In 2020, we managed our operations by relocating therapists from salons that were closed or operating on shortened hours to those lacking enough therapists, or issued furlough to those who could not be relocated to other open salons. Since the actions taken by us in 2020, we have not had to close or shorten the hours of our salons whether voluntarily or due to Declarations and local governments request. After the first declaration of emergency was lifted on May 25, 2020, the number of our served customers recovered gradually. From January 8 to March 21, 2021, the government issued a second declaration. Tokyo, Kanagawa, Saitama, and Chiba prefectures were fully included within the scope of the second declaration. While this adversely affected our business, the negative impact on our number of customers served was much smaller than those during the first declaration. The number of customers served had dropped to the higher range of 35,000 customers in January and March 2021, but has recovered to the level of more than 43,000 customers in April 2021.

A third declaration was issued from April 25, 2021 and the scope was expanded to finally ten prefectures including Tokyo, which was finally released from the declaration on June 20, 2021. Even with the third declaration, the number of customers served has not been adversely affected.

On July 8, 2021, the government issued a fourth declaration applicable to Tokyo during the period from July 12 to August 12, 2021. During such period, the City of Tokyo had the Summer Olympic games. On July 30, 2021, the government announced it would add Saitama, Chiba, Kanagawa, and Osaka prefectures to the scope of the declaration from August 2 to 31, 2021. On August 17, 2021, the government announced it would add Ibaraki, Tochigi, Gunma, Shizuoka, Kyoto, Hyogo, and Fukuoka prefectures to the scope of the declaration from August 20 to September 12, 2021, and also announced it would extend the declaration applicable to the six prefectures already under the declaration until September 12, 2021. On August 25, 2021, Aichi and seven other prefectures were added to the scope from August 27 to September 12, 2021, resulting in a total of 21 prefectures under the third and fourth declarations. On September 9, 2021, the government announced it would extend the declarations to 19 prefectures with exception of two prefectures until September 30, 2021. The third and fourth declarations were fully lifted on September 30, 2021.

Since September 30, 2021 when the third and fourth declarations were fully lifted, the Japanese Government has not issued further Declaration of Emergency until present. In April 2023, Ministry of Health, Labor and Welfare announced that COVID-19 would be reclassified as Class 5 under the Act on the Prevention of Infectious Diseases and Medical Care for Patients with Infectious Diseases from May 8, 2023. The Act classifies infectious diseases into Class 1 through 5 based on their infectiousness and severity (with Class 1 being the most infectious and severe). The government no longer requested public to take unified basic infection control measures (such as lockdowns) due to the reclassification and people were from then advised to take basic infection control measures, taking into consideration the necessity of such measures, economic and social feasibility, as well as sustainability.

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Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company manages its business primarily on a service basis in Japan. The Company’s reportable segments consist of the Consulting services and Health services. In Consulting services, the Company provides consulting services to both labor unions and companies to enable constructive resolution of labor issues. In the Health segment, the Company has two health services, osteopathic clinics and osteopathic beauty salons. During the year ended December 31, 2023, there were 28 directly operated clinics and six directly operated salons, respectively. On December 31, 2023, the Company closed one osteopathic beauty salon.

The Company measures the results of its segments using, among other measures, each segment’s net sales and operating income, which includes certain corporate overhead allocations. From time to time, the Company revises the measurement of each segment’s operating income, including any corporate overhead allocations, as determined by the information regularly.

The following table shows information by reportable segment for 2023 and 2022, including the reconciliation to loss before income tax:

	Consulting services	Health services	Corporate and support	Consolidated
Fiscal year ended December 31, 2023
Revenues	$1,439,315	$9,524,050	$-	$10,963,365
Cost of revenues and operating expenses	186,956	8,834,514	636,694	9,658,164
Income (loss) from operation	$1,252,359	$689,536	$(636,694)	$1,305,201

Total other expenses, net				81,722
Loss before income tax provision				$1,386,923

	Consulting services	Health services	Corporate and support	Consolidated
Fiscal year ended December 31, 2022
Revenues	$447,029	$10,039,555	$-	$10,486,584
Cost of revenues and operating expenses	198,298	10,462,377	372,228	11,032,903
Income (loss) from operation	$248,731	$(422,822)	$(372,228)	$(546,319)

Total other expenses, net				(26,711)
Loss before income tax provision				$(573,030)

The health services have the two operations, osteopathic clinics and osteopathic beauty salons:

	Osteopathic clinics	Osteopathic beauty salons	Health services
Fiscal year ended December 31, 2023
Revenues	$8,314,802	$1,209,248	$9,524,050
Cost of revenues and operating expenses	7,221,931	1,612,583	8,834,514
Income (loss) from operation	$1,092,871	$(403,335)	$689,536

	Osteopathic clinics	Osteopathic beauty salons	Health services
Fiscal year ended December 31, 2022
Revenues	$9,213,500	$826,055	$10,039,555
Cost of revenues and operating expenses	8,303,684	2,158,693	10,462,377
Income (loss) from operation	$909,816	$(1,332,638)	$(422,822)

The following table shows information by reportable segment for the six months ended June 30, 2024 and 2023, including the reconciliation to loss before income tax:

	Consulting services	Health services	Corporate and support	Consolidated
Six Months Ended June 30, 2024
Revenues	$1,011,664	$4,185,180	$-	$5,196,844
Cost of revenues and operating expenses	186,749	3,715,604	697,378	4,599,731
Income (loss) from operation	$824,915	$469,576	$(697,378)	$597,113

Total other income, net				44,636
Income before income tax provision				$641,749

	Consulting services	Health services	Corporate and support	Consolidated
Six Months Ended June 30, 2023
Revenues	$783,538	$5,168,415	$-	$5,951,953
Cost of revenues and operating expenses	49,823	4,533,427	355,905	4,939,155
Income (loss) from operation	$733,715	$634,988	$(355,905)	$1,012,798

Total other income, net				84,912
Income before income tax provision				$1,097,710

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The health services have the two operations, osteopathic clinics and osteopathic beauty salons:

	Osteopathic clinics	Osteopathic beauty salons	Health services
Six Months Ended June 30, 2024
Revenues	$3,815,666	$369,514	$4,185,180
Cost of revenues and operating expenses	3,134,841	580,763	3,715,604
Income (loss) from operation	$680,825	$(211,249)	$469,576

	Osteopathic clinics	Osteopathic beauty salons	Health services
Six Months Ended June 30, 2023
Revenues	$4,419,562	$748,853	$5,168,415
Cost of revenues and operating expenses	3,698,952	834,475	4,533,427
Income (loss) from operation	$720,610	$(85,622)	$634,988

The Company’s revenues are presented net of consumption tax collected on behalf of governments. The Company has elected to adopt the practical expedient for incremental costs to obtain a contract with a customer, i.e. sales commissions, with amortization periods of one year or less to be recorded in selling, general and administrative expenses when incurred. No asset information is provided for reportable operating segments, as these specified amounts are not included in the measure of segment profit or loss reviewed by the Company’s chief operating decision maker.

Operating Results

Comparison of the Results for the Six Months Ended June 30, 2024 and 2023

(in thousands, except change % data and EBITDA margin)

Consolidated Statement of Income	Six Months Ended June 30,		Change (2024 vs 2023)
Information:	2024	2023	Amount	%
Revenues:
Consulting Services	$1,012	$784	$228	29%
Osteopathic Clinics	3,815	4,419	(604)	(14)%
Osteopathic Beauty Salons	370	749	(379)	(51)%
Total revenue	5,197	5,952	(755)	(13)%
			0
Cost and expenses	4,600	4,939	(339)	(7)%
Operating income	$597	$1,013	$(416)	(41)%
Other income (expenses):
Other income	85	134	(49)	(36)%
Interest income	0	0	(0)	(13)%
Other expense	0	0	0
Interest expense	(40)	(49)	9	(19)%
Total other income	45	85	(40)	(47)%
Income tax expense	243	569	(326)	(57)%
Net income	$399	$529	$(130)	(25)%
EBITDA(1)	$922	$1,264	(342)	(27)%
EBITDA margin(2)	17.7%	21.2%

(1) For a reconciliation of EBITDA to net income (loss), the most comparable U.S. GAAP measure, see the following table.

Reconciliation of non-GAAP measures:	Six Months Ended June 30,
(in thousands, except EBITDA margin)	2024	2023
Net income	$399	$529
Interest expense	40	49
Income tax expense	243	569
Depreciation and amortization	240	117
EBITDA	$922	$1,264
EBITDA margin(2)	17.7%	21.2%

(2) EBITDA margin is calculated by dividing EBITDA for a period by total revenue for the same period.

Revenues

(In thousands)	Six Months Ended June 30,
	2024	2023	Change
Consulting Services	$1,012	$784	$228
Osteopathic Clinics	3,815	4,419	(604)
Osteopathic Beauty Salons	370	749	(379)
	$5,197	$5,952	$(755)

Cost and expenses

(in thousands)	Six Months Ended June 30,		Change
	2024	2023	(2024 vs 2023)
Cost of revenue	$3,260	$3,643	$(383)
General and administrative	912	907	5
Payroll expense	370	331	39
Rent and lease	45	46	(1)
Depreciation and amortization	13	12	1
Impairment on goodwill	0	0
Total	$4,600	$4,939	$(339)

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Cost of revenue

Cost of revenues, for the six months ended June 30, 2024, was $3,260,249 compared to $3,643,110 for the six months ended in 2023. The decrease in cost of revenues by $382,861 or 14% was mainly due to closing stores for the six months ended June 30, 2024, compared to the same period in 2023

Operating expenses

The operating expenses increased by 3% from $1,296,045 for the six months ended June 30, 2023 to $1,339,482 for the same period in 2024, mainly due to the currency translation.

Interest Expense

The interest expense decreased 17% from $49,118 for the six months ended June 30, 2023 to $40,812 for the same period in 2023, mainly due to the decrease of the balance of long-term debts.

Other Income

The other income decreased 36% from $134,007 for the six months ended June 30, 2023 to $85,428 for the same period in 2024, mainly due to decrease in government subsidies.

Income Tax Expense

Income tax expense decreased 57% from $568,763 for the six months ended June 30, 2023 to $243,221 for the same period in 2024. The decrease in income tax expense was mainly due to tax credit. The effective tax rate was 33.92% and 33.92% for the six months ended June 30, 2024 and 2023, respectively.

Net Income and EBITDA

As a result of the foregoing, net income decreased 25% from $528,947 for the six months ended June 30, 2023 to $398,528 for the same period in 2024. EBITDA decreased 27% from $1,264,003 for the six months ended June 30, 2023 to $922,120 for the same period in 2024. The decrease was mainly due to the decrease of net income.

Liquidity and Capital Resources

As of June 30, 2024 and 2023 we had cash of $4,057,553 and $4,282,822 respectively. Liquidity is a measure of our ability to meet potential cash requirements. We generally funded our operations with cash flow from operations, and, when needed, with borrowings from Japanese financial institutions. Our principal uses for liquidity have been to fund development of new clinics, acquisitions of beauty salons, development of new software for new business and/or internal use, our daily operations, working capital and debt service. We expect that our cash and cash equivalents will be sufficient to fund our operating expenses, capital expenditure requirements and debt service obligations through early 2024 and that we would require additional capital in the future. Management believes it will be able to raise capital in the short-term through consulting services and the sales of osteopathic clinics. We may also consider obtaining additional financing through the issuance of our common shares or through other equity or debt financings, and we may also look into refinancing our existing debt obligations. However, there are no assurances that we will be successful. In addition, management is actively pursuing restoring profitability of our osteopathic beauty salon business.

Cash Flows

The following table sets forth a summary of our cash flows for the periods indicated.

	Six Months Ended June 30,		Change
(in thousands)	2024	2023	(2024 vs 2023)
Net income attributable to shareholders	$399	$529	$(130)
Net cash provided by (used in) operating activities	412	(326)	738
Net cash provided by (used in) investing activities	(35)	167	(202)
Net cash provided by (used in) financing activities	(533)	(473)	(59)
Effect of changes in foreign currency exchange rate	(562)	(417)	(144)
Net change in cash and cash equivalents	(718)	(1,050)	332
Cash and cash equivalents, end of the period	$4,058	$4,383	$(326)

Operating Activities

During the six months ended June 30, 2024, net cash provided by operating activities of $411,823 was mainly the result of a net income of $398,528 increased by adding back non-cash lease expenses of $298,817, depreciation and amortization expenses of $239,559, a change in deferred income taxes of $113,108 and accounts receivable of $136,906, reduced by a change in operating lease liabilities of $491,894, accounts payable and accrued liabilities of $43,948 and contract liabilities of $25,106. During the six months ended June 30, 2023, net cash used in operating activities was $326,254 which primarily consisted of a net income of $528,947, increased by non-cash lease expense of $931,054 and depreciation and amortization of $117,175, and reduced by a change in deferred income taxes of $304,538 and change in operating lease liabilities of $1,129,577.

Investing Activities

During the six months ended June 30, 2024, net cash used in investing activities of $35,097 was by cash used for the purchase of property and equipment of $35,097. During the six months ended June 30, 2023, net cash provided by investing activities of $166,628 was mainly the result of collection of loan receivable from related parties of $2,296,352 and sales of property and equipment of $7,099 offset by purchase of property and equipment of $62,699.

Financing Activities

During the six months ended June 30, 2024, net cash used in financing activities of $532,886 was the result of repayments of long-term debt of $325,584 and payments of stock issuance cost of $167,874 and payments for finance leases of $39,428. During the six months ended June 30, 2023, net cash used in financing activities of $473,497 was the result of repayments of long-term loans of $364,905 and payments of stock issuance cost of $264,787 and payments for finance leases of 66,033 offset by proceeds from long-term loans of $222,228.

Bank and Other Borrowings

As of June 30, 2024, rYojbaba Co., Ltd. had 18 business loans outstanding from five Japanese financial institutions including The Nishi-Nippon City Bank, Ltd., Kumamoto Bank, Ltd., Juhachi-Shinwa Bank, Ltd., Bank of Fukuoka., LTD., and Shoko Chukin Bank, Ltd. The balance on the outstanding loans as of June 30, 2024 was $4.3 million (¥697 million), with interest rates ranging from 0.64% to 1.30%, and a weighted average interest rate of 1.0%. The loans mature at various dates through 2035. Junichi Watanabe, our CEO of Sakai Seikotsuin Nishi Co., Ltd., and Masataka Sakai, our Director of Sakai Seikotsuin Nishi Co., Ltd., are the guarantors with respect to such 14 outstanding loans.

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In addition, we have a fundamental funding and treasury policy of (i) maintaining a balanced ratio of debt to equity, and (ii) aligning our repayment of loans with our cash flow from business. Our primary use of funds from our loans is capital expenditures on newly opened osteopathic clinics. Therefore, we have sought debt financing with longer than three-year terms and equal monthly repayment amounts of principal and interest in order to align our debt repayment schedule with our cash flow from our salon business operations. In order to avoid interest rate risk during the terms of the loans, we try to borrow money with fixed interest rates, and do not enter into hedging arrangements. Since our primary business operations are in Japan, our borrowings have been made to date only in Japanese yen with Japanese financial institutions.

Long-term borrowings as of June 30, 2024 and December 31, 2023 are as follow:

	As of June 30,	As of December 31
(in thousands)	2024	2023
Long-term borrowings	$4,042	$5,626
Current portion of long-term borrowings	1,209	685
Unsecured bank loans (with weighted average interest rates of 1.1% and 1.1% as of June 30, 2024 and December 31, 2023, respectively)	$4,329	$5,266

Cash Commitments from Contractual and Other Obligations

Payments of contractual obligations and commitments will require considerable resources. In our ordinary course of business, we routinely enter into commercial commitments and financial obligations for various aspects of our operations. The following table sets forth the amount of our contractual obligations as of June 30, 2024.

	Payments due by period: 2024
(In thousands)	Total	Less than 1 year	1-5 years	More than 5 years
Debt obligations	$5,260	$295	$3,372	$1,593
Operating lease obligations	5,445	379	2,369	2,696
Total	$10,705	$674	$5,741	$4,289

Comparison of the Results for the Years Ended December 31, 2023 and 2022

(in thousands, except change % data and

EBITDA margin)

Consolidated Statement of Income	Year ended December 31,		Change (2023 vs 2022)
Information:	2023($)	2022($)	Amount	%
Revenues:
Consulting Services	$1,439	$447	$992	222%
Osteopathic Clinics	8,315	9,214	(899)	(10)%
Osteopathic Beauty Salons	1,209	826	383	46%
Total revenue	10,963	10,487	476	5%

Cost and expenses	9,658	11,033	(1,375)	(12)%
Operating income	$1,305	$(546)	$1,851	(339)%
Other income (expenses):
Other income	162	69	92	134%
Interest income	13	8	4	54%
Interest expense	(93)	(104)	11	(11)%
Total other income (expenses)	82	(27)	108	(406)%
Income tax (benefit) expense	616	(120)	737	(612)%
Net (loss) income	$771	$(453)	$1,223	(270)%
EBITDA(1)	$1,813	$(179)	2,201	568%
EBITDA margin(2)	16.5%	(1.7)%

(1) For a reconciliation of EBITDA to net income (loss), the most comparable U.S. GAAP measure, see the following table.

Reconciliation of non-GAAP measures:	Year ended December 31,
(in thousands, except EBITDA margin)	2023	2022
Net income	$771	$(453)
Interest expense	93	104
Income tax expense	616	(120)
Depreciation and amortization	334	290
EBITDA	$1,813	$(179)
EBITDA margin(2)	16.5%	(1.7)%

(2) EBITDA margin is calculated by dividing EBITDA for a period by total revenue for the same period.

Revenues

(In thousands)	Year ended December 31,
	2023	2022	Change
Consulting Services	$1,439	$447	$992

Osteopathic Clinics	8,315	9,214	(899)

Osteopathic Beauty Salons	1,209	826	383
	$10,963	$10,487	$477

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Cost and expenses

(in thousands)	Year ended December 31,		Change (2023 vs
	2023($)	2022($)	2022)
Cost of revenue	$7,248	$8,416	$(1,167)
General and administrative	1,695	1,482	213
Payroll expense	605	745	(140)
Rent and lease	70	63	7
Depreciation and amortization	39	81	(42)
Impairment loss	-	246
Total	$9,658	$11,033	$(1,375)

Cost of revenue

Cost of revenues, for the year ended December 31, 2023, was $7,248,298 compared to $8,415,630 for the year in 2022. The decrease in cost of revenues by $1,167,332 or 11% was mainly due to decrease in administrative labor costs for the year ended December 31, 2023, compared to the same period in 2022, which was caused by introduction of reservation system for Osteopathic clinics.

Operating expenses

The operating expenses decreased by 8% from $2,617,274 for the year ended December 31, 2022 to $2,409,429 for the same period in 2023, mainly due to the currency translation. Operating expenses in Japanese decreased by approximately 2% due to decrease in payroll expenses, depreciation and amortization and impairment on goodwill during the year ended December 31, 2023, compared to the same period in 2022 while the effect of the change in currency translation between those two periods is 6%.

Interest Expense

The interest expenses decreased 11% from $104,269 for the year ended December 31, 2022 to $92,930 for the same period in 2023, mainly due to the decrease of the balance of long-term debts.

Other Income

The other income increased 134% from $69,290 for the year ended December 31, 2022 to $161,890 for the same period in 2023, mainly due to increase in government subsidies.

Income Tax Expense

Income tax expense, for the year ended December 31, 2023, was $616,352 compared to income tax benefit of $120,484 for the same period in 2022. The increase in income tax expense by $736,836 or 612% was mainly due to the increase of income from operation. The effective tax rate was 44.44% and 21.03% for the year ended December 31, 2023 and 2022, respectively. The Company recognized and deferred impairment loss subject to Japanese Tax law in 2022, and recognized amortization respectively in 2022 and 2023. In addition, the Company recalculated the amount of net operating loss. As a result, the effective tax rate increased 23.41%.

Net Income and EBITDA

As a result of the foregoing, we reported a net income of $770,571 for the year ended December 31, 2023, representing an increase of $1,223,117 or 270% from a net loss of $452,546 for the year ended December 31, 2022. EBITDA, for the year ended December 31, 2023, was $1,813,436 compared to $ (387,762) for the same period in 2022. The increase by $2,201,198 or 568% was mainly due to the increase of net income for the year ended December 31, 2023 compared to 2022.

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Liquidity and Capital Resources

As of December 31, 2023 and 2022, we had cash of $4,775,736 and $5,433,190, respectively. Liquidity is a measure of our ability to meet potential cash requirements. We generally funded our operations with cash flow from operations, and, when needed, with borrowings from Japanese financial institutions. Our principal uses for liquidity have been to fund development of new clinics, acquisitions of beauty salons, development of new software for new business and/or internal use, our daily operations, working capital and debt service. We expect that our cash and cash equivalents will be sufficient to fund our operating expenses, capital expenditure requirements and debt service obligations through early 2024 and that we would require additional capital in the future. Management believes it will be able to raise capital in the short-term through consulting services and the sales of osteopathic clinics. We may also consider obtaining additional financing through the issuance of our common shares or through other equity or debt financings, and we may also look into refinancing our existing debt obligations. However, there are no assurances that we will be successful. In addition, management is actively pursuing restoring profitability of our osteopathic beauty salon business.

Cash Flows

The following table sets forth a summary of our cash flows for the periods indicated.

	Year ended December 31,		Change
(in thousands)	2023	2022	(2023 vs 2022)
Net income (loss) attributable to shareholders	$771	$(453)	$1,223
Net cash provided by operating activities	389	1,166	(777)
Net cash provided by (used in) investing activities	626	(1,601)	2,227
Net cash used in financing activities	(1,325)	(480)	(845)
Exchange rate changes on cash	(347)	(967)	620
Net change of cash during the period	(657)	(1,882)	1,224
Cash at beginning of period	5,433	7,315	(1,882)
Cash at end of period	$4,776	$5,433	$(657)

Operating Activities

During the year ended December 31, 2023, net cash provided by operating activities of $388,989 was mainly the result of a net income of $770,571 increased by adding back non-cash lease expenses of $1,288,103, depreciation and amortization expenses of $333,583, a change in deferred income taxes of $224,860 and accounts receivable of $184,472, reduced by a change in operating lease liabilities of $1,667,274, accounts payable and accrued liabilities of $421,848 and contract liabilities of $250,901. During the year ended December 31, 2022, net cash provided by operating activities was $1,166,433 which primarily consisted of a net loss of $452,546, increased by adding back impairment loss on operating lease right-of-use assets of $775,154, non-cash lease expense of $611,456 and depreciation and amortization of $290,180, and reduced by a change in deferred income taxes of $338,510 and change in operating lease liabilities of $618,164.

Investing Activities

During the year ended December 31, 2023, net cash provided by investing activities of $625,614 was mainly the result of collection of loan receivable from related parties of $2,429,852 offset by cash used for the purchase of intangible assets of $1,740,707. During the year ended December 31, 2022, net cash used in investing activities of $1,600,991 was mainly the result of lending of loan receivable to related parties of $2,583,194 offset by collection of loan receivable from related parties of 1,299,195.

Financing Activities

During the year ended December 31, 2023, net cash used in financing activities of $1,324,849 was the result of repayments of long-term debt of $1,114,675 and payments of stock issuance cost of $615,485 and payments for finance leases of $153,955 offset by proceeds from long-term debt of $559,266. During the year ended December 31, 2022, net cash used in financing activities of $479,964 was the result of repayments of long-term loans of $634,744 and payments for finance leases of $133,930 offset by proceeds from long-term loans of $288,710.

Bank and Other Borrowings

As of December 31, 2023, rYojbaba Co., Ltd. had 20 business loans outstanding from seven Japanese financial institutions including The Nishi-Nippon City Bank, Ltd., Kumamoto Bank, Ltd., Kagoshima Bank, Ltd., Juhachi-Shinwa Bank, Ltd., Bank of Fukuoka., LTD., Bank of Saga., LTD., and Shoko Chukin Bank, Ltd. The balance on the outstanding loans as of December 31, 2023 was $5.3 million (¥747 million), with interest rates ranging from 0.55% to 1.50%, and a weighted average interest rate of 1.1%. The loans mature at various dates through 2035. Junichi Watanabe, our CEO of Sakai Seikotsuin Nishi Co., Ltd., and Masataka Sakai, our Director of Sakai Seikotsuin Nishi Co., Ltd., are the guarantors with respect to such 16 outstanding loans.

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In addition, we have a fundamental funding and treasury policy of (i) maintaining a balanced ratio of debt to equity, and (ii) aligning our repayment of loans with our cash flow from business. Our primary use of funds from our loans is capital expenditures on newly opened osteopathic clinics. Therefore, we have sought debt financing with longer than three-year terms and equal monthly repayment amounts of principal and interest in order to align our debt repayment schedule with our cash flow from our salon business operations. In order to avoid interest rate risk during the terms of the loans, we try to borrow money with fixed interest rates, and do not enter into hedging arrangements. Since our primary business operations are in Japan, our borrowings have been made to date only in Japanese yen with Japanese financial institutions.

Long-term borrowings as of December 31, 2023 and 2022 are as follow:

	December 31,
(in thousands)	2023	2022
Long-term borrowings	$5,626	$6,186
Current portion of long-term borrowings	685	1,142
Unsecured bank loans (Due through 2023 with weighted average interest rates of 1.1% and 1.1% as of December 31, 2023 and 2022, respectively)	$5,266	$6,207

Cash Commitments from Contractual and Other Obligations

Payments of contractual obligations and commitments will require considerable resources. In our ordinary course of business, we routinely enter into commercial commitments and financial obligations for various aspects of our operations. The following table sets forth the amount of our contractual obligations as of December 31, 2023.

	Payments due by period: 2023
(In thousands)	Total	Less than 1 year	1-5 years	More than 5 years
Debt obligations	$6,323	$685	$3,829	$1,810
Operating lease obligations	6,847	996	2,717	3,135
Total	$13,170	$1,681	$6,546	$4,945

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), which require management to make estimates, judgments and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. We believe our most critical accounting policies and estimates relate to the following:

●	Indefinite-Lived Intangible Assets
●	Business Acquisition
●	Revenue Recognition
●	Incremental borrowing rate for Right of Use Assets
●	Income taxes

While our estimates and assumptions are based on our knowledge of current events and on actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. For a discussion of the Company’s significant accounting policies, refer to Note 2 of Notes to Consolidated Financial Statements.

Indefinite-Lived Intangible Assets

Impairment tests for indefinite-lived intangible assets must be performed at least annually, or more frequently if events or circumstances indicate that an asset may be impaired. We perform impairment tests using various valuation methodologies, including discounted cash flow models and a market approach, to determine the fair value of the indefinite-lived intangible asset or the reporting unit, as applicable. The ability to accurately predict future cash flows may impact the determination of fair value. When performing these impairment tests, we estimate the fair values of the assets using management’s best assumptions, which we believe are consistent with those a market participant would use. The estimates and assumptions used in these tests are evaluated and updated as appropriate.

For indefinite-lived intangible assets, other than goodwill, if the carrying amount exceeds the fair value, an impairment charge is recognized in an amount equal to that excess. The Company has the option to perform a qualitative assessment of indefinite-lived intangible assets, other than goodwill, rather than completing the impairment test. The Company must assess whether it is more likely than not that the fair value of the intangible asset is less than its carrying amount. If the Company concludes that this is the case, it must perform the impairment testing described above.

66

The impairment of goodwill impairment test requires significant judgment in determining the fair value of the reporting unit. In particular, the fair value estimate was sensitive to significant assumptions that require judgment, including revenue growth rates, operating expenses as a percentage of revenue that affect the amount and timing of future cash flows, and estimating a discount rate, which are affected by factors such as general market conditions and recent operating performance.

Business Acquisition

The determination of fair values involves the use of significant judgments and estimates. The judgments used to determine the estimated fair value assigned to assets acquired and liabilities assumed, and non-controlling interest, as well as the expected future cash flows and related discount rate, can materially impact the Company’s consolidated financial statements. Significant inputs and assumptions used for the model included the amount and timing of expected future cash flows and discount rate. The Company utilized the assistance of third-party valuation appraisers to determine the fair value of non-controlling interest as of the date of acquisition.

Revenue Recognition

Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. Our performance obligation generally consists of the promise to provide services in our directly operated clinics and salon and from our labor and corporate consulting services. We recognize revenue for the Company’s single performance obligation related to in-store at the point at which the service has been performed or the control of the merchandise has passed to the customer. We recognize revenue form consulting services over the period of the contract by reference to progress toward complete satisfaction of that performance obligation. All of our performance obligations under the terms of contracts with our customers have an original duration of one year or less.

Incremental borrowing rate for Right of Use Assets

As the Company’s operating leases typically do not provide an implicit rate, the Company estimates its incremental borrowing rate. The assessment of the Company’s incremental borrowing rate involves judgment regarding the cost of borrowing funds on a collateralized basis over a similar term and in a similar economic environment.

Income Taxes

Income taxes are accounted for using an asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations.

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Quantitative and Qualitative Disclosure About Market Risk

Inflation risk on osteopathic business

We continue to monitor various global economic factors, including inflation, that affect our business and associated operational risks. In this period of high inflation, we have seen increases in labor and material costs caused by inflation that could potentially reduce margins. Inflationary pressures have recently increased the costs of tools and equipment for our osteopathic treatments, and other inputs for our services and those costs may continue to increase. We have experienced, and may continue to experience, higher than expected inflation, including escalating transportation and other supply chain costs and disruptions. We may not be able to counteract such higher costs by price increases as the prices of part of our osteopathic services are regulated by the Ministry of Health, Labor and Welfare of Japan and we are not able to freely change the prices. The increase in the foregoing costs caused by inflation could adversely affect our business, results of operations or financial condition.

Market Risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: interest rate risk, currency risk and other price risk, such as equity price risk and commodity risk. Financial instruments affected by market risk include borrowings and other financial liabilities. The sensitivity analyses in the following sections relate to our positions as of December 31, 2023.

The sensitivity analyses have been prepared on the basis that the amount of net debt, the ratio of fixed to floating interest rates of the debt and derivatives, and the proportion of financial instruments in foreign currencies are all constant, and on the basis of the hedge designations in place as of December 31, 2023. The analyses exclude the impact of movements in market variables on provisions. The analyses also assume that the sensitivity of the relevant statement of profit or loss item is the effect of the assumed changes in respective market risks. This is based on the financial assets and financial liabilities held on December 31, 2023, including the effect of hedge accounting.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Our exposure to the risk of changes in market interest rates relates primarily to our long-term debt obligations with floating interest rates. We manage our interest rate risk by having a balanced portfolio of fixed and variable rate borrowings. Our policy is to keep between 0.85% and 1.50% of our borrowings at fixed rates of interest.

Japanese interest rates have been at historically low levels during the past two decades. We operate our business under the stimulus monetary policy. We do not expect dramatic changes to such low interest rates in the near future. In addition, with respect to most of our borrowings, our interest rates have been fixed to mitigate interest rate risk. Therefore, we believe that our present exposure to interest rate risk is manageable, as is reflected in the sensitivity analysis below.

Our borrowings consist of fixed rate loans of $4,076,909 and variable rate loans of $1,188,670 as of December 31, 2023.

Foreign Currency Exchange Risk

To date, we have not engaged in hedging our foreign currency exchange risk. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the adverse effects of such fluctuations.

We estimate that we will receive approximately $3.9 million in net proceeds from the assumed sale of 1,250,000 common shares offered by us in this offering (assuming no exercise of the over-allotment option), based on an assumed public offering price of $4.00 per common share (which is the low-point of the price range set forth on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and offering expenses payable by us. Assuming that we convert the full amount of the net proceeds from this offering into Japanese yen, a 10.0% appreciation of the U.S. dollar against the Japanese yen, from the exchange rate of ¥141.83 per US$1.00 as of December 31, 2023 to a rate of ¥156.01 per US$1.00, will result in an increase of approximately ¥55,219,898 in our net proceeds from this offering. Conversely, a 10.0% depreciation of the U.S. dollar against the Japanese yen, from the exchange rate of ¥141.83 per US$1.00 as of December 31, 2023 to a rate of ¥127.65 for $1.00, will result in a decrease of ¥55,219,898 in our net proceeds from this offering.

Credit Risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. We are exposed to credit risk from our operating activities (primarily trade receivables) and from our financing activities, including deposits with banks and financial institutions, and other financial instruments.

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Our primary customers are consumers who receive our consulting services and visit our osteopathic clinics or beauty salons, and other business clients for whom we operate their salons on their behalf. With respect to consumer credit risk, consumers pay by cash or credit card for the services we provide them. If the salons are located in shopping malls, all the daily service fees are collected by the shopping mall operators, reported to us as revenue on a monthly basis, and paid to us in the following month. As such, we are exposed to credit risk of the shopping mall operators and credit card companies for our salon services.

Customer credit risk is managed by each business unit subject to our established policies, procedures and controls relating to customer credit risk management. Credit quality of a customer is assessed based on an extensive credit rating scorecard, and individual credit limits are defined in accordance with this assessment. Outstanding customer receivables are regularly monitored.

An impairment analysis is performed at each reporting date for major accounts on an individual basis. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets disclosed in Note 1 to our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022 included elsewhere in this prospectus. We do not hold collateral as security. We believe that the concentration of risk with respect to trade receivables is low, since our receivables from consumers are collected directly at salons or through credit card companies or shopping malls, whose credit ratings are quite high, we control the daily bank accounts of our franchisees, and the geographic location of public bath operators and other business clients are highly diversified. No single customer accounted for 10% or more of our total revenue for the years ended December 31, 2023 and 2022.

Financial instruments and cash deposits

We manage credit risk with respect to balances with banks and financial institutions in accordance with our policies. Investments of surplus funds are made only with approved counterparties and within credit limits assigned to each counterparty. The limits are set to minimize the concentration of risks, and therefore mitigate financial loss through a counterparty’s potential failure to make payments.

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DESCRIPTION OF BUSINESS

Unless the context otherwise requires, “rYojbaba,” the “Company,” “we,” “us,” and “our,” refer to rYojbaba Co., Ltd., a Japanese corporation, and its subsidiary, Sakai Seikotsuin Nishi Co., Ltd., a Japanese corporation (“Sakai”).

Company Overview

Our primary mission is to improve and restore physical and mental health diminished by work related stress through our consulting and health services. We believe that work-induced stress is a serious and growing problem as profits over people dominate all sectors of contemporary business culture.

We believe that work-related stress not only affects the health and well-being of individual employees, but also reduces employee productivity. This negative impact of work-related stress occurs when work demands exceed a person’s capacity and ability to meet those demands. We believe that the main work-related stressors include corporate culture, bad management practices, job content and demands, physical work environment, relationships at work, changes in management, lack of support, role conflict and trauma. Some of the factors that commonly cause work-related stress include long hours, heavy workload, changes within the company, tight deadlines, changes to duties, job insecurity, insufficient compensation, lack of autonomy, boring work, insufficient skills for the job, over-supervision, inadequate working environment, lack of proper resources, lack of equipment, few promotional opportunities, harassment, discrimination, and poor relationships with colleagues or bosses.

The signs or symptoms of work-related stress can be physical, psychological, and behavioral. Physical symptoms include fatigue, muscular tension, headaches, heart palpitations, sleeping difficulties, such as insomnia, gastrointestinal upsets, such as diarrhea or constipation, and dermatological disorders. Psychological symptoms include depression, anxiety, discouragement, irritability, pessimism, feelings of being overwhelmed and unable to cope, and cognitive difficulties, such as a reduced ability to concentrate or make decisions. Behavioral symptoms include an increase in sick days or absenteeism, aggression, diminished creativity and initiative, a decline in work performance, problems with interpersonal relationships, mood swings and irritability, lower tolerance of frustration and impatience, disinterest, and isolation.

We are engaged in two primary businesses in Japan:

(1)

Consulting Services. We provide labor and corporate consulting services to foster constructive employment relationships between companies and their employees. More specifically, we provide consulting services to labor unions, as well as to companies wishing to build constructive relationships with labor unions. We provide consulting services to (i) labor unions to increase their membership rate, (ii) companies to support the practice of whistleblowing and stress checks, and (iii) both companies and labor unions to resolve disputes in a constructive manner.

(2)

Health Services. Health Services. As of February 13, 2025, we provide health services through 28 osteopathic clinics and two osteopathic beauty salons to alleviate physical ailments primarily created by work related stress. We directly operate all of our clinics and salons (no clinics or salons are franchised as of the date of this prospectus).

For the fiscal years ended December 31, 2023 and 2022, we generated revenues of $10,963,365 (87% attributable to health services and 13% attributable to consulting services) and $10,486,584 (96% attributable to health services and 4% attributable to consulting services), respectively, we reported net income of $770,571 and net loss of ($452,546), respectively, and cash flow from operating activities of $388,989 and $1,166,433, respectively. As of December 31, 2023, we had retained earnings of $295,200.

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Labor Industry

Labor rights are an important social issue due to the historical vulnerability of the status and authority of the labor class. Labor unions strive to bring economic justice to the workplace by representing the collective interests of workers in negotiations with employers. However, labor unions in Japan have struggled with a gradual decline in membership in the past few decades. The overall unionization rate hit a low of 16.3% in 2023, with membership at 12.4% for women and 8.4% for part-time workers. We believe Japan’s labor unions have not been successful because they do not have enough members, legislators have not passed effective laws, and the Japanese courts have historically supported the business owners.

The results of an online survey on labor unions, conducted by the Japanese Trade Union Confederation (Rengō) in late October 2022, implicitly shows that a majority    of working people in Japan do not view labor unions as organizations that can help them. The online survey was based on 2,000 valid responses from individuals aged 15 or older nationwide. In response to a survey question about work-related dissatisfaction, the most common problem cited was low wages (32.9%), followed by poor coworker relations (18.1%) and uncertainty about the future of one’s company (16.0%). Approximately two out of three respondents were dissatisfied with their jobs in some way, while 32.0% said they had no particular complaint. When those who were dissatisfied with their workplace or job were asked what they had done to resolve the problem, the majority of them, at 58.9%, said they had done nothing. In other words, we believe that most continue to work with a sense of dissatisfaction. Among those who took action, 20.3% consulted with a family member and 15.1% consulted with the human resource department or a supervisor, while just 3.0% consulted a labor union.

In Japan, the term “black corporation,” which is a Japanese term for an exploitative employment system, began to be used in the late 2000s to refer collectively to companies that engage in activities that violate compliance with Labor Standards Act in Japan, such as extremely long working hours, nonpayment of overtime wages and salaries. This has now become a well-established term in Japanese society. Depression due to overtime work, death from overwork, nonpayment of overtime wages, various types of harassment in the workplace, and other such problems caused by harsh working environments and working conditions have become major social problems in Japan in recent years.

In 2018, the Japanese government passed an initiative entitled “Work Style Reform” aimed at “reducing long working hours”, “improving work efficiency”, “securing workforce” and “enabling flexible ways of working.” Pursuant to “Work Style Reform,” employees cannot be required to perform overtime exceeding 100 hours in any one month, or 80 hours or more averaged over a reference period of two to six months, or 720 hours a year.

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However, as Japanese labor-related laws and regulations are complex and have a wide scope of application, and are frequently revised, dealing with these labor-related issues is getting more difficult    for companies and labor unions. As such, we believe that the need for consulting services like ours, that provide appropriate knowledge on and solutions for labor problems and related laws, is expected to continue.

Our consulting services are led by our Chief Executive Officer, Ryoji Baba, a skilled and experienced Japanese Labor and Social Security Attorney and a Certified Administrative Procedures Legal Specialist. A Certified Administrative Procedures Legal Specialist is a person with national qualification who can file government licenses and permits, draft documents, and provide legal advice around such interactions as well as assist foreign nationals in all aspects of their lives in Japan, including residence, naturalization, study abroad, employment, marriage, and setting up a business. Mr. Baba specializes in various social insurance systems and administrative laws, with knowledge of Labor Laws in Japan. We believe that Mr. Baba’s knowledge and experience in labor laws gives us an advantage over other consulting companies.

Since October 2021, our Company has provided insightful and prompt consulting services to labor unions aiming to reach solutions that we believe are beneficial to labor unions, companies, and their employees. Ryoji Baba, our Chief Executive Officer, has been providing consulting services since January 2009. Accordingly, we believe that we have significant experience with the potential causes of problems that could occur among laborers. Furthermore, this experience has led to an increase in the number of customers seeking our corporate consulting services. As a result, we are able to assist in efforts to prevent and resolve problems between laborers and companies and contribute to the resulting improved productivity of our clients. We believe we have established a good reputation and maintain a strong relationship with the top executives of our clients due to the effectiveness of our consulting services to such clients, which in turn has led to high unit price consulting contracts (representative of the type of contracts found in our consulting service business) such as 300,000 yen per month.

Sometimes we receive “spot revenues” from clients (while we did not receive any spot revenues during years ended December 31, 2023 and 2022, we received $715,042 during the six months ended June 30, 2024) which are subsidies paid by the government to clients that have applied for subsidies upon the occurrence of social problems impacting the clients. The social problems that the Japanese government subsidies are targeting are the same problems as the labor rights our consulting services specialize in.

The types of Japanese government subsidies include: (1) a “career-up” subsidy targeted at addressing the disparity between permanent employees and temporary employees in their wages and treatment; (2) an employment adjustment subsidy targeted at helping companies maintain their employment levels during a business downturn due to economic crises, natural disasters, and pandemics; (3) a human resource development support subsidy targeted at addressing the lack of employees’ skills and knowledge and decreasing the inconsistency between employees’ skills and employers’ expectation; and (4) a business restructuring subsidy targeted at helping companies transform their business models in response to economic shifts and the impact of the COVID-19.

By supporting our customers and utilizing these subsidies, our clients can promote temporary employees and ensure stabilized employment, maintain employment levels even during a business downturn, enhance their employees’ skills and restructure their business models, with limited costs. We believe this ultimately leads to constructive employment relationships between companies and their employees, which is one of the main goals in our consulting services.

In addition to the application support and our advice on how to utilize them, we provide comprehensive strategies to solve the labor and management issues that our customers face. This allows our customers to improve their working environment, strengthen their competitiveness, and aim for sustainable growth.

The process through which our clients apply for and obtain Japanese government subsidies is as follows: (1) we assist our client in preparing and submitting an application to the government for such subsidy, (2) if the application is approved, the government notifies the client of the approval and sends the client the subsidy payment, (3) we submit an invoice to the client for our consulting services, and (4) the client pays remuneration for our service.

We believe the significant difference between our Company and our competitors is our ability to provide impartial services that are not tailored specifically to the employer or the employee. For example, typically a hired professional is expected to solve the issue only for its client, rather than provide a solution that addresses the concerns of all the parties involved, which only protects the rights of one party, the employee or the employer. Based on this understanding, we have developed consulting and other services that are beneficial for both the employer side (companies) and the employee side (labor unions). In other words, we believe we have substantial experience in providing consulting services to both employers and employees rather than specializing in either side. To clarify further, we do not provide consulting services to both parties at the same time as that would be a conflict of interest.

Osteopathic Industry

Osteopathy medicine is a system of medical practice that emphasizes a holistic and comprehensive approach to patient care and utilizes the manipulation of musculoskeletal tissues along with other therapeutic measures to prevent and treat injury and disease. Judo therapy is a form of osteopathic medicine practiced in Japan.

According to a 2022 survey by the Yano Economic Research Institute, the judo therapy, acupuncture, moxibustion and massage market is estimated to increase by 5.3% year-over-year to 968 billion yen in 2021, and the number of patients visiting osteopathic clinics has almost returned to the level before the Covid-19 pandemic.

The number of osteopathic clinics in Japan exceeded 50,000 in 2023; in 2000, the number was 24,500, and in just 20 years, the number of osteopathic clinics has almost doubled. In recent years, the number of osteopathic clinics increased by 287 clinics (0.6%) from 50,077 at the end of 2018 to 50,364 at the end of 2020. The reason for the increase in the number of osteopathic clinics is that the number of training schools for judo therapists increased from 25 in 2000 to 109 in 2015, which increased the number of fields in which nationally certified therapists could work.

With the increase in the number of osteopathic clinics, differentiation has become important to attract customers. Since most of the customers attending osteopathic clinics are over 30     years old, we believe osteopathic clinic companies have been offering homogenized products according to their customer’s age, namely “posture improvement” menus. This product homogenization offered by our competitors is favorable to our Company, as we are providing tailor-made treatment menus to suit each individual and each individual symptom based on our knowledge and experience that we have accumulated over many years.

On January 5, 2015, Sakai Enterprise Co., Ltd. was founded by Masataka Sakai in Japan. The name of Sakai Enterprise Co., Ltd. was changed to Sakai Seikotsuin Co., Ltd. on October 1, 2019 and the name of Sakai Seikotsuin Co., Ltd. was changed to rYojibaba Co., Ltd. on October 22, 2021. On October 23, 2021, Ryoji Baba and other existing shareholders acquired all the issued and outstanding shares of rYojibaba Co., Ltd. from Mr. Sakai and the Company commenced its consulting business operations. In January 2022, rYojibaba Co., Ltd. acquired Sakai Seikotsuin Nishi Co., Ltd., which operates osteopathic clinics, from Mr. Sakai, who founded Sakai Seikotsuin Nishi Co., Ltd. in Japan on August 26, 2010. The name of rYojibaba Co., Ltd. was changed to rYojbaba Co., Ltd. on March 31, 2022. We currently directly operate 28 Sakai Seikotsuin osteopathic clinics and two Speed Kogao osteopathic beauty salons. We provide an extensive menu of treatments to alleviate pain and have gained a large number of individual clients. We also offer services to treat injuries and pain suffered by athletes. As a result, the range of client ages and the types of pain that can be addressed are wide, which we believe is different from the client groups of competitive companies. Of the 28 Sakai Seikotsuin osteopathic clinics currently operated by our wholly owned subsidiary Sakai Seikotsuin Nishi Co., Ltd., (i) four branch osteopathic clinics commenced operations during the period of 1989 to 2008, (ii) 15 branch osteopathic clinics commenced operations during the period of 2009 to 2018, and (iii) nine branch osteopathic clinics commenced operations during the period of 2019 to present.   We believe the significant difference between our Company and other competitive companies is that we are able to serve a wide range of patients, from young to old, and from amateur athletes to professional athletes, because of the wealth of knowledge we have developed from integrative medicine.

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As of February 13, 2025, our osteopathic clinics have a repeat customer rate of over 80%. During the fiscal year ended December 31, 2023, (i) the annual average number of visits is 22.1 times per customer (i.e., the aggregate number of annual visits of 457,376 divided by medical records of 20,738) and (ii) the number of unique customers who visited our osteopathic clinics only once (i.e., one-off customers) and were not repeat customers is 1,571. During the fiscal year ended December 31, 2022, (i) the annual average number of visits is 22.3 times per customer (i.e., the aggregate number of annual visits of 477,229 divided by medical records of 21,432) and (ii) the number of unique customers who visited our osteopathic clinics only once (i.e., one-off customers) and were not repeat customers is 1,786.

As of February 13, 2025, our beauty salons have a repeat customer rate of over 10%. During the fiscal year ended December 31, 2023, (i) the period average number of visits is 5.5 times per customer (i.e., the aggregate number of annual visits of 26,635 divided by medical records of 4,827) and (ii) the number of unique customers who visited our beauty salons only once (i.e., one-off customers) and were not repeat customers is 3,061. During the period from September 2022 (acquisition of the beauty salons) through December 31, 2022, (i) the period average number of visits is 4.4 times per customer (i.e., the aggregate number of annual visits of 10,699 divided by medical records of 2,390) and (ii) the number of unique customers who visited our beauty salons only once (i.e., one-off customers) and were not repeat customers is 948.

Although we have no franchisee osteopathic clinics or franchisee beauty salons as of February 13, 2025, we intend to develop a franchise business as to osteopathic clinics and beauty salons in the future.

Organizational Structure

The following diagram reflects our current organizational structure as of the date of this prospectus:

* “Other Shareholders” include 27 other existing shareholders. Mr. Baba, Mr. Saito, and the Other Shareholders own 8,024,000 common shares, 640,000 common shares and 1,336,000 common shares, shares, respectively.

Strengths

Labor and Consulting Services

We believe our strengths within our labor and corporate consulting services business are as follows:

(1)	Profitable labor consulting services with high customer retention rates

We have achieved stable business growth with high average compensation of ¥323,026 on monthly basis and customer retention rates of 81.8% without incurring advertising and other costs.

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Despite the wide scope and complexity of labor-related laws and regulations, grants and subsidies for companies and laborers are frequently being enacted. Notwithstanding, we believe that business owners as well as Labor and Social Security Attorneys often fail to accurately and promptly understand the assistance and subsidies that are available to a company because they do not have a sufficient understanding of the business of the company, and therefore, companies may not receive the benefits to which they would otherwise be entitled. Our Company is able to provide experienced and prompt consulting because of our knowledge of not only Labor Laws, but also of laws in general, as well as our knowledge of business operations.

In addition, we also provide consulting services to labor unions. We are well informed of typical, potential problems that laborers may face. We are also aware that there are not always appropriate laws and regulations in place for such problems. For example, when consulting on work regulations, we can advise on the establishment of regulations that can prevent such problems in advance. By stipulating in advance in the employment regulations key points that are not stipulated in various laws and regulations but that could potentially become labor problems, the company and laborers can prevent the occurrence of unfavorable problems, thereby contributing to the improvement of the productivity of the company.

(2) Our Strong Relationships

We believe that we have strong relationships with CEOs, CFOs or the other upper management level employees of each of our clients due to the solutions Mr. Baba provides directly to such executives regarding labor relations, and social security. We believe this approach allows us to maintain a good reputation, which creates opportunities to obtain new clients without investing significant marketing expenses through executive networking efforts.

(3) Knowledge and Experience

Our Company offers free consulting services to labor unions. As a result, we have been engaged on a number of consultations by laborers who are in opposition to companies; therefore, we have knowledge and experience in what causes potential problems among laborers. We believe this knowledge and experience enhance the quality of our corporate consulting services, which allows us to negotiate labor consulting contracts at a high unit price.

Although labor unions are guaranteed basic labor rights by the constitutions of the labor unions, many labor unions have become a skeleton due to their inability to solve labor problems, which is caused by their inability to sincerely deal with the problems, and insufficient understanding of essential issues and labor problems faced by their members, even though they collect union dues. We believe that even if union dues are waived, if the ability to solve labor problems is high, it is possible to operate a labor union that can contribute to society by protecting workers’ rights. Our Company shares our ideas and solution methods with labor unions that share our vision.

Our labor consulting services have positively influenced our corporate consulting business. Labor unions and their members appreciative of our consulting services have approached their employer companies to utilize our services, and the companies that have been the other party to a labor dispute have contacted us through their labor unions as we provided constructive solutions to their problems.

Regarding the outcome of our consulting services, though the labor union itself is an independent organization and is not required to report, we are informed that the total number of labor union members consulted by our Company as of February 13, 2025 was approximately 220,000 and the total settlement amount was approximately 160 million yen.

(4) Our ability to assist in the formation of a labor union with no union dues

We provide consulting services to enable the formation of labor unions with no union dues. Free membership reduces the financial burden on the members, resulting in higher membership rates.

Labor unions are guaranteed basic labor rights by the constitutions of the labor unions. However, as society has a negative impression on labor unions, laborers themselves have distanced themselves from labor unions. As a result, labor unions continue to weaken their influence and lose their members. We have utilized our knowledge and consulting services to create strong labor unions with high membership rates without charging laborers union dues. For example, one of the major fee-based unions collapsed when its members left the union to join our union with no union dues. Labor unions should be based on public interest rather than based on compulsory unions dues. We believe that unions with no union dues will result in a high membership rate.

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If membership rate is high, labor unions can be a beneficial entity to workers leveraging their membership data as names, addresses, phone numbers, email addresses, and company affiliations. That information cannot be easily collected in any other commercial service. Where membership rates are high, in instances of specific disputes, unions will be able to seek information as to with whom and when the dispute arose along with its root cause. As such, where a labor member changes or desires to change their employment, the union is well positioned to introduce the laborer to a company that does not have the same problem as the previous company, because the union would know what caused the laborer to resign from previous company where the dispute arose in first place. However, currently, this type of change of employment information is not easily ascertainable from a members list with a low membership rate. To address this problem, we have provided consulting services for the establishment of a labor union with no union dues, containing a system whereby payments are due only when an issue is resolved. The payment of fees will be collected in the form of a donation with the amount being approximately 30% of the settlement amount. Accordingly, unlike traditional labor unions that collect regular union dues, a union having a contingency-based fee system potentially leading to no withdrawals and ever-increasing number of memberships has been created.

(5) The development of our new consulting services, through which we consult on whistleblower systems and conduct stress checks.

We provide consulting services to companies regarding whistleblower systems and conducting stress checks.

Through our labor union consulting services, we believe that we have the knowledge related to the major causes of companies’ labor problems and can take timely and appropriate action, such as raising awareness of all employees, to prevent recurrence of problems when a problem is discovered through whistleblowing. In addition, osteopathic clinics are able to collaborate with medical institutions to relieve physical stress through various types of treatment and mental stress through collaboration with specialized institutions. Therefore, we believe that our Company has an advantage over other competitive companies meeting the needs of the clients flexibly through these services that we provide.

Generally, to establish a whistleblowing system, companies pay a fee to a third-party or a law firm to set up an exclusive consultation hotline. Unlike this typical practice, our whistleblowing-related service is developed free of charge, regardless of the content, recipient, or the nationality of the whistleblower. This service is not only used as a replacement for the client company’s whistleblower system but is also widely accepted as a public whistleblowing system. Our whistleblowing system operates online. Companies that are already in an advisory contract relationship with us can use the service by simply informing and agreeing with us. If there is no contract relationship, the potential client company can use it by applying through the online email form. Any individuals willing to make a report who use this service can make reports by entering and submitting information in the designated online form. The general whistleblower system is a whistleblower service that each company has set up for its own use. However, our whistleblower service is a public interest whistleblower service that can be used by any company. This is a system that allows anyone, regardless of whether inside or outside the company, to report problems. As such, the amount of notification and requests to companies for improvement tend to become higher than for typical whistleblowing system set up only for company’s internal use. The increase in the number of public whistleblowers indicates an increased popularity of our service, and this has led to the growth of our business while ensuring the protection of whistleblowers.

As for the stress check, our Company has a deep knowledge of stress related to labor issues. We have many years of experience in treating physical problems due to stress through our business in osteopathy. We believe we are able to offer more experienced stress check services than others can offer starting at market prices.

We also provide a free service for union members to create forms that can be used for the negotiation with companies. As a union member, a laborer has the advantage of being able to negotiate with companies on an equal basis by utilizing labor union rights stipulated in the labor union’s constitution. Since there is a possibility to solve the problem for a laborer without union member volunteers who are highly capable of solving it, the overall cost becomes as close to zero as possible, which result in alleviating the union’s work as well as meeting the needs of the laborer who have labor problems to be consulted.

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(6) We provide services that contribute to the activities of both companies and labor unions

We provide consulting services to labor unions with a goal to ensure the labor rights will be protected and to create a healthy working environment for the laborer. We believe that a company’s contribution to the social good is an important factor that should be considered along with the economic performance of a business.

In light of the fact that salary levels in Japan have not increased for decades compared to other countries due to the absence of needed legislation, we believe that a fundamental improvement of the working environment for Japanese laborers is unlikely through legislation or solutions by legal experts. We believe it is important to improve labor unions in order to achieve these objectives and a fair society, regardless of nationality, gender, age, status, or income.

In principle, work regulations are made by employers and collective labor agreements are made by labor unions. Work regulations can essentially be made from either side of the company-laborer relationship. However, companies lack understanding of laws and regulations and the causes of potential labor problems. Also, most labor unions, even if they are charging union dues from members, do not function well and have only a few rules or no collective labor agreement. Our Company works to prevent unnecessary disputes by providing consulting services for work regulations made by companies while providing instruction on how to make collective labor agreements that override the work regulations.

In general, we believe companies are not willing to introduce whistleblowing and stress check systems even though they are mandatory by governmental laws and regulations, and laborers are not well informed about these systems. Since we have experience in these areas, we believe we will provide services that we believe are useful to both companies and laborers.

Osteopathic Services

We believe our strengths within our osteopathic services business are as follows:

(1) Long standing business

The first Sakai Seikotsuin osteopathic clinic was opened in Fukuoka City in 1989 by its founder, Masataka Sakai, who 35 years ago aspired to become the most visited osteopathic clinic in Japan by integrating Oriental and Western medicine. Treatment of Sakai Seikotsuin osteopathic clinics is led by nationally certified judo therapists, who trace their roots back to the 15th century. The osteotomy, which heals injuries, developed into osteopathy while bushido of samurai developing into judo.

In 1920, the Japanese government legally defined judo therapist based on the Judo Therapist Law. In 2001, judo therapists were introduced as Japanese traditional medicine in the “Report on Traditional and Complementary and Alternative Medicine” issued by the World Health Organization (WHO), in which judo therapists were described and recognized worldwide. Judo therapists in Japan have long existed broadly as one of the primary care providers in the form of osteopathic clinics and osteopathic hospitals, which were often attached to judo-dojos. They are responsible for manual examinations, emergency treatment of injuries, rehabilitation, and preventive instruction as part of Oriental medicine except for diagnosis, examination, surgery, and medication, which are the specialties of doctors.

Sakai Seikotsuin osteopathic clinics have an aggregate of approximately 110 judo therapists providing medical care to patients. Sakai Seikotsuin has recorded a daily maximum of 850 visits per clinic.

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(2) Multifaceted approach to medical treatment

At Sakai Seikostuin, since judo therapists, who are nationally certified, play a central role in treatment, we have a great deal of experience in providing insurance treatment that is covered by the national insurance system, allowing patients to resolve their physical problems while receiving financial support from the government. We are making osteopathic treatment widely available to the public for the purpose of prevention and treatment of injuries which is distinguished from relaxation and massage that is not covered by the insurance system. In addition, we have acupuncture therapists on staff to provide acupuncture treatment, which is a traditional Japanese medical treatment that originated in China as a field of Oriental medicine or Chinese herbal medicine. Acupuncture is said to have been introduced to Japan in the Asuka Era (early 6th century), coinciding with the arrival of Buddhism and was legalized in 1902. Acupuncture is generally called “Hari, Kyu” or “Shinkyu” in Japanese. It is a treatment method to enhance the body’s natural ability to heal diseases by stimulating the body through the penetration of thin metal needles into acupuncture points and the burning of moxa.

Additionally, we collaborate with local medical institutions, which is one of our most distinctive features. We believe we are the first corporation in Japan to integrate the strengths of Oriental and Western medicine, and as such have a reputation for utilizing techniques that provide superior results that we believe ordinary osteopathic clinics cannot achieve. With the slogan “Pour soul into fingertips,” our judo therapists have achieved results in many cases as an alternative to surgery. Importantly, our collaborative approach with and strong connections to these institutions, combined with our integrative medicine approach, has allowed us to attract customers without incurring advertising expenses. These institutions recommend their patients to us for our osteopathic treatments while we introduce them to our customers, depending on the customer’s conditions and needs, in order to ensure the best service for the customer.

(3) Applying osteopathic techniques to beauty

As of February 13, 2025, the osteopathic beauty salon “Speed Kogao” operates two salons in Tokyo to pursue “facial beauty” by treating customers’ faces in four different treatment patterns. The salon distinguishes itself from other salons by treating the face as a part of the head, which is composed of 24 bones, and by applying osteopathic techniques to the treatment.

The three primary causes that make faces bigger are twist, swelling, and sagging. The twist is related to the muscles and skeletal frame, while the swelling and sagging are related to fat and skin. There are four major menu items, including a cranial adjustment using skeletal frame techniques, fascia release to remove muscle tension, HIFU to approach fat, and HydraFacial to approach skin, all of which leverage osteopathic techniques.

Our Strategies

Consulting Services

Increase in Consulting Services to Employers. Our labor consulting services are mainly aimed at providing advice to management, while public whistleblowing and stress checks are services for employees. In recent years, labor issues have become more diverse and many companies are facing a serious labor shortage. By offering both (1) advice to management and (2) public whistleblowing and stress checks that directly affect employees, we can achieve a synergistic effect on improving the working environment for the entire company. We believe that this will lead to further growth in revenue and customer base.

Increase in Consulting Services to Employees. We anticipate increased cross sales of our labor consulting services to our customers utilizing our public whistleblowing and stress checks services, resulting in an increase in average sales per customer.

Grow our customer base. We anticipate labor unions seeking our assistance to modify their union fee memberships to be non-union fee memberships in order to increase their memberships and by providing consulting services to these unions, we expect to expand our services.

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Expansion of business through IT platform implementation. We expect to implement and develop in the future a centralized user platform utilizing information technologies (IT). For this IT platform, we plan develop systems such as risk analysis of unpaid overtime pay, simulation of social insurance premium optimization, labor compliance check (confirmation of compliance with regulations), labor score system for companies, artificial intelligence (AI) answer system using Chat BOT in multiple languages for labor issues (not requiring human intervention on our part). We will also provide free content and a subscription service for customers who want to know more detailed information. The subscription packages will be divided into multiple levels based on the richness of the content offered. For internal use, we will install a database that will be used for labor consulting and, in the future, for managing customer information for osteopathic clinics and beauty salons. Through this platform, we expect to accelerate the collaboration of our various services and increase the profitability of our major business, “labor soundness improvement consulting”. We aim to create an IT platform that can be used comprehensively by the companies, laborers, unions, and union members we are involved with to centralize information and services into a single system. This platform will also integrate our osteopathic services, which will help us to solve both mental and physical problems, leading to the expansion of our business as a whole.

Strengthen our foundation to serve more customers by hiring additional consultants and administrative staff. We plan to expand our team through the hiring of additional consultants and administrative staff, mainly those with qualifications such as Labor and Social Security Attorneys and through the acquisition of law firms in Japan and abroad. We intend to actively pursue business expansion abroad by leveraging the CEO’s experience as an advisor of a Cambodian law firm and using a portion of the proceeds from the initial public offering. In addition, we will also conduct in-house training of our consultants to educate them on our labor consulting practices.

Opportunistically Pursue Strategic Acquisitions. We will evaluate acquisition opportunities that we believe will be complementary to our existing business, enhance our services, and accelerate our growth. We have not identified any acquisition opportunities at the moment.

Osteopathic Services

Expand stores focusing on the Kyusyu region and solidify our foundation. We plan to use a portion of the proceeds from the initial public offering to pursue acquisitions of other stores and franchising opportunities primarily in the Kyushu region, where we have already established a stable customer base. We will use our past data to identify stores with potential for growth that could be candidates for absorption or franchising, and we will start negotiations with a few stores first.

Considering the funds to be raised and the increase in recognition upon listing on the NYSE American or the Nasdaq, we believe that this is an opportunity to expand our business by opening new clinics.

Promotion of franchising through business packaging. We will also proactively develop manuals using videos and other means. These manuals shall include our treatment techniques, the use of data for clinic opening strategies, osteopathic clinic opening package which includes the guide to set up store infrastructure such as internet, electricity, and gas, and interior design. While we have no franchisee clinics or franchisee salons as of February 13, 2025, we will also seek the opportunities to develop franchise business in the future.

Management cost optimization through operations improvement. We plan to improve efficiency of store management system by incorporating the reservation system into the current system, which includes medical records, accounting, and settlement. In addition, by centralizing the systems of both the consulting business and the osteopathic clinic business using the above-mentioned IT platform, management costs can be reduced.

Selectively Pursue Acquisitions. We plan to selectively pursue acquisitions of complementary businesses, services and teams that would allow us to increase the value proposition we deliver to our customers. No acquisition targets have been identified as of yet.

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Our Business Model

Consulting Services

Main clients of our labor consulting services are major companies in the food and beverage industry, small and medium-sized companies shortly before their initial public offering in Japan, and privately owned small and medium-sized companies.

Our labor consulting services serve to check if a company’s audit is conducted in compliance with all applicable laws and regulations, identify problems through audits, and provide appropriate advice to improve the labor soundness of the client company.

Moreover, we provide the following services to reduce labor risks of the clients not only during audits, but also from the perspective of “prevention” and “handling.” In order to satisfy our clients, we also collaborate with attorneys who work internationally and certified public accountants in the form of alliances to help reduce the business and financial risks associated with labor troubles.

The main services provided to clients as labor consulting are as follows:

●	Coaching and advice on employee interviewing and coaching on the preparation of documents to be delivered to newly hired employees;
●	Handling of troublesome employees;
●	Advice and coaching on carrying out proper labor time management;
●	Proposals for reducing overtime pay by introducing variable working hour system, etc.;
●	Preparation of resignation documents and handling of laborer-company problem at the time of resignation;
●	Prevention of laborer-company problem in the case of dismissal or resignation recommendation;
●	Advice and coaching on mediation of labor-related disputes;
●	Advice and coaching on optimization of company reorganization and human resource allocation;
●	Proposals, advice and coaching on various internal rules and regulations;
●	Establishment of an optimized personnel evaluation system and adoption of a wage system using the personnel evaluation system;
●	Audits and compliance checks related to labor management;
●	Preliminary document checks for investigations by the Labor Standards Inspection Office, attendance at investigations, and coaching on submission of documents after investigations;
●	Other advice and coaching on labor laws and regulations;
●	Proposals for grants, subsidies, etc.;
●	Explanation of the outline of subsidies, utilization method, and cautions for smooth receipt of subsidies, etc.;
●	Advice and coaching on submission of application documents for certification and provision;
●	Proposal advice and coaching on schemes for optimization of social insurance expenses;
●	Preparation of content certification; and
●	Consulting on permits and approvals from administrative agencies.

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Our Company also provides consulting services to labor unions that aim to resolve problems that are beneficial to both laborer and company, we are familiar with the causes of potential problems among laborers. This knowledge enhances the quality of our consulting services and makes them more impactive, which results in preventing the occurrence of unfavorable problems between laborer and company and contributes to improving the productivity of our client companies. This has led to the realization of labor consulting contracts at a high unit price.

The number of Labor and Social Security Attorney, whose main business is providing labor consulting services, is increasing every year, but most of them are engaged in social insurance-related procedures, which are considered to be their exclusive business under the Labor and Social Security Attorney Law, and payroll calculation, which is not their exclusive business.

However, due to the COVID-19 pandemic and the rising price of oil and resources due to overseas conflicts and other factors, client companies are shifting to insource the above-mentioned activities that had been handled by the Labor and Social Security Attorney. On the other hand, as the existing working environment is changing greatly due to frequent labor problems and the government initiative on “work-style reform “, and labor management in companies is becoming more complicated and difficult, there is a growing demand for Labor and Social Security Attorney and labor consulting companies that can handle these problems. However, the number of such skilled individuals and companies is still not large. This means there is a supply-demand mismatch. Therefore, we think that the existing business model of Labor and Social Security Attorney and labor consulting service companies is likely to be diluted.

Despite such trend, our labor consulting services have been expanding steadily with high remuneration and continuous rates without any advertising or other expenses based on the trust and experience of Ryoji Baba, our Chief Executive Officer and a Labor and Social Security Attorney, who continues to take on the challenges of highly difficult tasks.

This achievement was made also because of one of his core philosophies, “to have empathy for the corporate philosophy” of his clients. He has made the decision of whether or not to accept the consulting offer based on the consideration that whether the corporate philosophy and the lifestyle of the representative resonate with his belief of “fight together without fear of risk, protect the Company, and keep the business running while protecting the employees”. We are confident that we have earned the absolute trust of our client companies’ representatives, management teams, and their employees.

Based on this experience, we believe that we are able to maintain high contract signing rate, remuneration, and continuance rate that helps our business grow through our clients’ referral, without relying much on advertisements and promotions like typical labor consulting companies and Labor and Social Security Attorneys do.

We will continue to make every effort to provide our advisory clients with high level of services and to obtain more clients with whom we can share a common resonance.

Osteopathic Services

Osteopathy medicine is a system of medical practice that emphasizes a holistic and comprehensive approach to patient care and utilizes the manipulation of musculoskeletal tissues along with other therapeutic measures to prevent and treat injury and disease.

Judo therapy is a part of osteopathic therapy and a traditional medical treatment in Japan. Judo therapists with governmental license provide non-surgical medical treatment for joint injuries, such as fractures, dislocations, bruises, sprains and muscle strains. They treat injuries by restoring a previously fractured bone or dislocated joint to its correct alignment, stabilizing the dislocated or fractured part with medical tape or metal sprints, and other means based on the patient’s condition in order to enhance patient’s ability to recover.

In 1920, the Japanese government legally defined judo therapist based on the Judo Therapist Law. In 2001, judo therapists were introduced as Japanese traditional medicine in the “Report on Traditional and Complementary and Alternative Medicine” issued by the World Health Organization (WHO), in which judo therapists were described and recognized worldwide. Judo therapists in Japan have long existed broadly as one of the primary care providers in the form of osteopathic clinics and osteopathic hospitals, which were often attached to judo-dojos. They are responsible for manual examinations, emergency treatment of injuries, rehabilitation, and preventive instruction as part of Oriental medicine except for diagnosis, examination, surgery, and medication, which are the specialties of doctors.

Our Company operates osteopathic clinics and osteopathic beauty salons. We aim to treat people’s health issues with both services by improving both the inside and outside of their bodies. While both are services for the human body, the osteopathic clinic is often based on an immediate need, while the osteopathic beauty salon is driven by a want-based needs. We aim to improve the body by satisfying both types of needs.

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(1) Osteopathic clinics

Integrated Medicine

The most significant feature of our osteopathic clinics is that they are a part of the approximately 50,000 clinics in Japan forming “integrative medicine (medical-care coordination)” in which we provide medical services in cooperation with the local hospitals. Patients who come to our osteopathic clinics have various kinds of pain, including sports injuries, injuries pain, acute pain, and chronic pain. Even common symptoms of lower back, neck, shoulder, and back pain and uncomfortable feelings, there may be cases of “malignant tumors (cancer)”, “brain tumors and vascular disorders”, and “infections” hidden in the symptoms. Especially in the working age population, those who do not have enough time to have regular checkups and other medical checkups are often suffering from health problems and many of them visit osteopathic clinics. We are able to identify signs of urgent symptoms as soon as possible and refer them to medical specialists for examination and treatment, thus allowing for early detection and early treatment. We also help to prevent unnecessary inspections and medications by determining in advance and providing coaching and management. This can lead to reductions in medical expenses and prevent a shortage of personnel and material in the medical field. We believe that this is a greatly demanded role of osteopathic clinics, which are responsible for regional medical care (primary care), and that it will also contribute to the public interest.

Treatment Menu and Features

Osteopathic clinics are medical institutions that can treat symptoms of obvious external injuries (fracture, dislocations, sprains, bruises, contusions) using the “insurance card” as hospitals and other medical institutions.

One of the most attractive features of our treatment is the palpation (hand tactile/thermal sensation/vibration sensation) by judo therapist and acupuncture therapists, which enables us to identify the presence and degree of skin and swelling conditions, thermal sensation and shape, mobility, beating, and pressure pain in the bones, joints, muscles, and tendons. This skilled palpation allows for a high degree of accuracy in identifying the difference between fracture/incomplete fractures, sprains, contusions, and dislocations. By making full use of palpation, we can identify conditions with a high degree of accuracy even in situations where x-rays are not available. From that palpation, we determine a custom-made treatment menu for each individual and each condition and strive for symptom recovery as quickly as possible. Masataka Sakai, the founder of Sakai Seikostuin, has been analyzing clients from a completely different perspective than other practitioners since he was young, not only for external injuries but also for sequelae, and has focused especially on pain as the main complaint. After 35 years of research, we have established treatment for 11 cases that could only be treated by surgery if it was in other hospitals. Of the 11 cases, many patients have reported dramatic changes after a single treatment for (1) osteoarthritis of the hip joint (acetabular formation within our own standards), (2) dysfunction after sprained ankle joint (complete recovery even after decades of injury), (3) wrist disorder (pain when putting weight on it), (4) sequela of a jammed finger (finger cannot bend), (5) intercostal neuralgia (excluding herpes), and (6) numbness in the tips of fingers (not cured even after going to other hospitals). In addition, we have received comments from many patients about improvement in severe back pain, spinal canal stenosis, osteoarthritis of the knee joints, herniated intervertebral disc (not applicable for surgery), and the sequelae of whiplash caused by traffic accidents.

After an injury or pain is recovered, it is important to prevent recurrence. Fixing the fundamental causes, preventing and improving the physical functions are vital. Our focus is on “Elimination of Pain,” “Fundamental Solution,” and “Prevention and Improvement,” and we provide a series of treatment menus that not only cure the injury or pain, but also prevent and improve from the original condition. Injuries and pains are caused by twisting of the body or the way of walking in everyday, which leads to imbalance and instability of the body and causes pain. A treatment approaching this point is what we call “Fundamental Solution”. Most of the causes are in the “pelvis (sacroiliac joints)”. Keeping the pelvic sacroiliac joints and other joints of the body (neck, waist, hip, knee, and shoulder) in a state that allows flexible and large range of motion is the key to a healthy and sound life as we get older. To keep the body in good condition, it is necessary to improve the quality of muscles, especially “inner muscle”. We have created a menu that trains the abdominal muscles to build a healthier body. Our menu structure is as follows:

●	Sakai-style insurance treatment: Treatment menu for fractures/dislocations/sprains/concussions (9 min.)

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●	Sakai-style Master Treatment: Treatment menu for conditions that cannot be cured at other hospitals (9 min.)
●	Posture correction: Stretching treatment menu to correct the skeletal structure after the pain is healed (9 min.)
●	Thomson Correction: A menu of treatment equipment that adjusts the body balance and improves the skeletal structure (10 min.)
●	EMS: A menu of treatment equipment that adjusts deep muscles in order from prevention to improvement (30 min.)
●	High Voltage: a treatment equipment menu to relieve deep muscles that cannot be touched by hand (5 min.)
●	Pelvic Correction: a menu to relieve back pain (20 min.)
●	Acupuncture Treatment: a menu of acupuncture treatment to relieve stiffness of the body and other deep muscles (10 min.)

Our menu structure allows for quick recovery in a short time, rather than the 60-minute treatments available at relaxation salons. Each treatment itself is set at 10 minutes per spot. For fractures/dislocations/sprains/concussions, we use our original Sakai-style insurance treatment. For pain such as sequelae that cannot be cured at other hospitals, we use our original Sakai-style treatment master. If the cause of the pain is in deep muscles that cannot be reached by hand, we use high voltage and acupuncture to approach the pain. After the pain is relieved, Thomson correction is used to treat the fundamental cause of the symptoms. Thomson correction uses a Thomson bed to safely adjust the balance of the pelvis and each joint. At the same time, we use the Sakai-style hunchback stretching menu to approach deep muscles so that good posture can be maintained. The final step in the series is to add an exercise prescription that strengthens deep muscles using a machine called EMS.

Health Insurance Treatment

In Japan, when a person is injured or becomes sick and visits a medical institution, they use the “National Health Care System Insurance Card”. A person who has the “National Health Care System Insurance Card” is required to pay only 30% of the total cost when visiting medical institutions (hospital or osteopathic clinic). This health insurance card cannot be used at relaxation salons, and it can only be used at medical institutions like our osteopathic clinics.

Since our establishment, we have held insurance card data of 244,602 people at our 28 branches. Insurance card data includes name, address, phone number, among other things. In addition, there is a significant difference in the number of insured patients between our Company and other companies. This evidences that our Company is recognized as a medical institution and that many injuries and external injuries are treated at our clinics.

Comparison of claims of the clinics in Kyushu area and our Sakai Seikotsuin clinics in 2021:

Kyushu area (Data from Japan Judo Therapy Association Member Data published in   April 2023)

Number of osteopathic clinics 1,569

Number of claims 1,779,239

Approx. 1,134 cases per clinic (95 cases per month)

Sakai Seikotsuin

Number of osteopathic clinics: 24

Number of claims 82,670

Approx. 3,445 cases per clinic (287 cases per month)

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Many of our clients come from a wide variety of occupations (desk workers, construction workers, and sports athletes). However, our services are also used by people in need (person on welfare, a single parent family) because of insurance reimbursement.

Treatment by Qualified Professionals

To provide this service, both judo therapists and acupuncture therapists must attend a 3-year training school, take the national certification exam, and become nationally certified with a 49% pass rate. In the current market for osteopathic clinics, the number of nationally certified personnel is few due to the balance between supply and demand for osteopathic clinics, and some osteopathic clinics employ unqualified personnel to provide treatment. In contrast, we provide insurance treatment services with 100% nationally certified professionals based on the knowledge gained from our training school and our own unique treatment expertise. We provide training programs based on three different career plans. Each category is determined by the intensity of client pain.

C Specialist: chronic back and shoulder pain

B Specialist: acute pain, sports injuries, new client handling

A Specialist: Severe patients with pain, fractures, dislocations, and traffic accidents that cannot be relieved at other clinics.

The program is designed to foster early learning by clearly separating learning items in each category. The textbooks used in the program are filled with the history of the Company’s 35 years in business, with a total of 35 textbooks.

The training process begins with training at headquarters in the initial month of employment, after which employees are assigned to designated clinics. After that, supervisors in the clinics become training instructors and aim to improve their careers. This is a system in which employees not only receive training at the headquarters but are also involved with and improve their skills as if they were family members even after being assigned to a clinic. In addition, information on rehabilitation treatment in each category is constantly updated, and study sessions are held 30 times a year as part of headquarters education, so that all staff members are constantly in touch with new information. In addition, aside from treatment staff, there are 10 management training sessions per year to educate the director and vice director, and seminars on store management such as human resource education, sales creating, and QSC (Quality, Service, Cleanliness), and training as the person in charge of operations are held at the same time.

Process of Daily Operations

The daily operation of an osteopathic clinic begins with pre-opening preparations. The day begins with the assigned staff members performing their respective duties, such as cleaning and cash register staff. In order to comply with the working environment, staff members who are not assigned to duties check client information 10 minutes prior to the opening. Hours of operation depend on the region in which the clinic is located but are generally from 9:00 AM to 8:00 PM. Staff members are required to work eight hours a day to provide treatment to clients. After a customer arrives at the clinic, the receptionist helps their check-in, and the treatment begins. The treatment process usually ends with a medical interview, bed warming therapy, treatment, and verification of the pain. The customer pays for the treatment received and makes an appointment for the next time. At the end of the clinic’s business hours, the person in charge closes the cash register and the employees leave the clinic on time.

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(2) Beauty Salons (Speed Kogao)

As the company name Speed Kogao suggests, this business is a salon that pursues “facial beauty” by adjusting the client’s face in four different treatment patterns. What sets us apart from other salons is that we consider the face as a part of the head, which consists of a group of 24 bones, and perform the treatment from that perspective.

The three primary causes that make a face bigger are twist, swelling, and sagging. The twist is related to the muscles and skeletal frame, while the swelling and sagging are related to fat and skin. There are four major menu items: (1) a cranial adjustment using skeletal frame technique, (2) fascia release to remove muscle tension, (3) use of HIFU to approach fat, and (4) HydraFacial to approach skin. We attract customers mainly through the Internet, and we have an overwhelming amount of 20 to 25-year-old females.

Demographics

Consulting Services

Currently, the clients of labor consulting services are mainly concentrated in the Kanto area. We aim to continue acquiring new clients, especially in the metropolitan area, while also focusing on acquiring new clients in the Kansai area and Kyushu.

Osteopathic Services

Our Company currently operates 28 directly operated osteopathic clinics, mainly in Kyushu. We also currently operate two directly operated osteopathic beauty salons “Speed Kogao” in Tokyo.

Currently, we intend to open new osteopathic clinics in the following three prefectures in Japan: (1) Tokyo, (2) Osaka, and (3) Fukuoka.

There are three to five times more nationally certified personnel training schools in the three prefectures listed above than in Kyushu, which makes it easier to carry out recruitment activities for clinic opening, and there is also a difference in population densities compared to Kyushu.

Employees

Consulting Services

Ryoji Baba, our Chief Executive Officer and a prominent Labor and Social Security Attorney, leads our consulting business. As a highly skilled labor consultant, he has dealt with difficult labor related matters and irregular cases. While Mr. Baba is the only in-house consultant as of the date of this prospectus, we have been efficiently providing our services to multiple clients because most of our consulting contracts are advisory contracts which do not designate working place or working hours and which do not include any works that need a lot of human resources. Further, we are also cooperating with outsourced consultants if necessary. While we plan to hire competent consultants, we have been successfully dealing with the increasing demands for our services with a limited number of consultants by utilizing our know-how which we have acquired through providing services to client companies, their employees, and labor unions.

As such, we have advised many clients, ranging from major companies to companies shortly before their initial public offering in Japan. Working with such clients requires not only knowledge and experience, but also commitment and determination to put the client first and work hard through the end. Therefore, in our consulting business, we are looking for potential consultants who can grow with us by facing difficult and challenging tasks in a client-first mentality and improving their knowledge and experience.

Under the leadership of Ryoji Baba, we will continue to appoint talented consultants who fulfill prescribed requirements and we will work together for the benefit of our clients as well as job growth of such consultants.

Osteopathic Services

We employ 131 nationally certified professionals (judo therapists and acupuncture therapists). Of those nationally certified staff members, 18 people have been working with us for more than 20 years. They believe in our management philosophy and share our Company’s vision.

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A typical osteopathic clinic pays a fixed number of over 40 hours of working hours per week in advance, called “prospective overtime”. Instead, to fully ensure employee satisfaction, our Company pay the full 40 hours work week and all other hours are defined as overtime, and we ensure a two-day weekend and the provision of paid holidays.

In addition, we use both fixed salary and percentage pay. Each therapist will be paid a bonus of 0.9% of their monthly revenue, in addition to their fixed salary. We aim for a well-balanced and fair salary structure, whereby the career, skills, and achievements cultivated in the past are reflected in the fixed salary, and those that genuinely contribute to profits are reflected as a percentage. We aim to improve the work-life balance of our employees by ensuring holidays and a structured compensation system. For example, through our own Sakai Cup and trainer activities, we invite students to participate in certain of our planned events as volunteers. We also provide practical training of students from vocational schools, which attracts them to join our Company.

We also have staff education institution named “Sakai I Juku” (Sakai University), in which provide substantial education system on techniques, knowledges, management and operation, and maintain high level of techniques and knowledges through continuous training.

Our Customers

Consulting Services

Our labor consulting clients consist of employees as well as companies with a minimum of 100 employees, including major companies in the food and beverage industry, publicly traded companies, small and medium-sized companies shortly before their initial public offering in Japan, and privately held small and medium-sized companies.   The number of companies with a minimum of 100 or more employees has increased from 42,221 in 2012 to 50,577 in 2021 (2021 Economic Census for Business Activity, Statistics bureau of Japan, June 2021). This statistic shows that our potential customers are over 50,000 companies, and the number is on the rise.

We have also contributed to labor unions through our consulting services which enables them to deal with labor problems. From April 2020 through July 2024, the labor unions which received our consulting services have settled claims for 474 companies and we are informed that the total settlement amount was 159,505,575 yen.

Total number of union members in the labor unions to which we provide consulting services was 227,565 members where the national average union member count was 436 members as of June 30, 2023 (Japan Ministry of Health, Labour and Welfare, 20 December 2023).

Number of eligible fixed users of online whistleblowing system (launched in April 2023) under contract was 322,971 where the average number of employees in publicly traded companies: 902.6 employees as of March 2024.

Osteopathic Clinic Services

Due to the COVID-19 pandemic, people have been working remotely from home and experiencing a decrease in physical and outdoor activities, resulting in physical ailments such as stiff shoulders, back pain, and headaches. We have gained a positive reputation and earned the trust of numerous clients treated for such ailments as well as acute pain (such as a slipped disk or sports injury), which had been historically treated with no other option but surgery at hospitals.

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Distribution of customer age groups

(Age)	Jan - Dec 2022 (number of persons)	Jan-Dec 2023 (number of persons)
0-6	43	38
7-12	502	613
13-15	1,055	1,068
16-18	1,218	1,189
19-22	751	716
23-29	1,731	1,765
30-39	3,210	3,296
40-49	3,464	3,658
50-59	2,741	2,921
60-64	991	1,024
65-74	1,609	1,694
75 and over	1,156	1,108
TOTAL	21,435	20,738

Data for December 2023 (total figures for 28 clinics)

Average number of visitors per day: 1,299

Highest number of visitors per day: 1,856

Customer Lifetime Value (CLTV) 42,841yen*

Total sales per customer for December is 114,266,075 yen and the total number of clients is 7,883, so the sales per client for a single month is 14,495 yen.

Total number of patients treated at Sakai Seikotsuin per month, per clinic, as of December 2023 was 328 compared to national average monthly count was 227 (LIGUA Inc., 19 Sept 2023)

*Customer lifetime value (CLV or CLTV) is a metric that represents the total net profit a company can expect to generate from a customer throughout their entire relationship

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In addition to our principal services, we also support many sports, not limited to one type, including support for two semi-professional companies, 20 high school clubs, and medical trainer rescue teams at international tournaments. We also host our own “Sakai Cup” tournament four times a year using income from our osteopathic clinic, each of which attracts 300 to 350 people, including family members. The purpose is to contribute to society by providing opportunities to children who rarely participate in tournaments as well as families on welfare who have never played sports on a good field to have good experiences. Another purpose is to make more people aware of osteopathic clinics and judo therapists.

Osteopathic Beauty Salon Services

The total number of reservations for osteopathic beauty salon per month, per salon, is 424.1 compared to the national average monthly customer count per facility was 333 customers (Japan Ministry of Health, Labour and Welfare, 19 Sept 2023)

Online Systems and Equipment

Consulting Services – Online Systems

In the consulting services, we have the following online services:

●	Whistleblower system
●	Stress checks system

Osteopathic Services - Equipment

In osteopathic clinics, we have equipment related to our treatment such as ultrasound therapy equipment, Thomson bed, EMS machine “indeps”, hydrogen injection machine “coup”, Ito Chotanpasha Company’s “High Volt” and thoracic spine adjuster.

In osteopathic beauty salons, we have F Corporation’s “HIFU” and “Hydro Venus” of Standard Pro Co., Ltd. as our equipment.

Sales and Marketing

Consulting Services

Inquiries about our labor consulting services have sometimes led directly or indirectly to consulting contracts, either through our official website or through articles published by labor unions that have become clients of our consulting services. In addition, because of Ryoji Baba’s trust and experience with clients, we have received many introductions from clients of new clients and have steadily expanded our business with high average compensation of ¥323,026 on monthly basis and continuation rates of 81.8% without spending any advertising expenses.

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Osteopathic Services

We obtain the bulk of our marketing from referrals from existing customers. While many osteopathic clinics focus on advertising and SNS to attract clients, we have continued to pursue client satisfaction and receive introductions from our existing clients.

We also carefully examine locations when opening new clinics to ensure potential client traffic. Locations can be categorized in to three types: (1) roadside, (2) in commercial facilities, and (3) in shopping arcade locations. All of our clinics undergo a “location survey” to understand TG (Traffic Generator) and choose clinics that are naturally easy for clients to come to.

In addition, since we specialize in sports care, we provide medical support to about 20 schools as a medical trainer to attract injured athletes to our clinic.

We also host our own “Sakai Cup” tournament four times a year using income from our osteopathic clinic, each of which attracts 300 to 350 people. During those tournaments, we provide treatment experiences not only to athletes, but also to parents who are unable to do so on a daily basis and to those in need (a single parent family and those on welfare), and we attract visitors through activities that are based in the local community. Currently, we use our website, Google My Business, and a portal site “E-park” for WEB advertising, and both the osteopathic clinics and the osteopathic beauty salons have reservation forms on their official websites to attract clients through the inflow from the articles they post.

In case of opening a new clinic, we will conduct posting and “office visiting” to an area within 2-kilometer one and a half months prior to the opening, and will hold a pre-opening event to attract approximately 100 to 200 visitors for a free treatment trial once before the new clinic is opened.

Competition

Consulting Services

Labor and Social Security Attorneys are primarily involved in providing labor consulting services, and the number of registered Labor and Social Security Attorneys has been increasing year by year. Although the market size is smaller than that of other professional industries, it is on an increasing trend due to the recent Japanese government initiative “Work Style Reform” and its influence on human resources.

Although the number of registered Labor and Social Security Attorneys is increasing every year, the number of companies that work with lawyers, certified public accountants, and other “super-professionals” who have the knowledge and experience to handle the highly challenging tasks required by their clients, and comprehensively handle all kinds of problems, are even fewer in number.

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Our consulting services are led by our Chief Executive Officer, Ryoji Baba, a skilled and experienced Japanese Labor and Social Security Attorney and a Certified Administrative Procedures Legal Specialist. A Certified Administrative Procedures Legal Specialist is a person with national qualification who can file government licenses and permits, draft documents, and provide legal advice around such interactions as well as assist foreign nationals in all aspects of their lives in Japan, including residence, naturalization, study abroad, employment, marriage, and setting up a business. Mr. Baba specializes in various social insurance systems and administrative laws, with knowledge of Labor Laws in Japan. We believe that not all consultants have the advantage of a legal expert in labor laws as we do and are not capable of handling complicated labor problems as we can. This is the reason why we have been able to maintain a steady high conversion rate, compensation, and continuation rate.

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Osteopathic Services

In the Japanese healthcare industry, there are many competitors in the form of relaxation salons such as Medirom, Riraku, and Raffine, and other stretching salons such as Dr Stretch, and gym facilities such as Anytime Fitness that keep people fit and healthy. In regard to osteopathic clinics, while there are osteopathic clinic groups with multiple store operations, such as K’s Group, GENKIDO, and Honegori, we believe we are one of the osteopathic clinic groups in Kyushu that have operated more than 20 clinics in more than 30 years.

With respect to the competitive advantage we have, we are a highly recognized osteopathic clinic in Kyushu. First of all, there are 267 nationally certified professionals who passed the 2023 National Qualification Examination for employment in Kyushu, and we have hired 27 nationally certified professionals. While the labor market for judo therapists in Kyusyu area is highly competitive considering 4,996 osteopathic clinics in Kyusyu in 2022, we have successfully hired 10.1% of those who passed the exam in 2023. In the Kanto area, there were 871 successful applicants in 2023. Given the 10.1% hiring rate, we can aim to obtain nearly 88 people, which would accelerate the opening of new clinics.

We also have a much larger number of insurance claims per year as compared to other companies. In 2021, the number of annual insurance claims per clinic was approximately 3,445 in our Company compared to 1,134 in other companies in Kyusyu area. Using more recent data, for the single month of March 2024, average monthly insurance claims per clinic were 305.5 in our Company compared to 217.8 in other companies (LIGUA Inc., Sept 21, 2023).    We believe that one of the reasons for this difference is because of our Company’s recognition gained through our activities. Sakai Seikotsuin has been receiving requests by municipalities, communities, schools, and club teams to provide relief teams and lectures at conventions for over 35 years. We have two purposes: (1) to educate the public about health and (2) marketing. In our lecture activities, we give lectures to a wide range of audiences on requested topics, from exercises that can be done at home for the elderly, to injury prevention and diet for athletes, and first aid for heat stroke and injuries for sports club managers and coaches. We believe that through these activities, we have gained recognition so that people come to our clinic when they suffer from pain or injuries in their daily lives.

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In addition, the management philosophy of our osteopathic clinics is distinctive as it is based on the perspectives of medical care and labor services. Our osteopathic therapists strive to (1) provide the best medical services through integrated medicine of the East and the West, (2) endlessly pursue the spirit and skill to cure illness, and (3) continue to feel appreciated every day as a medical worker. With regard to (1), the philosophy is that the most important thing is to save “one life” by connecting not only Oriental medicine but also Western medicine to perform inspections and treatments in case a client’s complaint of pain suggests an urgent condition (such as the possibility of a malignant tumor or an infection). As for (2), even in case that each client has the same symptom, the content of the symptom is different, since the client’s pain is also related to the mental aspect. For this reason, it is important not to offer the same kind of treatment or service, but to deal with the pain according to each individual client’s lifestyle, work environment, and the sports in which they are engaged, even if the pain is the same symptoms. We believe that it is important to train our therapists not only to improve their techniques on a daily basis, but also to grow mentally so that they can take care of the mental aspect of their clients. The philosophy (3) is that this treatment industry is the only industry in which clients with their “insurance card” bow their heads and show their gratitude when they leave. Even if our staff are called “doctors,” we hope that our staff will always be grateful to the clients and business partners who visit our office.

Another distinctive feature is in our innovative service. Conventional relaxation and osteopathic clinics treat pain and chronic symptoms, but we have a “medical-care partnership system” that allows us to detect orthopedic diseases, tumors, infections, among other symptoms. We refer patients to medical specialists in case of an emergency even for a single pain by manual inspection based on data accumulated over many years. There are still few examples practicing this system, which make us distinctive and innovative.

Besides, it is also our innovative service that we have established non-surgical treatment for difficult cases such as acute pain (fracture/dislocation/acute back pain) and sequelae (knee osteoarthritis/hip osteoarthritis/spinal canal stenosis/functional disorder after sprained ankle joint/wrist disorder/severe sprained finger/intercostal neuralgia/numbness at fingertips), for which the only option available at other medical institutions is surgery.

Regulation

Regulations Governing our Labor Consulting

In general, there are no special regulations for starting a consulting service business. However, due to the nature of labor consulting, it is desirable for Labor and Social Security Attorneys to be involved. Labor and Social Security Attorneys play an important social role as experts in labor and social insurance laws and labor management. Due to the importance of their social role, the “Labor and Social Security Attorney Act” is a law to ensure the proper performance of the duties of Labor and Social Security Attorneys. The “Labor and Social Security Attorney Act” is a law that aims to contribute to the smooth implementation of labor and social insurance laws, as well as to the sound development of businesses and the improvement of the welfare of workers, by establishing a system of Labor and Social Security Attorneys, ensuring the proper performance of their duties, and defining Labor and Social Security Attorney exams, rights and obligations, and penalties.

Labor and Social Security Attorneys are experts in labor and social insurance law. They provide the following services:

●	Assisting with the preparation and submission of documents;
●	Representing clients in labor disputes; and
●	Providing advice on labor management and labor law.

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To become a Labor and Social Security Attorney in Japan, you must pass the Labor and Social Security Attorney exam and have at least two years of practical experience in labor and social insurance laws and regulations. If you do not have two years of practical experience, you can complete a secretarial designation course conducted by the Japan Federation of Labor and Social Security Attorneys Associations to qualify. Once you have passed the Labor and Social Security Attorney exam and have the required practical experience, you must register with the Japan Federation of Labor and Social Security Attorneys Associations. You will then become a member of the Labor and Social Security Attorney association in your prefecture.

To start a business as a Labor and Social Security Attorney, you must submit a “Business Start-up Notification” to the tax office in your tax jurisdiction. Once you have submitted the notification, you can start working as a Labor and Social Security Attorney. The deadline for submitting the notification is within one month of starting the business.

As for the stress check services, which is one of our services in our consulting business, it is provided in accordance with the following framework. Stress check is a stress test that has been mandatory for certain workplaces since December 2015 under Article 66-10 of the Industrial Safety and Health Act. In workplaces with 50 or more workers, all workers are required to undergo an annual test. The stress check system aims to prevent mental health problems among workers. The relevant laws and regulations for the stress check system are the Industrial Safety and Health Act, the Enforcement Ordinance of the Industrial Safety and Health Act, and the Industrial Safety and Health Regulations. These laws and regulations specify the implementation methods.

Regulations Governing our Osteopathic Clinics and Osteopathic Beauty Salons

Osteopathic clinics and osteopathic beauty salons such as ours are currently regulated by the Japanese Government under the Act on Practitioners of Massage, Acupressure, Acupuncture and Moxibustion, and etc. (Act No. 217 of 1947).

The law stipulates the qualifications for calling oneself an anma massage shiatsu practitioner or acupuncture and moxibustion practitioner, the conditions for taking the qualification examination, the specific characteristics of those who are not granted a license, restrictions, obligations and prohibitions on treatment, advertising guidelines, and the notification required for the establishment of such a practice. An “anma massage shiatsu practitioner” is a licensed therapist who helps improve health and mitigate fatigue of patients suffering from chronic muscle pain/stiffness by a method of finger-pressure massage, which would enhance blood circulation and repair spinal distortion. An “acupuncture and moxibustion practitioner” is a licensed therapist who helps patients cure chronic disease and prevent illness by a method of stimulating acupuncture points, skin and muscle, which would enhance internal body immunity.

Specifically, the law requires that a person must hold a license issued by the government for anma massage shiatsu practitioner, acupuncture and moxibustion practitioner, and includes details regarding the qualification system. The regulations also strictly prohibit the use of surgical procedures or the administration of drugs, the treatment of dislocated or broken bones without the consent of a physician, and the use of a practitioner’s skills, treatment methods, or career history in advertising. In addition, our business is obliged to register with the local government, and if we open a treatment center, we must notify the prefectural governor within 10 days of opening.

Regulations Governing our Prospective Franchises

Japan has antitrust laws that protect consumers and regulate how companies operate their businesses. Among the various Japanese antitrust laws, the seminal antitrust law is the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of 1947, as amended) (which we refer to as the “Antimonopoly Act”). The Antimonopoly Act prohibits certain activities that inappropriately induce or mislead persons into entering into a business relationship with us through our granting of seemingly preferable trade terms and conditions that could create false impressions in relation to other franchisors we compete with.

The Japan Fair Trade Commission (which we refer to as the “JFTC”) enforces the Antimonopoly Act and other Japanese antitrust laws. The JFTC issued the “Guidelines Concerning the Franchise System Under the Antimonopoly Act” on April 24, 2002 (last amended on April 28, 2021) (which we refer to as the “Guidelines”), under which the JFTC suggests that, prior to entering into a franchise relationship, a franchisor should adequately disclose and explain material trade terms to a potential franchisee in order to prevent any misunderstanding of the material trade terms, and to prevent such potential franchisee from being misled or improperly induced into entering into such franchise relationship. Material trade terms include terms relating to the following:

●	the supply of products after the party becomes a franchisee (such as a system for recommending suppliers);

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●	guidance, procedures, frequency, and cost to the franchisee relating to the business activities of the franchise;

●	nature and amount of payments to be collected when the party joins the franchise, whether the payments are refundable or may be returned, and the conditions for refunding or returning the payments;

●	royalties that the franchisee pays to the franchisor for use of trademarks and trade names and for guidance relating to management procedures, including the amount of payment, procedure for calculating payment, and the time and method of payment, of royalties;

●	loans the franchisor extends to the franchisee, including the interest rate and the mechanism and conditions of settlement;

●	compensation for any losses the business incurs, including the details of such compensation and whether there is management support from the franchisor in the event of a decline in business;

●	terms of the franchise agreement and the conditions and procedures for renewing or terminating the franchise agreement, including early termination prior to the expiration of its term; and

●	restrictions with respect to the franchisor or other franchisees of the franchise setting up an identical or similar business near the proposed business of the potential party to join the franchise, including whether there are any plans to set up additional businesses and the details of such plans.

In addition, when a franchisor markets its franchise, in the event such franchisor provides a prospective franchisee with an estimate of the revenue or profit that could possibly be generated upon becoming a franchisee, such estimated revenue or profit must be based on a reasonable method of calculation and established facts, such as the results of an existing franchise operating in a similar environment. The franchisor is required to present to the prospective franchisee such methods and facts.

Furthermore, when a franchisor markets its franchise, in the event such franchisor provides a prospective franchisee with information on business hours and temporary closures, it is desirable to provide the prospective franchisee with any information known to the franchisor at the time that may have a negative impact on the business, such as a shortage of labor or a sharp rise in labor costs during certain hours. For example, when the franchisor provides information on labor shortages, the franchisor must present facts that are grounded in the actual situation, such as job openings or the working conditions of franchise owners at existing stores in a similar environment.

If the JFTC finds any activities that violate the Antimonopoly Act, including any “deceptive customer inducement”, then the JFTC may order the offending franchisor to cease and desist from engaging in such unlawful activities, delete any applicable unlawful clauses from the franchise contract, or carry out any other measures necessary to eliminate such unlawful activities.

In the event the JFTC suspects any violation of the Antimonopoly Act or alleges that we have misled or wrongly induced any of our franchisees based upon any particular trade terms, we could be exposed to risks, including governmental action against us.

Personal Information Protection

We are subject to laws and regulations regarding privacy and protection of user data and personal information, due to our customer data collection operations in connection with our Digital Preventative Healthcare Service. The application and interpretation of these and other similar international laws and regulations regarding privacy and protection of user data and personal information is often uncertain, particularly with respect to the new and rapidly evolving industry in which we operate.

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In Japan, the Act on the Protection of Personal Information (which we refer to as the “APPI”) and its related guidelines impose various requirements on businesses, including us, that use databases containing personal information. Under the APPI, we are required to lawfully use personal information we have obtained within the purpose of use we have specified and take appropriate measures to maintain the security of such personal information. We are also restricted from providing personal information to third parties without the consent of such user. The APPI also includes regulations relating to the handling of sensitive personal data and anonymous personal data and the transfer of personal information to foreign countries. In the osteopathic clinic business, they collect personal information from patients when they fill out a questionnaire at their first visit. In the osteopathic beauty salon, they collect personal information at the time of contract. Some of the information we collect through that questionnaire or at the time of contract could fall under the category of sensitive personal data under the APPI.

Corporate History

Consulting Agreement

On April 4, 2023 (“Effective Date”), rYojbaba Co., Ltd. entered into a Consulting and Services Agreement (the “Consulting Agreement”) with HeartCore Enterprises, Inc. (“HeartCore”). Pursuant to the terms of the Consulting Agreement, HeartCore agreed to provide rYojbaba Co., Ltd. certain services, including the following (collectively, the “Services”):

(i)	Assistance with the selection and negotiation of terms for a law firm, underwriter and auditing firm for rYojbaba Co., Ltd.;
(ii)	Assisting in the preparation of documentation for internal controls required for an initial public offering by rYojbaba Co., Ltd.;
(iii)	Providing support services to remove problematic accounting accounts upon listing;
(iv)	Translation of requested documents into English;
(v)	Attend and, if requested by rYojbaba Co., Ltd., lead meetings with rYojbaba Co., Ltd.’s management and employees;
(vi)	Provide rYojbaba Co., Ltd. with support services related to the rYojbaba Co., Ltd.’s NYSE American or the Nasdaq listing;
(vii)	Conversion of accounting data from Japanese standards to U.S. GAAP;
(viii)	Services to remove problematic accounting accounts upon listing;
(ix)	Support for rYojbaba Co., Ltd.’s negotiations with the audit firm;
(x)	Assist in the preparation of S-1 or F-1 filings;
(xi)	Creation of English web page; and
(xii)	Preparing an investor presentation/deck and executive summary of rYojbaba Co., Ltd.’s business and operations.

In providing the Services, HeartCore will not render legal advice or perform accounting services, and will not act as an investment advisor or broker/dealer. Pursuant to the terms of the Consulting Agreement, the parties agreed that HeartCore will not provide the following services, among others: negotiation of the sale of rYojbaba Co., Ltd.’s securities; participation in discussions between rYojbaba Co., Ltd. and potential investors; assisting in structuring any transactions involving the sale of rYojbaba Co., Ltd.’s securities; pre-screening of potential investors; due diligence activities; nor providing advice relating to valuation of or financial advisability of any investments in rYojbaba Co., Ltd.

Pursuant to the terms of the Consulting Agreement, rYojbaba Co., Ltd. agreed to compensate HeartCore as follows in return for the provision of Services during the eighth-month term:

(a)	$500,000, to be paid as follows: (i) $200,000 on the Effective Date; (ii) $150,000 on the three-month anniversary of the Effective Date; and (iii) $150,000 on the date that rYojbaba Co., Ltd. first files a Form S-1, Form F-1, Form S-4, Form F-4 or any similar or replacement form with the SEC with respect to any transaction which is reasonably expected to result in the Trigger Date (as defined below); and

(b)	Issuance by rYojbaba Co., Ltd. to HeartCore of a common share purchase warrant (the “Warrant”), deemed fully earned and vested as of the Effective Date, to acquire a number of shares of capital stock of rYojbaba Co., Ltd., to initially be equal to 3% of the fully diluted share capital of rYojbaba Co., Ltd. as of the Effective Date, subject to adjustment as set forth in the Warrant.

For any services performed by HeartCore beyond the Term, rYojbaba Co., Ltd. will compensate HeartCore for Services at the rate of $150 per hour, based on the hours spent by personnel of rYojbaba Co., Ltd.

The term of the Consulting Agreement’s will continue until eight months after the Effective Date, unless sooner terminated in accordance with the terms of the Consulting Agreement (the “Term”). The Consulting Agreement may be terminated at any time by either party upon notice to the other party.

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Warrant

On April 4, 2023, rYojbaba Co., Ltd. issued a warrant to purchase common shares to HeartCore (“Original Warrant”) in exchange for services rendered as a consultant in connection with the proposed initial public offering of rYojbaba Co., Ltd. Pursuant to the terms of the Warrant, rYojbaba Co., Ltd. may, at any time (i) on or after the earlier of the date that either (a) rYojbaba Co., Ltd. completes its first initial public offering of stock in the U.S. resulting in any class of rYojbaba Co., Ltd.’s stock being listed for trading on any tier of the Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange (“NYSE”) or the NYSE American; (b) rYojbaba Co., Ltd. consummates a merger or other transaction with a special purpose acquisition company (“SPAC”) wherein rYojbaba Co., Ltd. becomes a subsidiary of the SPAC; or (c) rYojbaba Co., Ltd. undertakes any other Fundamental Transaction (the “Trigger Date”); and (ii) on or prior to the close of business on the tenth anniversary of the Trigger Date, exercise the Warrant to purchase 3,000 common shares of rYojbaba Co., Ltd., which represents 3% of rYojbaba Co., Ltd.’s issued and outstanding common shares as of the Trigger Date, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant. The number of shares for which the Warrant will be exercisable will be automatically adjusted on the Trigger Date to be 3% of the fully diluted number and class of shares of capital stock of rYojbaba Co., Ltd. as of the Trigger Date, following completion of the transactions which caused the Trigger Date to be achieved. The Warrant contains a 9.99% equity blocker.

First Warrant Exchange

Pursuant to a Warrant Exchange Agreement, dated September 7, 2023, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc. (the former parent company of rYojbaba Co., Ltd.), and other the parties to such agreement agreed to an exchange of the Original Warrant of rYojbaba Co., Ltd. for a new warrant (“New Warrant”) of rYojbaba Holdings, Inc., whereby the Original Warrant was deemed terminated and of no further force or effect.

Spin-Off

On January 12, 2024, rYojbaba Holdings, Inc., a Delaware corporation, Ltd., distributed 10,000,000 common shares of rYojbaba Co., Ltd. to the shareholders of rYojbaba Holdings, Inc. in a spin-off transaction, and, thereafter, rYojbaba Holdings, Inc. dissolved.

Second Warrant Exchange

Pursuant to a Second Warrant Exchange Agreement, dated January 12, 2024, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc., and other the parties to such agreement agreed to an exchange of the New Warrant of rYojbaba Holdings, Inc. for a second new warrant (“Second New Warrant”) of rYojbaba Co., Ltd., whereby the New Warrant was deemed terminated and of no further force or effect.

Pursuant to the terms of the Second New Warrant, HeartCore may, at any time on or after the date that rYojbaba Co., Ltd. completes its first initial public offering of stock in the United States resulting in any class of rYojbaba Co., Ltd. stock being listed for trading on any tier of the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (the “IPO Date”) and on or prior to the close of business on the tenth anniversary of the IPO Date, exercise the New Warrant to purchase 300,000 common shares of rYojbaba Co., Ltd. for an exercise price per share of $0.01, subject to adjustment as provided in the Second New Warrant. The Second New Warrant contains a 9.99% equity blocker. This warrant was terminated upon the issuance of the stock acquisition rights to HeartCore described immediately below.

Forward Stock Split

Effective March 3, 2024, the Company approved a stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-1,000 (the “Stock Split”). As of December 31, 2023 and immediately prior to the Stock Split, there were 10,000 common shares issued and outstanding. As a result of the Stock Split, the Company has 10,000,000 common shares issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Stock Split.

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Stock Acquisition Rights

On March 3, 2024, the Company allotted 300,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors on March 3, 2024 in substitution for the Second New Warrant executed as of January 12, 2024 between the Company and HeartCore. The stock acquisition right is exercisable upon a successful listing on the NYSE American or the Nasdaq and has an exercise price of US$0.01 per share and is fully vested. The number of shares underlying each stock acquisition right is calculated as the number of issued and outstanding common shares on a fully diluted basis as of the previous day of the listing date on a stock exchange multiplied by 3% and divided by 300,000, subject to adjustment as provided in the 1st Stock Acquisition Rights Allotment Agreement, dated March 3, 2024, between rYojbaba Co., Ltd. and HeartCore.

The foregoing description of the 1st Stock Acquisition Rights Allotment Agreement is qualified in its entirety by reference to the 1st Stock Acquisition Rights Allotment Agreement, copies of which is filed as Exhibits 10.2 to the registration statement of which this prospectus forms a part.

Closing Osteopathic Clinic and Beauty Salons

The Company closed (i) two osteopathic beauty salons in Osaka, one on March 31, 2024 and the other on April 30, 2024, (ii) one osteopathic clinic in Fukuoka on June 30, 2024, and (iii) one osteopathic beauty salon in Fukuoka on July 31, 2024. These osteopathic beauty salons and osteopathic clinic were not profitable due to high store/clinic operating costs created by their prime locations. Closing these unprofitable salons/clinic allowed us to make further investments in growth areas.

Employees

As of February 13, 2025, we had a total of 127 full-time employees and 194 part-time employees. None of the employees are member of a labor union. Labor-management relations are good.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

Description of Real Property

Our corporate headquarters are located at 4-3-1, Ohashi, Minami-Ku, Fukuoka-Shi, Fukuoka, 815-0033, Japan. This head office is a company-owned building with an area of 1,149.9 square feet.

We currently directly operate 28 Sakai Seikotsuin osteopathic clinics and two Speed Kogao osteopathic beauty salons through standard tenancy agreements out of leased properties located at:

Sakai Seikotsuin osteopathic clinics

No.	Branch	Address

1	Clinic Kashii branch	2F 1-13-3 Kashiiekimae, Higashi-Ku, Fukuoka City, Fukuoka, 813-0013, Japan

2	Fukuoyama branch	1-11-5 Tajimechou, Fukuyama City, Saga, 849-0111, Japan

3	Tenmonkan Branch	1F 1-15 Nakamachi Kagoshima City, Kagoshima, 892-0827, Japan

4	Arao Branch	630-1 Hattanda, Haramanda, Arao City, Kumamoto, 864-0001, Japan

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5	Nagamine Branch	1-6-5 Nagamine-minami, Higashi-Ku, Kumamoto City, Kumamoto, 861-8039, Japan

6	Miyaki branch	1074-3 Ohji-Shirokabe, Miyakicho, Miyaki-Gun, Saga, 849-0111, Japan

7	Kashii branch	1-13-3 Kashiiekimae, Higashi-Ku, Fukuoka City, Fukuoka, 813-0013, Japan

8	Chikushino branch	4-1-1 Hikarigaoka, Chikushino City, Fukuoka, 818-0036, Japan

9	Haebaru branch	2F 264 Aza Miyahira, Haebaru-cho, Shimajiri-gun, Okinawa, 901-1104, Japan

10	Hamanomachi branch	1F MAX Building, 3-12 Hamacho, Nagasaki City, Nagasaki, 850-0853, Japan

11	Mitoma branch	4-2-31 Mitoma, Higashi-Ku, Fukuoka City, Fukuoka, 811-0201, Japan

12	AEONTOWN Kumamoto Tasaki branch	2F AEONTOWN, 380 Aza-Shimoyose, Tasakimachi, Nishi-Ku, Kumamoto City, Kumamoto, 860-0058, Japan

13	Ogori branch	118-1 Koitai, Ogohri City, Fukuoka, 838-0143

14	Kurume branch	2-34 Shirominamimachi, Kurume City, Fukuoka, 830-0022, Japan

15	Nagazumi branch	3-21-25 Nishinagazumi, Minami-Ku, Fukuoka City, Fukuoka, 811-1361, Japan

16	Ohashi branch	4-3-1 Ohashi, Minami-Ku, Fukuoka City, Fukuoka, 815-0033, Japan

17	Satsumasendai branch	2855-1 Nakafukuracho, Satsumasendai City, Kagoshima, 895-0042, Japan

18	Mizumaki branch	3-7 Higuchi, Mizumaki-machi, Onga-Gun, Fukuoka, 807-0002, Japan

19	Munakata branch	13-4 Sakae-machi, Munakata City, Fukuoka, 811-4173, Japan

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20	Ijiri branch	4-1-38 Ijiri, Minami-Ku, Fukuoka City, Fukuoka, 811-1302, Japan

21	Taihaku Dohri branch	4-3-102 Gokushocho, Hakata-Ku, Fukuoka City, Fukuoka, 812-0037, Japan

22	Shime branch	4-1-16-203 Minamizato, Shime-machi, Kasuya-Gun, Fukuoka, 811-2207, Japan

23	FOLEO Hakata branch	1-14-46 Higashinaka, Hakata-Ku, Fukuoka City, Fukuoka, 812,0892, Japan

24	Mukaino branch	101 2-11-1 Mukaino, Minami-Ku, Fukuoka City, Fukuoka, 815-0035, Japan

25	Nodame branch	2F 1-14-33, Mukaishinmachi, Minami-Ku, Fukuoka City, Fukuoka, 811-1345, Japan

26	Meinohama branch	102 4-22-5 Meinohama, Nishi-Ku, Fukuoka City, Fukuoka, 819-0002, Japan

27	Nagao branch	1F 1-8-8, Nagao, Jyonan-ku, Fukuoka City, Fukuoka, 814-0123, Japan

28	Muromi branch	103 Urbeinn Muromi, 1-5-9 Muromi, Sawara-ku, Fukuoka-shi, Fukuoka, 814-0015, Japan

Speed Kogao osteopathic beauty salons

No.	Branch	Address

1	Shibuya	2F Hanabishi Bldg., 2-16-7 Dougenzaka, Shibuya-ku, Tokyo, 150-0043, Japan

2	Ikebukuro	8F Route Ikebukuro 2nd Bldg. 2-53-13 Ikebukuro, Toshima-ku, Tokyo, 171-0014, Japan

We lease premises for the foregoing 28 clinics and two salons, ranging in terms of 2 to 18 years, with monthly lease rates ranging from $564 (¥80,000) to $7,386 (¥1,047,572).

We believe that our facilities are suitable to meet our current needs.

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MANAGEMENT

Our Executive Officers, Directors, and Corporate Auditors

The following table sets forth the names, ages and positions of our executive officers and members of our board of directors and of our board of corporate auditors as of the date of this prospectus. The business address of all of persons identified below is 4-3-1, Ohashi, Minami-Ku, Fukuoka-Shi, Fukuoka, 815-0033, Japan.

Name	Age	Positions Held
Officers and Directors
Ryoji Baba	44	Chief Executive Officer (CEO) and Director

Satoshi Saito	52	Chief Financial Officer (CFO), Secretary, and Director

Yusuke Hirata	42	Chief Accounting Officer and Director

Ferdinand Groenewald*	39	Independent Director Nominee

Sanshiro Shimamura**	44	Corporate Auditor (full-time)

Kensuke Okabe**	41	Corporate Auditor

Hideki Nakamura**	39	Corporate Auditor

* We intend to appoint Ferdinand Groenewald as an independent director effective upon the successful listing of our common shares on the NYSE American or the Nasdaq.

**Members of our statutory Board of Corporate Auditors are not members of our board of directors.

Biographical Information

The following is a summary of certain biographical information concerning our executive officers, directors, and corporate auditors.

Executive Officers and Directors

Ryoji Baba

Mr. Baba has been the Chief Executive Officer and a director of rYojbaba Co., Ltd., a Japanese corporation, since March 2022. Since April 2023, he has also served as an advisor of OneGoal Law Firm, a Cambodian government-accredited law firm. Since April 2019, Mr. Baba has also served as the Chief Executive Officer of Global HR Technology, Inc., a Japanese corporation. Since August 2018, Mr. Baba has served as a director of Last One Mile Co., Ltd., a telecommunications service sales company, which is listed on the Tokyo Stock Exchange. He was certified as a Labor and Social Security Attorney and Certified Administrative Procedures Legal Specialist in 2002 and a Certified Administrative Procedures Legal Specialist in 2006. He received a bachelor’s degree in Engineering from Nihon University in 2003.

Satoshi Saito

Mr. Saito has been the Chief Financial Officer, Secretary and a member of the board of directors of rYojbaba Co., Ltd. since March 2022. Since May 2018, Mr. Saito has served as a director and an audit committee member of Mercury Realtech Innovator Inc., a real estate company, which is listed on the Tokyo Stock Exchange. From September 2015 to May 2023, he served as the Chief Financial Officer of Gyro Holdings Co., Ltd., a food service company. From August 2020 to November 2022, Mr. Saito served as the director of corporate planning of Last One Mile Co., Ltd. From January 2019 to January 2021, he served as the Chief Financial Officer of Naciel Holdings Co., Ltd, a service company. From July 2011 through August 2015, Mr. Saito served as a manager at Ernst & Young ShinNihon LLC, a public accounting firm. From October 2009 for two years, Mr. Saito was seconded to the Cabinet Office as a senior policy investigator. He received a bachelor’s degree in Business/Economics from Seikei University in 1995. Mr. Saito is a Certified Public Accountant of Japan in 2004.

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Yusuke Hirata

Mr. Hirata has been the Chief Accounting Officer and a member of the board of directors of rYojbaba Co., Ltd. since March 2024. Since October 2023, Mr. Hirata has been responsible for the accounting department at rYojbaba Co., Ltd. From December 2007 to October 2022, Mr. Hirata served as an auditor at Ernst & Young ShinNijon LLC. From October 2014 to March 2016, Mr. Hirata was transferred to Ernst & Young New York Office, where he audited NYSE listed companies. He received a master’s degree in Accounting from Waseda University in 2007 and a bachelor’s degree in Economics from Waseda University in 2004. Mr. Hirata has been a U.S. Certified Public Accountant since 2022 and a Japanese Certified Public Accountant of Japan since 2007.

Corporate Auditors

Sanshiro Shimamura

Mr. Shimamura has served as Corporate Auditor of rYojbaba Co., Ltd since March 2024. He joined rYojbaba Co., Ltd., previously known as Sakai Enterprise Co., Ltd. in 2015. In 2006, he joined Sakai Seikotsuin Nishi Co., Ltd. He graduated from Fukuoka College of Medical Health and Sports in 2005.

Kensuke Okabe

Mr. Okabe has served as Corporate Auditor of rYojbaba Co., Ltd. since March 2024. Mr. Okabe served as Chief Financial Officer and Secretary of AERWINS Technologies Inc. since June 15, 2022. From March 2008 through June 2022, Mr. Okabe served as a certified public accountant at Ernst & Young ShinNihon LLC. Mr. Okabe was seconded to the International Accounting Standards Board as a technical fellow from April 2019 to March 2021 and the Accounting Standards Board of Japan from July 2017 to March 2019. Before joining Ernst & Young ShinNihon LLC., Mr. Okabe worked for Yamaha Corporation. Mr. Okabe graduated with a bachelor’s degree in Economics from University of Tokyo.

Hideki Nakamura

Mr. Nakamura has served as Corporate Auditor of rYojbaba Co., Ltd since March 2024. He served as Representative Director of Partners-Dining Co., Ltd. from August 2015 to January 2021. From February 2013, he served as Representative Director of Happyakuyacho Co., Ltd, which was dissolved by the merger with Sublime Co., Ltd. in June 2019. He served as Representative Director of RH Corporation Co., Ltd. from April 2011 to March 2021. He has served as director of GYRO HOLDINGS Co., Ltd., formerly known as Sublime Co., Ltd. Sublime Co., Ltd. from June 2005. He graduated with a bachelor’s degree in Economics and Business from Seikei University in 2004.

Independent Director Nominee

Ferdinand Groenewald

We intend to appoint Ferdinand Groenewald as an independent director effective upon the successful listing of our common shares on the NYSE American or the Nasdaq. Since July 31, 2022, Mr. Groenewald has served in several capacities at the CFO Squad which provides outsourced accounting and consulting services. From January 2, 2022 to July 31, 2022, Mr. Groenewald had served as the Chief Accounting Officer of Muscle Maker, Inc., a Nasdaq listed company. From September 2018 to January 2, 2022, Mr. Groenewald served as the Chief Financial Officer of Muscle Maker, Inc. From January 25, 2018 through May 29, 2018, Mr. Groenewald served as the Vice President of Finance, Principal Financial Officer and Principal Accounting Officer of Muscle Maker, Inc., Muscle Maker Development, LLC and Muscle Maker Corp., LLC. In addition, from October 2017 through May 29, 2018, he served as the controller of Muscle Maker, Inc. Mr. Groenewald is a certified public accountant with significant experience in finance and accounting. From July 2018 through August 2018, he served as senior financial reporting accountant of Wrinkle Gardner & Company, a full-service tax, accounting and business consulting firm. From February 2017 to October 2017, Mr. Groenewald served as Senior Financial Accounting Consultant at Pharos Advisors, Inc. serving a broad range of industries. From November 2013 to February 2017, he served as a Senior Staff Accountant at Financial Consulting Strategies, LLC where he provided a broad range of accounting, financial reporting, and pre-auditing services to various industries. From August 2015 to December 2015, Mr. Groenewald served as a Financial Reporting Analyst at Valley National Bank. Mr. Groenewald holds a Bachelor of Science in accounting from the University of South Africa. Mr. Groenewald is a Certified Public Account. Mr. Groenewald serves as a member of the Board of Directors of HeartCore Enterprises, Inc., a publicly reporting company that is listed on the Nasdaq Capital Market, since January 24, 2022. Mr. Groenewald also serves as a member of the Board of Directors of SYLA Technologies Co., Ltd., a publicly reporting company that is listed on the Nasdaq Capital Market, since December 1, 2022.

The board of directors believes that Mr. Groenewald is qualified to serve as a director based upon his extensive experience serving on Nasdaq listed companies and his expertise with accounting and financial matters.

Family Relationships

There are no family relationships among our directors and executive officers.

Foreign Private Issuer Status and Controlled Company Exemption

We are a “foreign private issuer” as defined under the federal securities laws of the United States and the NYSE American and the Nasdaq listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the Exchange Act and other applicable rules adopted by the SEC and the NYSE American or the Nasdaq listing standards. Under the SEC rules and the NYSE American or the Nasdaq listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the NYSE American and the Nasdaq permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. In general, our articles of incorporation and the Companies Act govern our corporate affairs.

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In particular, as a foreign private issuer, we will follow Japanese law and corporate practice in lieu of the corporate governance provisions set out under NYSE American Company Guide Part 8 and Nasdaq Rule 5600, the requirement in Nasdaq Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in NYSE American Company Guide Part 6 and Nasdaq Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under NYSE American Company Guide Part 8 and Nasdaq Rule 5600 are exempt from Japanese law requirements:

●	NYSE American Section 802(A) and Nasdaq Rule 5605(b)(1) require that at least a majority of a listed company’s board of directors be independent directors, and Nasdaq Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. Under our current corporate structure, the Companies Act does not require independent directors.

●	NYSE American Section 803(B)(2) and Nasdaq Rule 5605(c)(2)(A) require a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, a company may have a statutory auditor or a board of auditors. We have a three-member Board of Corporate Auditors, each member of which will meet the requirements of Rule 10A-3 under the Exchange Act. See “—Board of Corporate Auditors” below for additional information.

●	NYSE American Section 805 and Nasdaq Rule 5605(d) require, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Our board of directors will collectively participate in the discussions and determination of compensation for our executive and directors (subject to the maximum aggregate compensation amount resolved by our shareholders meetings), and other compensation related matters. Likewise, our corporate auditors discuss and determine compensation of each corporate auditor (subject to the maximum aggregate compensation amount resolved by our shareholders meetings) without involvement of our board of directors.

●	NYSE American Section 804 and Nasdaq Rule 5605(e) require that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. Our board of directors will not have a standalone nomination and corporate governance committee. Our board of directors will collectively participate in the nomination process of potential directors and corporate auditors (in the cases of corporate auditors, consent of board of corporate auditors is required) and oversee our corporate governance practices.

●	NYSE American Section 123 and Nasdaq Rule 5620(c) provide a one-third quorum requirement applicable to shareholder meetings. In accordance with Japanese law and generally accepted business practices, our articles of incorporation provide that there is no quorum requirement for a general resolution of our shareholders. However, under the Companies Act and our articles of incorporation a quorum of not less than one-third or more of the total number of voting rights is required in connection with the election of directors, corporate auditors and certain other matters.

The Company intends to avail itself of these exemptions. More specifically, the Company will not have a compensation committee or a nominating and corporate governance committee. Therefore, for as long as the Company remains a “foreign private issuer,” the Company will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If at any time the Company ceases to be a “foreign private issuer” under the rules of the NYSE American or the Nasdaq, the Company intends to avail itself of the “controlled company” exception to the rules of the NYSE American or the Nasdaq.

The “controlled company” exception to the rules of the NYSE American or the Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of the NYSE American or the Nasdaq. Following this offering, Mr. Baba will control approximately 71.3% of the voting power of our outstanding shares if all the common shares being offered are sold (or 70.2% of our outstanding voting power if the underwriters exercise the over-allotment option in full). Accordingly, we expect to be a “controlled company” within the meaning of the corporate governance standards of the NYSE American or the Nasdaq. Under the NYSE American or the Nasdaq rules, a “controlled company” (which is a company of which more than 50% of the voting power is held by an individual, group or another company) may elect not to comply with certain NYSE American or the Nasdaq corporate governance requirements.

As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements: (1) that a majority of our board of directors consist of independent directors; (2) that our board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. For so long as we qualify as a controlled company, we may take advantage of these exemptions. Accordingly, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements.

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In the event that we cease to be a “foreign private issuer” under the rules of the NYSE American or the Nasdaq and cease to be a “controlled company” and our common shares continue to be listed on the NYSE American or the Nasdaq, the Company’s board of directors will take all action necessary to comply with the corporate governance rules of the NYSE American or the Nasdaq, including, but not limited to, establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Board of Directors

Our board of directors has the ultimate responsibility for the administration of our affairs. Our board of directors meets no less than once every three months. Under the Companies Act and our articles of incorporation, our Company shall have no more than seven directors on our board of directors. Our board of directors is currently comprised of three directors. We intend to appoint Ferdinand Groenewald as an independent director effective upon the successful listing of our common shares on the NYSE American or the Nasdaq. Directors are typically nominated at the board level and are elected at general meetings of the shareholders. The term of office of any director expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within two years after such director’s election to office. Our directors may, however, serve any number of consecutive terms.

Our board of directors appoints from among its members one or more representative directors, who serve as head administrator(s) over our Company’s affairs and represent our Company in accordance with the resolutions of our board of directors. Our board of directors may appoint from among its members a chairperson, a president or one or more deputy presidents, senior managing directors, or managing directors.

Under our Company’s current corporate structure, the Companies Act does not require our board of directors to have any independent directors. Our board of directors is currently comprised of three directors, all of whom (Ryoji Baba, Satoshi Saito and Yusuke Hirata) are considered non-independent. However, we intend to appoint Ferdinand Groenewald as an independent director effective upon the successful listing of our common shares on the NYSE American or the Nasdaq.

Board of Corporate Auditors

As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a separate board of corporate auditors instead of an audit committee of our board of directors. Our articles of incorporation provide for no more than five corporate auditors. Corporate auditors are typically nominated at the board level and are elected at general meetings of shareholders by a majority of shareholders entitled to vote, where a quorum is established by shareholders holding one-third or more of the voting rights of those who are entitled to vote are present at the shareholders’ meeting. The normal term of office of any corporate auditor expires at the close of the annual general meeting of shareholders held with respect to the last fiscal year ended within four years after such corporate auditor’s election to office. Our corporate auditors may, however, serve any number of consecutive terms. Corporate auditors may be removed by a special resolution of a general meeting of shareholders.

Our corporate auditors are not required to be certified public accountants. Our corporate auditors may not concurrently serve as directors, employees or accounting advisors (kaikei sanyo) of our Company or any of our subsidiaries or serve as corporate officers of our subsidiaries. Under the Companies Act, at least one-half of the corporate auditors of a company must be persons who satisfy the requirements for an outside corporate auditor under the Companies Act, and at least one of the corporate auditors must be a full-time corporate auditor.

The function of our board of corporate auditors and each corporate auditor is similar to that of independent directors, including those who are members of the audit committee of a U.S. public company. Each corporate auditor has a statutory duty to supervise the administration by the directors of our affairs, to examine our financial statements and business reports to be submitted by a representative director at the general meetings of shareholders, and to prepare an audit report. Our corporate auditors are obligated to participate in meetings of our board of directors and, if necessary, to express their opinion at such meetings, but are not entitled to vote. Our corporate auditors must inspect the proposals, documents and any other materials to be submitted by our board of directors to the shareholders at the shareholders’ meeting. If a corporate auditor finds a violation of statutory regulations or our articles of incorporation, or another significant improper matter, such auditor must report those findings to the shareholders at the shareholders’ meeting.

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Furthermore, if a corporate auditor believes that a director has engaged in, or is likely to engage in, misconduct or acts that are significantly improper, or that there has been a violation of statutory regulations or our articles of incorporation, the corporate auditor: (i) must report that fact to our board of directors; (ii) can demand that a director convene a meeting of our board of directors; and (iii) if no such meeting is convened in response to the demand, can convene the meeting under the corporate auditor’s own authority. If a director engages in, or is likely to engage in, an activity outside the scope of the objectives of our Company or otherwise in violation of laws or regulations or our articles of incorporation, and such act is likely to cause significant damage to our Company, then a corporate auditor can demand that the director cease such activity.

Our board of corporate auditors has a statutory duty to prepare an audit report based on the audit reports issued by the individual corporate auditors and submit such audit reports to a relevant director. A corporate auditor may note an opinion in an audit report issued by our board of corporate auditors, if the opinion expressed in such corporate auditor’s individual audit report is different from the opinion expressed in the audit report issued by our board of corporate auditors. Our board of corporate auditors is empowered to establish the audit principles, the method of examination by our corporate auditors of our affairs and financial position, and any other matters relating to the performance of our corporate auditors’ duties.

Additionally, our corporate auditors must represent our Company in: (i) any litigation between our Company and a director; (ii) dealing with shareholders’ demands seeking a director’s liability to our Company; and (iii) dealing with notices of litigation and settlement in a derivative suit seeking a director’s liability to our Company. A corporate auditor can file court actions relating to our Company within the authority of our corporate auditors, such as an action to nullify the incorporation of our Company, the issuance of shares, or a merger, or to cancel a resolution at a shareholders’ meeting.

Differences in Corporate Governance from NYSE American Listed Company Rules and the Nasdaq Listing Rules

Companies listed on the NYSE American and the Nasdaq must comply with certain standards regarding corporate governance under Part 8 of the NYSE American Company Guide and Rule 5605 of the Nasdaq Listing Rules, as applicable. However, listed companies that are foreign private issuers, such as we will be, are permitted to follow home country practice in lieu of certain provisions of Part 8 of the NYSE American Company Guide or Rule 5605 of the Nasdaq Listing Rules, as applicable.

The following table shows the significant differences between the corporate governance practices followed by U.S. listed companies under Part 8 of the NYSE American Company Guide and Rule 5605 of the Nasdaq Listing Rules and those followed by rYojbaba.

Corporate Governance Practices Followed by NYSE American and Nasdaq-listed U.S. Companies	Corporate Governance Practices Followed by rYojbaba

1. A NYSE American-listed U.S. company and Nasdaq-listed U.S. company must have a majority of directors meeting the independence requirements under Section 802(A) of the NYSE American Company Guide and Rule 5605(a)(2) of the Nasdaq Listing Rules.

For Japanese companies, including rYojbaba, which employ a corporate governance system based on a board of corporate auditors (the board of corporate auditor system), the Companies Act of Japan (the Companies Act) has no independence requirement with respect to directors. The task of overseeing management and independent auditors is assigned to the members of the board of corporate auditors, who are separate from rYojbaba’s management.

All members of the board of corporate auditors must meet certain independence requirements under the Companies Act.

For Japanese companies with a board of corporate auditors, including rYojbaba, at least half of the members of such board must be “outside” corporate auditors. Such “outside” corporate auditors of the board of corporate auditors must meet additional independence requirements under the Companies Act. An “outside” corporate auditor of the board of corporate auditors means a member of the board of corporate auditors who, among other things, (i) has not been a director or employee, including a manager, of rYojbaba or any of its subsidiaries within 10 years prior to assuming the position of a member of the board of corporate auditors, (ii) (in case of a person who has formerly served as a member of the board of corporate auditors of rYojbaba or any of its subsidiaries within 10 years prior to assuming the position of a member of the board of corporate auditors) has not been a director or employee, including a manager, of rYojbaba or any of its subsidiaries within 10 years prior to assuming such former position of a member of the board of corporate auditors and (iii) is not currently spouse or relative within two degrees of a director or important employee, including a manager, of rYojbaba.

As of February 13, 2025, rYojbaba had three members of the board of corporate auditors, two of whom were “outside” members of the board of corporate auditors.

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Corporate Governance Practices Followed by NYSE American and Nasdaq-listed U.S. Companies	Corporate Governance Practices Followed by rYojbaba

2. A NYSE American-listed U.S. company and Nasdaq-listed U.S. company must have an audit committee composed entirely of independent directors, and the audit committee must have at least three members.

rYojbaba employs the board of corporate auditor system as described above. Under this system, the board of corporate auditors is a legally separate and independent body from the board of directors. The main function of the board of corporate auditors is similar to that of independent directors, including those who are members of the audit committee of a U.S. company: to monitor the performance of the directors, and review and express opinions on the method of auditing by rYojbaba’s independent auditors and on such independent auditors’ audit reports, for the protection of rYojbaba’s shareholders.

As of February 13, 2025, rYojbaba had three members of the board of corporate auditors. Each member of the board of corporate auditors serves a four-year term of office. In contrast, the term of office of each director of rYojbaba is two years.

With respect to the requirements of Rule 10A-3 under the U.S. Securities Exchange Act of 1934 relating to listed company audit committees, rYojbaba relies on an exemption under that rule which is available to foreign private issuers with board of corporate auditors meeting certain requirements.

3. A NYSE American-listed U.S. company and Nasdaq-listed U.S. company must have a nominating/corporate governance committee composed of entirely independent directors and the compensation committee must have at least two members.	rYojbaba’s directors are elected at a general meeting of shareholders. Its board of directors does not have the power to fill vacancies thereon. The members of the board of corporate auditors are also elected at a general meeting of shareholders of rYojbaba. A proposal by rYojbaba’s board of directors to elect a member to the board of corporate auditors must be approved by a resolution of its board of corporate auditors. The board of corporate auditors is empowered to adopt a resolution requesting that rYojbaba’s directors submit a proposal for election of a member of the board of corporate auditors to a general meeting of shareholders. The members of the board of corporate auditors have the right to state their opinions concerning election of a member of the board of corporate auditors at the general meeting of shareholders.

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Corporate Governance Practices Followed by NYSE American and Nasdaq-listed U.S. Companies	Corporate Governance Practices Followed by rYojbaba

4. A NYSE American-listed U.S. company and Nasdaq-listed U.S. company must have a compensation committee composed entirely of independent directors and the compensation committee must have at least three members. Compensation committee members must satisfy the additional independence requirements under Section 805(c)(1) of the NYSE American and 5605(d)(2)(A) of the Nasdaq Listing Rules.

A compensation committee must also have authority to retain or obtain the advice compensation and other advisers, subject to prescribed independence criteria that the committee must consider prior to engaging any such adviser.

The total amount of compensation for rYojbaba’s directors and the total amount of compensation for the members of the rYojbaba’s board of corporate auditors are proposed to, and voted upon by, a general meeting of shareholders. Once the proposal for each of such total amount of compensation is approved at the general meeting of shareholders, each of the board of directors and board of corporate auditors allocates the respective total amount among its respective members.

There are no procedural or disclosure requirements with respect to the use of compensation to consultants, independent legal counsel or other advisors.

Risk Management

One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including risks associated with cybersecurity and data protection, and our board of corporate auditors is responsible for overseeing and evaluating our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our board of corporate auditors also reviews legal, regulatory and compliance matters that could have a significant impact on our financial statements.

Code of Business Conduct

Following the consummation of this offering, our board of directors will adopt a written code of business conduct that applies to our directors, corporate auditors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions), and our agents.

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Limitation of Liability of Directors and Corporate Auditors

In accordance with our articles of incorporation, and pursuant to the provisions of Article 427 of the Companies Act, we are authorized to enter into agreements with corporate auditors, to limit his or her liability to our Company for any losses or damages arising from the conduct specified under Article 423 of the Companies Act; provided, that, the amount of such limited liability is the amount stipulated in applicable laws and regulations, whichever is higher. We have entered into limited liability agreement with our outside corporate auditors.

Our articles of incorporation include limitation of liability provisions for independent directors and corporate auditors, pursuant to which our board of directors can authorize our Company to exempt the independent directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations, including Article 426, Paragraph 1 of the Companies Act.

Compensation of our Executive Officers, Directors and Corporate Auditors

Remuneration to our executive officers is comprised of base compensation. In the fiscal year ended December 31, 2024, we paid an aggregate of approximately $219,218 to our executive officers, namely Messrs. Ryoji Baba, Satoshi Saito, and Yusuke Hirata. In the fiscal year ended December 31, 2023, we paid an aggregate of approximately $145,000 to our executive officers, namely Mr. Ryoji Baba and Satoshi Saito. The Company did not grant any stock options or warrants to employees and did not provide discretionary bonuses during the fiscal years ended December 31, 2024 and 2023. We have not set aside pension, retirement, or other benefits for our executive officers.

In accordance with the Companies Act and our articles of incorporation, the amount of compensation for our directors and corporate auditors is decided by first setting the maximum amount of total compensation for all of our directors and corporate auditors through a resolution adopted by our shareholders at a shareholders meeting. The representative director authorized by our board of directors and our board of directors then decide on the amount of compensation for each director based on certain criteria established by our Company, and the amount of compensation for each corporate auditor is decided through discussions among the corporate auditors.

The amount of compensation for executive officers, excluding directors, is determined by the board of directors.

The following table summarizes the total amount of remuneration paid to our directors and corporate auditors in year ended December 31, 2024, including by the type of remuneration and the number of persons in each category.

(except stock options and number of persons in category) Category of directors and corporate auditors	Total amount of remuneration	Base compensation	Number of persons in category
Directors(1)	$219,218	$219,218	3
Outside corporate auditors(2)	$78,761	$78,761	3

(1) Consist of Messrs. Ryoji Baba, Satoshi Saito, and Yusuke Hirata. The renumeration paid to Messrs. Ryoji Baba, Satoshi Saito, and Yusuke Hirata was for serving in their capacity as executive officers. No additional renumeration was paid to Messrs. Ryoji Baba, Satoshi Saito and Yusuke Hirata for serving in their capacity as directors. Ferdinand Groenewald is not included as he will be appointed to the board of directors upon the successful listing of our common shares on the NYSE American or the Nasdaq in 2024.

(2) Consist of Messrs. Sanshiro Shimamura, Kensuke Okabe and Hideki Nakamura.

Independent Director Agreement - Ferdinand Groenewald

We intend to appoint Ferdinand Groenewald as an independent director and enter into an Independent Director Agreement with him effective upon the successful listing of our common shares on the NYSE American or the Nasdaq. Pursuant to the terms of the form of the Independent Director Agreement attached as Exhibit 10.3 to the registration statement of which this prospectus forms a part, Mr. Groenewald will be paid the sum of $30,000 annually for director’s service as a director of the Company, to be paid $2,500 per month, payable within five business days of the end of each month, and with such amount for any partial calendar month being appropriately prorated.

During the term of the agreement, the Company will reimburse Mr. Groenewald for all reasonable out-of-pocket expenses incurred by Mr. Groenewald in attending any in-person meetings, provided that he complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the applicable director in excess of $500) must be approved in advance by the Company.

The agreement will contain customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by Mr. Groenewald in connection with the performance of his duties under the agreement (i.e., a “work-made-for-hire” provision).

The agreement will provide that, during the term (which continues as long as he is serving as a director of the Company), he will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of Mr. Groenewald’s position with the Company in any capacity, in an amount not less than the highest amount available to any other director, and such coverage and protections, with respect to the various liabilities as to which Mr. Groenewald has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term. Any indemnification agreement entered into between the Company and Mr. Groenewald will continue in full force and effect in accordance with its terms following the termination of this agreement.

The agreement will contain customary representations and warranties by Mr. Groenewald, relating to the agreement, and will contain other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

The agreement will be governed by and construed and enforced in accordance with the laws of Japan, and for all purposes will be construed in accordance with the laws of Japan.

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Stock Acquisition Right

From 2022 to the timing of this filing, the Company granted stock acquisition rights for the purchase of shares of the Company’s common shares approved by its shareholders one time as shown in the table below.

Issue name	Issue Date	Expiration date	Exercise price (Per share)	Common shares (Grant Number)
Batch 1 (1)	3/19/2024	3/18/2034	$0.01	300,000

(1)	On March 3, 2024, the Company allotted 300,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors in substitution for the Second Warrant executed as of January 12, 2024 between the Company and HeartCore. The stock acquisition right is exercisable from February 28, 2024 to February 28, 2024 upon the condition that the IPO has been completed. The stock acquisition right has an exercise price of ¥1($0.01) per common share.

PRINCIPAL SHAREHOLDERS

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common shares, immediately prior to and immediately after the completion of this offering, by:

●	each of our named executive officers, directors, and corporate auditors;

●	all of our named executive officers, directors, and corporate auditors as a group; and

●	each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our common shares.

To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our common shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power.

The percentages reflect beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately prior to, and immediately after, the completion of this offering. Shares immediately prior to the completion of this offering are based on 10,000,000 common shares outstanding. Shares immediately following the completion of this offering are based on the shares immediately prior to the completion of this offering and an assumed offering of 1,250,000 common shares at an offering price of $4.00 per common share, assuming no exercise by the underwriters of their option to purchase additional common shares from us in this offering.

Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is c/o rYojbaba Co., Ltd., 4-3-1, Ohashi, Minami-Ku, Fukuoka-Shi, Fukuoka, Japan.

	Common Shares Beneficially Owned Immediately After this Offering(1)
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage
Named Executive Officers, Directors, and Corporate Auditors:
Ryoji Baba (2)	8,024,000	80.24%	8,024,000	71.32%
Satoshi Saito	640,000	6.40%	640,000	5.69%
Yusuke Hirata	114,000	1.14%	114,000	1.01%
Ferdinand Groenewald (3)	-	-%	-	-%
Sanshiro Shimamura	94,000	* %	94,000	* %
Kensuke Okabe	31,000	* %	31,000	* %
Hideki Nakamura	103,000	1.03%	103,000	* %
All named executive officers, directors, and corporate auditors as a group (six persons)	9,006,000	90.06%	9,006,000	80.05%
5% or more Shareholders:
Miracle Exploration Technologies Ltd. (2)	3,211,000	32.11%	3,211,000	28.54%

* Represents less than 1% of the number of common shares outstanding.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.

(2) Represents: (i) 4,813,000 common shares directly beneficially owned by Ryoji Baba; and (ii) 3,211,000 common shares held by Miracle Exploration Technologies Ltd., which is 100% owned by Ryoji Baba, our Chief Executive Officer. As Ryoji Baba has sole voting and dispositive power over these common shares, thus is deemed to be the beneficial owner of these common shares.

(3) We intend to appoint Ferdinand Groenewald as an independent director effective upon the successful listing of our common shares on the NYSE American or the Nasdaq.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Related Parties

For the six months ended June 30, 2024

During the six months ended June 30, 2024, the Company did not record any collection from loan receivable and any interest income from related parties.

For the year ended December 31, 2023

Loan receivable

During the year ended December 31, 2023, the Company fully collected loan receivable from related parties of $2,429,852.

During the year ended December 31, 2023, the Company recorded interest income – related party of $12,712.

Transaction costs

During the year ended December 31, 2023, the Company recorded commission expenses of $79,336 from Global HR Technology, of which our CEO/director is a shareholder.

During the year ended December 31, 2023, the Company paid rent of $5,118 to Runbridge Inc., of which our CEO/director is a shareholder.

Loan guarantee

December 31,
2023
Loans
Guaranteed by CEO of Sakai	$216,682
Guaranteed by director of Sakai	$2,874,180

For the year ended December 31, 2022

The related parties had material transactions for the year ended December 31, 2022 consist of the following:

Loan receivable

	December 31,
	2022	Interest rate	Maturity	Relationship
Global HR Technology	$2,110,023	0.90%	2023	Our CEO/director is a shareholder
Director	465,712	0.90%	Due on demand	The Company’s Director
	$2,575,735

During the year ended December 31, 2022, the Company recorded interest income – related party of $3,727.

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Transaction costs

During the year ended December 31, 2022, the Company recorded commission expenses of $79,265 from Global HR Technology, of which our CEO/director is a shareholder.

Loan guarantee

December 31,
2022
Loans
Guaranteed by CEO of Sakai	$260,166
Guaranteed by director of Sakai	$5,192,849

For the year ended December 31, 2021

The related parties had material transactions for the year ended December 31, 2021 consist of the following:

Loan receivable

	December 31,
	2021	Interest rate	Maturity	Relationship
Global HR Technology	$1,356,286	0.90%	2023	Our CEO/director is a shareholder
Director	146,061	0.90%	Due on demand	The Company’s Director
	$1,502,347

During the year ended December 31, 2021, the Company recorded interest income – related party of $63,187.

Transaction costs

During the year ended December 31, 2021, the Company recorded commission expenses of $36,033 from Global HR Technology, of which our CEO/director is a shareholder.

Loan guarantee

December 31,
2021
Loans
Guaranteed by director of Sakai	$6,645,740

Corporate bond
Guaranteed by director of Sakai	$1,304,121

Agreement with Independent Director

We intend to appoint Ferdinand Groenewald as an independent director and enter into an Independent Director Agreement with him effective upon the successful listing of our common shares on the NYSE American or the Nasdaq. Pursuant to the terms of the Independent Director Agreement, Mr. Groenewald will be paid the sum of $30,000 annually for director’s service as a director of the Company, to be paid $2,500 per month. For a detailed description of the terms of the form of Independent Director Agreement, see “Management—Independent Director Agreement – Ferdinand Groenewald” on page 106 of this prospectus.

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DESCRIPTION OF SHARE CAPITAL

The following is a summary of the material terms of our capital stock and our articles of incorporation, including a summary of the relevant provisions of applicable share handling regulations, of the Companies Act and the Act on Book-Entry Transfer of Company Bonds, Shares, etc. of Japan (Shasai Kabushiki tou no Furikae ni kansuru Houritsu) (Act No. 75 of 2001, as amended) (including regulations promulgated thereunder, the “Book-Entry Act”) relating to joint-stock corporations (kabushiki kaisha), and of certain related laws and legislation, each as currently in effect. Because it is a summary, this discussion should be read together with our articles of incorporation and the applicable share handling regulations.

We are a joint-stock corporation incorporated in Japan under the Companies Act. The rights of our shareholders are represented by our common shares as described below, and our shareholders’ liability is limited to the amount of their respective holdings in such shares.

Description of Our Share Capital

As of February 13, 2025, our authorized capital stock consisted of 40,000,000 common shares, and there were 10,000,000 common shares outstanding. As of February 13, 2025, there were approximately 30 record holders of our common shares.

Based upon the assumed offer and sale of 1,250,000 common shares in this offering at an initial public offering price of $4.00 per share (which is the low-end of the range set forth on the cover page of this prospectus), following this offering, there will be 11,250,000 common shares outstanding.

All currently outstanding common shares are fully-paid and non-assessable.

Changes in Capital

Under our articles of incorporation, any changes in capital, such as a share issuance, stock split, consolidation of shares, or issuance of share options, among others, require a majority vote of our common shareholders, as described under “—Voting Rights and Shareholder Meetings” below.

Voting Rights and Shareholder Meetings

Our articles of incorporation provide that each annual meeting of our shareholders must be held within three months after the end of each fiscal year. Our fiscal year ends on December 31, and therefore, we must hold our annual shareholders’ meeting by the end of March of each following year. In addition, shareholders meetings to consider and vote on extraordinary matters may be held as necessary, provided that we satisfy all of the procedural requirements under both our articles of incorporation and the Companies Act.

Our common shares allocate one vote per share at shareholders’ meetings. Our articles of incorporation provide for a simple majority approval on most matters submitted for shareholder vote, unless otherwise required by laws or regulations. As required by law, and as referenced in our articles of incorporation, a two-thirds majority approval is required for any votes on matters specified in Article 309, Paragraph (2) of the Companies Act, which cover, in relevant part, treasury stock purchases, purchases of an entire class of shares, and stock consolidations. Any amendment to our articles of incorporation must be approved by our shareholders at a shareholders’ meeting.

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Pre-Emptive Rights

Holders of common shares have no pre-emptive rights under our articles of incorporation.

Dividend Rights

We may issue dividends upon a resolution of our common shareholders. Although we have paid dividends to shareholders in the past, the payment of future dividends on our common shares, if any, will be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our common shareholders may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business.

Under the Companies Act, we may distribute surplus up to the excess of the aggregate of (a) and (b) below, less the aggregate of (c) through (f) below, as of the effective date of such distribution, if our net assets are not less than ¥3,000,000:

(a)	the amount of surplus, as described below;

(b)	in the event that extraordinary financial statements as of, or for a period from the beginning of the fiscal year to, the specified date are approved, the aggregate amount of (i) the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net income for such period described in the statement of income constituting the extraordinary financial statements, and (ii) the amount of consideration that we received for the treasury shares that we disposed of during such period;

(c)	the book value of our treasury shares;

(d)	in the event that we disposed of treasury shares after the end of the previous fiscal year, the amount of consideration that we received for such treasury shares;

(e)	in the event described in (b) in this paragraph, the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net loss for such period described in the statement of income constituting the extraordinary financial statements; and

(f)	certain other amounts set forth in the ordinances of the Ministry of Justice, including (if the sum of one-half of goodwill and the deferred assets exceeds the total of share capital, additional paid-in capital and legal earnings reserve, each such amount as it appears on the balance sheet as of the end of the previous fiscal year) all or a certain part of such excess amount as calculated in accordance with the ordinances of the Ministry of Justice.

For the purposes of this section, the amount of “surplus” is the excess of the aggregate of (I) through (IV) below, less the aggregate of (V) through (VII) below:

(I)	the aggregate of other capital surplus and other retained earnings at the end of the previous fiscal year;

(II)	in the event that we disposed of treasury shares after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

(III)	in the event that we reduced our share capital after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital and/or legal earnings reserve (if any);

(IV)	in the event that we reduced additional paid-in capital and/or legal earnings reserve after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to share capital (if any);

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(V)	in the event that we cancelled treasury shares after the end of the previous fiscal year, the book value of such treasury shares;

(VI)	in the event that we distributed surplus after the end of the previous fiscal year, the aggregate of the following amounts:

(1)	the aggregate amount of the book value of the distributed assets, excluding the book value of such assets that would be distributed to shareholders but for their exercise of the right to receive dividends in cash instead of dividends in kind;

(2)	the aggregate amount of cash distributed to shareholders who exercised the right to receive dividends in cash instead of dividends in kind; and

(3)	the aggregate amount of cash paid to shareholders holding fewer shares than the shares that were required in order to receive dividends in kind;

(VII)	the aggregate amounts of (1) through (4) below, less (5) and (6) below:

(1)	in the event that the amount of surplus was reduced and transferred to additional paid-in capital, legal earnings reserve and/or share capital after the end of the previous fiscal year, the amount so transferred;

(2)	in the event that we distributed surplus after the end of the previous fiscal year, the amount set aside in additional paid-in capital and/or legal earnings reserve;

(3)	in the event that we disposed of treasury shares in the process of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange (kabushiki kokan) in which we acquired all shares of a company after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

(4)	in the event that the amount of surplus was reduced in the process of a corporate split in which we transferred all or a part of our rights and obligations after the end of the previous fiscal year, the amount so reduced;

(5)	in the event of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange in which we acquired all shares of a company after the end of the previous fiscal year, the aggregate amount of (i) the amount of the other capital surplus after such merger, corporate split or share exchange, less the amount of other capital surplus before such merger, corporate split or share exchange, and (ii) the amount of the other retained earnings after such merger, corporate split or share exchange, less the amount of other retained earnings before such merger, corporate split or share exchange; and

(6)	in the event that an obligation to cover a deficiency, such as the obligation of a person who subscribed newly issued shares with an unfair amount to be paid in, was fulfilled after the end of the previous fiscal year, the amount of other capital surplus increased by such payment.

In Japan, the “ex-dividend” date and the record date for any distribution of surplus come before the date a company determines the amount of distribution of surplus to be paid.

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Liquidation Rights

In accordance with the Companies Act, liquidations must be approved by common shareholders holding at least a two-thirds majority of the shares present at a meeting where a quorum of one-third of the issued and outstanding shares with voting rights is present.

Transfer Agent

Under Article 8 of our articles of incorporation, we are required to have a shareholder registry administrator. The shareholder registry administrator and the shareholder registry administrator’s location for handling share-related affairs must be determined pursuant to a resolution of our board of directors. The preparation and keeping of the register of shareholders and the register of stock acquisition rights of the Company and other administrative affairs relating to the register of shareholders and the register of stock acquisition rights shall be entrusted to shareholder registry administrator, and such administrative affairs shall not be handled by the Company unless it is deemed necessary by the Company. The current shareholder registry administrator for our Company is Computershare Trust Company, N.A.

Limitations on Liability

Our articles of incorporation permit us to exempt, by resolution of our board of directors, corporate auditors from liabilities arising in connection with their failure to execute their duties in good faith (but without gross negligence), to the fullest extent permitted by the Companies Act. In addition, our articles of incorporation permit us to exempt, by resolution of our board of directors, directors from liabilities arising in connection with any failure to execute their duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), to the fullest extent permitted by the Companies Act. Should our board of directors, exempt a corporate auditor or director from any such liabilities, our rights and those of our shareholders to file shareholders’ derivative suits on behalf of our Company to recover monetary damages from such director or corporate auditor for breach of their duties under the Companies Act will be eliminated or reduced. However, exculpation does not apply to any director or corporate auditor if they have breached their duties under the Companies Act intentionally (koi) or by gross negligence (ju-kashitsu). Furthermore, we may enter into agreements for the limitation of liabilities with our independent directors and corporate auditors. If we do so, we expect that these agreements will eliminate or reduce our rights and those of our shareholders as described above.

Articles of Incorporation

Objective of our Company under our Articles of Incorporation

We have broad authority under Article 2 of our articles of incorporation to conduct our lines of business.

Provisions Regarding Our Directors

With respect to the election of directors of our Company, each director must be voted in by a majority of our common shareholders entitled to vote at a common shareholders’ meeting where shareholders holding one-third or more of the voting rights entitled to vote are present. Additionally, any resolution regarding the election of a director cannot be adopted by cumulative voting.

Rights of Shareholders of our Common Shares

Under the Companies Act and our articles of incorporation, holders of our common shares have, among others, the following rights:

●	the right to receive dividends when the payment of dividends has been approved at a shareholders’ meeting;

●	the right to vote at a shareholders’ meeting (cumulative voting for the election of directors is not allowed under our articles of incorporation);

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●	the right to receive surplus in the event of a liquidation; and

●	the right to require us to purchase shares subject to certain requirements under the Companies Act when a shareholder opposes certain resolutions, including (i) the transfer of all or material part of our business, (ii) an amendment to our articles of incorporation to establish a restriction on share transfer, (iii) a share exchange or share transfer to establish a holding company, (iv) a company split, or (v) a merger, all of which must, as a general rule, be approved by a special resolution adopted at a shareholders’ meeting.

Under the Companies Act, a company is permitted to make a distribution of surplus to the extent that the aggregate book value of the assets to be distributed to shareholders does not exceed the distributable amount provided for under the Companies Act and the applicable ordinance of the Ministry of Justice as of the effective date of such distribution of surplus. The amount of surplus at any given time shall be the amount of the Company’s assets and the book value of the Company’s treasury stock after subtracting and adding the amounts of the items provided for under the Companies Act and the applicable ordinance of the Ministry of Justice.

A shareholder is generally entitled to one vote per share at a shareholders’ meeting. In general, under the Companies Act and our articles of incorporation, a shareholders’ meeting may adopt an ordinary resolution by a majority of the voting rights presented at the meeting. The Companies Act and our articles of incorporation require a quorum of not less than one-third of the total number of voting rights in connection with the election of directors and statutory auditors. Under the Companies Act, to avoid exercising improper control in a form of mutual shareholding, an institutional shareholder, 25% or more voting rights of which are directly or indirectly held by us, does not have voting rights at our shareholders’ meeting. We have no voting rights with respect to our own common shares that we hold. Shareholders may exercise their voting rights through proxies, provided that a shareholder may appoint only one other shareholder who has voting rights as its proxy.

With respect to a special resolution, while the Companies Act generally requires a quorum of the majority of the total number of voting rights and approval of two-thirds of the voting rights presented at the meeting in connection with any material corporate actions, it allows a company to reduce the quorum for such special resolutions pursuant to its articles of incorporation to one-third (or greater than one-third) of the total number of voting rights.

The Companies Act provides additional specific rights for shareholders owning a substantial number of voting rights.

A shareholder holding 90% or more of the total number of voting rights of all shareholders has the right to demand that all other shareholders sell their shares to such shareholder who holds 90% or more of the voting rights.

Shareholders holding 10% or more of the total number of voting rights of all shareholders, or 10% or more of the total number of our outstanding shares, have the right to apply to a court of competent jurisdiction for our dissolution.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders for six months or more have the right to demand the convening of a shareholders’ meeting.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, for six months or more have certain rights under the Companies Act, which include the right to:

●	apply to a competent court for removal of a director or a corporate auditor where a fraudulent act or a significant event violating laws and regulations or the Company’s Articles of Incorporation exists with respect to performance of duties of such director or corporate auditor, and removal by shareholders at a meeting has been denied; and

●	apply to a competent court for removal of a liquidator.

Shareholders holding 3% or more of the total number of voting rights of all shareholders have the right to object to the exculpation of a director or a corporate auditor from certain liabilities.

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Shareholders holding 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, have certain rights under the Companies Act, which include the right to:

●	examine our accounting books and documents and make copies of them; and

●	apply to a competent court for the appointment of an inspector to inspect our operation and/or financial condition where an event casting doubt on a fraudulent act or a significant fact violating laws and regulations or the Company’s Articles Incorporation exists with respect to operation of the Company.

Shareholders who have held 1% or more of the total number of voting rights of all shareholders for six months or more have the right to apply to a competent court for the appointment of an inspector to review the correctness of the convocation and voting procedures of a shareholders’ meeting.

Shareholders who have held 1% or more of the total number of voting rights of all shareholders, or 300 or more voting rights, for six months or more have the right to demand that certain matters be added to the agenda items at a shareholders’ meeting.

Shareholders who have held any number of shares for six months or more have the right to demand that we take certain actions under the Companies Act, which include the rights to demand:

●	the institution of an action to enforce the liabilities of our directors or corporate auditors;

●	the institution of an action to disgorge from a recipient the benefit of a proprietary nature given in relation to the exercise of the right of a shareholder; and

●	on our behalf, that a director ceases an illegal or ultra vires action.

There are no provisions under the Companies Act or our articles of incorporation which force shareholders to make additional contributions when requested by us.

Under the Companies Act, in order to change the rights of shareholders which are stipulated and defined in our articles of incorporation, we must amend our articles of incorporation. Amendments must, as a general rule, be approved by a special resolution of our shareholders.

Annual meetings and special meetings of shareholders are convened by our Chief Executive Officer based on a resolution of our board of directors. Under our articles of incorporation, shareholders of record as of December 31 of each year have the right to attend our annual shareholders’ meeting. We may, by prescribing a record date, determine the shareholders who are stated or recorded in the shareholder registry on the record date as the shareholders entitled to attend and take action at a special shareholders’ meeting, and in this case, we are required to make a public notice of the record date at least two weeks prior to the record date. A convocation notice will be sent to these shareholders at least two weeks prior to the date of the shareholders’ meeting.

Our Acquisition of our Common Shares

Under applicable laws of Japan, we may acquire our common shares:

(i)	from a specific shareholder (other than any of our subsidiaries), pursuant to a special resolution of a shareholders’ meeting; or

(ii)	from any of our subsidiaries, pursuant to a resolution of our board of directors.

In the case of any acquisition made by way of (i) above, any other shareholder may request within a certain period of time provided under the applicable ordinance of the Ministry of Justice before a shareholders’ meeting that we also purchase the shares held by the requesting shareholder, unless the purchase price or any other consideration to be delivered in exchange for the acquisition of common shares does not exceed the market price of our common shares calculated by the method prescribed in the applicable ordinance of the Ministry of Justice.

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In general, an acquisition by us of our common shares must satisfy certain requirements, including that the total amount of the acquisition price may not exceed the distributable amount.

We may hold the common shares which we acquired pursuant to (i) and (ii) above, or we may cancel such shares by a resolution of our board of directors. We may also dispose of such shares pursuant to a resolution of our board of directors, subject to other requirements applicable to the issuance of shares under the Companies Act.

Restrictions on Holders of our Common Shares

There are no restrictions with respect to non-residents of Japan or foreign shareholders holding our common shares or on the exercise of voting rights. However, pursuant to a provision of our share handling regulations, a shareholder who does not have an address or residence in Japan is required to file with our transfer agent its temporary address to receive notices in Japan or that of a standing proxy having any address or residence in Japan.

There are no provisions in our articles of incorporation that would have the effect of delaying, deferring or preventing a change in control that would operate only with respect to a merger, acquisition or corporate restructuring involving us.

There are no provisions in our articles of incorporation or other subordinated rules regarding an ownership threshold, above which shareholder ownership must be disclosed.

There are no provisions in our articles of incorporation governing changes in our Company’s capital that are more stringent than is required by law.

Exchange Controls

The Foreign Exchange and Foreign Trade Act and related regulations (which we refer to as “FEFTA”) regulate certain transactions involving a “Non-Resident of Japan” or a “Foreign Investor”, including “inward direct investments” by Foreign Investors, and payments from Japan to foreign countries or by residents of Japan to Non-Residents of Japan.

“Non-Residents of Japan” are defined as individuals who are not residents in Japan and corporations whose principal offices are located outside of Japan. Generally, branches and other offices of Japanese corporations which are located outside of Japan are regarded as Non-Residents of Japan, and branches and other offices of non-resident corporations which are located within Japan are regarded as residents of Japan.

“Foreign Investors” are defined as:

● individuals who are Non-Residents of Japan;

● entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

● companies of which 50% or more of their voting rights are held by individuals who are Non-Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

● partnerships engaging in investment activities and investment limited partnerships (including partnerships formed under the laws of foreign countries) which satisfy one of the following conditions:

● 50% or more of contributions to the partnership were made by (i) individuals who are Non-Residents of Japan, (ii) entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iii) companies of which 50% or more of their voting rights are held by individuals who are Non-Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iv) entities a majority of whose officers, or officers having the power of representation, are individuals who are Non-Residents of Japan, or (v) partnerships a majority of whose executive partners fall within items (i) through (iv) above; and

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● a majority of the executive partners of the partnership are (A) any persons or entities who fall within items (i) through (v) above, (B) any partnerships to which 50% or more of contribution were made by persons or entities who fall within items (i) through (v) above, or (C) limited partnerships a majority of whose executive partners fall within Non-Residents of Japan, persons or entities who fall within (A) or (B), or any officers of entities which fall within (A) or (B).

● entities, a majority of whose officers are individuals who are Non-Residents of Japan.

Under FEFTA, among other triggering events, a Foreign Investor who desires to acquire shares in a Japanese company which is not listed on any stock exchange in Japan, is subject to a prior filing requirement, regardless of the acquired amount of shares, if such Japanese company engages any business in certain industries related to the national security. Such industries include, among other things, manufacturing in relation to weapons, aircraft, space, and nuclear power, as well as agriculture, fishery, mining, and utility service. Additionally, due to today’s growing awareness of cybersecurity, the recent amendment to FEFTA expanded the scope of the prior filing requirement, broadly covering industries related to data processing businesses and information and communication technologies services. Since our labor consulting and health service businesses could potentially involve the processing of data by collecting, processing, and retaining prospective customer information, direct acquisition of our common shares, by a Foreign Investor could be subject to the prior filing requirement under FEFTA.

A Foreign Investor wishing to acquire or hold our common shares directly will be required to make a prior filing with the relevant government authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities, unless the certain exemptions below apply. Without such clearance, the Foreign Investor will not be permitted to acquire or hold our common shares directly. Once clearance is obtained, the Foreign Investor may acquire shares in the amount and during the period indicated in the filing. While the standard waiting period to obtain clearance is 30 days, the waiting period could be expedited to two weeks, at the discretion of the applicable governmental authorities, depending on the level of potential impact to national security.

In addition to the prior filing requirement above, when a Foreign Investor who completed a prior filing and received clearance has acquired shares in accordance with the filed information, such Foreign Investor will be required to make a post-acquisition notice filing to report the completed purchase. Such post-acquisition notice filing must be made no later than 45 days after the acquisition of the shares.

However, the above prior filing and post-acquisition notice filing related thereto may be in principle exempted if (i) the Foreign Investor or its related persons do not assume the office of our director or corporate auditor, (ii) the Foreign Investor does not propose the transfer or abolition of the business in the designated industry at our shareholders meeting, and (iii) the Foreign Investor does not have access to non-public technical information related to the business in the designated industry. In such case, a post-investment report must be made no later than 45 days after the acquisition of the shares.

Under FEFTA, in each case where a resident of Japan receives a single payment of more than ¥30 million from a Non-Resident of Japan for a transfer of shares in a Japanese company, such resident of Japan is required to report each receipt of payment to the Minister of Finance of Japan.

Historical Common Equity Transactions

Since January 1, 2015, the Company engaged in the following unregistered stock issuances:

Initial Issuance of Common Shares

On January 5, 2015, Enterprise Co., Ltd. (now known as rYojbaba Co., Ltd.) issued 100 common shares to Masataka Sakai for ¥5,000,000.

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First Forward Stock Split

Effective October 22, 2021, the Company approved a forward stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-100 (the “First Stock Split”). Immediately prior to the First Stock Split, there were 100 common shares issued and outstanding. As a result of the First Stock Split, the Company had 10,000 common shares issued and outstanding, which were held by Mr. Masataka Sakai.

Acquisition of the Company

On October 23, 2021, Masataka Sakai sold his 10,000 common shares, constituting all the issued and outstanding shares of the Company, to the existing shareholders of the Company for ¥10,000.

Warrant

On April 4, 2023, rYojbaba Co., Ltd. issued a warrant to purchase common shares to HeartCore (“Original Warrant”) in exchange for services rendered as a consultant in connection with the proposed initial public offering of rYojbaba Co., Ltd. Pursuant to the terms of the Warrant, rYojbaba Co., Ltd. may, at any time (i) on or after the earlier of the date that either (a) rYojbaba Co., Ltd. completes its first initial public offering of stock in the U.S. resulting in any class of rYojbaba Co., Ltd.’s stock being listed for trading on any tier of the Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange (“NYSE”) or the NYSE American; (b) rYojbaba Co., Ltd. consummates a merger or other transaction with a special purpose acquisition company (“SPAC”) wherein rYojbaba Co., Ltd. becomes a subsidiary of the SPAC; or (c) rYojbaba Co., Ltd. undertakes any other Fundamental Transaction (the “Trigger Date”); and (ii) on or prior to the close of business on the tenth anniversary of the Trigger Date, exercise the Warrant to purchase 3,000 common shares of rYojbaba Co., Ltd., which represents 3% of rYojbaba Co., Ltd.’s issued and outstanding common shares as of the Trigger Date, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant. The number of shares for which the Warrant will be exercisable will be automatically adjusted on the Trigger Date to be 3% of the fully diluted number and class of shares of capital stock of rYojbaba Co., Ltd. as of the Trigger Date, following completion of the transactions which caused the Trigger Date to be achieved. The Warrant contains a 9.99% equity blocker.

First Warrant Exchange

Pursuant to a Warrant Exchange Agreement, dated September 7, 2023, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc. (the former parent company of rYojbaba Co., Ltd.), and other the parties to such agreement agreed to an exchange of the Original Warrant of rYojbaba Co., Ltd. for a new warrant (“New Warrant”) of rYojbaba Holdings, Inc., whereby the Original Warrant was deemed terminated and of no further force or effect.

Spin-Off

On January 12, 2024, rYojbaba Holdings, Inc., a Delaware corporation, the former parent company of rYojbaba Co., Ltd., distributed 10,000,000 common shares of rYojbaba Co., Ltd. to the shareholders of rYojbaba Holdings, Inc. in a spin-off transaction, and, thereafter, rYojbaba Holdings, Inc. dissolved.

Second Warrant Exchange

Pursuant to a Second Warrant Exchange Agreement, dated January 12, 2024, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc., and other the parties to such agreement agreed to an exchange of the New Warrant of rYojbaba Holdings, Inc. for a second new warrant (“Second New Warrant”) of rYojbaba Co., Ltd., whereby the New Warrant was deemed terminated and of no further force or effect.

Pursuant to the terms of the Second New Warrant, HeartCore may, at any time on or after the date that rYojbaba Co., Ltd. completes its first initial public offering of stock in the United States resulting in any class of rYojbaba Co., Ltd. stock being listed for trading on any tier of the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (the “IPO Date”) and on or prior to the close of business on the tenth anniversary of the IPO Date, exercise the New Warrant to purchase 300,000 common shares of rYojbaba Co., Ltd. for an exercise price per share of $0.01, subject to adjustment as provided in the Second New Warrant. The Second New Warrant contains a 9.99% equity blocker. This warrant was terminated upon the issuance of the stock acquisition rights to HeartCore described immediately below.

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Second Forward Stock Split

Effective March 3, 2024, the Company approved a forward stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-1,000 (the “Second Stock Split”). As of December 31, 2023 and immediately prior to the Second Stock Split, there were 10,000 common shares issued and outstanding. As a result of the Second Stock Split, the Company has 10,000,000 common shares issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Second Stock Split.

Stock Acquisition Rights

On March 3, 2024, the Company allotted 300,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors on March 3, 2024 in substitution for the Second New Warrant executed as of January 12, 2024 between the Company and HeartCore. The stock acquisition right is exercisable upon a successful listing on The Nasdaq Capital Market or NYSE American and has an exercise price of US$0.01 per share and is fully vested. The number of shares underlying each stock acquisition right is calculated as the number of issued and outstanding common shares on a fully diluted basis as of the previous day of the listing date on a stock exchange multiplied by 3% and divided by 300,000, subject to adjustment as provided in the 1st Stock Acquisition Rights Allotment Agreement, dated March 3, 2024, between rYojbaba Co., Ltd. and HeartCore.

The foregoing description of the 1st Stock Acquisition Rights Allotment Agreement is qualified in its entirety by reference to the 1st Stock Acquisition Rights Allotment Agreement, copies of which is filed as Exhibits 10.2 to the registration statement of which this prospectus forms a part.

We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for our common shares. Future sales of substantial amounts of our common shares, including shares issued upon the conversion of convertible notes, the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common shares to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have 11,250,000 common shares issued and outstanding. In the event the underwriters exercise in full the over-allotment option to purchase additional common shares, we will have 11,437,500 common shares issued and outstanding. The common shares sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued common shares that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

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Rule 144

In general, a person who has beneficially owned restricted common shares of our Company for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of our common shares then outstanding; which will equal approximately 112,500 common shares immediately after this offering (assuming no exercise by the underwriters of their option to purchase additional common shares from us); or

●	1% of the average weekly trading volume of our common shares on the NYSE American or the Nasdaq, as applicable, during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Affiliate resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000 the seller must file a notice on Form 144 with the SEC and the NYSE American or the Nasdaq, as applicable, concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

Under Rule 144, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned our common shares for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement. Non-affiliate resales are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

Rule 701

In general, Rule 701 allows a shareholder who purchased our common shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

We, all of our directors and officers and our shareholders have agreed with the Representative, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common shares or securities convertible into or exercisable or exchangeable for our common shares for a period of twelve (12) months after the closing of this offering. See the “Underwriting” section below for more information.

Form S-8 Registration Statements

Following the completion of this offering, we may file one or more registration statements on Form S-8 under the Securities Act to register the common shares issued or reserved for issuance under any future plan. The registration statement on Form S-8 will become effective automatically upon filing. Common shares issued upon exercise of a stock option and registered under the Form S-8 registration statement will, subject to vesting and lock-up provisions, and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately unless they are subject to the lock-up restrictions described under “Underwriting—No Sales of Similar Securities”, in which case, after the expiration of such lock-up.

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THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our common shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, including Japan, or other taxing jurisdiction.

Taxation in Japan

Generally, a non-resident of Japan or non-Japanese entity (which we refer to as a “Non-Resident Holder”) is subject to Japanese withholding tax on dividends paid by Japanese corporations. Stock splits are not subject to Japanese income tax. A conversion of retained earnings or legal reserve (but not additional paid-in capital, in general) into stated capital (whether made in connection with a stock split or otherwise) is not treated as a deemed dividend payment to shareholders for Japanese tax purposes. Thus, such a conversion does not trigger Japanese withholding taxation.

If distributions were made from our capital surplus, rather than retained earnings, for the Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of common shares and subject to the same tax treatment as sale of our common shares as described below. Distributions made in consideration of repurchase by us of our own shares or in connection with certain reorganization transactions will be treated substantially in the same manner.

Pursuant to the Convention Between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (which we refer to as the “Treaty”), dividend payments made by a Japanese corporation to a U.S. resident or entity, unless the recipient of the dividend has a “permanent establishment” in Japan, and the common shares with respect to which such dividends are paid are effectively connected with such “permanent establishment”, are generally subject to a withholding tax at rate of: (i) 10% for portfolio investors who are qualified U.S. residents eligible for benefits of the Treaty; and (ii) 0% (i.e., no withholding) for pension funds which are qualified U.S. residents eligible for benefits of the Treaty, provided that the dividends are not derived from the carrying on of a business, directly or indirectly, by such pension funds. Japan is a party to a number of income tax treaties, conventions and agreements, (which we refer to collectively as the “Tax Treaties”), whereby the maximum withholding tax rate for dividend payments is set at, in most cases, 15% for portfolio investors who are Non-Resident Holders. Specific countries with which such Tax Treaties have been entered into include Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, and Republic of Singapore. Japan’s income tax treaties with Australia, Belgium, France, The Netherlands, Sweden, Switzerland and the United Kingdom have been amended to generally reduce the maximum withholding tax rate to 10%.

On the other hand, unless one of the applicable Tax Treaties reducing the maximum rate of withholding tax applies, the standard tax rate applicable to dividends paid with respect to listed shares, such as those paid by our Company on shares, to Non-Resident Holders is 15% under the Japanese Income Tax Law, except for dividends paid to any individual shareholder who holds 3% or more of the issued shares, in which case the applicable rate is 20% (Article 182(2) of the Japanese Income Tax Law and Article 9-3(1)(i) of the Japanese Special Tax Measures Law, including its relevant temporary provision for these withholding rates). On December 2, 2011, the “Special measures act to secure the financial resources required to implement policy on restoration of the East Japan Earthquake” (Act No. 117 of 2011) was promulgated and special surtax measures on income tax and withholding tax were introduced thereafter to fund the restoration effort for the earthquake. Income tax and withholding taxpayers need to pay a surtax, calculated by multiplying the standard tax rate by 2.1% for 25 years starting from January 1, 2013 (which we refer to as “Surtax”). As a result, the withholding tax rate applicable to dividends paid with respect to listed shares to Non-Resident Holders increased to 15.315% (which we refer to as “Withholding Tax Rate”) which is applicable for the period from January 1, 2014 until December 31, 2037.

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Taking this Withholding Tax Rate into account, the treaty rates such as the 15% rate (or 10% for eligible U.S. residents subject to the Treaty and/or eligible residents subject to other similarly renewed treaties mentioned above) apply, in general, except for dividends paid to any individual holder who holds 3% or more of the total issued shares, in which case the applicable rate is 20.42% (standard tax rate of 20% imposed by Surtax). The treaty rate normally overrides the domestic rate, but due to the so-called “preservation doctrine” under Article 1(2) of the Treaty, and/or due to Article 3-2 of the Special Measures Law for the Income Tax Law, Corporation Tax Law and Local Taxes Law with respect to the Implementation of Tax Treaties, if the tax rate under the domestic tax law is lower than that promulgated under the applicable income tax treaty, then the domestic tax rate is still applicable. Currently, the tax rate under the applicable tax treaty is lower than that under the domestic tax law and thus the treaty override treatment applies. As such, the tax rate under the Treaty applies for most holders of shares who are U.S. residents or entities. In the case where the treaty rate is applicable, no Surtax is imposed, but in order to enjoy the lower treaty rate, the taxpayer must file a treaty application in advance with the Japanese National Tax Agency through our Company. Gains derived from the sale outside Japan of a Japanese corporation’s shares by Non-Resident Holders, or from the sale of a Japanese corporation’s shares within Japan by a non-resident of Japan as an occasional transaction or by a non-Japanese entity not having a permanent establishment in Japan, are generally not subject to Japanese income or corporation taxes, provided that the seller is an investor who is a qualified U.S. resident eligible for benefit of the Treaty. Japanese inheritance and gift taxes at progressive rates may apply to an individual who has acquired a Japanese corporation’s shares as a distributee, legatee, or donee.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common shares by a U.S. holder (as defined below) that acquires our common shares in this offering. This summary is for general information purposes only and does not purport to be a complete discussion of all potential tax considerations that may be relevant to a particular person’s decision to acquire common shares.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code (the “U.S. Treasury Regulations”), the income tax treaty between Japan and the United States (the “Treaty”), published rulings of the U.S. Internal Revenue Service (the “IRS”), published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. We have not requested a ruling from the IRS with respect to any of the U.S. federal income tax considerations described below and, as a result, the IRS could disagree with portions of this discussion.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the common shares or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has validly elected to be treated as a U.S. person under the Code.

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If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the common shares, the U.S. federal income tax consequences to such partnership and its partners of the ownership and disposition of the common shares generally will depend in part on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such partner or partnership. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of the common shares.

This discussion applies only to a U.S. holder that holds common shares as “capital assets” under the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss reporting requirements. In addition, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, and non-U.S. tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. holder’s particular circumstances, including alternative minimum tax consequences, the Medicare tax on certain net investment income, and tax consequences to holders that are subject to special provisions under the Code, including, but not limited to, holders that:

●	are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

●	are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

●	are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;

●	have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

●	own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

●	acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services;

●	are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);

●	are required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an applicable financial statement;

●	own or will own (directly, indirectly, or constructively) 10% or more of our total combined voting power or value;

●	hold the common shares in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

●	are former U.S. citizens or former long-term residents of the United States.

Each U.S. holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our common shares.

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Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our Company, is classified as a passive foreign investment company (“PFIC”) for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either: (i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or (ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.

The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the expected market price of the common shares in this offering, a decrease in the market price of our common shares may also cause us to be classified as a PFIC for the current or any future taxable year. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. If we are a PFIC for any year during which you hold the common shares, we will generally continue to be treated as a PFIC for all succeeding years during which you hold such common shares. However, if we cease to be a PFIC, provided that you have not made a mark-to-market election, as described below, you may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to the common shares. We believe we were not a PFIC in prior taxable year 2023 because less than 75% of our gross income was passive income and less than 50% of the average value of our assets consisted of assets that would produce passive income in 2023.

The discussion below under “—Distributions on the Common Shares” and “—Sale or Other Disposition of the Common Shares” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that generally would apply if we are treated as a PFIC are discussed below under “—Passive Foreign Investment Company Rules.”

Distributions on the Common Shares

The gross amount of any distributions paid on our common shares will generally be included in the gross income of a U.S. holder as dividend income on the date actually or constructively received by the U.S. holder, in the case of common shares, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (computed on the basis of U.S. federal income tax principles). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we expect that distributions will generally be reported to U.S. holders as dividends. Dividends received on our common shares generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. holders will be subject to tax on any such dividends at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) the common shares on which the dividends are paid are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty, (ii) we are not a PFIC nor treated as such with respect to a U.S. holder (as discussed below) for either our taxable year in which the dividend was paid or for the preceding taxable year, and (iii) certain holding period requirements are met. For this purpose, common shares listed on the NYSE American or the Nasdaq will generally be considered to be readily tradable on an established securities market in the United States. You should consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our common shares.

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For U.S. foreign tax credit purposes, dividends paid on our common shares generally will be treated as foreign source income and generally will constitute passive category income. The amount of a dividend will include any amounts withheld by us in respect of Japanese income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. holder’s particular circumstances, Japanese income taxes withheld from dividends on the common shares, at a rate not exceeding any reduced rate pursuant to the Treaty, will be creditable against the U.S. holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. holders may, at their election, deduct foreign taxes, including any Japanese income taxes, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and U.S. holders should consult their tax advisers regarding the creditability or deductibility of foreign taxes in their particular circumstances.

The amount of any dividend paid in Japanese yen will equal the U.S. dollar value of the Japanese yen received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of common shares, regardless of whether the Japanese yen are converted into U.S. dollars. If the Japanese yen received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Japanese yen received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the Japanese yen equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Japanese yen will be treated as U.S. source ordinary income or loss.

Sale or Other Disposition of the Common Shares

A U.S. holder will recognize gain or loss on the sale or other disposition of a common share equal to the difference between the amount realized for the common share and the holder’s tax basis in the common share. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such common share was more than one year as of the date of the sale or other disposition. Long-term capital gain recognized by a non-corporate U.S. holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. The deductibility of capital losses is subject to various limitations. Any gain or loss recognized will generally be U.S. source gain or loss for foreign tax credit purposes. Consequently, a U.S. holder may not be able to use the foreign tax credit arising from any Japanese tax imposed on the disposition of the common share unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which you hold our common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a mark-to-market election as discussed below. Distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the common shares,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for you for such year and will be increased by an additional tax calculated as an interest charge on the resulting tax deemed deferred with respect to each such other taxable year at the rates generally applicable to underpayments of tax payable in those years.

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares and any of our subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

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As an alternative to the foregoing rules, a U.S. holder may make a mark-to-market election with respect to our common shares, provided such common shares are treated as “marketable stock.” The common shares generally will be treated as marketable stock if the common shares are regularly traded on a “qualified exchange or other market,” as defined in applicable U.S. Treasury Regulations. Our common shares will be marketable stock as long as they remain listed on the NYSE American or the Nasdaq, which is a qualified exchange for this purpose, and are regularly traded. We anticipate that our common shares should qualify as being regularly traded but no assurances can be given in this regard.

If a U.S. holder makes a valid mark-to-market election with respect to the common shares, the holder generally will (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of common shares held at the end of the taxable year over the adjusted tax basis of such common shares and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of the common shares over the fair market value of such common shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the common shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes a mark-to-market election in respect of our common shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. holder makes a mark-to-market election, any gain such U.S. holder recognizes upon the sale or other disposition of our common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. holder may continue to be subject to the general PFIC rules described above with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We have not determined whether, if we were to be classified as a PFIC for a taxable year, we will provide information necessary for a U.S. holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above. Accordingly, U.S. holders should assume that they will not be able to make a qualified electing fund election with respect to the common shares.

If a U.S. holder owns common shares during any year in which we are a PFIC, the holder generally must file an annual report containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form). A failure to file this report generally will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to a U.S. holder’s investment in common shares).

The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of common shares.

Information Reporting and Backup Withholding

Payments of dividends or sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. holder provides a correct U.S. taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. holder furnishes required information to the IRS in a timely manner. Each U.S. holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

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Reporting Obligations for Certain Owners of Foreign Financial Assets

Certain U.S. holders may be required to file information returns with respect to their investment in common shares. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U.S. holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. holders should consult with their own tax advisors regarding their reporting obligations under these rules, including the requirement to file an IRS Form 8938.

U.S. Holders should consult their tax advisors regarding any reporting obligations that may arise with respect to the acquisition, ownership or disposition of our common shares. Failure to company with applicable reporting requirements could result in substantial penalties.

The foregoing discussion of certain U.S. federal income tax considerations is for general information only and is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common shares. U.S. Holders should consult their own tax advisors concerning the tax consequences applicable to their particular situations.

UNDERWRITING

In connection with this offering, we expect to enter into an underwriting agreement with Webull Financial LLC, as the Representative of the underwriters of this offering, with respect to the common shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the Representative will agree to purchase from us on a firm commitment basis the respective number of common shares at the public price less the underwriting discounts set forth on the cover page of this prospectus, and each of the underwriters has severally and not jointly agreed to purchase, and we have agreed to sell to the underwriters, at the public offering price per share less the underwriting discount set forth on the cover page of this prospectus, the number of common shares listed next to its name in the following table:

Name of Underwriter	Number of Shares
Webull Financial LLC	[●]
Boustead Securities, LLC	[●]
Total	[●]

The common shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus. Any common shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $[●] per share. If all of the shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

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The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the common shares are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the common shares is conditioned upon our receiving approval to list the common shares on the NYSE American or the Nasdaq.

Over-Allotment Option

If the underwriters sell more common shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an additional 187,500 common shares (constituting up to 15% of the common shares sold in this offering excluding shares subject to this option), at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any common shares issued or sold under the option will be issued and sold on the same terms and conditions as the other common shares that are the subject of this offering.

Discounts and Commissions; Expenses

The underwriting discounts and commissions are a cash fee equal to seven percent (7%) of gross proceeds from the sale of securities in this offering. We have been advised by the Representative that the underwriters propose to offer the common shares to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $[●] per share under the public offering price. After the offering, the Representative may change the public offering price and other selling terms.

The following table summarizes the public offering price and underwriting discounts and commissions payable to the underwriters by us in connection with this offering, assuming both the non-exercise and full exercise of the underwriters’ over-allotment option to purchase additional common shares.

	Per Share		Total Without Exercise of Over- Allotment Option		Total With Full Exercise of Over- Allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts and commission (7%) (1)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

(1)	Does not include (i) the warrants to purchase a number of common shares equal to 7.0% of the number of shares sold in the offering or (ii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

We have agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received at the closing of the offering.

We have also agreed to reimburse the Representative for reasonable out-of-pocket expenses incurred relating to the offering, regardless of whether the offering is consummated, the aggregate amount of out-of-pocket expenses being limited as follows: (i) payment of up to $125,000 for reimbursement of the Representative’s legal counsel fees; (ii) payment of up to $25,000 for due diligence; (iii) payment of up to $50,000 for road show, travel, platform on-boarding fees and other reasonable out of pocket expense; and (iv) payment of $8,000 for background checks. Any out-of-pocket expenses above $5,000 are to be pre-approved by the Company. We have paid $50,000 to the Representative as a refundable advance, which shall be applied against actual out-of-pocket accountable expenses and such advance shall be reimbursed to us to the extent any portion of the advance is not actually incurred, in compliance with FINRA Rule 5110(g)(4)(A) in the event of the termination of the offering.

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Representative’s Warrants

We have agreed to issue to the Representative (or permitted assignees) warrants to purchase 87,500 common shares, or warrants to purchase 100,625 common shares if the underwriters exercise the over-allotment option in full (7.0% of the common shares sold in this offering), at an exercise price equal to 100% of the public offering price of the shares sold in this offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the registration statement, will have a cashless exercise provision and will terminate on the fifth (5th) anniversary of the effective date of the registration statement of which this prospectus is a part. The Representative’s Warrants will also provide for customary anti-dilution provisions and “piggyback” registration rights with respect to the registration of the common shares underlying the warrants for a period of seven (7) years from the commencement of sales of this offering and shall provide for automatic exercise immediately prior to expiration. We have registered the Representative’s Warrants and the shares underlying the Representative’s Warrants in this offering.

The Representative’s Warrants and the underlying shares are deemed compensation by FINRA and therefore will be subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative (or permitted assignees under FINRA Rule 5110(e)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days immediately following commencement of sale of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants and the common shares issuable upon exercise of such warrant, as a portion of the underwriting compensation payable in connection with this offering.

Indemnification

We have agreed to indemnify the Representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the Representative and the other underwriters may be required to make for these liabilities.

Right of First Refusal

The Representative has the right of first refusal for two (2) years following the consummation of this offering or the termination or expiration of the engagement with the Representative to act as financial advisor or joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets, whether in conjunction with another broker-dealer or on the Company’s own volition (collectively, “Future Services”). In the event that we engage the Representative to provide such Future Services, the Representative will be compensated consistent with the engagement letter with the Representative (as may be amended from time to time, “Engagement Letter”), unless we mutually agree otherwise. To the extent we are approached by a third party to lead any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets, the Representative will be notified of the transaction and be granted the right to participate in such transaction under any syndicate formed by such third party. Pursuant to FINRA Rule 5110(g)(6)(A), the right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering or the termination date of the engagement between the Company and the Representative. The Representative shall be entitled to compensation under the Engagement Letter in the event that we conduct a transaction and do not provide notice to the Representative of such transaction.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any common shares or other securities convertible into or exercisable or exchangeable for common shares at a price per share that is less than the price per common shares in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition for a period of twelve (12) months following date on which our common shares are trading on the NYSE American or the Nasdaq, without the prior written consent of the Representative.

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Lock-Up Agreements

Our officers, directors following this offering and other security holder(s) have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any common shares for a period of twelve (12) months following the closing of this offering, subject to certain exceptions, or the Lock-Up Period.

Notwithstanding the above, the Representative may engage in stabilization activities as described below. The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Trading; NYSE American or Nasdaq Listing

We intend to apply to list our common shares on the NYSE American or the Nasdaq under the symbol “RYOJ” upon our satisfaction of the NYSE American’s or the Nasdaq’s initial listing criteria, including the completion of this offering. If we do not meet all of the NYSE American’s or the Nasdaq’s initial listing criteria, we will not complete this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

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Determination of Offering Price

In determining the initial public offering price, we and the Representative have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenues and earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, common shares may be sold by the Representative to securities dealers who resell common shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s websites and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.

Other Relationships

The Representative and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. Except for services provided in connection with this offering, the Representative has not provided any financing, investment and/or advisory services to us during the 180 day period preceding the initial filing of the registration statement of which this prospectus forms a part, and as of the date of this prospectus, we do not have any agreement or arrangement with the Representative to provide any of such services during the 60 day period following the effective date of such registration statement.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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The underwriters are expected to make offers and sales both in and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (the “Prospectus Directive”), as implemented in Member States of the European Economic Area (the “Relevant Member States”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (the “AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa (“CONSOB”)) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-3 of CONSOB Regulation no. 11971 of 14 May 1999, as amended (“Regulation no. 11971”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a qualified investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

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Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our Company.

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In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (the “FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated. The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, such persons. Any person who is not such a person should not act or rely on this document or any of its contents.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the People’s Republic of China to legal or natural persons other than directly to “qualified domestic institutional investors.”

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

EXPENSES RELATED TO THE OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the U.S. Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, and the entry fee of the NYSE American or the Nasdaq.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$1,136
Financial Industry Regulatory Authority filing fee	1,654
The NYSE American or the Nasdaq entry fee	50,000
Accounting fees and expenses	150,000
Legal fees and expenses	250,000
Accountable expenses	208,000
Non-accountable expenses	50,000
Printing	5,000
Miscellaneous	40,000
Total	$755,790

135

LEGAL MATTERS

The validity of the common shares offered in this offering and certain legal matters as to Japanese law will be passed upon for us by A.I. Links Law Office, Japan.

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. Bevilacqua PLLC, Washington, D.C., is acting as U.S. counsel to the underwriters with respect to this offering.

EXPERTS

The financial statements of rYojbaba Co., Ltd. for the years ended December 31, 2023 and 2022, included in this prospectus and elsewhere in the registration statement has been so included in reliance upon the report of TAAD, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

All of our directors, corporate auditors and executive officers reside in Japan, except for Ferdinand Groenewald, who we intend to appoint as an independent director effective upon the successful listing of our common shares on the NYSE American or the Nasdaq and who resides in the United States, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. Our Japanese counsel, A.I. Links Law Office, has advised us that there is doubt as to the enforceability in Japan, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States. A Japanese court may refuse to apply provisions of U.S. securities laws in original actions, or to enforce judgments of U.S. courts that are based on such provisions, if it considers such provisions to be contrary to the public policy of Japan.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

A.I. Links Law Office has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters, and a Japanese court may deem that there is not sufficient basis for the reciprocity on the enforcement of judgments. Therefore, if you obtain a civil judgment by a U.S. court, you may not be able to enforce it in Japan.

136

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) a registration statement on Form F-1 under the Securities Act relating to the common shares being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information about our Company and our common shares being offered by this prospectus, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed. Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.

You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers”, and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer”, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, corporate auditors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of securities. In addition, as a “foreign private issuer”, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. Furthermore, we will not be required under the Exchange Act to file annual or other reports and financial statements with the SEC as frequently or as promptly as U.S. companies that have securities registered under the Exchange Act. As such, we will file with the SEC, within 120 days after the end of each fiscal year, or such other applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also intend to furnish to the SEC under cover of Form 6-K certain other material information.

Our corporate website is https://ryojbaba.com/. After the consummation of this offering, you may go to our website to access our periodic reports and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. We have included our website address in this prospectus solely for informational purposes.

137

rYojbaba Co., Ltd.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of rYojbaba Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of rYojbaba Co., Ltd. and its subsidiary (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operation and its cash flow for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD LLP
We have served as the Company’s auditor since 2023.

Diamond Bar, California

June 24, 2024, except for Notes 1 and 14, as to which the date is August 2, 2024; and Note 6 as to which the date is August 19, 2024

F-2

rYojbaba Co., Ltd.

CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$4,775,736	$5,433,190
Accounts receivable	1,068,444	1,337,501
Inventories	95,275	-
Loan receivable - related parties	-	2,575,735
Deferred offering cost	610,438	-
Prepaid expenses and other current assets	87,411	21,165
Total current assets	6,637,304	9,367,591

Property and equipment, net	1,755,478	1,860,315
Intangible assets, net	2,093,974	480,784
Operating lease right-of-use assets	6,187,647	7,418,705
Security deposits	349,198	365,507
Deferred tax assets	962,205	1,266,767
Other non-current assets	15,557	29,357
Total Assets	$18,001,363	$20,789,026

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable and other current liabilities	$970,720	$1,311,907
Contract liabilities	390,380	683,204
Income tax payables	281,852	213,153
Short-term debts	1,410,139	1,507,159
Current portion of long-term debts, net	684,510	1,142,488
Finance lease liabilities, current	61,026	98,673
Operating lease liabilities, current	928,651	1,083,974
Total Current Liabilities	4,727,278	6,040,558

Long-term debts, net	5,626,252	6,186,241
Asset retirement obligation, non-current	497,089	498,590
Finance lease liabilities, non-current	80,930	38,599
Operating lease liabilities, non-current	5,546,736	7,044,204
Other non-current liabilities	136,158	315,326
Total Liabilities	16,614,443	20,123,518

Share Capital: 40,000,000 Common shares authorized; no par value, 10,000,000 shares issued and outstanding*	41,549	41,549
Additional paid-in capital	1,350,005	1,350,005
Retained earnings / (accumulated deficit)	295,200	(475,371)
Accumulated other comprehensive loss	(299,834)	(250,675)
Total Shareholders’ Equity	1,386,920	665,508
Total Liabilities and Shareholders’ Equity	$18,001,363	$20,789,026

*On March 3, 2024, the Company effected a forward stock split of the Company’s issued and outstanding common shares at a split ratio of 1-for-1,000 such that every holder of common shares of the Company shall receive 1,000 common shares for every one common share held. All references to number of shares, and to per share information in the consolidated financial statements have been retroactively adjusted.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

rYojbaba Co., Ltd.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2023	2022

Revenue	$10,963,365	$10,486,584
Cost of revenue	7,248,298	8,415,630
Gross profit	3,715,067	2,070,954

Operating expenses
Payroll expenses	605,394	745,005
General and administrative expenses	1,695,164	1,482,269
Depreciation and amortization	39,320	80,999
Rent and lease	69,988	63,333
Impairment on goodwill	-	245,667
Total operating expenses	2,409,866	2,617,273

Income (loss) from operations	1,305,201	(546,319)

Other income (expense)
Interest income	12,762	8,268
Other income	161,890	69,290
Interest expenses	(92,930)	(104,269)
Total other income (expense)	81,722	(26,711)

Income (loss) before income taxes	1,386,923	(573,030)
Income taxes expense (benefit)	616,352	(120,484)
Net income (loss)	$770,571	$(452,546)

Other comprehensive income (loss)	(49,159)	(167,960)

Comprehensive income (loss)	$721,412	$(620,506)

Basic and diluted income (loss) per Common Share*	$0.08	$(0.05)
Basic and diluted weighted average number of common shares outstanding*	10,000,000	10,000,000

*On March 3, 2024, the Company effected a forward stock split of the Company’s issued and outstanding common shares at a split ratio of 1-for-1,000 such that every holder of common shares of the Company shall receive 1,000 common shares for every one common share held. All references to number of shares, and to per share information in the consolidated financial statements have been retroactively adjusted.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

rYojbaba Co., Ltd.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

				Retained	Accumulated
			Additional	Earnings	Other
	Common shares		Paid-In	(Accumulated	Comprehensive
	Shares*	Amount	Capital	Deficit)	Income (Loss)	Total

Balance - December 31, 2021	10,000,000	$41,549	$1,350,005	$(22,825)	$(82,715)	$1,286,014

Net loss	-	-	-	(452,546)	-	(452,546)
Currency translation	-	-	-	-	(167,960)	(167,960)
Balance - December 31, 2022	10,000,000	$41,549	$1,350,005	$(475,371)	$(250,675)	$665,508

Net income	-	-	-	770,571	-	770,571
Currency translation	-	-	-	-	(49,159)	(49,159)
Balance - December 31, 2023	10,000,000	$41,549	$1,350,005	$295,200	$(299,834)	$1,386,920

*On March 3, 2024, the Company effected a forward stock split of the Company’s issued and outstanding common shares at a split ratio of 1-for-1,000 such that every holder of common shares of the Company shall receive 1,000 common shares for every one common share held. All references to number of shares, and to per share information in the consolidated financial statements have been retroactively adjusted.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

rYojbaba Co., Ltd.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2023	2022

Cash Flows From Operating Activities:
Net income (loss)	$770,571	$(452,546)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Impairment loss on property and equipment	-	212,047
Impairment loss on operating lease right-of-use assets	-	775,154
Impairment loss on goodwill	-	245,667
Depreciation and amortization	333,583	290,180
Accretion of bond discount	4,697	5,085
(Gain) loss on sales of property and equipment	(6,134)	-
Non-cash lease expense	1,288,103	611,456
Non-cash Asset retirement obligation expense	5,259	7,073
Deferred income taxes	224,860	(338,510)
Changes in operating assets and liabilities:
Accounts receivable	184,472	39,940
Inventories	(96,062)	-
Prepaid expenses and other assets	(63,438)	7,022
Accounts payable and accrued liabilities	(421,848)	280,045
Contract liabilities	(250,901)	(103,599)
Income tax payable	83,101	205,583
Operating lease liabilities	(1,667,274)	(618,164)
Net Cash provided by (used in) Operating Activities	388,989	1,166,433

Cash Flows From Investing Activities:
Acquisition of business	-	(126,121)
Advance of loan receivable - related party	-	(2,583,194)
Collection of loan receivable - related party	2,429,852	1,299,195
Purchases of property and equipment	(70,343)	(190,871)
Sales of property and equipment	6,812	-
Purchases of intangible assets	(1,740,707)	-
Net Cash provided by (used in) Investing Activities	625,614	(1,600,991)

Cash Flows From Financing Activities:
Payments of deferred offering cost	(615,485)	-
Proceeds from long-term debt	559,266	288,710
Repayments of long-term debt	(1,114,675)	(634,744)
Payment for finance leases	(153,955)	(133,930)
Net Cash provided by (used in) Financing Activities	(1,324,849)	(479,964)

Effect of Exchange Rate Changes on Cash	(347,208)	(967,135)

Net change in cash	(657,454)	(1,881,657)
Cash, beginning of period	5,433,190	7,314,847
Cash, end of period	$4,775,736	$5,433,190

Supplemental cash flow information
Cash paid for interest	$92,930	$104,269
Cash paid for taxes	$321,196	$29,569

Non-cash Investing and Financing transactions:
Initial recognition of right of use assets and lease liability	$695,966	$814,662
Payable for acquisition of subsidiary under common control	$-	$2,430
Initial recognition of asset retirement obligation	$36,684	$46,767
Reduction of asset retirement obligation liabilities	$8,220	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

rYojbaba Co., Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

rYojbaba Co., Ltd. (“rYojbaba”) was founded in Japan on January 5, 2015. rYojbaba Co., Ltd. has one subsidiary (which is wholly owned), Sakai Seikotsuin Nishi Co., Ltd. (“Sakai”), a Japanese corporation, which was established on August 26, 2010 (collectively the “Company”, “We”, “Us”, “Our”).

The Company aims to contribute to the public interest by providing fundamental solutions to the problems people facing through our services in the legal and health fields.

In the legal fields, the Company provides labor and corporate consulting services to foster constructive employment relationship between companies and their employees. In the health field, the Company provides health services through twenty-eight (28) osteopathic clinics and six (6) osteopathic beauty salons to alleviate physical ailments primarily created by work related stress.

Initial Issuance of Common Shares

On January 5, 2015, the Company issued 100 common shares to our founder for $41,549 (¥5,000,000).

First Forward Stock Split

Effective October 22, 2021, the Company approved a forward stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-100 (the “First Stock Split”). Immediately prior to the First Stock Split, there were 100 common shares issued and outstanding. As a result of the First Stock Split, the Company had 10,000 common shares issued and outstanding, which were held by our founder.

Acquisition Under Common Control

Effective January 1, 2022, the Company consummated the purchase of 100% of the interests of Sakai Seikotsuin Nish Co., Ltd. (“Sakai”) from Global HR Technology (“GHRT”). At the time of such transaction, GHRT was controlled by Mr. Baba, our CEO, who was a majority shareholder until December 29, 2022, when Mr. Baba became a minority shareholder of GHRT when Mr. Baba sold all his shares in Great Shine Enterprises Ltd. (through which he held a 16.04% indirect ownership interest in GHRT) to a third party. The Company and Sakai have been under common control since October 23, 2019. Under ASC 805-50, Related Issues, the consolidated financial statements incorporate Sakai’s financial results and financial information for all periods presented, at their historical carrying amounts. The assets, liabilities, and the results of Sakai have been included in the historical results since October 23, 2019.

Reorganization and Spin-Off

rYojbaba Holdings, Inc. was formed in the State of Delaware on June 15, 2023. On September 6, 2023, pursuant to the terms of a share exchange agreement among rYojbaba Holdings, Inc., rYojbaba Co., Ltd., and the shareholders of rYojbaba Co., Ltd. and Ryoji Baba, as the representative of the shareholders of rYojbaba Co., Ltd., rYojbaba Holdings, Inc. issued 10,000,000 shares of its common stock to the shareholders of rYojbaba Co., Ltd. in exchange for all outstanding common shares of rYojbaba Co., Ltd., which holds 100% of the issued and outstanding capital stock of Sakai Seikotsuin Nishi Co., Ltd. Following the share exchange, rYojbaba Holdings, Inc. became the holding company of rYojbaba Co., Ltd.

However, on January 12, 2024, rYojbaba Holdings, Inc. distributed 10,000,000 common shares of rYojbaba Co., Ltd. to the shareholders of rYojbaba Holdings, Inc. in a spin-off transaction, and, thereafter, rYojbaba Holdings, Inc. was dissolved.

Second Forward Stock Split

Effective March 3, 2024, rYojbaba Co., Ltd. approved a stock split of the Company’s  issued and outstanding shares of common share, at a ratio of 1-for-1,000 (the “Second Stock Split”). As of December 31, 2023 and immediately prior to the Second Stock Split, there were 10,000 shares of common share issued and outstanding. As a result of the Second Stock Split, the Company has 10,000,000 shares of common share issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Second Stock Split

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principals of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of rYojbaba Co., Ltd. and its wholly owned subsidiary, Sakai Seikotsuin Nish Co., Ltd. All significant intercompany accounts and transactions have been eliminated.

F-7

Reclassification of Prior Year Amounts

Certain prior year amounts in the Consolidated Statements of Cash Flows have been reclassified to conform with current year presentation.

Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY” or “¥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of operations and comprehensive income.

The reporting currency of the Company is the United States Dollars (“US$” or “$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translations of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of changes in shareholders’ equity.

Translation of amounts from local currency of the Company into US$1 has been made at the following exchange rates:

	December 31, 2023	December 31, 2022
Current JPY: US$1 exchange rate	141.83	132.70
Average JPY: US$1 exchange rate	140.67	131.62

Use of Estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the impairment of long-lived assets and goodwill, useful lives of property and equipment and intangible assets, valuation allowance of deferred tax assets, uncertain income tax positions, allowance for credit losses and implicit interest rate of operating leases. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks and other financial institutions that are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

The Company maintains all of its bank accounts at financial institutions in Japan. The company carries cash balances, in excess of the Deposit Insurance Corporation of Japan (DCIJ) limit of ¥10,000,000 ($70,000) per institution. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Inventories

Inventories consist of finished goods used for our store locations and are valued at the lower of cost and net realizable value, which is defined as the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. Cost of inventories is primarily determined by the first-in, first-out (“FIFO”) method.

During the year ended December 31, 2022, the Company impaired inventory for obsolescence and recorded an impairment of $148,528, included in cost of revenue. Inventories consist of merchandise and supplies. The balance of each as of December 31, 2023 is $70,775 and $24,499, respectively.

Accounts Receivable

Accounts receivable represents the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Company’s accounts receivable balances are unsecured and bear no interest.

The Company adopted Accounting Standards Updates (“ASU”) No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments on January 1, 2021.

The allowance for credit losses reflects the Company’s current estimate of credit losses expected to be incurred over the life of the receivables. The Company considers various factors in establishing, monitoring, and adjusting its allowance for credit losses including the aging of receivables and aging trends, customer creditworthiness and specific exposures related to particular customers. The Company also monitors other risk factors and forward-looking information, such as country specific risks and economic factors that may affect a customer’s ability to pay in establishing and adjusting its allowance for credit losses. Accounts receivable balances are written off after all collection efforts have ceased. No allowance for credit losses were reserved as of December 31, 2023 and 2022.

F-8

Property and Equipment

Property and equipment are measured using the cost model and is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line over the estimated useful lives, as more details follow. Depreciation is included in cost of revenues and selling, general and administrative expenses and is allocated based on estimated usage for each class of asset.

	Depreciation Method	Useful Life
Buildings	Straight-line method	3 – 39 years
Leasehold improvement	Straight-line method	3 – 27 years
Structures	Straight-line method	6 – 15 years
Facilities - asset retirement obligation	Straight-line method	10 - 39 years
Vehicles	Straight-line method	2 - 6 years
Tools, furniture and fixture	Straight-line method	2 -15 years
Machinery and equipment	Straight-line method	17 years
Software	Straight-line method	5 years
Land	Not depreciated	-

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value of the item disposed and proceeds realized thereon. Depreciation is included in cost of revenues and operating expenses and is allocated based on estimated usage for each class of asset.

Intangible Assets

Intangible assets with an indefinite life, consist of store operating rights, are not amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired.

Intangible assets with finite lives, consist of customer lists, are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets.

The estimated useful lives of intangible assets are as follows:

	Amortization Method	Useful Life
Customer lists	Straight-line method	7 years
Store operating rights	N/A	Indefinite

Leases

The Company determines if an arrangement is a lease at inception based on whether or not the Company has the right to control the asset during the contract period and other facts and circumstances. We are the lessee in a lease contract when we obtain the right to control the asset.

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

Impairment of Long-Lived Assets and Definite-Lived Intangible Assets

Long-lived assets with finite lives, primarily, property and equipment and operating lease right-of-use assets, and definite-lived intangible assets re reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value, (see Note 5 and 6)

F-9

Revenue Recognition

The Company recognizes revenue from directly-operated clinics and salons and consulting services under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales.

The Company currently generates its revenue from the following main sources:

Revenue from Directly-Operated Clinics and Salons

The Company recognizes revenue from the sale of osteopathic clinics and osteopathic beauty salons when the services are rendered at the Company’s clinics and salons and recognizes revenue from the sale of products at the time products are purchased at the Company’s clinics and salons. Osteopathic clinic services covered by government health insurance are collected on credit, whereas beauty services and products not covered by insurance are paid by cash or credit card, net of discounts and applicable sales taxes at time of service or purchase. Accordingly, the Company recognizes revenue for the Company’s single performance obligation related to in-store at the point at which the service has been performed or the control of the merchandise has passed to the customer.

The Company receives the majority of payment for services under osteopathic clinic services from government insurance. Health insurance in Japan is operated by the government, regardless of the plan, and enrollees can receive care from any medical provider as frequently as they would like, and copayments are the same across all plans. Cost-sharing varies according to age and the government insurance covers 70% – 90%, with the customer responsible for the balance. Estimates for settlements with government insurance coverage for retroactive adjustments from estimated reimbursements due to audits, reviews, or investigations are included in the determination of the estimated transaction price for providing services. The Company estimates the transaction price based on the terms of the insurance coverage, correspondence with the historical payment trends. Changes to these estimates for retroactive adjustments are recognized in the period the change or adjustment becomes known or when final settlements are determined.

Revenue from Consulting Services

The Company provides labor and corporate consulting services to customers. Revenues from consulting services are recognized over the period of the contract by reference to progress toward complete satisfaction of that performance obligation.

Contract liabilities

Contract liabilities mainly consist of prepaid coupons for clinics and salons. Unsatisfied performance obligations at the end of period relate to certain prepaid coupon are recognized as contract liabilities when a customer purchases a coupon ticket, and the Company recognizes revenue when the service has been performed.

Cost of Revenue

Cost of revenue includes all merchandise, supplies, direct labor, depreciation, rent and those indirect costs related to facilities cost.

Advertising Expenses

The Company expenses advertising costs as they incurred. Total advertising expenses were $461,270 and $282,613 for the years ended December 31, 2023 and 2022, respectively, and have been included as part of general and administrative expenses.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

F-10

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

We operate our business and report our financial performance using two segments: consulting services and health services (see Note 13).

Comprehensive Income or Loss

ASC Topic 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources.

Earnings (Loss) Per Share

Basic net earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted net income per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the net income of the Company.

Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC Topic 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Income Taxes

Income taxes are accounted for using an asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-11

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations.

Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;
●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or
●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of December 31, 2023 and 2022, the carrying values of cash and cash equivalents, accounts receivable, prepaid and other current assets, accounts and accrued payables, contract liabilities and income tax payables approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments; and debt that bears variable interest rates index to prime also approximates fair values as it reprices when market interest rates change, respectively.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Business Combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses are expensed as incurred. Consideration transferred in a business acquisition is measured at the fair value as of the date of acquisition. Transaction costs directly attributable to the acquisition are expensed as incurred.

F-12

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the identifiable assets and liabilities acquired in the business combination. In accordance with FASB ASC Topic 350, “Intangibles-Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test.

The Company would recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit.

When performing the annual impairment test, the Company has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would be required to perform a quantitative impairment analysis for goodwill. The quantitative analysis requires a comparison of the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The fair value is generally determined using the income approach with the discounted cash flow valuation method, which requires management to make significant estimates and assumptions related to forecasted revenues and cash flows and the discount rate.

For the year ended December 31, 2022, the Company recorded impairment loss on goodwill of $245,667 on an acquisition in 2022 (see Note 16).

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 — ACCOUNTS RECEIVABLE

The following table summarizes the components of the Company’s accounts receivable as of date presented:

	December 31,	December 31,
	2023	2022
Accounts receivable - consulting	$10,858	$19,066
Accounts receivable - insurance	931,906	1,045,261
Accounts receivable - credit card	121,908	252,449
Accounts receivable - other	3,772	20,725
	1,068,444	1,337,501
Allowance for doubtful accounts	-	-
	$1,068,444	$1,337,501

As of December 31, 2023 and 2022 accounts receivable – insurance consists of $809,159 and $907,681 with the Japanese government health insurance plan and $122,747 and $137,580 with private insurance companies respectively.

During the years ended December 31, 2023 and 2022, the Company recorded no bad debt.

NOTE 4 — LOAN RECEIVEABLE - RELATED PARTY

Loan receivable related parties consist of the following:

	December 31,	December 31,
	2023	2022	Interest rate	Maturity	Relationship
Global HR Technology Corp	$-	$2,110,023	0.90%	2023	Our CEO/director is a shareholder.
Directors	-	465,712	0.90%	Due on demand	The Company’s directors
	$-	$2,575,735

During the year ended December 31, 2023, the Company fully collected loan receivable related party of $2,429,852.

During the years ended December 31, 2023 and 2022, the Company recorded interest income – related party of $12,712 and $3,727, respectively.

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	December 31,	December 31,
	2023	2022
Building	$277,280	$296,357
Leasehold improvement	814,491	825,372
Structures	6,027	6,442
Facilities - asset retirement obligation	432,729	474,149
Vehicles	22,467	38,789
Tools, Furniture, and Fixtures	268,027	244,668
Machinery and equipment	134,668	143,934
Land	584,383	624,589
Finance lease right of use assets	762,489	672,723
Software	9,140	28,061
	3,311,701	3,355,084
Accumulated impairment	-	(212,047)
Accumulated depreciation	(1,556,223)	(1,282,722)
Property and equipment, net of accumulated depreciation	$1,755,478	$1,860,315

F-13

Depreciation and amortization expenses were $333,583 and $290,180 for the years ended December 31, 2023 and 2022, respectively.

The Company recognized impairment loss on property and equipment of $212,047 in 2022.

Asset Retirement Obligations

An asset retirement obligation is recognized in the period in which sufficient information exists to determine the fair value of the liability along with a corresponding increase to the carrying amount of the related property, and equipment, which is then depreciated over its useful life. As of December 31, 2023, our asset retirement obligations relate to our stores in Japan, that have government imposed or other legal remediation obligations. The following is a summary of our asset retirement obligation activity.

	December 31,	December 31,
	2023	2022
Balance, beginning of period	$498,590	$515,944
Obligations Incurred	5,259	5,041
Acquisition	36,684	46,767
Settlements	(8,220)	-
Foreign Exchange & Other Adjustments	(32,440)	(69,162)
Balance, end of period	$499,873	$498,590

NOTE 6 — INTANGIBLE ASSET

Intangible assets, net consist of the following:

	December 31,	December 31,
	2023	2022
Store operating rights*	$449,834	$480,784
Customer lists	1,726,433	-
	2,176,267	480,784
Accumulated amortization	(82,293)	-
Balance, end of period	$2,093,974	$480,784

* Store operating rights have an indefinite useful life.

On December 1, 2021, the Company acquired the exclusive right to the Re.Ra.Ku name on an acquired store location from Wing Company Ltd (“Wing”), for $480,784 (¥63,800,000) ( “the acquired price”). On the same day, the Company entered into an outsourcing service contract with Wing to operate the store under the Re.Ra.Ku brand. The Company will receive a full amount of store profit as distribution of profit up to 8% of the purchase price, and any exceeded profit will be distributed 20% to the Company. If the store is at operating loss at the end of the year, the Company will be billed by Wing for the net losses.

As of December 31, 2023, the Company conducted a qualitative analysis and determined no impairment was necessary.

On September 15, 2023, the Company acquired contracts with 10 customers for HR consulting services, from Global HR Technology Co., Ltd. (“GHRT”), of which our CEO/director was a minority shareholder at the time of the acquisition (See Note 4). According to the asset purchase agreement entered into between the Company and GHRT dated September 1, 2023, the asset transferred from GHRT to the Company is limited to the contracts with the 10 customers and any employees or system are not included. The acquisition value was $1,726,433 (¥244,860,000) paid in cash to the GHRT. At the time of this transaction, GHRT and the Company were not under common control under ASC810-10-15-8 and ASC 805-50. Notwithstanding, this transaction was accounted for as a related party transaction between GHRT and rYojbaba Co., Ltd. under ASC850-10-50.

Amortization expense of customer lists was $82,974 for the year ended December 31, 2023.

The following table outlines the estimated future amortization expense related to customer lists held as of December 31, 2023:

Year ending December 31,
2024	$246,872
2025	246,872
2026	246,872
2027	246,872
2028	246,872
Thereafter	409,780
$1,644,140

NOTE 7 — ACCOUNTS AND OTHER LIABILITIES

Accounts and other liabilities consist of the following:

	December 31,	December 31,
	2023	2022
Accounts payable	$673,371	$700,883
Accrued expenses	4,135	187,812
Accrued consumption tax	25,344	142,174
Provision for compensated absences	91,489	135,303
Other payables	173,597	145,735
Asset retirement obligation - current	2,784	-
	$970,720	$1,311,907

NOTE 8 — CONTRACT LIABILITIES

Changes in contract liabilities were as follows:

	December 31,	December 31,
	2023	2022
Balance, beginning of period	$683,204	$424,506
Deferral of revenue	393,608	1,010,177
Recognition of revenue	(644,509)	(605,504)
Refund	-	(86,830)
Effects of currency translation	(41,923)	(59,145)
Balance, end of period	$390,380	$683,204

As of December 31, 2023, the Company expects 100% of total contract liabilities to be realized in less than a year.

F-14

NOTE 9 — DEBT

Short-term debt

As of December 31, 2023 and 2022, the Company has short-term debt of $1,410,139 and $1,507,159 (¥200,000,000), respectively.

Interest rate is a range from 0.8% to 1.0% and debts are renewal every half year.

Long-term debt

The Company’s outstanding indebtedness borrowed from banks and other financial institutions, consist of the following:

	December 31,	December 31,	Effective
Loans from banks and other financial institutions	2023	2022	Interest rate (*)	Maturities (*)
Fixed rate loans	$4,076,909	$4,666,511	0.85 - 1.375%	2024 - 2035
Variable rate loans	$1,188,670	$1,540,083	0.55 - 1.30%	2027 - 2033
Subtotal	5,265,579	6,206,594

Corporate bond
Secured bond with fixed rate, net of $12,421 and $25,164 bond discount	$1,045,183	$1,122,135	0.76-1.45%	2025 - 2028

Current portion of long-term debts, net	684,510	1,142,488
Long-term debts, net	$5,626,252	$6,186,241

*As of December 31, 2023

The Company borrowed loans and corporate bonds from various financial institutions for the purpose for working capital purpose.

Interest expense for loans and corporate bond was $92,930 and $104,269, including $4,697 and $5,085 of bond discount accretion, for the years ended December 31, 2023 and 2022 respectively.

The guaranty information for the Company’s outstanding loans and bond as of December 31, 2023 and 2022, consist of the following:

	December 31,	December 31,
	2023	2022
Loans
Guaranteed by CEO of Sakai	$216,682	$260,166
Guaranteed by director of Sakai	$2,874,180	$5,192,849

As of December 31, 2023, future minimum payments for loans and corporate bond are as follows:

2024	$684,510
2025	1,421,533
2026	759,106
2027	683,805
2028	964,655
Thereafter	1,809,575
6,323,184
Imputed interest	(12,423)
$6,310,761

F-15

NOTE 10 — LEASE

The Company has operating leases for various store facilities in Japan and finance leases for office and medical equipment. Our leases have remaining lease terms of less than 1 year to 15 years, some of which include options to extend the leases, and the Company intends to exercise renewal options and estimate the reasonable lease term to calculate right-of-use assets and lease liabilities.

The following table presents supplemental information related to the Company’s leases:

	Years Ended December 31,
	2023	2022
Lease cost
Finance lease cost:
Amortization of right-of-use assets	$139,605	$130,499
Interest on lease liabilities	1,640	2,032
Operating lease cost	767,539	816,627
Total lease cost	$908,784	$949,158

Impairment loss on right-of-use assets for operating lease	$-	$775,154

Cash paid for amounts included in the measurement of lease liabilities:
Financing cash flows from finance leases	$153,955	$133,930
Operating cash flows from operating leases	$1,062,365	$755,385

Right-of-use assets obtained in exchange for new finance lease liabilities	$167,588	$33,096
Right-of-use assets obtained in exchange for new operating lease liabilities	$528,378	$877,532

Weighted average remaining lease term (years)
Finance leases	3.15	1.49
Operating leases	10.22	13.72

Weighted-average discount rate: (per annum)
Finance leases	1.16%	1.07%
Operating leases	1.09%	1.10%

	December 31,	December 31,
	2023	2022
Operating lease right-of-use assets	$6,187,647	$7,418,705

Finance Leases right-of-use assets	$762,489	$672,723
Accumulated depreciation	(624,697)	(490,350)
Accumulated impairment	-	-
	$137,792	$182,373

As of December 31, 2023 and 2022, the Company recognized rent and lease security deposits, of $349,198 and $365,507, respectively.

As of December 31, 2023, the future maturity of lease liabilities is as follows:

Year Ending December 31,	Finance Lease	Operating Lease
2024	$66,406	$995,601
2025	33,375	756,924
2026	24,998	683,610
2027	17,275	648,978
2028	7,716	627,374
Thereafter	-	3,134,558
Total lease payments	149,770	6,847,045
Less: imputed interest	(7,814)	(371,658)
Total lease liabilities	141,956	6,475,387
Less: current portion	61,026	928,651
Non-current lease liabilities	$80,930	$5,546,736

F-16

NOTE 11 — SHAREHOLDERS’ EQUITY

Authorized shares

Effective March 3, 2024, the Company amended the Articles of Incorporation to authorize 40,000,000 common shares, with no par value.

Common shares

On January 5, 2015, the Company issued 100 common shares to our founder for $41,549 (¥5,000,000). Effective October 22, 2021, the Company approved a forward stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-100. Effective March 3, 2024, the Company forward stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-1,000.

The holders of our common shares are entitled to one vote for each share held on all matters to be voted on by the Company’s shareholders. There shall be no cumulative voting.

As of December 31, 2023 and 2022, we had 10,000,000 common shares issued and outstanding.

Warrant

On April 4, 2023, rYojbaba Co., Ltd. issued a warrant to purchase common shares to HeartCore (“Original Warrant”) in exchange for services rendered as a consultant in connection with the proposed initial public offering of rYojbaba Co., Ltd. Pursuant to the terms of the Warrant, rYojbaba Co., Ltd. may, at any time (i) on or after the earlier of the date that either (a) rYojbaba Co., Ltd. completes its first initial public offering of stock in the U.S. resulting in any class of rYojbaba Co., Ltd.’s stock being listed for trading on any tier of the Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange (“NYSE”) or the NYSE American; (b) rYojbaba Co., Ltd. consummates a merger or other transaction with a special purpose acquisition company (“SPAC”) wherein rYojbaba Co., Ltd. becomes a subsidiary of the SPAC; or (c) rYojbaba Co., Ltd. undertakes any other Fundamental Transaction (the “Trigger Date”); and (ii) on or prior to the close of business on the tenth anniversary of the Trigger Date, exercise the Warrant to purchase 3,000 common shares of rYojbaba Co., Ltd., which represents 3% of rYojbaba Co., Ltd.’s issued and outstanding common shares as of the Trigger Date, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant. The number of shares for which the Warrant will be exercisable will be automatically adjusted on the Trigger Date to be 3% of the fully diluted number and class of shares of capital stock of rYojbaba Co., Ltd. as of the Trigger Date, following completion of the transactions which caused the Trigger Date to be achieved. The Warrant contains a 9.99% equity blocker.

First Warrant Exchange

Pursuant to a Warrant Exchange Agreement, dated September 7, 2023, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc. (the former parent company of rYojbaba Co., Ltd.), and other the parties to such agreement agreed to an exchange of the Original Warrant of rYojbaba Co., Ltd. for a new warrant (“New Warrant”) of rYojbaba Holdings, Inc., whereby the Original Warrant was deemed terminated and of no further force or effect.

F-17

NOTE 12 - INCOME TAXES

The Company conducts its businesses in Japan and is subject to tax in this jurisdiction. During the years ended December 31, 2023 and 2022, all taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 33.92% for the years ended December 31, 2023 and 2022.

For the years ended December 31, 2023 and 2022, the Company’s income tax expenses are as follows:

	Years ended December 31,
	2023	2022
Current	$391,492	$218,026
Deferred	224,860	(338,510)
Income tax expense (credit)	$616,352	$(120,484)

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations and comprehensive income to the Japanese statutory tax rate for the years ended December 31, 2023 and 2022 is as follows:

	Years ended December 31,
	2023	2022
Japanese statutory tax rate	33.92%	33.92%
Effect of non-deductible permanent differences	0.00%	0.00%
Impairment losses on goodwill	5.62%	(13.78%)
Change in valuation allowance	5.03%	0.00%
Other adjustment	(0.13%)	0.89%
Effective tax rate	44.44%	21.03%

F-18

The tax effects of temporary differences that give rise to the deferred income tax assets and liabilities as of December 31, 2023 and 2022 are presented below:

	December 31,	December 31,
	2023	2022
Deferred income tax assets	$	$
Deferred revenue	-	356,526
Operating lease right-of-use assets	117,391	282,538
Property and equipment	21,593	201,656
Asset retirement obligation	169,565	169,533
Intangible assets	87,696	149,968
Provision for compensated absences	31,035	45,897
Provision for bonuses	-	26,191
Net operating losses	605,950	24,017
Business tax	26,712	23,749
Others	6,738	152,591
Total deferred income tax assets	$1,066,680	$1,432,666

Deferred income tax liabilities
Property and equipment	$(100,228)	$(140,919)
Prepaid rent	-	(21,000)
Others	(4,247)	(3,980)
Total deferred income tax liabilities	$(104,475)	$(165,899)

Deferred income tax assets, net	$962,205	$1,266,767

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Company regularly assesses the ability to realize its deferred tax assets and establishes a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.

The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as the Company’s projections for growth. The Company did not provide any valuation allowance as of December 31, 2023 and 2022.

On December 31, 2023, the Company had operating loss carryforwards of approximately $1,686,000 (¥239,082,000), which are available to offset future taxable income. If not used, these carryforwards will expire in 2032.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions.

As of December 31, 2023 and 2022, the management considered the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest or penalties tax for the years ended December 31, 2023 and 2022. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from December 31, 2023. The Company’s Japan subsidiary income tax return filed for the tax years ending from December 31, 2018 through December 31, 2022 are subject to examination by the relevant taxing authorities.

F-19

NOTE 13 – SEGMENT INFORMATION

The Company manages its business primarily on a service basis in Japan. The Company’s reportable segments consist of the Labor Consulting services (“Consulting services”) and Health services. In consulting, the Company provides consulting services to both labor unions and companies to enable constructive resolution of labor issues.

During the year of 2023, in the Health segment, the Company had two health services, osteopathic clinics and osteopathic beauty salons, and there are 28 clinics and 6 salons. On December 31, 2023, the company closed one osteopathic beauty salon store.

The Company measures the results of its segments using, among other measures, each segment’s net sales and operating income, which includes certain corporate overhead allocations. From time to time, the Company revises the measurement of each segment’s operating income, including any corporate overhead allocations, as determined by the information regularly.

The following table shows information by reportable segment for 2023 and 2022, including the reconciliation to loss before income tax:

	Consulting services	Health services	Corporate and support	Consolidated
Fiscal year ended December 31, 2023
Revenue	$1,439,315	$9,524,050	$-	$10,963,365
Cost of revenues and operating expenses	186,956	8,834,514	636,694	9,658,164
Income (loss) from operation	$1,252,359	$689,536	$(636,694)	$1,305,201

Other income, net				81,722
Income before income tax provision				$1,386,923

	Consulting services	Health services	Corporate and support	Consolidated
Fiscal year ended December 31, 2022
Revenue	$447,029	$10,039,555	$-	$10,486,584
Cost of revenues and operating expenses	198,298	10,462,377	372,228	11,032,903
Income (loss) from operation	$248,731	$(422,822)	$(372,228)	$(546,319)

Other expenses, net				(26,711)
Loss before income tax provision				$(573,030)

The health services have the two operations, osteopathic clinics and osteopathic beauty salons:

	Osteopathic clinics	Osteopathic beauty salons	Health services
Fiscal year ended December 31, 2023
Revenue	$8,314,802	$1,209,248	$9,524,050
Cost of revenues and operating expenses	7,221,931	1,612,583	8,834,514
Income (loss) from operation	$1,092,871	$(403,335)	$689,536

	Osteopathic clinics	Osteopathic beauty salons	Health services
Fiscal year ended December 31, 2022
Revenue	$9,213,500	$826,055	$10,039,555
Cost of revenues and operating expenses	8,303,684	2,158,693	10,462,377
Income (loss) from operation	$909,816	$(1,332,638)	$(422,822)

The Company’s revenues are presented net of consumption tax collected on behalf of governments. No asset information is provided for reportable operating segments, as these specified amounts are not included in the measure of segment profit or loss reviewed by the Company’s chief operating decision maker.

NOTE 14 – RELATED PARTY TRANSACTIONS

On September 15, 2023, the Company acquired contracts with 10 customers for HR consulting services, from Global HR Technology Co., Ltd. (“GHRT”), of which our CEO/director was a minority shareholder at the time of the acquisition (See Note 4). According to the asset purchase agreement entered into between the Company and GHRT dated September 1, 2023, the asset transferred from GHRT to the Company is limited to the contracts with the 10 customers and any employees or system are not included. The acquisition value was $1,726,433 (¥244,860,000) paid in cash to the GHRT. At the time of this transaction, GHRT and the Company were not under common control under ASC810-10-15-8 and ASC 805-50.

During the years ended December 31, 2023 and 2022, the Company recorded commission expenses of $79,336 and $79,265, respectively, from Global HR Technology, of which our CEO/director is a shareholder (See Note 4).

During the year ended December 31, 2023, the Company paid rent of $5,118 to Runbridge Inc., of which our CEO/ director is a shareholder.

F-20

NOTE 15 – COMMITMENT AND CONTINGENCIES

Contingencies

The Company is involved in legal proceedings and claims in the ordinary course of business. In the opinion of management, none of such proceedings and claims will have a significant impact on the Company’s financial statements.

NOTE 16 – BUSINESS ACQUISITION

The Company accounted for the following acquisitions using the purchase method of accounting for business combination under ASC 805. The total purchase price was allocated to the assets acquired, liabilities assumed and non-controlling interest based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill.

The determination of fair values involves the use of significant judgments and estimates. The judgments used to determine the estimated fair value assigned to assets acquired and liabilities assumed, and non-controlling interest, as well as the expected future cash flows and related discount rate, can materially impact the Company’s consolidated financial statements. Significant inputs and assumptions used for the model included the amount and timing of expected future cash flows and discount rate. The Company utilized the assistance of third-party valuation appraisers to determine the fair value of non-controlling interest as of the date of acquisition.

On August 31, 2022, the Company acquired the assets, liabilities and employees from KOGAO Co., Ltd.(“KOGAO”) to expand the Company’s business line with cash consideration of $126,121 (¥16,600,000).

The following table summarizes the identifiable assets acquired assumed upon acquisition of subsidiary and the calculation of goodwill on acquisition date:

Total purchase consideration	$126,121

Assets
Property and equipment	79,864
Operating lease right-of-use assets	781,566
Deferred tax assets	221,064
Security deposits	80,831
Liabilities
Contract liabilities	(421,442)
Operating lease liabilities	(781,566)
Finance lease liabilities	(33,096)
Asset retirement obligation	(46,767)
Goodwill	$245,667

From the date of acquisition until December 31, 2022, the acquired business contributed revenues of approximately $0.8 million and loss from operations of $1.3 million, which are included in our consolidated statement of operations for the year ended December 31, 2022. The seller has not maintained historical U.S. GAAP financial data and it is impracticable to prepare them, therefore, we could not provide supplemental pro forma information of the combined entities.

The Company conducted an impairment analysis on the acquired KOGAO’ operating right-of-use assets and goodwill. The Company determined, based on the operating performance of KOGAO during the fiscal year 2023, that the assets are underperforming. The Company impaired the following items:

Year ended
December 31,
2022
Goodwill recognized in operating expenses	$245,667
Operating lease right-of-use assets recognized cost of revenue	$775,154

NOTE 17 - SUBSEQUENT EVENTS

The Company evaluated subsequent events through June 24, 2024, which is the date the consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements other than as disclosed below.

F-21

Second Warrant Exchange

Pursuant to a Second Warrant Exchange Agreement, dated January 12, 2024, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc., and other the parties to such agreement agreed to an exchange of the New Warrant of rYojbaba Holdings, Inc. for a second new warrant (“Second New Warrant”) of rYojbaba Co., Ltd., whereby the New Warrant was deemed terminated and of no further force or effect.

Pursuant to the terms of the Second New Warrant, HeartCore may, at any time on or after the date that rYojbaba Co., Ltd. completes its first initial public offering of stock in the United States resulting in any class of rYojbaba Co., Ltd. stock being listed for trading on any tier of the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (the “IPO Date”) and on or prior to the close of business on the tenth anniversary of the IPO Date, exercise the New Warrant to purchase 300,000 common shares of rYojbaba Co., Ltd. for an exercise price per share of $0.01, subject to adjustment as provided in the Second New Warrant. The Second New Warrant contains a 9.99% equity blocker. This warrant was terminated upon the issuance of the stock acquisition rights to HeartCore described immediately below.

Reorganization and Spin-Off

On January 12, 2024, rYojbaba Holdings, Inc. distributed 10,000,000 common shares of rYojbaba Co., Ltd. to the shareholders of rYojbaba Holdings, Inc. in a spin-off transaction, and, thereafter, rYojbaba Holdings, Inc. was dissolved.

Forward Stock Split

Effective March 3, 2024, the Company approved a stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-1,000 (the “Stock Split”). As of December 31, 2023 and immediately prior to the Stock Split, there were 10,000 common shares issued and outstanding. As a result of the Stock Split, the Company has 10,000,000 common shares issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Stock Split.

Stock Acquisition Rights

On March 3, 2024, the Company allotted 300,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors on March 3, 2024 in substitution for the Second New Warrant executed as of January 12, 2024 between the Company and HeartCore.

Closing osteopathic beauty salons

The Company closed one osteopathic beauty salon on March 31, 2024. In addition, the Company closed another osteopathic beauty salon on April 30, 2024.

F-22

rYojbaba Co., Ltd.

CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4,057,553	$4,775,736
Accounts receivable	1,070,320	1,068,444
Inventories	76,456	95,275
Deferred offering cost	696,316	610,438
Prepaid expenses and other current assets	53,362	87,411
Total current assets	5,954,007	6,637,304

Property and equipment, net	1,503,021	1,755,478
Intangible assets, net	1,735,151	2,093,974
Operating lease right-of-use assets	5,165,867	6,187,647
Security deposits	250,918	349,198
Deferred tax assets	740,277	962,205
Other non-current assets	11,943	15,557
Total Assets	$15,361,184	$18,001,363

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable and other current liabilities	$933,510	$970,720
Contract liabilities	320,001	390,380
Income tax payables	127,871	281,852
Short-term debts	1,241,696	1,410,139
Current portion of long-term debts, net	1,208,534	684,510
Finance lease liabilities, current	36,632	61,026
Operating lease liabilities, current	814,257	928,651
Total Current Liabilities	4,682,501	4,727,278

Long-term debts, net	4,042,494	5,626,252
Asset retirement obligation, non-current	430,941	497,089
Finance lease liabilities, non-current	72,429	80,930
Operating lease liabilities, non-current	4,422,343	5,546,736
Other non-current liabilities	112,250	136,158
Total Liabilities	13,762,958	16,614,443

Share Capital: 40,000,000 Common shares authorized; no par value, 10,000,000 shares issued and outstanding*	41,549	41,549
Additional paid-in capital	1,350,005	1,350,005
Retained earnings	693,728	295,200
Accumulated other comprehensive loss	(487,056)	(299,834)
Total Shareholders’ Equity	1,598,226	1,386,920
Total Liabilities and Shareholders’ Equity	$15,361,184	$18,001,363

*On March 3, 2024, the Company effected a forward stock split of the Company’s issued and outstanding common shares at a split ratio of 1-for-1,000 such that every holder of common shares of the Company shall receive 1,000 common shares for every one common share held. All references to number of shares, and to per share information in the consolidated financial statements have been retroactively adjusted.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-23

rYojbaba Co., Ltd.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

	Six Months Ended June 30,
	2024	2023

Revenue	$5,196,844	$5,951,953
Cost of revenue	3,260,249	3,643,110
Gross profit	1,936,595	2,308,843

Operating expenses
Payroll expenses	369,676	330,781
General and administrative expenses	911,057	907,803
Depreciation and amortization	13,460	11,723
Rent and lease	45,289	45,738
Total operating expenses	1,339,482	1,296,045

Income from operations	597,113	1,012,798

Other income (expense)
Interest income	20	23
Other income	85,428	134,007
Interest expenses	(40,812)	(49,118)
Total other income (expense)	44,636	84,912

Income before income taxes	641,749	1,097,710
Income taxes expense	243,221	568,763
Net income	$398,528	$528,947

Other comprehensive loss	(187,222)	(92,867)

Comprehensive income	$211,306	$436,080

Basic and diluted income per Common Share*	$0.04	$0.05
Basic and diluted weighted average number of common shares outstanding*	10,000,000	10,000,000

*On March 3, 2024, the Company effected a forward stock split of the Company’s issued and outstanding common shares at a split ratio of 1-for-1,000 such that every holder of common shares of the Company shall receive 1,000 common shares for every one common share held. All references to number of shares, and to per share information in the consolidated financial statements have been retroactively adjusted.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-24

rYojbaba Co., Ltd.

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2024 and 2023

	Number of Shares*	Common Shares	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Equity
Balance as of January 1, 2024	10,000,000	$41,549	$1,350,005	$295,200	$(299,834)	$1,386,920
Net income	-	-	-	398,528	-	398,528
Currency translation	-	-	-	-	(187,222)	(187,222)
Balance as of June 30, 2024	10,000,000	$41,549	$1,350,005	$693,728	$(487,056)	$1,598,226

	Number of Shares*	Common Shares	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Equity
Balance as of January 1, 2023	10,000,000	$41,549	$1,350,005	$(475,371)	$(250,675)	$665,508
Net income	-	-	-	528,947	-	528,947
Currency translation	-	-	-	-	(92,867)	(92,867)
Balance as of June 30, 2023	10,000,000	$41,549	$1,350,005	$53,576	$(343,542)	$1,101,588

*On March 3, 2024, the Company effected a forward stock split of the Company’s issued and outstanding common shares at a split ratio of 1-for-1,000 such that every holder of common shares of the Company shall receive 1,000 common shares for every one common share held. All references to number of shares, and to per share information in the consolidated financial statements have been retroactively adjusted.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-25

rYojbaba Co., Ltd.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2024	2023

Cash Flows From Operating Activities:
Net income	$398,528	$528,947
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	239,559	117,175
Accretion of bond discount	2,190	2,488
Gain on sales of property and equipment	-	(6,392)
Non-cash lease expense	298,817	931,502
Non-cash Asset retirement obligation expense	2,291	2,616
Deferred income taxes	113,108	304,538
Changes in operating assets and liabilities:
Accounts receivable	(136,906)	(260,303)
Inventories	7,864	(135,974)
Prepaid expenses and other assets	86,615	(17,253)
Accounts payable and accrued liabilities	43,948	(404,654)
Contract liabilities	(25,106)	(306,732)
Income tax payable	(127,191)	47,813
Operating lease liabilities	(491,894)	(1,130,025)
Net Cash provided by (used in) Operating Activities	411,823	(326,254)

Cash Flows From Investing Activities:
Advance of loan receivable	-	(2,074,124)
Collection of loan receivable - related party	-	2,296,352
Purchases of property and equipment	(35,097)	(62,699)
Sales of property and equipment	-	7,099
Net Cash provided by (used in) Investing Activities	(35,097)	166,628

Cash Flows From Financing Activities:
Payments of deferred offering cost	(167,874)	(264,787)
Proceeds from long-term debt	-	222,228
Repayments of long-term debt	(325,584)	(364,905)
Payment for finance leases	(39,428)	(66,033)
Net Cash (used in) Financing Activities	(532,886)	(473,497)

Effect of Exchange Rate Changes on Cash	(562,023)	(416,903)

Net change in cash	(718,183)	(1,050,026)
Cash, beginning of period	4,775,736	5,433,190
Cash, end of period	$4,057,553	$4,383,164

Supplemental cash flow information
Cash paid for interest	$40,812	$49,118
Cash paid for taxes	$296,546	$334,687

Non-cash Investing and Financing transactions:
Initial recognition of right of use assets and lease liability	$22,578	$549,939
Initial recognition of asset retirement obligation	$39,971	$13,018
Reduction of asset retirement obligation liabilities	$17,219	$4,161

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-26

rYojbaba Co., Ltd.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

rYojbaba Co., Ltd. (“rYojbaba”) was founded in Japan on January 5, 2015. rYojbaba Co., Ltd. has one subsidiary (which is wholly owned), Sakai Seikotsuin Nishi Co., Ltd. (“Sakai”), a Japanese corporation, which was established on August 26, 2010 (collectively the “Company”, “We”, “Us”, “Our”).

The Company aims to contribute to the public interest by providing fundamental solutions to the problems people facing through our services in the legal and health fields.

In the legal fields, the Company provides labor and corporate consulting services to foster constructive employment relationship between companies and their employees. In the health field, the Company provides health services through twenty-seven (27) osteopathic clinics and two (2) osteopathic beauty salons to alleviate physical ailments primarily created by work related stress.

Initial Issuance of Common Shares

On January 5, 2015, the Company issued 100 common shares to our founder for $41,549 (¥5,000,000).

First Forward Stock Split

Effective October 22, 2021, the Company approved a forward stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-100 (the “First Stock Split”). Immediately prior to the First Stock Split, there were 100 common shares issued and outstanding. As a result of the First Stock Split, the Company had 10,000 common shares issued and outstanding, which were held by our founder.

Acquisition Under Common Control

Effective January 1, 2022, the Company consummated the purchase of 100% of the interests of Sakai Seikotsuin Nish Co., Ltd. (“Sakai”) from Global HR Technology (“GHRT”). At the time of such transaction, GHRT was controlled by Mr. Baba, our CEO, who was a majority shareholder until December 29, 2022, when Mr. Baba became a minority shareholder of GHRT when Mr. Baba sold all his shares in Great Shine Enterprises Ltd. (through which he held a 16.04% indirect ownership interest in GHRT) to a third party. The Company and Sakai have been under common control since October 23, 2019. Under ASC 805-50, Related Issues, the consolidated financial statements incorporate Sakai’s financial results and financial information for all periods presented, at their historical carrying amounts. The assets, liabilities, and the results of Sakai have been included in the historical results since October 23, 2019.

Reorganization and Spin-Off

rYojbaba Holdings, Inc. was formed in the State of Delaware on June 15, 2023. On September 6, 2023, pursuant to the terms of a share exchange agreement among rYojbaba Holdings, Inc., rYojbaba Co., Ltd., and the shareholders of rYojbaba Co., Ltd. and Ryoji Baba, as the representative of the shareholders of rYojbaba Co., Ltd., rYojbaba Holdings, Inc. issued 10,000,000 shares of its common stock to the shareholders of rYojbaba Co., Ltd. in exchange for all outstanding common shares of rYojbaba Co., Ltd., which holds 100% of the issued and outstanding capital stock of Sakai Seikotsuin Nishi Co., Ltd. Following the share exchange, rYojbaba Holdings, Inc. became the holding company of rYojbaba Co., Ltd.

However, on January 12, 2024, rYojbaba Holdings, Inc. distributed 10,000,000 common shares of rYojbaba Co., Ltd. to the shareholders of rYojbaba Holdings, Inc. in a spin-off transaction, and, thereafter, rYojbaba Holdings, Inc. was dissolved.

Second Forward Stock Split

Effective March 3, 2024, rYojbaba Co., Ltd. approved a stock split of the Company’s issued and outstanding shares of common share, at a ratio of 1-for-1,000 (the “Second Stock Split”). As of December 31, 2023 and immediately prior to the Second Stock Split, there were 10,000 shares of common share issued and outstanding. As a result of the Second Stock Split, the Company has 10,000,000 shares of common share issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Second Stock Split

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principals of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of rYojbaba Co., Ltd. and its wholly owned subsidiary, Sakai Seikotsuin Nish Co., Ltd. All significant intercompany accounts and transactions have been eliminated.

F-27

Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY” or “¥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of operations and comprehensive income.

The reporting currency of the Company is the United States Dollars (“US$” or “$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translations of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of changes in shareholders’ equity.

Translation of amounts from local currency of the Company into US$1 has been made at the following exchange rates:

($1 = ¥)	December 31, 2023	June 30, 2023	June 30, 2024
Current JPY: US$1 exchange rate	¥141.83	¥144.99	¥161.07
Average JPY: US$1 exchange rate	¥140.67	¥135.00	¥152.36

Use of Estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the impairment of long-lived assets and goodwill, useful lives of property and equipment and intangible assets, valuation allowance of deferred tax assets, uncertain income tax positions, allowance for credit losses and implicit interest rate of operating leases. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks and other financial institutions that are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

The Company maintains all of its bank accounts at financial institutions in Japan. The company carries cash balances, in excess of the Deposit Insurance Corporation of Japan (DCIJ) limit of ¥10,000,000 ($70,000) per institution. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Inventories

Inventories consist of finished goods used for our store locations and are valued at the lower of cost and net realizable value, which is defined as the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. Cost of inventories is primarily determined by the first-in, first-out (“FIFO”) method.

Inventories consist of merchandise and supplies. The balance of each as of June 30, 2024 is $50,889 and $25,567, respectively.

Accounts Receivable

Accounts receivable represents the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Company’s accounts receivable balances are unsecured and bear no interest.

The Company adopted Accounting Standards Updates (“ASU”) No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments on January 1, 2021.

The allowance for credit losses reflects the Company’s current estimate of credit losses expected to be incurred over the life of the receivables. The Company considers various factors in establishing, monitoring, and adjusting its allowance for credit losses including the aging of receivables and aging trends, customer creditworthiness and specific exposures related to particular customers. The Company also monitors other risk factors and forward-looking information, such as country specific risks and economic factors that may affect a customer’s ability to pay in establishing and adjusting its allowance for credit losses. Accounts receivable balances are written off after all collection efforts have ceased. No allowance for credit losses were reserved as of June 30, 2024 and 2023.

F-28

Property and Equipment

Property and equipment are measured using the cost model and is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line over the estimated useful lives, as more details follow. Depreciation is included in cost of revenues and selling, general and administrative expenses and is allocated based on estimated usage for each class of asset.

	Depreciation Method	Useful Life
Buildings	Straight-line method	3 – 39 years
Leasehold improvement	Straight-line method	3 – 27 years
Structures	Straight-line method	6 – 15 years
Facilities - asset retirement obligation	Straight-line method	10 - 39 years
Vehicles	Straight-line method	2 - 6 years
Tools, furniture and fixture	Straight-line method	2 -15 years
Machinery and equipment	Straight-line method	17 years
Software	Straight-line method	5 years
Land	Not depreciated	-

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value of the item disposed and proceeds realized thereon. Depreciation is included in cost of revenues and operating expenses and is allocated based on estimated usage for each class of asset.

Intangible Assets

Intangible assets with an indefinite life, consist of store operating rights, are not amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired.

Intangible assets with finite lives, consist of customer lists, are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets.

The estimated useful lives of intangible assets are as follows:

	Amortization Method	Useful Life
Customer lists	Straight-line method	7 years
Store operating rights	N/A	Indefinite

Leases

The Company determines if an arrangement is a lease at inception based on whether or not the Company has the right to control the asset during the contract period and other facts and circumstances. We are the lessee in a lease contract when we obtain the right to control the asset.

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

Impairment of Long-Lived Assets and Definite-Lived Intangible Assets

Long-lived assets with finite lives, primarily, property and equipment and operating lease right-of-use assets, and definite-lived intangible assets re reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value, (see Note 4 and 5)

F-29

Revenue Recognition

The Company recognizes revenue from directly-operated clinics and salons and consulting services under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales.

The Company currently generates its revenue from the following main sources:

Revenue from Directly-Operated Clinics and Salons

The Company recognizes revenue from the sale of osteopathic clinics and osteopathic beauty salons when the services are rendered at the Company’s clinics and salons and recognizes revenue from the sale of products at the time products are purchased at the Company’s clinics and salons. Osteopathic clinic services covered by government health insurance are collected on credit, whereas beauty services and products not covered by insurance are paid by cash or credit card, net of discounts and applicable sales taxes at time of service or purchase. Accordingly, the Company recognizes revenue for the Company’s single performance obligation related to in-store at the point at which the service has been performed or the control of the merchandise has passed to the customer.

The Company receives the majority of payment for services under osteopathic clinic services from government insurance. Health insurance in Japan is operated by the government, regardless of the plan, and enrollees can receive care from any medical provider as frequently as they would like, and copayments are the same across all plans. Cost-sharing varies according to age and the government insurance covers 70% – 90%, with the customer responsible for the balance. Estimates for settlements with government insurance coverage for retroactive adjustments from estimated reimbursements due to audits, reviews, or investigations are included in the determination of the estimated transaction price for providing services. The Company estimates the transaction price based on the terms of the insurance coverage, correspondence with the historical payment trends. Changes to these estimates for retroactive adjustments are recognized in the period the change or adjustment becomes known or when final settlements are determined.

Revenue from Consulting Services

The Company provides labor and corporate consulting services to customers. Revenues from consulting services are recognized over the period of the contract by reference to progress toward complete satisfaction of that performance obligation.

Contract liabilities

Contract liabilities mainly consist of prepaid coupons for clinics and salons. Unsatisfied performance obligations at the end of period relate to certain prepaid coupon are recognized as contract liabilities when a customer purchases a coupon ticket, and the Company recognizes revenue when the service has been performed.

Cost of Revenue

Cost of revenue includes all merchandise, supplies, direct labor, depreciation, rent and those indirect costs related to facilities cost.

Advertising Expenses

The Company expenses advertising costs as they incurred. Total advertising expenses were $182,631 and $231,626 for the six months ended June 30, 2024 and 2023, respectively, and have been included as part of general and administrative expenses.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

F-30

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

We operate our business and report our financial performance using two segments: consulting services and health services (see Note 12).

Comprehensive Income or Loss

ASC Topic 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources.

Stock Based Compensation

The Company accounts for stock-based compensation awards in accordance with ASC Topic, “Compensation – Stock Compensation”. The cost of services received from employees and non-employees in exchange for awards without performance conditions is recognized in the statements of income based on the estimated fair value of those awards on the grant date and amortized on a straight-line basis over the requisite service period or vesting period. The Company recognizes compensation cost for awards with performance conditions if and when the Company concludes that it is probable that the performance condition will be achieved. The Company records forfeitures as they occur.

Earnings Per Share

Basic net earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted net income per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the net income of the Company.

Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC Topic 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Income Taxes

Income taxes are accounted for using an asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-31

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations.

Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;
●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or
●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of June 30, 2024 and December 31, 2023, the carrying values of cash and cash equivalents, accounts receivable, prepaid and other current assets, accounts and accrued payables, contract liabilities and income tax payables approximated their fair values reported in the unaudited consolidated balance sheets due to the short-term maturities of these instruments; and debt that bears variable interest rates index to prime also approximates fair values as it reprices when market interest rates change, respectively.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Business Combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses are expensed as incurred. Consideration transferred in a business acquisition is measured at the fair value as of the date of acquisition. Transaction costs directly attributable to the acquisition are expensed as incurred.

F-32

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the identifiable assets and liabilities acquired in the business combination. In accordance with FASB ASC Topic 350, “Intangibles-Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test.

The Company would recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit.

When performing the annual impairment test, the Company has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would be required to perform a quantitative impairment analysis for goodwill. The quantitative analysis requires a comparison of the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The fair value is generally determined using the income approach with the discounted cash flow valuation method, which requires management to make significant estimates and assumptions related to forecasted revenues and cash flows and the discount rate.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 — ACCOUNTS RECEIVABLE

The following table summarizes the components of the Company’s accounts receivable as of date presented:

	June 30,	December 31,
	2024	2023
Accounts receivable - consulting	$84,270	$10,858
Accounts receivable - insurance	829,916	931,906
Accounts receivable - credit card	153,618	121,908
Accounts receivable - other	2,516	3,772
	1,070,320	1,068,444
Allowance for doubtful accounts	-	-
	$1,070,320	$1,068,444

As of June 30, 2024 and December 31, 2023 accounts receivable – insurance consists of $737,124 and $809,159 with the Japanese government health insurance plan and $92,792 and $122,747 with private insurance companies respectively.

During the six months ended June 30, 2024 and 2023, the Company recorded no bad debt.

NOTE 4 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	June 30,	December 31,
	2024	2023
Building	$244,160	$277,280
Leasehold improvement	648,453	814,491
Structures	5,307	6,027
Facilities - asset retirement obligation	377,593	432,729
Vehicles	19,783	22,467
Tools, Furniture, and Fixtures	253,931	268,027
Machinery and equipment	118,582	134,668
Land	514,578	584,383
Finance lease right of use assets	692,766	762,489
Software	5,370	9,140
	2,880,523	3,311,701
Accumulated impairment	-	-
Accumulated depreciation	(1,377,502)	(1,556,223)
Property and equipment, net of accumulated depreciation	$1,503,021	$1,755,478

F-33

Depreciation and amortization expenses were $239,559 and $117,175 for the six months ended June 30, 2024 and 2023, respectively.

Asset Retirement Obligations

An asset retirement obligation is recognized in the period in which sufficient information exists to determine the fair value of the liability along with a corresponding increase to the carrying amount of the related property, and equipment, which is then depreciated over its useful life. As of June 30, 2024, our asset retirement obligations relate to our stores in Japan, that have government imposed or other legal remediation obligations. The following is a summary of our asset retirement obligation activity.

	June 30,	December 31,
	2024	2023
Balance, beginning of period	$499,873	$498,590
Obligations Incurred	2,291	5,259
Acquisition	39,971	36,684
Settlements	(17,219)	(8,220)
Foreign Exchange & Other Adjustments	(61,996)	(32,440)
Balance, end of period	$462,920	$499,873

NOTE 5 — INTANGIBLE ASSET

Intangible assets, net consist of the following:

	June 30,	December 31,
	2024	2023
Store operating rights*	$396,101	$449,834
Customer lists	1,520,208	1,726,433
	1,916,309	2,176,267
Accumulated amortization	(181,158)	(82,293)
Balance, end of period	$1,735,151	$2,093,974

* Store operating rights have an indefinite useful life.

On December 1, 2021, the Company acquired the exclusive right to the Re.Ra.Ku name on an acquired store location from Wing Company Ltd (“Wing”), for $480,784 (¥63,800,000) ( “the acquired price”). On the same day, the Company entered into an outsourcing service contract with Wing to operate the store under the Re.Ra.Ku brand. The Company will receive a full amount of store profit as distribution of profit up to 8% of the purchase price, and any exceeded profit will be distributed 20% to the Company. If the store is at operating loss at the end of the year, the Company will be billed by Wing for the net losses.

As of June 30, 2024, the Company conducted a qualitative analysis and determined no impairment was necessary.

On September 15, 2023, the Company acquired contracts with 10 customers for HR consulting services, from Global HR Technology Co., Ltd. (“GHRT”), of which our CEO/director was a minority shareholder at the time of the acquisition. According to the asset purchase agreement entered into between the Company and GHRT dated September 1, 2023, the asset transferred from GHRT to the Company is limited to the contracts with the 10 customers and any employees or system are not included. The acquisition value was $1,726,433 (¥244,860,000) paid in cash to the GHRT. At the time of this transaction, GHRT and the Company were not under common control under ASC810-10-15-8 and ASC 805-50. Notwithstanding, this transaction was accounted for as a related party transaction between GHRT and rYojbaba Co., Ltd. under ASC850-10-50.

Amortization expense of customer lists was $114,909 for the six months ended June 30, 2024.

F-34

The following table outlines the estimated future amortization expense related to customer lists held as of June 30, 2024:

Year ending December 31,
Remaining of 2024	$108,691
2025	217,382
2026	217,382
2027	217,382
2028	217,382
Thereafter	360,831
$1,339,050

NOTE 6 — ACCOUNTS AND OTHER LIABILITIES

Accounts and other liabilities consist of the following:

	June 30,	December 31,
	2024	2023
Accounts payable	$516,594	$673,371
Accrued expenses	6,166	4,135
Accrued consumption tax	162,655	25,344
Provision for compensated absences	94,722	91,489
Other payables	121,394	173,597
Asset retirement obligation - current	31,979	2,784
	$933,510	$970,720

NOTE 7 — CONTRACT LIABILITIES

Changes in contract liabilities were as follows:

	June 30,	December 31,
	2024	2023
Balance, beginning of period	$390,380	$683,204
Deferral of revenue	338,294	393,608
Recognition of revenue	(363,400)	(644,509)
Refund	-	-
Effects of currency translation	(45,273)	(41,923)
Balance, end of period	$320,001	$390,380

As of June 30, 2024, the Company expects 100% of total contract liabilities to be realized in less than a year.

F-35

NOTE 8 — DEBT

Short-term debt

As of June 30, 2024 and December 31, 2023, the Company has short-term debt of $1,241,696 and $1,410,139, respectively.

Interest rate is ranging from 0.8% to 1.0% and debts are renewal every half year.

Long-term debt

The Company’s outstanding indebtedness borrowed from banks and other financial institutions, consist of the following:

	June 30,	December 31,	Effective
Loans from banks and other financial institutions	2024	2023	Interest rate (*)	Maturities (*)
Fixed rate loans	$3,382,070	$4,076,909	0.85 - 1.30%	2026 - 2035
Variable rate loans	$946,550	$1,188,670	0.64 - 1.30%	2027 - 2033
Subtotal	4,328,620	5,265,579

Corporate bond
Secured bond with fixed rate, net of $8,865 and $12,421 bond discount	$922,408	$1,045,183	0.76 -1.45%	2025 - 2028

Current portion of long-term debts, net	1,208,534	684,510
Long-term debts, net	$4,042,494	$5,626,252

*As of June 30, 2024

The Company borrowed loans and corporate bonds from various financial institutions for operating purpose.

Interest expense for loans and corporate bond was $40,812 and $49,118, including $2,190 and $2,488 of bond discount accretion, for the six months ended June 30, 2024 and 2023 respectively.

The guaranty information for the Company’s outstanding loans and bond as of June 30, 2024 and December 31, 2023, consist of the following:

	June 30,	December 31,
	2024	2023
Loans
Guaranteed by CEO of Sakai	$179,028	$216,682
Guaranteed by director of Sakai	$2,330,384	$2,874,180

As of June 30, 2024, future minimum payments for loans and corporate bond are as follows:

Remaining of 2024	$294,766
2025	1,251,729
2026	668,430
2027	602,123
2028	849,426
Thereafter	1,593,419
5,259,893
Imputed interest	(8,865)
$5,251,028

F-36

NOTE 9 — LEASE

The Company has operating leases for various store facilities in Japan and finance leases for office and medical equipment. Our leases have remaining lease terms of less than 1 year to 17 years, some of which include options to extend the leases, and the Company intends to exercise renewal options and estimate the reasonable lease term to calculate right-of-use assets and lease liabilities.

The following table presents supplemental information related to the Company’s leases:

	Six Months Ended June 30,
	2024	2023
Lease cost
Finance lease cost:
Amortization of right-of-use assets	$30,781	$73,161
Interest on lease liabilities	770	647
Operating lease cost	345,213	433,143
Total lease cost	$376,764	$506,951

Impairment loss on right-of-use assets for operating lease	$-	$-

Cash paid for amounts included in the measurement of lease liabilities:
Financing cash flows from finance leases	$40,587	$66,033
Operating cash flows from operating leases	$491,894	$505,987

Right-of-use assets obtained in exchange for new finance lease liabilities	$22,578	$97,209
Right-of-use assets obtained in exchange for new operating lease liabilities	$-	$452,730

Weighted average remaining lease term (years)
Finance leases	3.50	2.64
Operating leases	10.02	16.09

Weighted-average discount rate: (per annum)
Finance leases	1.18%	1.13%
Operating leases	1.08%	1.08%

	June 30,	December 31,
	2024	2023
Operating lease right-of-use assets	$5,165,867	$6,187,647

Finance Leases right-of-use assets	$690,513	$762,489
Accumulated depreciation	(576,939)	(624,697)
Accumulated impairment	-	-
	$113,574	$137,792

As of June 30, 2024 and December 31, 2023, the Company recognized rent and lease security deposits, of $250,918 and $349,198, respectively.

As of June 30, 2024, the future maturity of lease liabilities is as follows:

Year Ending December 31,	Finance Lease	Operating Lease
Remaining of 2024	$24,297	$379,068
2025	35,189	660,772
2026	26,415	596,215
2027	19,615	565,720
2028	11,197	546,696
Thereafter	589	2,696,072
Total lease payments	117,302	5,444,543
Less: imputed interest	(8,241)	(207,943)
Total lease liabilities	109,061	5,236,600
Less: current portion	36,632	814,257
Non-current lease liabilities	$72,429	$4,422,343

F-37

NOTE 10 — SHAREHOLDERS’ EQUITY

Authorized shares

Effective March 3, 2024, the Company amended the Articles of Incorporation to authorize 40,000,000 common shares, with no par value.

Common shares

On January 5, 2015, the Company issued 100 common shares to our founder for $41,549 (¥5,000,000). Effective October 22, 2021, the Company approved a forward stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-100. Effective March 3, 2024, the Company forward stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-1,000.

The holders of our common shares are entitled to one vote for each share held on all matters to be voted on by the Company’s shareholders. There shall be no cumulative voting.

As of June 30, 2024 and December 31, 2023, we had 10,000,000 common shares issued and outstanding.

Warrant

On April 4, 2023, rYojbaba Co., Ltd. issued a warrant to purchase common shares to HeartCore (“Original Warrant”) in exchange for services rendered as a consultant in connection with the proposed initial public offering of rYojbaba Co., Ltd. Pursuant to the terms of the Warrant, rYojbaba Co., Ltd. may, at any time (i) on or after the earlier of the date that either (a) rYojbaba Co., Ltd. completes its first initial public offering of stock in the U.S. resulting in any class of rYojbaba Co., Ltd.’s stock being listed for trading on any tier of the Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange (“NYSE”) or the NYSE American; (b) rYojbaba Co., Ltd. consummates a merger or other transaction with a special purpose acquisition company (“SPAC”) wherein rYojbaba Co., Ltd. becomes a subsidiary of the SPAC; or (c) rYojbaba Co., Ltd. undertakes any other Fundamental Transaction (the “Trigger Date”); and (ii) on or prior to the close of business on the tenth anniversary of the Trigger Date, exercise the Warrant to purchase 3,000 common shares of rYojbaba Co., Ltd., which represents 3% of rYojbaba Co., Ltd.’s issued and outstanding common shares as of the Trigger Date, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant. The number of shares for which the Warrant will be exercisable will be automatically adjusted on the Trigger Date to be 3% of the fully diluted number and class of shares of capital stock of rYojbaba Co., Ltd. as of the Trigger Date, following completion of the transactions which caused the Trigger Date to be achieved. The Warrant contains a 9.99% equity blocker.

First Warrant Exchange

Pursuant to a Warrant Exchange Agreement, dated September 7, 2023, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc. (the former parent company of rYojbaba Co., Ltd.), and other the parties to such agreement agreed to an exchange of the Original Warrant of rYojbaba Co., Ltd. for a new warrant (“New Warrant”) of rYojbaba Holdings, Inc., whereby the Original Warrant was deemed terminated and of no further force or effect.

Second Warrant Exchange

Pursuant to a Second Warrant Exchange Agreement, dated January 12, 2024, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc., and other the parties to such agreement agreed to an exchange of the New Warrant of rYojbaba Holdings, Inc. for a second new warrant (“Second New Warrant”) of rYojbaba Co., Ltd., whereby the New Warrant was deemed terminated and of no further force or effect.

Pursuant to the terms of the Second New Warrant, HeartCore may, at any time on or after the date that rYojbaba Co., Ltd. completes its first initial public offering of stock in the United States resulting in any class of rYojbaba Co., Ltd. stock being listed for trading on any tier of the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (the “IPO Date”) and on or prior to the close of business on the tenth anniversary of the IPO Date, exercise the New Warrant to purchase 300,000 common shares of rYojbaba Co., Ltd. for an exercise price per share of $0.01, subject to adjustment as provided in the Second New Warrant. The Second New Warrant contains a 9.99% equity blocker. This warrant was terminated upon the issuance of the stock acquisition rights to HeartCore described immediately below.

Stock Acquisition Rights

On March 3, 2024, the Company allotted 300,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors on March 3, 2024 in substitution for the Second New Warrant executed as of January 12, 2024 between the Company and HeartCore. The stock acquisition right is exercisable upon a successful listing on the Nasdaq Capital Market or NYSE American and has an exercise price of US$0.01. The compensation expense related to the 300,000 stock acquisition rights will be recognized when the performance condition is met.

F-38

NOTE 11 - INCOME TAXES

The Company conducts its businesses in Japan and is subject to tax in this jurisdiction. During the six months ended June 30, 2024 and 2023, all taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 33.92% for the six months ended June 30, 2024 and 2023.

For the six months ended June 30, 2024 and 2023, the Company’s income tax expenses are as follows:

	Six Months ended June 30,
	2024	2023
Current	$130,113	$264,224
Deferred	113,108	304,539
Income tax expense (credit)	$243,221	$568,763

NOTE 12 – SEGMENT INFORMATION

The Company manages its business primarily on a service basis in Japan. The Company’s reportable segments consist of the Labor Consulting services (“Consulting services”) and Health services. In consulting, the Company provides consulting services to both labor unions and companies to enable constructive resolution of labor issues.

During the six months ended June 30, 2024, in the Health segment, the Company had two health services, osteopathic clinics and osteopathic beauty salons, and there were 27 clinics and 3 salons. On July 31, 2024, the company closed one osteopathic beauty salon store.

The Company measures the results of its segments using, among other measures, each segment’s net sales and operating income, which includes certain corporate overhead allocations. From time to time, the Company revises the measurement of each segment’s operating income, including any corporate overhead allocations, as determined by the information regularly.

The following table shows information by reportable segment for the six months ended June 30, 2024 and 2023, including the reconciliation to loss before income tax:

	Consulting services	Health services	Corporate and support	Consolidated
Six Months ended June 30, 2024
Revenue	$1,011,664	$4,185,180	$-	$5,196,844
Cost of revenues and operating expenses	186,749	3,715,604	697,378	4,599,731
Income (loss) from operation	$824,915	$469,576	$(697,378)	$597,113

Other income, net				44,636
Income before income tax provision				$641,749

	Consulting services	Health services	Corporate and support	Consolidated
Six Months ended June 30, 2023
Revenue	$783,538	$5,168,415	$-	$5,951,953
Cost of revenues and operating expenses	49,823	4,533,427	355,905	4,939,155
Income (loss) from operation	$733,715	$634,988	$(355,905)	$1,012,798

Other expenses, net				84,912
Loss before income tax provision				$1,097,710

The health services have the two operations, osteopathic clinics and osteopathic beauty salons:

	Osteopathic clinics	Osteopathic beauty salons	Health services
Six Months ended June 30, 2024
Revenue	$3,815,666	$369,514	$4,185,180
Cost of revenues and operating expenses	3,134,841	580,763	3,715,604
Income (loss) from operation	$680,825	$(211,249)	$469,576

	Osteopathic clinics	Osteopathic beauty salons	Health services
Six Months ended June 30, 2023
Revenue	$4,419,562	$748,853	$5,168,415
Cost of revenues and operating expenses	3,698,952	834,475	4,533,427
Income (loss) from operation	$720,610	$(85,622)	$634,988

F-39

The Company’s revenues are presented net of consumption tax collected on behalf of governments. No asset information is provided for reportable operating segments, as these specified amounts are not included in the measure of segment profit or loss reviewed by the Company’s chief operating decision maker.

NOTE 13 – RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2023, the Company recorded commission expenses of $41,334 from Global HR Technology Co., Ltd. (“GHRT”), of which our CEO/director was a minority shareholder. All of the shares of GHRT held by our CEO/director was sold on January 1, 2024 and it was not a related party thereafter.

During the six months ended June 30, 2024, the Company paid rent of $10,396 to Runbridge Inc., of which our CEO/ director is a shareholder.

NOTE 14 – COMMITMENT AND CONTINGENCIES

Contingencies

The Company is involved in legal proceedings and claims in the ordinary course of business. In the opinion of management, none of such proceedings and claims will have a significant impact on the Company’s financial statements.

NOTE 15— Correction of Immaterial Misstatements in Prior Period Financial Statement

In accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality, and SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, the Company evaluated the errors and determined that the impact was not material to any of our previously issued financial statements.

The Company’s Unaudited Consolidated Statement of Cash Flows for the six months ended June 30, 2023 contained errors in non-cash lease expense and operating lease liabilities in relation to operating activities, and in payments of deferred offering cost in relation to investing activities. In particular, we reclassified $448 of Non-cash lease expenses to Operating lease liabilities, adjusted the mathematical error of $96,913 in Payments of deferred offering cost. Accordingly, we adjusted $107,769 of net cash used in financing activities, $100,342 of Net change in cash and Cash, end period.

The following table presents a summary of the impact by financial statement line item of the corrections for the six months ended June 30, 2023:

	June 30, 2023
	As previously reported	Adjustment	As revised

Consolidated Statement of Cash Flows:
Operating activities:
Non-cash lease expense	931,054	448	931,502
Operating lease liabilities	(1,129,577)	(448)	(1,130,025)
Financing activities:
Payments of deferred offering cost	(167,874)	(96,913)	(264,787)
Net cash used in financing activities	(581,266)	107,769	(473,497)
Net change in cash	(1,150,368)	100,342	(1,050,026)
Cash, end of period	4,282,822	100,342	4,383,164

NOTE 16 - SUBSEQUENT EVENTS

The Company evaluated subsequent events through February 13, 2025, which is the date the unaudited consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the unaudited consolidated financial statements other than as disclosed below.

Closing osteopathic beauty salons

The Company closed two osteopathic beauty salon on July 31, 2024 and November 30, 2024.

Opening osteopathic clinics

The Company opened one osteopathic clinic on December 10, 2024.

Opening osteopathic beauty salons

The Company opened one osteopathic beauty salon on December 4, 2024].

F-40

1,250,000 Common Shares

RYOJBABA CO., LTD.

PROSPECTUS

, 2024

Through and including                      , 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Article 330 of the Companies Act of Japan (which we refer to as the “Companies Act”) makes the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between us and our directors and corporate auditors. Section 10 of the Civil Code, among other things, provides in effect that:

1.	Any director or corporate auditor of a company may demand advance payment of expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor;

2.	If a director or a corporate auditor of a company has defrayed any expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor, the director or corporate auditor may demand reimbursement therefor and interest thereon after the date of payment from such company;

3.	If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs of such company, the director or corporate auditor may require such company to perform it in the director or corporate auditor’s place or, if it is not due, to furnish adequate security; and

4.	If a director or a corporate auditor, without any fault on the director or corporate auditor’s part, sustains damage through the management of the affairs of such company, the director or corporate auditor may demand compensation therefor from such company.

Pursuant to Articles 27 and 37 of the Articles of Incorporation of the Company and pursuant to Article 427 of the Companies Act, the Company may enter into agreements with non-executive directors and corporate auditors to limit their liability to the Company with respect to loss or damage caused by their acts stipulated in Article 423 of the Companies Act, respectively. However, the amount of such limited liability shall be the minimum liability limit stipulated by laws and regulations. Currently, there is no “non-executive director” under the Companies Act. Ryoji Baba (Chief Executive Officer of rYojbaba Co., Ltd.), Satoshi Saito (Chief Financial Officer of rYojbaba Co., Ltd.), and Yusuke Hirata (Chief Accounting Officer of rYojbaba Co., Ltd.) are “executive” directors under the Companies Act.

In addition, our articles of incorporation include limitation of liability provisions, pursuant to which we can exempt, by resolution of our board of directors, our independent directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations including Article 426, Paragraph 1 of the Companies Act.

We maintain, at our expense, a directors’ and officers’ liability insurance policy for each of our directors and corporate auditors. The policy insures each of our directors and corporate auditors against certain liabilities that they may incur in their capacity as a director or corporate auditor.

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Item 7. Recent Sales of Unregistered Securities.

Historical Common Equity Transactions

On January 5, 2015, Enterprise Co., Ltd. (now known as rYojbaba Co., Ltd.) issued 100 common shares to Masataka Sakai for ¥5,000,000.

Warrant

On April 4, 2023, rYojbaba Co., Ltd. issued a warrant to purchase common shares to HeartCore (“Original Warrant”) in exchange for services rendered as a consultant in connection with the proposed initial public offering of rYojbaba Co., Ltd. Pursuant to the terms of the Warrant, rYojbaba Co., Ltd. may, at any time (i) on or after the earlier of the date that either (a) rYojbaba Co., Ltd. completes its first initial public offering of stock in the U.S. resulting in any class of rYojbaba Co., Ltd.’s stock being listed for trading on any tier of the Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange (“NYSE”) or the NYSE American; (b) rYojbaba Co., Ltd. consummates a merger or other transaction with a special purpose acquisition company (“SPAC”) wherein rYojbaba Co., Ltd. becomes a subsidiary of the SPAC; or (c) rYojbaba Co., Ltd. undertakes any other Fundamental Transaction (the “Trigger Date”); and (ii) on or prior to the close of business on the tenth anniversary of the Trigger Date, exercise the Warrant to purchase 3,000 common shares of rYojbaba Co., Ltd., which represents 3% of rYojbaba Co., Ltd.’s issued and outstanding common shares as of the Trigger Date, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant. The number of shares for which the Warrant will be exercisable will be automatically adjusted on the Trigger Date to be 3% of the fully diluted number and class of shares of capital stock of rYojbaba Co., Ltd. as of the Trigger Date, following completion of the transactions which caused the Trigger Date to be achieved. The Warrant contains a 9.99% equity blocker.

First Warrant Exchange

Pursuant to a Warrant Exchange Agreement, dated September 7, 2023, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc. (the former parent company of rYojbaba Co., Ltd.), and other the parties to such agreement agreed to an exchange of the Original Warrant of rYojbaba Co., Ltd. for a new warrant (“New Warrant”) of rYojbaba Holdings, Inc., whereby the Original Warrant was deemed terminated and of no further force or effect.

Spin-Off

On January 12, 2024, rYojbaba Holdings, Inc., a Delaware corporation, the former parent company of rYojbaba Co., Ltd., distributed 10,000,000 common shares of rYojbaba Co., Ltd. to the shareholders of rYojbaba Holdings, Inc. in a spin-off transaction, and, thereafter, rYojbaba Holdings, Inc. dissolved.

Second Warrant Exchange

Pursuant to a Second Warrant Exchange Agreement, dated January 12, 2024, among HeartCore, rYojbaba Co., Ltd., rYojbaba Holdings, Inc., and other the parties to such agreement agreed to an exchange of the New Warrant of rYojbaba Holdings, Inc. for a second new warrant (“Second New Warrant”) of rYojbaba Co., Ltd., whereby the New Warrant was deemed terminated and of no further force or effect.

Pursuant to the terms of the Second New Warrant, HeartCore may, at any time on or after the date that rYojbaba Co., Ltd. completes its first initial public offering of stock in the United States resulting in any class of rYojbaba Co., Ltd. stock being listed for trading on any tier of the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (the “IPO Date”) and on or prior to the close of business on the tenth anniversary of the IPO Date, exercise the New Warrant to purchase 300,000 common shares of rYojbaba Co., Ltd. for an exercise price per share of $0.01, subject to adjustment as provided in the Second New Warrant. The Second New Warrant contains a 9.99% equity blocker. This warrant was terminated upon the issuance of the stock acquisition rights to HeartCore described immediately below.

Forward Stock Split

Effective March 3, 2024, the Company approved a stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-1,000 (the “Stock Split”). As of December 31, 2023 and immediately prior to the Stock Split, there were 10,000 common shares issued and outstanding. As a result of the Stock Split, the Company has 10,000,000 common shares issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Stock Split.

Stock Acquisition Rights

On March 3, 2024, the Company allotted 300,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors on March 3, 2024 in substitution for the Second New Warrant executed as of January 12, 2024 between the Company and HeartCore. The stock acquisition right is exercisable upon a successful listing on the Nasdaq Capital Market or NYSE American and has an exercise price of US$0.01 per share and is fully vested. The number of shares underlying each stock acquisition right is calculated as the number of issued and outstanding common shares on a fully diluted basis as of the previous day of the listing date on a stock exchange multiplied by 3% and divided by 300,000, subject to adjustment as provided in the 1st Stock Acquisition Rights Allotment Agreement, dated March 3, 2024, between rYojbaba Co., Ltd. and HeartCore.

We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

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Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

3.1**	Articles of Incorporation of rYojbaba Co., Ltd.

4.1*	Form of the Representative’s Warrants

5.1*	Opinion of A.I. Links Law Office regarding the validity of common shares being registered

5.2*	Opinion of Anthony, Linder & Cacomanolis, PLLC regarding the validity of Representative’s Warrants being registered

10.1**	Consulting and Services Agreement, dated as of April 4, 2023, between rYojbaba Co., Ltd. and HeartCore Enterprises, Inc.

10.2**	1st Stock Acquisition Rights Allotment Agreement, dated March 3, 2023, between rYojbaba Co., Ltd. and HeartCore Enterprises, Inc.

10.3**	Form of Independent Director Agreement between rYojbaba Co., Ltd. and Ferdinand Groenewald

21.1**	List of Subsidiaries of the rYojbaba Co., Ltd.

23.1*	Consent of TAAD, LLP

23.2*	Consent of A.I. Links Law Office (included in Exhibit 5.1)

23.3*	Consent of Anthony, Linder & Cacomanolis, PLLC (included in Exhibit 5.2)

24.1*	Power of Attorney (included on the signature page of this registration statement)

99.1**	Consent of Independent Director Nominee Ferdinand Groenewald

99.2*	Application for Waiver of Requirements of Form 20-F, Item 8.A.4

107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.
†	Includes management contracts and compensation plans and arrangements

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Item 9. Undertakings.

(a)	The undersigned registrant (which we refer to as the “Registrant”) hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S.

Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

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(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The Registrant hereby undertakes:

(1)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fukuoka, Japan on February 13, 2025.

rYojbaba Co., Ltd.

By:	/s/ Ryoji Baba
Ryoji Baba
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ryoji Baba	Chief Executive Officer and Director	February 13, 2025
Ryoji Baba	(Principal Executive Officer)

*	Chief Financial Officer and Director	February 13, 2025
Satoshi Saito	(Principal Financial and Accounting Officer)

*	Chief Accounting Officer and Director	February 13, 2025
Yusuke Hirata

By:	/s/ Ryoji Baba
Ryoji Baba
Attorney-in-fact*

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of rYojbaba Co., Ltd., has signed this registration statement on February 13, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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